                                  EXHIBIT 4.1

                                                                       EXECUTION
                                                                       ---------

===============================================================================


                         ABN AMRO MORTGAGE CORPORATION

                                   Depositor

                                      and

                      LASALLE HOME MORTGAGE CORPORATION,

                                   Servicer

                                      and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                    Trustee
                                ________________

                        POOLING AND SERVICING AGREEMENT

                           Dated as of March 1, 1998
                                ________________


                                 $285,096,944

                      Mortgage Pass-Through Certificates

                                 SERIES 1998-1

===============================================================================


                               TABLE OF CONTENTS
                               -----------------

Section                                                         Page
-------                                                         ----

PRELIMINARY STATEMENT............................................. 1

                                   ARTICLE

                                  DEFINITIONS

Advance........................................................... 4
Affiliate......................................................... 4
Aggregate Certificate Principal Balance........................... 4
Aggregate Subordinate Percentage.................................. 4
Aggregate Subordinate Principal Distribution Amount............... 4
Agreement......................................................... 4
ALTA.............................................................. 4
Anniversary....................................................... 4
Appraised Value................................................... 5
Authenticating Agent.............................................. 5
Authorized Denomination........................................... 5
Available Distribution Amount..................................... 5
Bankruptcy Coverage............................................... 6
Bankruptcy Coverage Initial Amount................................ 6
Bankruptcy Loss................................................... 6
Beneficial Holder................................................. 6
Book-Entry Certificates........................................... 7
Business Day...................................................... 7
Certificate....................................................... 7
Certificate Account............................................... 7
Certificate Account Statement..................................... 7
Certificate Administrator......................................... 7
Certificate Administrator and Trustee Fee......................... 7
Certificate Distribution Amount................................... 7
Certificate Group.................................................15
Certificate Principal Balance.....................................15
Certificate Register and Certificate Registrar....................15
Certificateholder or Holder.......................................15
Class.............................................................16
Class A Certificates..............................................16
Class B-1 Certificates............................................16
Class B-2 Certificates............................................16
Class B-3 Certificates............................................16
Class B-4 Certificates............................................16

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                        Page
-------                                                        ----

Class B-5 Certificates............................................16
Class IA Certificates.............................................16
Class IA-1 Certificates...........................................16
Class IA-2 Certificates...........................................16
Class IA-3 Certificates...........................................17
Class IA-4 Accretion Termination Date.............................17
Class IA-4 Accrual Amount.........................................17
Class IA-4 Certificates...........................................17
Class IA-5 Certificates...........................................17
Class IA-6 Certificates...........................................17
Class IA-X Certificates...........................................17
Class IA-X Notional Amount........................................17
Class IIA Certificates............................................17
Class IIA-1 Certificates..........................................17
Class IIA-X Certificates..........................................17
Class IIA-X Notional Amount.......................................17
Class IIA-P Certificates..........................................18
Class IIA-P Fraction..............................................18
Class IIA-P Principal Distribution Amount.........................18
Class IIA-P Principal Shortfall...................................18
Class M Certificates..............................................18
Class Notional Amount.............................................18
Class Principal Balance...........................................18
Class R Certificate...............................................19
Class R Certificateholder.........................................19
Closing Date......................................................19
Code..............................................................19
Compensating Interest.............................................19
Component.........................................................19
Component IA-1-1..................................................19
Component IA-1-2..................................................19
Component IA-1-2 Notional Amount..................................20
Component IA-1-3..................................................20
Component IA-1-3 Accretion Termination Date.......................20
Component IA-1-3 Accrual Amount...................................20
Component IA-1-4..................................................20
Component IA-1-4 Fraction.........................................20
Component IA-1-4 Principal Distribution Amount....................20
Component IA-1-4 Principal Shortfall..............................20

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                         Page
-------                                                         ----

Component IA-1-5..................................................20
Component IA-1-6..................................................21
Component IA-1-6 Notional Amount..................................21
Component Principal Balance.......................................21
Corporate Trust Office............................................21
Credit Support Depletion Date.....................................21
Curtailment.......................................................21
Curtailment Shortfall.............................................21
Custodial Account for P&I.........................................22
Custodial Agreement...............................................22
Custodian.........................................................22
Cut-Off Date......................................................22
Data..............................................................22
DCR...............................................................22
Defaulted Mortgage Loan...........................................22
Definitive Certificates...........................................22
Denomination......................................................22
Depositary Agreement..............................................22
Depositor.........................................................22
Destroyed Mortgage Note...........................................22
Determination Date................................................23
Disqualified Organization.........................................23
Distribution Date.................................................23
DTC...............................................................23
DTC Participant...................................................23
Due Date..........................................................23
Eligible Account..................................................23
Eligible Institution..............................................23
Eligible Investments..............................................23
ERISA.............................................................25
Event of Default..................................................25
Excess Liquidation Proceeds.......................................25
FDIC..............................................................25
FHA...............................................................25
FHLMC.............................................................25
FNMA..............................................................25
Fraud Coverage....................................................25
Fraud Coverage Initial Amount.....................................25
Fraud Loss........................................................26

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------


Section                                                         Page
-------                                                         ----
Group I Discount Mortgage Loan..................................  26
Group I Loan....................................................  26
Group I Notional Amount.........................................  26
Group I Premium Rate Mortgage Loans.............................  26
Group I Senior Liquidation Amount...............................  26
Group I Senior Percentage.......................................  26
Group I Senior Prepayment Percentage............................  26
Group I Senior Principal Distribution Amount....................  27
Group I Subordinate Amount......................................  28
Group I Subordinate Liquidation Amount..........................  28
Group I Subordinate Percentage..................................  28
Group I Subordinate Prepayment Percentage.......................  28
Group I Subordinate Principal Distribution Amount...............  28
Group I Subordinate Principal Prepayments Distribution Amount...  28
Group II Discount Mortgage Loan.................................  29
Group II Loan...................................................  29
Group II Premium Rate Mortgage Loans............................  29
Group II Senior Liquidation Amount..............................  29
Group II Senior Percentage......................................  29
Group II Senior Prepayment Percentage...........................  29
Group II Senior Principal Distribution Amount...................  30
Group II Subordinate Amount.....................................  30
Group II Subordinate Liquidation Amount.........................  31
Group II Subordinate Percentage.................................  31
Group II Subordinate Prepayment Percentage......................  31
Group II Subordinate Principal Distribution Amount..............  31
Group II Subordinate Principal Prepayments Distribution Amount..  31
Independent.....................................................  32
Indirect DTC Participants.......................................  32
Installment Due Date............................................  32
Insurance Proceeds..............................................  32
Interest Distribution Amount....................................  32
Interested Person...............................................  32
Junior Subordinate Certificates.................................  32
Liquidated Mortgage Loan........................................  33
Liquidation Expenses............................................  33
Liquidation Principal...........................................  33
Liquidation Proceeds............................................  33
Loan Group......................................................  33

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------


Section                                                         Page
-------                                                         ----
Loan Group I....................................................  33
Loan Group II...................................................  33
Loan-to-Value Ratio.............................................  33
Lockout Liquidation Amount......................................  33
Lockout Percentage..............................................  33
Lockout Prepayment Percentage...................................  34
Lockout Principal Distribution Amount...........................  34
Monthly Payment.................................................  34
Mortgage........................................................  34
Mortgage File...................................................  34
Mortgage Interest Rate..........................................  35
Mortgage Loan Schedule..........................................  35
Mortgage Loans..................................................  36
Mortgage Note...................................................  36
Mortgage Pool...................................................  36
Mortgaged Property..............................................  36
Mortgagor.......................................................  36
Nonrecoverable Advance..........................................  36
Non-U.S. Person.................................................  36
Officer's Certificate...........................................  37
Opinion of Counsel..............................................  37
Original Value..................................................  37
OTS.............................................................  37
Ownership Interest..............................................  37
Pass-Through Entity.............................................  37
Pass-Through Rate...............................................  37
Paying Agent....................................................  37
Payoff..........................................................  37
Payoff Earnings.................................................  37
Payoff Interest.................................................  38
Payoff Period...................................................  38
Percentage Interest.............................................  38
Permitted Transferee............................................  39
Person..........................................................  39
Planned Principal Balance.......................................  39
Prepaid Monthly Payment.........................................  39
Prepayment Period...............................................  39
Prime Rate......................................................  39
Principal Balance...............................................  39

                             TABLE OF CONTENTS
                                (continued)
                             -----------------

Section                                                                     Page
-------                                                                     ----
Principal Payment.............................................................40
Principal Payment Amount......................................................40
Principal Prepayment..........................................................40
Principal Prepayment Amount...................................................40
Prior Period..................................................................40
Pro Rata Allocation...........................................................40
Purchase Obligation...........................................................41
Purchase Price................................................................41
Rating Agency.................................................................41
Ratings.......................................................................41
Realized Loss.................................................................41
Record Date...................................................................41
Regular Interest Certificates.................................................41
REMIC.........................................................................42
REMIC I.......................................................................42
REMIC I Regular Interests.....................................................42
REMIC II......................................................................42
REMIC Provisions..............................................................42
Remittance Rate...............................................................42
REO Property..................................................................42
Residual Certificate..........................................................42
Residual Distribution Amount..................................................42
Responsible Officer...........................................................42
S&P...........................................................................43
Scheduled Principal Balance...................................................43
Securities Act................................................................43
Seller........................................................................43
Senior Certificates...........................................................43
Servicer......................................................................43
Servicer's Section 3.10 Report................................................43
Servicing Fee.................................................................43
Servicing Officer.............................................................43
Special Hazard Coverage.......................................................44
Special Hazard Coverage Initial Amount........................................44
Special Hazard Loss...........................................................44
Step Down Percentage..........................................................44
Stripped Interest Rate........................................................45
Subordinate Certificates......................................................45
Subordination Level...........................................................45

                               TABLE OF CONTENTS
                                  (continued)


Section                                                                                          Page
-------                                                                                          ----
Substitute Mortgage Loan...........................................................................45
Targeted Principal Balance.........................................................................45
Tax Matters Person.................................................................................45
Transfer...........................................................................................45
Transferee.........................................................................................45
Transferee Affidavit and Agreement.................................................................45
Trust Fund.........................................................................................46
Trustee............................................................................................46
Uncollected Interest...............................................................................46
Uncompensated Interest Shortfall...................................................................46
Underwriters.......................................................................................46
U.S. Person........................................................................................46
VA.................................................................................................46
Withdrawal Date....................................................................................46

                                                     ARTICLE II

                             CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1.    Conveyance of Trust Fund...........................................................47
Section 2.2.    Acceptance by Trustee..............................................................50
Section 2.3.    Representations and Warranties of the Depositor....................................52
Section 2.4.    Authentication and Delivery of Certificates; Designation of Certificates
                      as REMIC Regular and Residual Interests......................................55
Section 2.5.    Designation of Startup Day.........................................................56
Section 2.6.    No Contributions...................................................................56
Section 2.7.    Representations and Warranties of the Servicer.....................................57

                                                     ARTICLE III

                                    ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1.    Servicer to Act as Servicer; Administration of the Mortgage Loans..................58
Section 3.2.    Collection of Certain Mortgage Loan Payments; Certificate Account..................61
Section 3.3.    Permitted Withdrawals from the Custodial Account for P&I...........................63
Section 3.4.    Taxes, Assessments and Similar Items...............................................64

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------


Section                                                                                                   Page
-------                                                                                                   ----
Section 3.5.     Maintenance of Insurance...................................................................65
Section 3.6.     Enforcement of Due-on-Sale Clauses; Assumption and
                     Substitution Agreements................................................................66
Section 3.7.     Realization upon Defaulted Mortgage Loans..................................................67
Section 3.8.     Trustee to Cooperate; Release of Mortgage Files............................................69
Section 3.9.     Servicing Compensation.....................................................................69
Section 3.10.    Reports to the Trustee; Custodial Account for P&I Statements...............................70
Section 3.11.    Annual Statement as to Compliance..........................................................70
Section 3.12.    Annual Independent Public Accountants' Servicing Report....................................71
Section 3.13.    Access to Certain Documentation and Information Regarding
                     the Mortgage Loans.....................................................................71
Section 3.14.    [Reserved].................................................................................71
Section 3.15.    Sale of Defaulted Mortgage Loans and REO Properties........................................71
Section 3.16.    Delegation of Duties.......................................................................73
Section 3.17.    [Reserved].................................................................................73
Section 3.18.    [Reserved].................................................................................73
Section 3.19.    Appointment of a Special Servicer..........................................................73
Section 3.20.    Allocation of Realized Losses..............................................................73


                                                          ARTICLE IV

                                           PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                                                    STATEMENTS AND REPORTS

Section 4.1.     Distributions to Certificateholders........................................................75
Section 4.2.     Statements to Certificateholders...........................................................76
Section 4.3.     Advances by the Servicer; Distribution Reports to the Trustee..............................77
Section 4.4.     Nonrecoverable Advances....................................................................78
Section 4.5.     Foreclosure Reports........................................................................79
Section 4.6.     Adjustment of Servicing Fees with Respect to Payoffs.......................................79
Section 4.7.     Prohibited Transactions Taxes and Other Taxes..............................................79
Section 4.8.     Tax Administration.........................................................................80
Section 4.9.     Equal Status of Servicing Fee..............................................................80
Section 4.10.    Appointment of Paying Agent and Certificate Administrator..................................80

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                                                          Page
-------                                                                                          ----
                                                      ARTICLE  V

                                                   THE CERTIFICATES

Section 5.1.     The Certificates..................................................................81
Section 5.2.     Certificates Issuable in Classes; Distributions of Principal and
                     Interest; Authorized Denominations............................................87
Section 5.3.     Registration of Transfer and Exchange of Certificates.............................87
Section 5.4.     Mutilated, Destroyed, Lost or Stolen Certificates.................................88
Section 5.5.     Persons Deemed Owners.............................................................88
Section 5.6.     Temporary Certificates............................................................88
Section 5.7.     Book-Entry for Book-Entry Certificates............................................89
Section 5.8.     Notices to Clearing Agency........................................................90
Section 5.9.     Definitive Certificates...........................................................90
Section 5.10.    Office for Transfer of Certificates...............................................90

                                                     ARTICLE VI

                                           THE DEPOSITOR AND THE SERVICER

Section 6.1.    Liability of the Depositor and the Servicer........................................91
Section 6.2.    Merger or Consolidation of the Depositor or the Servicer...........................91
Section 6.3.    Limitation on Liability of the Servicer and Others.................................91
Section 6.4.    Servicer Not to Resign.............................................................92


                                                     ARTICLE VII

                                                       DEFAULT


Section 7.1.    Events of Default..................................................................92
Section 7.2.    Other Remedies of Trustee..........................................................94
Section 7.3.    Directions by Certificateholders and Duties of Trustee During
                     Event of Default..............................................................94
Section 7.4.    Action upon Certain Failures of Servicer and upon Event of Default.................94
Section 7.5.    Appointment of Successor Servicer..................................................95
Section 7.6.    Notification to Certificateholders.................................................96

                               TABLE OF CONTENTS
                                  (continued)
                               -----------------

Section                                                                     Page
-------                                                                     ----

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

Section 8.1.   Duties of Trustee............................................. 96
Section 8.2.   Certain Matters Affecting Trustee............................. 98
Section 8.3.   Trustee Not Required to Make Investigation.................... 99
Section 8.4.   Trustee Not Liable for Certificates or Mortgage Loans......... 99
Section 8.5.   Trustee May Own Certificates..................................100
Section 8.6.   Servicer to Pay Trustee's Fees and Expenses...................100
Section 8.7.   Eligibility Requirements for Trustee..........................101
Section 8.8.   Resignation and Removal of Trustee............................101
Section 8.9.   Successor Trustee.............................................101
Section 8.10.  Merger or Consolidation of Trustee............................102
Section 8.11.  Appointment of Co-Trustee or Separate Trustee.................102
Section 8.12.  Appointment of Custodians.....................................103
Section 8.13.  Authenticating Agent..........................................103
Section 8.14.  Bloomberg.....................................................104

                                  ARTICLE IX

                                  TERMINATION

Section 9.1.   Termination upon Purchase by the Depositor or Liquidation of
               All Mortgage Loans............................................104
Section 9.2.   Trusts Irrevocable............................................106
Section 9.3.   Additional Termination Requirements...........................106

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

Section 10.1.  Amendment.....................................................107
Section 10.2.  Recordation of Agreement......................................108
Section 10.3.  Limitation on Rights of Certificateholders....................108
Section 10.4.  Governing Law; Jurisdiction...................................109
Section 10.5.  Notices.......................................................109
Section 10.6.  Severability of Provisions....................................109

                                   EXHIBITS
Exhibit A    --   Forms of Class A and Subordinate Certificates
Exhibit B    --   Form of Residual Certificate
Exhibit C    --   [Reserved.]
Exhibit D    --   Schedule of Mortgage Loans
Exhibit E    --   Fields of Mortgage Loan Information
Exhibit F    --   Form of Transferor Certificate for Privately Offered
                  Certificates
Exhibit G    --   Form of Transferee's Certificate for Privately Offered
                  Certificates
Exhibit H    --   [Reserved.]
Exhibit I    --   Form of Transferor Certificate
Exhibit J    --   Form of Transferee Affidavit and Agreement
Exhibit K    --   Form of Additional Matter Incorporated into the Form of the
                  Certificates
Exhibit L    --   Form of Rule 144A Investment Representation
Exhibit M    --   [Reserved.]
Exhibit N    --   [Reserved.]
Exhibit O    --   Planned Principal Balances
Exhibit P    --   Targeted Principal Balances
Exhibit Q    --   Bloomberg Data
Exhibit R    --   Form of Special Servicing and Collateral Fund Agreement

     This Pooling and Servicing Agreement, dated and effective as of March 1, 1998 (this "Agreement"), is executed by and among ABN AMRO Mortgage Corporation (the "Depositor"), as depositor, LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                             PRELIMINARY STATEMENT

     The Depositor at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Servicer are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The Certificates issued hereunder, other than the Class IA-1, Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Prospectus, dated March 25, 1998, and a Prospectus Supplement, dated March 27, 1998, of the Depositor (together, the "Prospectus"). The Class IA-1, Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated March 30, 1998. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and other related assets in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." Component R-1 of the Class R Certificate will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". Component R-2 of the Class R Certificate will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Class R-2 Component, constitute the entire beneficial interests in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests and for each Class of Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan in the related Loan Group (as to the Subordinate Certificates, Loan

Group I) that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. The following table sets forth the designation, Remittance Rate, initial Class Principal Balance, and Last Scheduled Distribution Date for each Class of Certificates comprising the beneficial interests, in REMIC II and the Class R Certificate:


                                      Initial Class
                      Remittance        Principal        Last Scheduled
     Designation       Rate/(1)/         Balance       Distribution Date*
     Class IA-1     Variable /(2)/   $78,344,523         April 25, 2028

     Class IA-2         6.50%        $23,789,603         April 25, 2028

     Class IA-3         7.00%        $63,730,000         April 25, 2028

     Class IA-4         7.00%        $10,043,000/(3)/    April 25, 2028

     Class IA-5         6.50%        $37,632,681         April 25, 2028

     Class IA-6         6.50%        $14,254,582         April 25, 2028

     Class IA-X         6.75%        $          /(4)/    April 25, 2028

     Class IIA-1        6.50%        $45,850,628         April 25, 2013

     Class IIA-X        6.50%        $          /(5)/    April 25, 2013

     Class IIA-P        0.00%        $   333,045/(6)/    April 25, 2013

     Class M        Variable         $ 5,416,841/(7)/    April 25, 2028

     Class B-1      Variable         $ 2,280,777/(7)/    April 25, 2028

     Class B-2      Variable         $ 1,140,388/(7)/    April 25, 2028

     Class B-3      Variable         $ 1,140,387/(7)/    April 25, 2028

     Class B-4      Variable         $   570,194/(7)/    April 25, 2028

     Class B-5      Variable         $   570,194/(7)/    April 25, 2028

     Class R/+/         6.75%        $       100/(8)/    April 25, 2028

* The Distribution Date in the month after the maturity date for the latest maturing Mortgage Loan in the related Loan Group.

+ The Class R Certificate is entitled to receive the Residual Distribution Amount and Excess Liquidation Proceeds.

(1) Interest distributed to the Offered Certificates (other than the Class IIA-P Certificates, which will not be entitled to receive distributions of interest) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Remittance Rate.

(2) For purposes of calculating distributions, the Class IA-1 Certificates will be comprised of six Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                              Initial Component
        Designation           Principal Balance        Remittance Rate
     Component IA-1-1         $  7,308,366                  /(A)/

     Component IA-1-2         $          0               7.000%/(B)/

     Component IA-1-3         $ 47,875,996               7.000%/(C)/

     Component IA-1-4         $    423,013                  /(D)/

     Component IA-1-5         $ 22,737,148/(E)/          6.750%

     Component IA-1-6         $          0               6.750%/(F)/

     (A) Component IA-1-1 will not be entitled to distributions of interest and will receive principal only in respect of the Group I Mortgage Loans.

     (B) Component IA-1-2 will accrue interest on the Component IA-1-2 Notional Amount (as defined herein). The Component IA-1-2 Notional Amount as of the Closing Date will be approximately $5,405,490. Component IA-1-2 will not be entitled to receive distributions of principal.

     (C) On each Distribution Date on or before the Component IA-1-3 Accretion Termination Date (as defined herein), an amount equal to the Component IA-1-3 Accrual Amount (as defined herein) will be added to the Component IA-1-3 Principal Balance, and such amount will be distributed as principal to other Components and Classes of Class IA Certificates as described herein and will not be distributed as interest to Component IA-1-3.

     (D) Component IA-1-4 will not be entitled to distributions of interest and will only receive principal in respect of those Group I Mortgage Loans with Pass-Through Rates that are less than 6.750% per annum.

     (E) Component IA-1-5 will generally not be entitled to receive any distributions of Group I Principal Prepayments (as defined herein) until the Distribution Date in April 2003.

     (F) Component IA-1-6 will accrue interest on the Component IA-1-6 Notional Amount (as defined herein). The Component IA-1-6 Notional Amount as of the Closing Date will be approximately $9,891,000. Component IA-1-6 will not be entitled to receive distributions of principal.

(3) On each Distribution Date on or before the Class IA-4 Accretion Termination Date (as defined herein), an amount equal to the Class IA-4 Accrual Amount (as defined herein) will be added to the Class IA-4 Principal Balance, and such amount will be distributed as principal to other Components (as defined herein) and Classes of Class IA Certificates as described herein and will not be distributed as interest to the Class IA-4 Certificates.

(4) The Class IA-X Certificates will accrue interest on the Class IA-X Notional Amount (as defined herein). The Class IA-X Notional Amount as of the Closing Date will be approximately $7,010,057. Class IA-X Certificates will not be entitled to receive distributions of principal.

(5) The Class IIA-X Certificates will accrue interest on the Class IIA-X Notional Amount (as defined herein). The Class IIA-X Notional Amount as of the Closing Date will be approximately $1,828,335 Class IIA-X Certificates will not be entitled to receive distributions of principal.

(6) The Class IIA-P Certificates will not be entitled to distributions of interest and will only receive principal in respect of those Group II Mortgage Loans with Pass-Through Rates that are less than 6.50% per annum.

(7) The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
     (i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount and (ii) the Group II Subordinate Amount. The initial Remittance Rate for each Class of the Senior Subordinate Certificates will be approximately 6.708% per annum.

(8) The Class R Certificate will be comprised of two components, component R-1, which represents the sole residual interest in REMIC I (as defined herein), and component R-2, which represents the sole residual interest in REMIC II (as defined herein).

                              W I T N E S S E T H
                              -------------------

     In consideration of the mutual agreements herein contained, the Depositor, Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

     Advance:  An Advance made by the Servicer pursuant to Section 4.3.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

     Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of Certificates.

     Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Class Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

     Aggregate Subordinate Principal Distribution Amount: The sum of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     ALTA:  The American Land Title Association, or any successor.

     Anniversary:  Each anniversary of the Cut-off Date.

     Appraised Value: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Mortgage Loan.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.13.

     Authorized Denomination: With respect to the Certificates (other than the Class IA-X, Class IIA-X and Class R Certificates), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1 in excess thereof. With respect to the Class IA-X and IIA-X Certificates, a Class Notional Amount as of the Cut-Off Date equal to $100,000 and integral multiples of $1 in excess thereof. With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.

     Available Distribution Amount: With respect to each Loan Group, as determined separately for each Loan Group on any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans in such Loan Group:

          (1) the total amount of all cash received by or on behalf of the Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds), except:

               (a)  all Prepaid Monthly Payments;

               (b) all Curtailments received after the Prior Period (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on a related Mortgage Loan subsequent to the Prior Period);

               (c) all Payoffs received after the applicable Prepayment Period immediately preceding such Determination Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on such Mortgage Loan for the period subsequent to the Prior Period);

               (d) Insurance Proceeds and Liquidation Proceeds on such Mortgage Loans received after the Prior Period;

               (e) all amounts in the Certificate Account which are due and reimbursable to the Servicer pursuant to the terms of this Agreement;

               (f)  the Servicing Fee for each such Mortgage Loan; and

               (g)  Excess Liquidation Proceeds;

          (2) to the extent advanced by the Servicer and not previously distributed, the amount of any Advance made by the Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans;

          (3) to the extent advanced by the Servicer and not previously distributed, any amount payable as Compensating Interest by the Servicer on such Distribution Date relating to such Mortgage Loans; and

          (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Servicer, in respect of a Purchase Obligation under Section 2.2 and Section 2.3 or any permitted repurchase of a Mortgage Loan.

provided that, on any Distribution Date on or after the date on which the aggregate Certificate Principal Balance of the Class IA Certificates (excluding Component IA-1-4) or the Class IIA-1 Certificate Principal Balance has been reduced to zero, the Available Distribution Amount, to the extent attributable to principal (in excess of that needed to reduce such aggregate Certificate Principal Balance of the Class IA Certificates (excluding Component IA-1-4) or the Class IIA-1 Certificate Principal Balance to zero) for the Loan Group relating to such Class A Certificates that have been paid in full, other than the portion thereof distributable to Component IA-1-4 or the Class IIA-P Certificates, as applicable, shall be reduced by the Class Principal Balance of the remaining Class A Certificates that have not been paid in full (other than Component IA-1-4 of the Class IA-1 Certificates or the Class IIA-P Certificates) and such amount shall be added to the Available Distribution Amount for the Loan Group relating to such Certificates, provided further that on such Distribution Date either (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% times the initial Aggregate Subordinate Percentage, or (b) the average outstanding Principal Balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the last six months, as a percentage of the corresponding Group I or Group II Subordinate Amount, is greater than or equal to 50%.

     Bankruptcy Coverage: With respect to all Mortgage Loans, the Bankruptcy Coverage Initial Amount for such Mortgage Loans, less (a) any scheduled or permissible reduction in the amount of Bankruptcy Coverage pursuant to this definition and (b) Bankruptcy Losses allocated to the Certificates. Bankruptcy Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agency.

     Bankruptcy Coverage Initial Amount: Approximately $100,000 as of the Cut-Off Date.

     Bankruptcy Loss: A loss on a Mortgage Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Mortgage Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Mortgage Loan.

     Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

     Book-Entry Certificates: The Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates beneficial ownership and transfers of which shall be made through book entries as described in Section 5.7.

     Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A and B hereto. The additional matter appearing in Exhibit K shall be deemed incorporated into Exhibits A and B as though set forth at the end of Exhibit A and at the end of Exhibit B, as applicable.

     Certificate Account: The separate trust account created and maintained with the Trustee or any other bank or trust company acceptable to the Rating Agency which is incorporated under the laws of the United States or any state thereof, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agency. Funds in the Certificate Account in respect of the Mortgage Loans in Loan Group I and the Mortgage Loans in Loan Group II and amounts withdrawn from the Certificate Account attributable to each of such Loan Groups shall be accounted for separately. If the Trustee has appointed a Certificate Administrator pursuant to Section 4.10, funds on deposit in the Certificate Account may be invested in Eligible Investments and reinvestment earnings thereon shall be paid to the Certificate Administrator as additional compensation for the Certificate Administrator's performance of the duties delegated to it by the Trustee. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 3.2,
Section 3.3 and Section 4.1.

     Certificate Account Statement: With respect to the Certificate Account, a statement delivered by the Certificate Administrator to the Trustee pursuant to
Section 3.10.

     Certificate Administrator: Chase Bank of Texas, National Association, a national banking association, its successor-in-interest or any successor thereto appointed as provided pursuant to Section 4.10.

     Certificate Administrator and Trustee Fee: For each Mortgage Loan, a fee per annum equal to 0.0125% of the outstanding Principal Balance thereof which shall be paid by the Servicer to the Certificate Administrator and the Trustee.

     Certificate Distribution Amount: (I) For any Distribution Date prior to the Credit Support Depletion Date, as applicable, the Available Distribution Amount for the related Loan Group shall be distributed to the related Certificates in the following amounts and priority:

          (a) With respect to the Class A Certificates and the Class R Certificate, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the Available

     Distribution Amount for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

               (i) First, to Component IA-1-4 of the Class IA-1 Certificates, the sum of the product of the Component IA-1-4 Fraction multiplied by the sum of (x) scheduled payments of principal on each Group I Discount Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (y) the principal portion received in respect of each Group I Discount Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group I Discount Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Group I Discount Mortgage Loan during the applicable Prepayment Period;

               (ii) Second, to the Class IA and Class R Certificate, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates (and Components thereof) remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts; provided, however, that (i) on or before the Class IA-4 Accretion Termination Date, the amount that would otherwise be payable to the Class IA-4 Certificates pursuant to this clause (I)(a)(ii) will be paid instead as principal as described in clause (I)(a)(iii)(b) of this definition of Certificate Distribution Amount and (ii) on or before the Component IA-1-3 Accretion Termination Date, the amount that would otherwise be payable to the Component IA-1-3 of the Class IA Certificates pursuant to this clause (I)(a)(ii) will be paid instead as principal as described in clause (I)(a)(iii)(c) of this definition of Certificate Distribution Amount;

               (iii) Third, (a) to the Class IA, Class IA-X and Class R Certificate, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates (and components thereof) for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                    (b) on or before the Class IA-4 Accretion Termination Date, the Class IA-4 Accrual Amount, as principal, as follows:

                    (1) first, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA-3 Principal Balance to its Targeted Principal Balance for such Distribution Date;

                    (2) second, to Component IA-1-3 of the Class IA Certificates, to the extent necessary to reduce the Component IA-1-3 Principal Balance to its Targeted Principal Balance for such Distribution Date; and

                    (3)  third, to the Class IA-4 Certificates;

                    (c) on or before the Component IA-1-3 Accretion Termination Date, the Component IA-1-3 Accrual Amount, as principal, as follows:

                    (1) first, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA-3 Principal Balance to its Targeted Principal Balance for such Distribution Date; and

                    (2) second, concurrently, until the Principal Balance of the Class IA-3 Certificates has been reduced to zero, 90% to the Class IA-3 Certificates without regard to its Targeted Principal Balance, and 10% to Component IA-1-3 of the Class IA-1 Certificates; and

                    (3)  third, to Component IA-1-3 of the Class IA-1
                         Certificates;

               (iv) Fourth, to the Class IA and Class R Certificates, the Group I Senior Principal Distribution Amount as follows:

                    (a) first, to Component IA-1-5, an amount, up to the amount of the Lockout Principal Distribution Amount for such Distribution Date, until the Principal Balance of Component IA-1-5 of the Class IA Certificates have been reduced to zero;

                    (b) second, to the Class R Certificate, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions in paragraph (I)(a)(iv)(a) above, until the Class R Principal Balance has been reduced to zero;

                    (c) third, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions in paragraph (I)(a)(iv)(A) and (B) above, concurrently, as follows, until the Class Principal Balances thereof have been reduced to zero:

                    (1) 3.5714289% to Component IA-1-1 of the Class IA-1 Certificates, until the Component IA-1-1 Principal Balance has been reduced to zero; and

                    (2)  96.4285711% sequentially as follows:

                         (A) first, to the Class IA-5 Certificates, to the extent necessary to reduce the Class IA-5 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;

                         (B) second, to the Class IA-6 Certificates, to the extent necessary to reduce the Class IA-6 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;

                         (C) third, to the Class IA-2 Certificates, to the extent necessary to reduce the Class IA-2 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;

                         (D) fourth, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA-3 Certificate Principal Balance to its Targeted Principal Balance for such Distribution Date;

                         (E) fifth, to Component IA-1-3 of the Class IA-1 Certificates, to the extent necessary to reduce the Component IA-1-3 Certificate Principal Balance to its Targeted Principal Balance for such Distribution Date;

                         (F) sixth, to the Class IA-4 Certificates until the Class IA-4 Certificate Principal Balance has been reduced to zero;

                         (G) seventh, concurrently, until the Class IA-3 Certificate Principal Balance has been reduced to zero, 90% to the Class IA-3 Certificates (without regard to its Targeted Principal Balance) and 10% to Component IA-1-3 of the Class IA-1 Certificates;

                         (H) eighth, to Component IA-1-3 of the Class IA-1 Certificates until the Component IA-1-3 Principal Balance has been reduced to zero;

                         (I) ninth, to the Class IA-5 Certificates until the Class IA-5 Certificate Principal Balance has been reduced to zero;

                         (J) tenth, to the Class IA-6 Certificates until the Class IA-6 Certificate Principal Balance has been reduced to zero; and

                         (K) eleventh, to the Class IA-2 Certificates until the Class IA-2 Certificate Principal Balance has been reduced to zero; and

                    (d) fourth, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions described above, to Component IA-1-5 of the Class IA-1 Certificates, until the Component IA-1-5 Principal Balance has been reduced to zero.

               (v) Fifth, to Component IA-1-4 of the Class IA-1 Certificates, the Component IA-1-4 Principal Shortfall amount payable to Component IA-1-4 of the Class IA Certificates on previous Distribution Dates pursuant to clause (I)(a)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates;

               (vi) Sixth, to Component IA-1-4 of the Class IA-1 Certificates, the Component IA-1-4 Principal Shortfall, provided that any amounts distributed in respect of the Component IA-1-4 Principal Shortfall pursuant to paragraph (I)(a)(v) or this paragraph (I)(a)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in Component IA-1-4 Component Principal Balance; and

               (vii) Seventh, to the Class IIA-1 Certificates, any amounts distributable in respect of the Group II Undercollateralized Amount;

          (b) With respect to the Class A Certificates, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

               (i) First, to the Class IIA-P Certificates, the sum of the product of the Class IIA-P Fraction multiplied by the sum of (x) scheduled payments of principal on each Group II Discount Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (y) the principal portion received in respect of each Group II Discount Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group II Discount Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Group II Discount Mortgage Loan during the Prepayment Period;

               (ii) Second, to the Class IIA and Class IIA-X Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

               (iii) Third, to the Group IIA and Class IIA-X Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

               (iv) Fourth, to the Class IIA-1 Certificates, the Group I Senior Principal Distribution Amount;

               (v) Fifth, to the Class IIA-P Certificates, the Class IIA-P Principal Shortfall payable to the Class IIA-P Certificates on previous Distribution Dates pursuant to clause (I)(b)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates;

               (vi) Sixth, to the Class IIA-P Certificates, the Class IIA-P Principal Shortfall, provided that any amounts distributed in respect of Class IIA-P Principal Shortfall pursuant to paragraph (I)(b)(v) or this paragraph (I)(b)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class IIA-P Principal Balance; and

               (vii) Seventh, to the Class IA Certificates (other than Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates), any amounts distributable in respect of the Group I Undercollateralized Amount;

          (c) With respect to the Subordinate Certificates and the Class R Certificate, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the Available Distribution Amount for each Loan Group remaining following prior distributions on such Distribution Date:

               (i) First, to the Class M Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (ii) Second, to the Class M Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (iii) Third, to the Class M Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class M Principal Balance has been reduced to zero;

               (iv) Fourth, to the Class B-1 Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (v) Fifth, to the Class B-1 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (vi) Sixth, to the Class B-1 Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class B-1 Principal Balance has been reduced to zero;

               (vii) Seventh, to the Class B-2 Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (viii) Eighth, to the Class B-2 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (ix) Ninth, to the Class B-2 Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class B-2 Principal Balance has been reduced to zero;

               (x) Tenth, to the Class B-3 Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (xi) Eleventh, to the Class B-3 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (xii) Twelfth, to the Class B-3 Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class B-3 Principal Balance has been reduced to zero;

               (xiii) Thirteenth, to the Class B-4 Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (xiv) Fourteenth, to the Class B-4 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (xv) Fifteenth, to the Class B-4 Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class B-4 Principal Balance has been reduced to zero;

               (xvi) Sixteenth, to the Class B-5 Certificates, the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

               (xvii) Seventeenth, to the Class B-5 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

               (xviii) Eighteenth, to the Class B-5 Certificates, the portion of the Group I Subordinate Principal Distribution Amount and the Group II Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group I Subordinate Principal Distribution Amount" and "Group II Subordinate Principal Amount" herein, until the Class B-5 Principal Balance has been reduced to zero;

               (xix) Nineteenth, to each Class of Subordinate Certificates in the order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class, if any, provided that any amounts distributed in respect of losses pursuant to this paragraph
          (I)(c)(xix) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Subordinate Certificates; and

               (xx) Twentieth, to the Class R Certificate, the Residual Distribution Amount for each Loan Group for such Distribution Date;

          (II) For any Distribution Date on or after the Credit Support Depletion Date, the Available Distribution Amount for the related Loan Group shall be distributed to the outstanding Classes of Certificates of the related Certificate Group in the following amounts and priority:

               (a) With respect to the Class IA Certificates and Class R Certificate, on any Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

                    (i) First, to Component IA-1-4, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(a)(i) of this definition of "Certificate Distribution Amount";

                    (ii) Second, to the Class IA Certificates and the Class R Certificate, the amount payable to each such Class of Certificates on prior Distribution Dates pursuant to clause
               (I)(a)(ii) or (II)(a)(iii) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

                    (iii) Third, to the Class IA Certificates and the Class R Certificate (other than Components IA-1-1 and IA-1-4 of the Class I-A-1 Certificates), concurrently, the sum of the Interest Distribution Amounts for such Classes and Components of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                    (iv) Fourth, to the Class IA Certificates other than Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates, the Group I Senior Principal Distribution Amount in the order set forth in clause I(a)(iv) of this definition of "Certificate Distribution Amount" until the Class IA Certificate and Component Principal Balances have been reduced to zero; and

                    (v) Fifth, to the Class R Certificate, the Residual
               Distribution Amount for Loan Group I for such Distribution Date;

               (b) With respect to the Class IIA Certificates, on any Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution
          Date:

                    (i) First, to the Class IIA-P Certificates, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(b)(i) of this definition of "Certificate Distribution Amount";

                    (ii) Second, to the Class IIA Certificates, the amount
               payable to each such Class of Certificates on prior Distribution Dates pursuant to clause (I)(b)(ii) or (II)(b)(iii) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

                    (iii) Third, to the Class IIA-1 and Class IIA-X
               Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                    (iv) Fourth, to the Class IIA-1 Certificates, the Group II
               Senior Principal Distribution Amount until such Class IIA-1 Certificate Principal Balance has been reduced to zero; and

                    (v) Fifth, to the Class R Certificate, the Residual
               Distribution Amount for Loan Group II for such Distribution Date.

     Certificate Group: The Class IA Certificates or Class IIA Certificates, as applicable.

     Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.3.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Certificate Administrator, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee may conclusively rely upon an Officer's Certificate to determine whether any Person is an affiliate of the Depositor, the Certificate Administrator or the Servicer.

     Class: All Certificates having the same priority and rights to payments from the Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A and B. Each Class shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "Certificate Distribution Amount" only to the extent of the Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of "Certificate Distribution Amount."

     Class A Certificates: The Class IA and Class IIA Certificates, collectively.

     Class B-1 Certificates: The Certificates designated as "Class B-l" on the face thereof in substantially the form attached hereto as Exhibit A-12. The Class B-1 Certificates, all of which are related to the Mortgage Loans in both Loan Group I and Loan Group II, shall be entitled to receive distributions related to such Mortgage Loans.

     Class B-2 Certificates: The Certificates designated as "Class B-2" on the face thereof in substantially the form attached hereto as Exhibit A-13. The Class B-2 Certificates, all of which are related to the Mortgage Loans in both Loan Group I and Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

     Class B-3 Certificates: The Certificates designated as "Class B-3" on the face thereof in substantially the form attached hereto as Exhibit A-14. The Class B-3 Certificates, all of which are related to the Mortgage Loans both in Loan Group I and Loan Group II, shall be entitled to receive distributions related to such Mortgage Loans.

     Class B-4 Certificates: The Certificates designated as "Class B-4" on the face thereof in substantially the form attached hereto as Exhibit A-15. The Class B-4 Certificates, all of which are related to the Mortgage Loans both in Loan Group I and Loan Group II, shall be entitled to receive distributions related to such Mortgage Loans.

     Class B-5 Certificates: The Certificates designated as "Class B-5" on the face thereof in substantially the form attached hereto as Exhibit A-16. The Class B-5 Certificates, all of which are related to the Mortgage Loans in both Loan Group I and Loan Group II, shall be entitled to receive distributions related to such Mortgage Loans.

     Class IA Certificates: The Class IA-1, IA-2, IA-3, IA-4, IA-5, IA-6 and IA-X Certificates, collectively.

     Class IA-1 Certificates: The Certificates designated as "Class IA-1" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class IA-1 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-2 Certificates: The Certificates designated as "Class IA-2" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class IA-2 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-3 Certificates: The Certificates designated as "Class IA-3" on the face thereof in substantially the form attached hereto as Exhibit A-3. The Class IA-3 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-4 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Component IA-1-3 Principal Balance has been reduced to zero and (ii) the Credit Support Depletion Date.

     Class IA-4 Accrual Amount: For any Distribution Date, an amount equal to the accrued interest that would otherwise be distributable in respect of the Class IA-4 Certificates on such Distribution Date and which will be added to the Class IA-4 Principal Balance.

     Class IA-4 Certificates: The Certificates designated as "Class IA-4" on the face thereof in substantially the form attached hereto as Exhibit A-4. The Class IA-4 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-5 Certificates: The Certificates designated as "Class IA-5" on the face thereof in substantially the form attached hereto as Exhibit A-5. The Class IA-5 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-6 Certificates: The Certificates designated as "Class IA-6" on the face thereof in substantially the form attached hereto as Exhibit A-6. The Class IA-6 Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-X Certificates: The Certificates designated as "Class IA-X" on the face thereof in substantially the form attached hereto as Exhibit A-7. The Class IA-X Certificates are related to the Mortgage Loans in Loan Group I.

     Class IA-X Notional Amount: For any Distribution Date, an amount equal to 41.47703549% of the Group I Notional Amount.

     Class IIA Certificates: The Class IIA-1, IIA-X and IIA-P Certificates, collectively.

     Class IIA-1 Certificates: The Certificates designated as "Class IIA-1" on the face thereof in substantially the form attached hereto as Exhibit A-8. The Class IIA-1 Certificates are related to the Mortgage Loans in Loan Group II.

     Class IIA-X Certificates: The Certificates designated as "Class IIA-X" on the face thereof in substantially the form attached hereto as Exhibit A-9. The Class IIA-X Certificates are related to the Mortgage Loans in Loan Group II.

     Class IIA-X Notional Amount: For any Distribution Date, an amount equal to the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date of the Group II Premium Rate Mortgage Loans, as of the Cut-Off Date, and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest

Rates for the Group II Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.500%.

     Class IIA-P Certificates: The Certificates designated as "Class IIA-P" on the face thereof in substantially the form attached hereto as Exhibit A-10. The Class IIA-P Certificates are related to the Group II Discount Mortgage Loans.

     Class IIA-P Fraction: For each Group II Discount Mortgage Loan, a fraction, the numerator of which is 6.500% less the Pass-Through Rate on such Group II Discount Mortgage Loan and the denominator of which is 6.500%.

     Class IIA-P Principal Distribution Amount: On each Distribution Date, a portion of the Available Distribution Amount for Loan Group II attributable to principal received on or in respect of any Group II Discount Mortgage Loan, equal to the amount of such principal so attributable multiplied by the Class IIA-P Fraction plus such other amounts as are distributable as principal in accordance with clauses (I)(b)(v) and (I)(b)(vi) under the definition of "Certificate Distribution Amount" herein.

     Class IIA-P Principal Shortfall: For any Distribution Date, an amount equal to the Class IIA-P Fraction of any Realized Loss on a Group II Discount Mortgage Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage, as applicable.

     Class M Certificates: The Certificates designated as "Class M" on the face thereof in substantially the form attached hereto as Exhibit A-11. The Class M Certificates, all of which are related to the Mortgage Loans in both Loan Group I and Loan Group II, shall be entitled to receive distributions related to such Mortgage Loans.

     Class Notional Amount: With respect to the Class IA-X Certificates, the Class IA-X Notional Amount; with respect to the Class IIA-X Certificates, the Class IIA-X Notional Amount; with respect to the Component IA-1-2 Notional Amount, the Component IA-1-2 Notional Amount and with respect to the Component IA-1-6 Notional Amount, the Component IA-1-6 Notional Amount, as applicable.

     Class Principal Balance: For any Class of Certificates, other than the Class IA-1 and Class IA-4 Certificates, the applicable Initial Class Principal Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Mortgage Loans, as reduced from time to time by (x) distributions of principal to Certificateholders of such Class (including, with respect to the Class IA-4 Certificates, the portions of the Class IA-4 Accrual Amount and Component IA-1-3 Accrual Amount distributed to such Class of Certificates) and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to the definition of "Realized Loss" with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates pursuant to the definition of "Realized Loss" shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to the definition of "Certificate Distribution Amount". In addition to the foregoing, on each

Distribution Date on or before the Class IA-4 Accretion Termination Date, the Class IA-4 Principal Balance will be increased by the Class IA-4 Accrual Amount for such Distribution Date, and on each Distribution Date on or before the Component IA-1-3 Accretion Termination Date, the Component IA-1-3 Principal Balance will be increased by the Component IA-1-3 Accrual Amount for such Distribution Date. Notwithstanding the foregoing, (i) the Class Principal Balance of the most subordinate Class of Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Mortgage Loans less the Class Principal Balance of all other Classes of Certificates and (ii) any amounts distributed in respect of losses pursuant to paragraphs (I)(a)(v), (I)(a)(vi), (I)(b)(v) or (I)(b)(vi), of the definition of "Certificate Distribution Amount" shall not cause a further reduction in the Component IA-1-4 Component Principal Balance or the Class IIA-P Principal Balance. The Class Principal Balance for the Class IA-2 Certificates shall be referred to as the "Class IA-2 Principal Balance", the Class Principal Balance for the Class IA-3 Certificates shall be referred to as the "Class IA-3 Principal Balance" and so on. The Class IA-1 Principal Balance shall equal the sum of the Component Principal Balances of Components IA-1-1, IA-1-3, IA-1-4 and IA-1-5. The Class Principal Balances of the Class IA-X and Class IIA-X Certificates and the Principal Balances of Components IA-1-2 and IA-1-6 shall be zero.

     Class R Certificate: The Certificate designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit B, that is composed of Components R-1 and R-2, each of which has been designated as the single class of "residual interests" in the REMIC I and REMIC II, respectively, pursuant to
Section 2.1.

     Class R Certificateholder: The registered holder of the Class R
Certificate.

     Closing Date: March 30, 1998, which is the date of settlement of the sale of the Certificates to the initial purchasers thereof.

     Code: The Internal Revenue Code of 1986, as amended.

     Compensating Interest: For any Distribution Date with respect to each Loan Group contained therein, the lesser of (i) the sum of (a) the sum of (A) the aggregate Servicing Fee payable to the Servicer on such Distribution Date over
(B) the aggregate Certificate Administrator and Trustee Fee, (b) the aggregate Payoff Earnings and (c) the aggregate Payoff Interest and (ii) the aggregate Uncollected Interest.

     Component: A portion of the Class IA-1 Certificates representing parts of the entitlement of such Classes to principal and/or interest as described in the Preliminary Statement hereto and the remainder of this Agreement.

     Component IA-1-1: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to principal as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-2: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to interest as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-2 Notional Amount: With respect to any Distribution Date, an amount equal to the product of (x) the aggregate Class Principal Balances of the Class IA-5, Class IA-6 and Class IA-2 Certificates as of any date of determination and (y) a fraction, the numerator of which is the difference between the Remittance Rate for Component IA-1-2 of the Class IA-1 Certificates and the Remittances Rates for the Class IA-5, IA-6 and Class IA-2 Certificates as of such date of determination and the denominator of which is the Remittance Rate for Component IA-1-2 of the Class IA-1 Certificates.

     Component IA-1-3: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to principal and interest as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-3 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Class IA-3 Principal Balance has been reduced to zero, and (ii) the Distribution Date following the Credit Support Depletion Date.

     Component IA-1-3 Accrual Amount: On any Distribution Date, an amount equal to the amount allocable to Component IA-1-3 of the Class IA-1 Certificates on such Distribution Date pursuant to the definition of "Interest Distribution Amount" herein, without regard to the proviso at the end of the first sentence of such definition. Notwithstanding the forgoing, for any Distribution Date on or after the Component IA-1-3 Accretion Termination Date, the Component IA-1-3 Accrual Amount shall be zero.

     Component IA-1-4: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to principal as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-4 Fraction: For any Group I Discount Mortgage Loan, a fraction, the numerator of which is 6.750% minus the Pass-Through Rate on such Group I Discount Mortgage Loan and the denominator of which is 6.750%

     Component IA-1-4 Principal Distribution Amount: On each Distribution Date, Component IA-1-4 of the Class IA-1 Certificates will receive a portion of the Group I Available Distribution Amount attributable to principal received on or in respect of any Group I Discount Mortgage Loan equal to the amount of such principal so attributable to such Group I Discount Mortgage Loan multiplied by the Component IA-1-4 Fraction plus such other amounts as are distributable as principal in accordance with clauses (I)(a)(v) and (I)(a)(vi).

     Component IA-1-4 Principal Shortfall: For any Distribution Date, an amount equal to the Component IA-1-4 Fraction of any Realized Loss on a Group I Discount Mortgage Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage, as applicable.

     Component IA-1-5: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to interest as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-6: A portion of the Class IA-1 Certificates representing part of the entitlement of such class to interest as described in the Preliminary Statement hereto in the remainder of this Agreement.

     Component IA-1-6 Notional Amount: For any Distribution Date, an amount equal to 59.52296451% of the Group I Notional Amount.

     Component Principal Balance: For Components IA-1-1, IA-1-3, IA-1-4 and IA-1-5 of the Class IA-1-Certificates, the applicable initial Component Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of such Component in payments of principal due to be passed through to the Component from principal payments on the Mortgage Loans, as reduced from time to time by (x) distributions of principal to the Class IA-1 Certificates in respect of such Component (including the portion of the Component IA-1-3 Accrual Amount distributed to such Component) and (y) the portion of Realized Losses allocated to the Component Principal Balance in respect of such Component pursuant to the definition of "Realized Loss" with respect to a given Distribution Date. In addition to the foregoing, on each Distribution Date prior to the Component IA-1-3 Accretion Termination Date, the Component Principal Balance of Component IA-1-3 will be increased by the Component IA-1-3 Accrual Amount for such Distribution Date. For any Distribution Date, the reduction of the Component Principal Balance of any Component pursuant to the definition of "Realized Loss" shall be deemed effective prior to the determination and distribution of principal on such Component pursuant to the definition of "Certificate Distribution Amount." The Component Principal Balance for Component IA-1-1 shall be referred to as the "Component IA-1-1 Principal Balance," the Component Principal Balance for Component IA-1-3 shall be referred to as the "Component IA-1-3 Principal Balance", " the Component Principal Balance for Component IA-1-4 shall be referred to as the "Component IA-1-4 Principal Balance" and " the Component Principal Balance for Component IA-1-5 shall be referred to as the "Component IA-1-5 Principal Balance"

     Corporate Trust Office: The corporate trust office of the Trustee in the State of Texas, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 600 Travis Street, Suite 1150, Houston, Texas 77002, Attention: Bill Marshall.

     Credit Support Depletion Date: The first Distribution Date on which the aggregate of the Class Principal Balances of the Subordinate Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

     Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Mortgage Loan.

     Curtailment Shortfall: With respect to any Curtailment applied with a Monthly Payment other than a Prepaid Monthly Payment, an amount equal to one month's interest on such Curtailment at the applicable Pass-Through Rate on such Mortgage Loan.

     Custodial Account for P&I: The Custodial Account for Principal and Interest established and maintained by the Servicer and caused by the related Servicer to be established and maintained pursuant to Section 3.2(b) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of such Servicer, the Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (a) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agency) created, maintained and monitored by the Servicer or (b) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause (a) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established.

     Custodial Agreement: The agreement, if any, among the Servicer, the Trustee and a Custodian providing for the safekeeping of the Mortgage Files on behalf of the Certificateholders.

     Custodian: A Custodian which is appointed pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee at no additional charge to the Servicer. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

     Cut-Off Date: March 1, 1998.

     Data: As defined in Section 8.14

     DCR: Duff & Phelps Credit Rating Co., provided that at any time it be a Rating Agency.

     Defaulted Mortgage Loan: As of any Determination Date, any Mortgage Loan for which any payment of principal of or interest on or in respect of such Mortgage Loan is more than 89 days past due, determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or any other document in the Mortgage File.

     Definitive Certificates:  As defined in Section 5.7.

     Denomination: The amount specified on a Certificate as representing the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date evidenced by such Certificate.

     Depositary Agreement: The Letter of Representations, dated March 20, 1998 by and among DTC, the Depositor and the Trustee.

     Depositor: ABN AMRO Mortgage Corporation, a Delaware corporation, or its successor-in-interest.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     Determination Date: A day not later than the 10th day preceding a related Distribution Date.

     Disqualified Organization: As defined in Section 5.1(b).

     Distribution Date: With respect to distributions on the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being April 27, 1998.

     DTC: The Depository Trust Company.

     DTC Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

     Due Date: The first day of each calendar month, which is the day on which the Monthly Payment for each Mortgage Loan is due.

     Eligible Account: Any account or accounts held and established by the Servicer or the Trustee in trust for the Certificateholders at any Eligible Institution.

     Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agency,
(ii) with respect to any Custodial Account for P&I, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agency, or (iii) the approval of the Rating Agency.

     Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

     (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time or purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" in the case of S&P and DCR (the initial rating of the Class A Certificates);

     (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

     (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

     (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

     (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its term provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

     (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Certificate Account;

     (i) units of taxable money market funds (including those for which the Trustee or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

     (j) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

     (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     Event of Default:  Any event of default as specified in Section 7.1.

     Excess Liquidation Proceeds: With respect to any Distribution Date, the excess, if any, of aggregate Liquidation Proceeds in the Prior Period over the amount that would have been received if a Payoff had been made on the last day of such Prior Period with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during such Prior Period.

     FDIC:  Federal Deposit Insurance Corporation, or any successor thereto.

     FHA:   Federal Housing Administration, or any successor thereto.

     FHLMC: Federal Home Loan Mortgage Corporation, or any successor thereto.

     FNMA:  Federal National Mortgage Association, or any successor thereto

     Fraud Coverage: As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to (1) prior to the first Anniversary, an amount equal to 2.00% of the aggregate principal balance of all Mortgage Loans as of the Cut-Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on such Mortgage Loans up to such date of determination and (2) from the first to the fifth Anniversary, an amount equal to (a) 1.00% of the aggregate principal of all of the Mortgage Loans as of the most recent Anniversary minus (b) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the Fraud Coverage will be zero. Fraud Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates in the related Certificate Group by the Rating Agency.

     Fraud Coverage Initial Amount: Approximately $5,701,938.88 as of the Cut-Off Date.

     Fraud Loss: The occurrence of a loss on a Mortgage Loan arising from any action, event or state of facts with respect to such Mortgage Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Mortgage Loan, Lender, or the Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Mortgage Loan.

     Group I Discount Mortgage Loan: The Group I Loans having Pass-Through Rates of less than 6.750%.

     Group I Loan: The Mortgage Loans designated on the Mortgage Loan Schedule as Group I Loans.

     Group I Notional Amount: With respect to any Distribution Date, the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group I Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group I Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%.

     Group I Premium Rate Mortgage Loans: The Group I Loans having Pass-Through Rates in excess of 6.750% per annum.

     Group I Senior Liquidation Amount: The aggregate, for each Group I Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group I Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Component IA-1-4 Fraction thereof, if applicable), and
(ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     Group I Senior Percentage: With respect to any Distribution Date, the sum of the Class Principal Balances of the Class IA and the Class R Certificates divided by aggregate Scheduled Principal Balance of all Group I Loans (reduced by the Component IA-1-4 Fraction thereof), in each case immediately prior to such Distribution Date.

     Group I Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth Anniversary, 100%; (ii) on any other Distribution Date on which the Group I Senior Percentage or the Group II Senior Percentage for such Distribution Date exceeds the initial Group I Senior Percentage or the initial Group II Senior Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth Anniversary and thereafter, 100%, unless:

          (a) the mean aggregate Principal Balance of Group I Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the mean aggregate of the Group I Subordinate Amount as of such Distribution Date, and

          (b) cumulative Realized Losses on the Group I Loans allocated to the Subordinate Certificates are less than or equal to (1) for any Distribution Date before the month of the sixth Anniversary, 30% of the sum of the Group I Subordinate Amount as of the Cut-Off Date, (2) for any Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, 35% of the sum of the Group I Subordinate Amount as of the Cut-Off Date, (3) for any Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, 40% of the sum of the Group I Subordinate Amount as of the Cut-Off Date, (4) for any Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, 45% of the sum of the Group I Subordinate Amount as of the Cut-Off Date, and (5) for any Distribution Date in or after the month of the ninth Anniversary, 50% of the sum of the Group I Subordinate Amount as of the Cut-Off Date,

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth Anniversary of but before the sixth Anniversary, the Group I Senior Percentage for such Distribution Date plus 70% of the Group I Subordinate Percentage for such Distribution Date; (2) for any such Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, the Group I Senior Percentage for such Distribution Date plus 60% of the Group I Subordinate Percentage for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, the Group I Senior Percentage for such Distribution Date plus 40% of the Group I Subordinate Percentage for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, the Group I Senior Percentage for such Distribution Date plus 20% of the Group I Subordinate Percentage for Loan Group I for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group I Senior Percentage for such Distribution Date.

     If on any Distribution Date the allocation to the Group I Certificates (other than the Component IA-1-4 of the Class IA-1 Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group I Certificates (other than Component IA-1-4 of the Class IA-1 Certificates) below zero, the Group I Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Component IA-1-4 of the Class IA-1 Certificates will receive the Component IA-1-4 Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of each Group I Discount Mortgage Loan.

     Group I Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group I Senior Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to principal distributions to the Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount"), (b) the Group I Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to principal distributions to the Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount") and (c) the Group I Senior Liquidation Amount.

     Group I Subordinate Amount: The excess of the aggregate Scheduled Principal Balance of the Group I Loans over the Class IA Certificate Principal Balance.

     Group I Subordinate Liquidation Amount: The excess, if any, of the aggregate of Liquidation Principal for all Group I Loans which became Liquidated Mortgage Loans during the Prior Period, over the related Group I Senior Liquidation Amount for such Distribution Date.

     Group I Subordinate Percentage: With respect to any Distribution Date, the excess of 100% over the Group I Senior Percentage for such date.

     Group I Subordinate Prepayment Percentage: On any Distribution Date for Loan Group I, the excess of 100% over the Group I Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate of the Class Principal Balances of the Class IA Certificates and the Class R Certificate have been reduced to zero, then the Group I Subordinate Prepayment Percentage shall equal 100%.

     Group I Subordinate Principal Distribution Amount: On any Distribution Date, the excess of (A) the sum of (i) the Group I Subordinate Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to principal distributions to Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount"), (ii) the Group I Subordinate Principal Prepayments Distribution Amount and (iii) the Group I Subordinate Liquidation Amount over
(B) the sum of (x) the amounts required to be distributed to the Component IA-1-4 of the Class IA-1 Certificates pursuant to clauses (I)(a)(v) and
(I)(a)(vi) of the definition of "Certificate Distribution Amount" on such Distribution Date and (y) the amounts required to be distributed to the Class IIA Certificates pursuant to clause (I)(c)(ii) of the definition of "Certificate Distribution Amount" on such Distribution Date. Any reduction in the Group I Subordinate Principal Distribution Amount pursuant to clause (B) of this definition shall: (i) first, be subtracted from the amount calculated pursuant to clause (A)(i) of this definition, (ii) second, be subtracted from the amount calculated pursuant to clause (A)(iii) of this definition and (iii) third, be subtracted from the amount calculated pursuant to clause (A)(ii) of this definition. On any Distribution Date, the Group I Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I)(a) of the definition of "Certificate Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, the pro rata portion of the Group I Subordinate Principal Prepayments Distribution Amount otherwise allocable to the Class or Classes junior to such Class will be distributed to the most senior Class of the Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Classes of Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and B-5.

     Group I Subordinate Principal Prepayments Distribution Amount: On any Distribution Date, the Group I Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan

Group I (exclusive of the portion thereof attributable to principal distributions to the Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount").

     Group I Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Certificate Principal Balance of the Class IA Certificates exceeds the aggregate Scheduled Principal Balance of the Group I Loans, after giving effect to distributions to be made on such Distribution Date and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 6.75% and (ii) any amounts payable to the Class IA Certificates pursuant to clause (i) above of this definition of "Group I Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 6.75% per annum.

     Group II Discount Mortgage Loan: The Group II Loans having Pass-Through Rates less than 6.500%.

     Group II Loan: The Mortgage Loans designated on the Mortgage Loan Schedule as Group II Loans.

     Group II Premium Rate Mortgage Loans: The Group II Loans having Pass-Through Rates in excess of 6.500% per annum.

     Group II Senior Liquidation Amount: The aggregate, for each Group II Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group II Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class IIA-P Fraction thereof, if applicable), and (ii) the Group II Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     Group II Senior Percentage: With respect to any Distribution Date, the sum of the Class Principal Balances of the Group IIA Certificates divided by aggregate Scheduled Principal Balance of all Group II Loans (reduced by the Class IIA-P Fraction thereof), in each case immediately prior to such Distribution Date.

    Group II Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth Anniversary, 100%; (ii) on any other Distribution Date on which the Group II Senior Percentage or the Group I Senior Percentage for such Distribution Date exceeds the initial Group II Senior Percentage or the initial Group I Senior Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth Anniversary and thereafter, 100%, unless:

          (a) the mean aggregate Principal Balance of Group II Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the mean aggregate of the Group II Subordinate Amount as of such Distribution Date, and

          (b) cumulative Realized Losses on the Group II Loans allocated to the Subordinate Certificates are less than or equal to (1) for any Distribution Date before the month of the sixth Anniversary, 30% of the sum of the Group II Subordinate Amount as of the Cut-Off Date, (2) for any Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, 35% of the sum of the Group II Subordinate Amount as of the Cut-Off Date, (3) for any Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, 40% of the sum of the Group II Subordinate Amount as of the Cut-Off Date, (4) for any Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, 45% of the sum of the Group II Subordinate Amount as of the Cut-Off Date, and (5) for any Distribution Date in or after the month of the ninth Anniversary, 50% of the sum of the Group II Subordinate Amount as of the Cut-Off Date,

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth Anniversary but before the sixth Anniversary, the Group II Senior Percentage for such Distribution Date plus 70% of the Group II Subordinate Percentage for such Distribution Date; (2) for any such Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, the Group II Senior Percentage for such Distribution Date plus 60% of the Group II Subordinate Percentage for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, the Group II Senior Percentage for such Distribution Date plus 40% of the Group II Subordinate Percentage for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, the Group II Senior Percentage for such Distribution Date plus 20% of the Group II Subordinate Percentage for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group II Senior Percentage for such Distribution Date.

     If on any Distribution Date the allocation to the Group II Senior Certificates (other than the Class IIA-P Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group II Senior Certificates (other than the Class IIA-P Certificates) below zero, the Group II Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Class IIA-P Certificates will receive the Class IIA-P Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of each Group II Discount Mortgage Loan.

     Group II Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group II Senior Percentage of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to principal distributions to the Class IIA-P Certificates pursuant to clause (I)(b)(i) of the definition of "Certificate Distribution Amount"), (b) the Group II Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to principal distributions to the Class II-P Certificates pursuant to clause (I)(b)(i) of the definition of "Certificate Distribution Amount") and (c) the Group II Senior Liquidation Amount.

     Group II Subordinate Amount: The excess of the Scheduled Principal Balance of the Group II Loans over the Class IIA Certificate Principal Balance.

      Group II Subordinate Liquidation Amount: The excess, if any, of the aggregate of Liquidation Principal for all Group II Loans which became Liquidated Mortgage Loans during the Prior Period, over the related Group II Senior Liquidation Amount for such Distribution Date.

      Group II Subordinate Percentage: With respect to any Distribution Date, the excess of 100% over the Group II Senior Percentage for such date.

      Group II Subordinate Prepayment Percentage: On any Distribution Date for Loan Group II, the excess of 100% over the Group II Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate of the Class Principal Balances of the Group IIA Certificates has been reduced to zero, then the Group II Subordinate Prepayment Percentage shall equal 100%.

      Group II Subordinate Principal Distribution Amount: On any Distribution Date, the excess of (A) the sum of (i) the Group II Subordinate Percentage of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to principal distributions to the Class IIA-P Certificates pursuant to clause (I)(b)(i) of the definition of "Certificate Distribution Amount"),
(ii) the Group II Subordinate Principal Prepayments Distribution Amount and
(iii) the Group II Subordinate Liquidation Amount over (B) the sum of (x) the amounts required to be distributed to the Class IIA-P Certificates pursuant to clauses (I)(b)(v) and (I)(b)(vi) of the definition of "Certificate Distribution Amount" on such Distribution Date and (y) the amounts required to be distributed to the Class IA Certificates pursuant to clause (I)(c)(ii) of the definition of "Certificate Distribution Amount" on such Distribution Date. Any reduction in the Group II Subordinate Principal Distribution Amount pursuant to clause (B) of this definition shall: (i) first, be subtracted from the amount calculated pursuant to clause (A)(i) of this definition, (ii) second, be subtracted from the amount calculated pursuant to clause (A)(iii) of this definition and (iii) third, be subtracted from the amount calculated pursuant to clause (A)(ii) of this definition. On any Distribution Date, the Group II Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I) of the definition of "Certificate Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, the pro rata portion of the Group II Subordinate Principal Prepayments Distribution Amount otherwise allocable to the Class or Classes junior to such Class will be distributed to the most senior Class of the Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Classes of Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.

      Group II Subordinate Principal Prepayments Distribution Amount: On any Distribution Date, the Group II Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to principal distributions to the Class IIA-P Certificates pursuant to clause (I)(b)(i) of the definition of "Certificate Distribution Amount").

     Group II Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Certificate Principal Balance of the Class IIA Certificates exceeds the aggregate Scheduled Principal Balance of the Group II Loans, after giving effect to distributions to be made on such Distribution Date and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 6.50% and (ii) any amounts payable to the Class IIA Certificates pursuant to clause (i) above of this definition of "Group II Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 6.50% per annum.

     Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or any Affiliate of either and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promotor, underwriter, trustee, partner, director or person performing similar functions.

     Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

     Installment Due Date: The first day of the month in which the related Distribution Date occurs.

     Insurance Proceeds: Amounts paid or payable by the insurer under any insurance policy (including any replacement policy permitted under this Agreement), covering any Mortgage Loan or Mortgaged Property, including, without limitation, any hazard insurance policy required pursuant to Section 3.5, any title insurance policy required pursuant to Section 2.3, and any FHA insurance policy or VA guaranty.

      Interest Distribution Amount: On any Distribution Date, for any Class of Certificates (other than the Class IIA-P Certificates) or Component (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates), the amount of interest accrued on the respective Class Principal Balance, Component Principal Balance or Class Notional Amount, as applicable, at 1/12th of the related Remittance Rate for such Class or Component during the Prior Period, before giving effect to allocations of Realized Losses for the Prior Period or distributions to be made on such Distribution Date, reduced by Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class or Component pursuant to the definitions of "Uncompensated Interest Shortfall" and "Realized Loss," respectively; provided, however, that (a) in the case of the Class IA-4 Certificates, such amount shall be reduced by the Class IA-4 Accrual Amount and (b) in the case of Components IA-1-3 of the Class IA-1 Certificates, such amount shall be reduced by the Component IA-1-3 Accrual Amount. The Interest Distribution Amount for Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates and the Class IIA-P Certificates on any Distribution Date shall equal zero.

       Interested Person: The Depositor, the Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

       Junior Subordinate Certificates: The Class B-3, B-4 and B-5 Certificates, collectively.

     Liquidated Mortgage Loan: A Mortgage Loan as to which the Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Mortgage Loan.

     Liquidation Expenses: Expenses incurred by the Servicer in connection with the liquidation of any Defaulted Mortgage Loan or property acquired in respect thereof, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section 3.7 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation relating to the Mortgaged Property that secured such Mortgage Loan.

     Liquidation Principal: The principal portion of Liquidation Proceeds received (exclusive of the portion thereof attributable to principal distributions to the Component IA-1-4 of the Class IA-1 Certificates or the Class IIA-P Certificates pursuant to the definition of "Certificate Distribution Amount" herein) with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the Prior Period.

     Liquidation Proceeds: Amounts after deduction of amounts reimbursable under
Section 3.7 received and retained in connection with the liquidation of defaulted Mortgage Loans (including the disposition of REO Property), whether through foreclosure or otherwise, other than Insurance Proceeds.

     Loan Group: Loan Group I and Loan Group II, as applicable.

     Loan Group I: The group of Mortgage Loans comprised of the Group I Loans.

     Loan Group II: The group of Mortgage Loans comprised of the Group II Loans.

     Loan-to-Value Ratio: The original principal amount of a Mortgage Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Mortgage Loan divided by the Original Value.

     Lockout Liquidation Amount: The aggregate, for each Group I Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of (i) the Lockout Percentage of the Principal Balance of such Mortgage Loan (exclusive of Component IA-1-4 Fraction thereof, if applicable) and (ii) the Lockout Percentage on any Distribution Date occurring prior to the fifth Anniversary, and the Lockout Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

     Lockout Percentage: For any Distribution Date will equal the sum of the Component IA-1-5 Principal Balance divided by the aggregate Scheduled Principal Balances of all Group I Loans (reduced by the Component IA-1-4 Principal Balance), immediately prior to such Distribution Date.

     Lockout Prepayment Percentage: For any Distribution Date, the product of
(a) the Lockout Percentage for such Distribution Date and (b) the applicable Step Down Percentage.

     Lockout Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (i) the Lockout Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to principal distributions to the Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount" herein), (ii) the Lockout Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to principal distributions to Component IA-1-4 of the Class IA-1 Certificates pursuant to clause (I)(a)(i) of the definition of "Certificate Distribution Amount" herein), and (iii) the Lockout Liquidation Amount.

     Monthly Payment: The scheduled payment of principal and interest on a Mortgage Loan which is due on the related Due Date for such Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

     Mortgage File: The following documents or instruments with respect to each Mortgage Loan transferred and assigned pursuant to Section 2.1:

          (i) The original Mortgage Note bearing all intervening endorsements endorsed, "Pay to the order of Chase Bank of Texas, National Association, as Trustee, for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 1998-1 Attn: Corporate Trust Department, 600 Travis Street, Houston, TX 77002, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

          (ii) the original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

          (iii) The originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any;

          (iv) The originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that, if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original Assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Assignment, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

          (v) The original mortgage policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Mortgage Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

          (vi)    The mortgage insurance certificate;

          (vii) Hazard insurance certificates and copies of the Hazard Insurance Policy and, if applicable, flood insurance policy; and

          (viii) any and all other documents, opinions and certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage.

      Mortgage Interest Rate: For any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

      Mortgage Loan Schedule: The schedule, as amended from time to time, of Mortgage Loans attached hereto as Exhibit D, which shall set forth as to each Mortgage Loan the following, among other things:

     (i)    the loan number of the Mortgage Loan and name of the related
            Mortgagor;

     (ii)   the street address of the Mortgaged Property;

     (iii)  the Mortgage Interest Rate as of the Cut-Off Date;

     (iv)   the original term and maturity date of the related Mortgage Note;
     (v)    the original Principal Balance;
     (vi)   the first payment date;
     (vii)  the Monthly Payment in effect as of the Cut-Off Date;
     (viii) the date of the last paid installment of interest;
     (ix) the unpaid Principal Balance as of the close of business on the Cut-Off Date;
     (x)    the Loan-to-Value ratio at origination and as of the Cut-Off Date;
     (xi)   the type of property;
     (xii)  the nature of occupancy at origination;
     (xiii) the county in which Mortgaged Property is located, if available;
     (xiv)  the Loan Group; and
     (xv)   the closing date.

     Mortgage Loans: With respect to each Mortgage Loan the Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Pool: All of the Mortgage Loans.

     Mortgaged Property: With respect to any Mortgage Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     Mortgagor:  The obligor on a Mortgage Note.

     Nonrecoverable Advance: With respect to any Mortgage Loan, any Advance which the Servicer shall have determined to be a Nonrecoverable Advance pursuant to Section 4.4 and which was, or is proposed to be, made by such Servicer.

     Non-U.S. Person:  A Person that is not a U.S. Person.

     Officer's Certificate: With respect to any Person, a certificate signed both by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor or the Servicer, or any affiliate of the Depositor or the Servicer, acceptable to the Trustee; provided that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Original Value: With respect to any Mortgage Loan other than a Mortgage Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Mortgage Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Mortgage Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated or the appraised value at the time the refinanced mortgage debt was incurred.

     OTS: The Office of Thrift Supervision, or any successor thereto.

     Ownership Interest: As defined in Section 5.1(b).

     Pass-Through Entity: As defined in Section 5.1(b).

     Pass-Through Rate: For each Mortgage Loan, a rate equal to the Mortgage Interest Rate for such Mortgage Loan less the applicable per annum percentage rate of the Servicing Fee. For each Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of the related Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of the related Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365.

     Paying Agent: Any paying agent appointed by the Trustee pursuant to
Section 4.10.

     Payoff: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

     Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Servicer during the Payoff Period, the aggregate of the interest earned by Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

     Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof. To the extent (together with Payoff Earnings and the aggregate Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to the Servicer of such Mortgage Loans as additional servicing compensation.

     Payoff Period: With respect to the first Distribution Date, the period from the Cut-Off Date through April 14, 1998, inclusive; and with respect to any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

     Percentage Interest: (a) With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage undivided beneficial ownership interest evidenced by such Certificate of such Class, which percentage shall equal:

          (i) with respect to any Regular Interest Certificate (other than the Class IA-X and Class IIA-X, Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance;

          (ii) with respect to the Class IA-X and Class IIA-X Certificates, the portion of the respective Class Notional Amount evidenced by such Certificate divided by the respective Class Notional Amount; and

          (iii) with respect to the Class R Certificate, the percentage set forth on the face of such Certificate.

     (b) With respect to the rights of each Certificate in connection with Sections 5.9, 7.1, 7.3, 8.1, 8.3, 10.1 and 10.3, "Percentage Interest" shall mean the percentage undivided beneficial interest evidenced by such Certificate in the Trust Fund, which for purposes of such rights only shall equal:

          (i) with respect to any Certificate (other than the Class IA-X and Class IIA-X Certificates), the product of (x) 96.1% and (y) the percentage calculated by dividing its Certificate Principal Balance by the Aggregate Certificate Principal Balance; provided, however, that the percentage in
     (x) above shall be increased by one percent (1%) upon each retirement of the Class IA-X and Class IIA-X Certificates;

          (ii) with respect to the Class IA-X and Class IIA-X Certificates, one percent (1%) of such Certificate's Percentage Interest as calculated by paragraph (a)(ii) of this definition; and

          (iii)  with respect to the Class R Certificate, zero.

     Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any Person from whom the Trustee has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Planned Principal Balance: The amount set forth in the table attached hereto as Exhibit O, for the applicable Distribution Date, for the Class IA-2, IA-5 and IA-6 Certificates.

     Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

     Prepayment Period: The calendar month preceding the month in which the related Distribution Date occurs.

     Prime Rate: Means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate of interest shall be announced publicly by LaSalle National Bank from time to time as LaSalle National Bank's prime rate.

     Principal Balance: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not paid, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

     In the case of a Substitute Mortgage Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Mortgage Loan transferred to the Trust Fund on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Mortgage Loan.

     The Principal Balance of a Mortgage Loan (including a Substitute Mortgage
Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the Principal Balance of such Mortgage Loan shall be reduced by the amount of such Realized Loss as of the Distribution Date next following the end of such calendar month after giving effect to the allocation of Realized Losses and distributions of principal to the Certificates.

     Principal Payment: Any payment of principal on a Mortgage Loan other than a Principal Prepayment.

     Principal Payment Amount: On any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) the scheduled principal payments on the Mortgage Loans due on the related Due Date,
(ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement during the Prior Period, and (iii) any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Prior Period, other than Payoffs, Curtailments and Liquidation Principal.

     Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

     Principal Prepayment Amount: On any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) Curtailments received during the Prior Period from such Mortgage Loans and (ii) Payoffs received during the applicable Prepayment Period from the Mortgage Loans.

     Prior Period: The calendar month immediately preceding any Distribution
Date.

     Pro Rata Allocation: The allocation of the principal portion of losses relating to a Mortgage Loan in a given Loan Group to all Classes of Certificates in the related Certificate Group (other than Component IA 1-4 of the Class IA-1 Certificates and the Class IA-X and the Class IIA-X Certificates) and to the Subordinate Certificates (in the limited circumstances described below) pro rata according to their respective Certificate or Component Principal Balances (except if the loss is recognized with respect to a Group I Discount Mortgage Loan, in which event the applicable Component IA-1-4 Fraction of such loss will first be allocated to Component IA-1-4 of the Class IA-1 Certificates, and the remainder of such loss will be allocated as described above or if the loss is recognized with respect to a Group II Discount Mortgage Loan, in which event the Class IIA-P Fraction of such loss will first be allocated to the Class IIA-P Certificates and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such losses to the Certificates related to such Mortgage Loan pro rata according to the amount of interest accrued but unpaid on each such Class or Component (other than Component IA-1-4 of the Class

IA-1 Certificates) in reduction thereof and then in reduction of their related Class or Component Principal Balances, is hereinafter referred to as "Pro Rata Allocation". For purposes of any Pro Rata Allocation in part to the Subordinate Certificates, each Class of Subordinate Certificates will be deemed to have a Class Principal Balance (and to accrue interest thereon) equal to the actual Class Principal Balance thereof times a fraction, the numerator or which is the Group I Subordinate Amount (for a loss on a Group I Mortgage Loan) or the Group II Subordinate Amount (for a loss on a Group II Mortgage Loan), and the denominator of which is the aggregate of the Group I Subordinate Amount and the Group II Subordinate Amount.

     Purchase Obligation: An obligation of the Depositor to repurchase Mortgage Loans under the circumstances and in the manner provided in Section 2.2 or
Section 2.3.

     Purchase Price: With respect to any Mortgage Loan to be purchased pursuant to a Purchase Obligation, or any Mortgage Loan to be purchased or repurchased relating to an REO Property, an amount equal to the sum of the Principal Balance thereof, and unpaid accrued interest thereon, if any, to the last day of the calendar month in which the date of repurchase occurs at a rate equal to the applicable Pass-Through Rate; provided, however, that no Mortgage Loan shall be purchased or required to be purchased pursuant to Section 2.3, or more than two years after the Closing Date under Section 2.2, unless (a) the Mortgage Loan to be purchased is in default, or default is in the judgment of the Depositor reasonably imminent, or (b) the Depositor, at its expense, delivers to the Trustee an Opinion of Counsel to the effect that the purchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in
Section 860F(a) of the Code; provided, further, that in the case of clause (b) above, the Depositor will use its reasonable efforts to obtain such Opinion of Counsel if such opinion is obtainable.

     Rating Agency: Initially, each of S&P and DCR, thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

     Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agency.

     Realized Loss: For any Distribution Date, with respect to any Mortgage Loan which became a Liquidated Mortgage Loan during the related Prior Period, the sum of (i) the principal balance of such Mortgage Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the interest portion of such Realized Loss). For any Distribution Date, with respect to any Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date.

     Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

     Regular Interest Certificates: The Certificates, other than the Class R Certificate.

     REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

     REMIC I: The pool of assets consisting of the Trust Fund.

     REMIC I Regular Interests: The regular interests in REMIC I as described in Section 2.4 of this Agreement.

     REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

     REMIC Provisions: Sections 860A through 86OG of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Rate: For each Class of Certificates or Component of the Class IA-1 Certificates, the per annum rate set forth as the Remittance Rate for such Class or Component in the Preliminary Statement hereto.

     REO Property: A Mortgaged Property, title to which has been acquired by the Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     Residual Certificate: The Class R Certificate, which is being issued in a single class. Components R-1 and R-2 of the Class R Certificate is hereby each designated the sole Class of "residual interests" in REMIC I and REMIC II, respectively, for purposes of Section 860G(a)(2) of the Code.

     Residual Distribution Amount: On any Distribution Date, any portion of the Available Distribution Amount for a Loan Group remaining after all distributions to the related Certificates. Upon termination of the obligations created by this Agreement and the Trust Fund created hereby, the amounts which remain on deposit in the Certificate Account after payment to the Certificateholders of the amounts set forth in Section 9.1 of this Agreement, and subject to the conditions set forth therein.

     Responsible Officer: When used with respect to the Trustee or the Seller, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Servicer, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller or any other officer of the Servicer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at any time it be a Rating Agency.

     Scheduled Principal Balance: With respect to any Mortgage Loan as of any Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied Curtailments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     Securities Act:  The Securities Act of 1933, as amended.

     Seller: Standard Federal Bank, F.S.B.

     Senior Certificates: The Class IA, Class IIA and Class R Certificates, collectively.

     Servicer: LaSalle Home Mortgage Corporation, a Delaware corporation, or any successor thereto appointed as provided pursuant to Section 7.5, acting to service and administer such Mortgage Loans pursuant to Section 3.1.

     Servicer's Section 3.10 Report: A report delivered by the Servicer to the Trustee or the Certificate Administrator pursuant to Section 3.10.

     Servicing Fee: For each Mortgage Loan, the fee paid to the Servicer to perform primary servicing functions with respect to such Mortgage Loan, equal to the per annum rate of 0.2625% for each Mortgage Loan in the Mortgage Loan Schedule on the outstanding Principal Balance of such Mortgage Loan.

     Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Servicer in the form of an Officer's Certificate, as such list may from time to time be amended.

     Special Hazard Coverage: With respect to all Mortgage Loans, the Special Hazard Coverage Initial Amount less Special Hazard Losses allocated to the Certificates and the amount of any scheduled reduction in the amount of Special Hazard Coverage as follows: on each anniversary of the Cut-Off Date, the Special Hazard Coverage shall be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code area containing the largest aggregate principal balance of the Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans and (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month, and (2) the Special Hazard Coverage Initial Amount as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date. Special Hazard Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agency.

     Special Hazard Coverage Initial Amount: Approximately $3,974.271.95 as of the Cut-Off Date.

     Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (ii) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof, (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

     Step Down Percentage: For any Distribution Date, the percentage indicated below:

          Distribution Date Occurring In        Step Down Percentage
          ------------------------------        ---------------------
          April 1998 through March 2003                    0%
          April 2003 through March 2004                   30%
          April 2004 through March 2005                   40%
          April 2005 through March 2006                   60%
          April 2006 through March 2007                   80%
          April 2007 and thereafter                      100%

     Stripped Interest Rate: For each Group I Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.750% and for each Group II Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.500%.

     Subordinate Certificates: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

     Subordination Level: On any specified date, with respect to any Class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates as of such date prior to giving effect to distributions or allocations of Realized Losses on the Mortgage Loans on such date.

     Substitute Mortgage Loan:  As defined in Section 2.2.

     Targeted Principal Balance: The amount set forth in the table attached hereto as Exhibit P, for the applicable Distribution Date, for each of the Class IA-3 and Component IA-1-3 of the Class IA-1 Certificates, as applicable.

     Tax Matters Person: The Holder of the Class R Certificate issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for REMIC I and REMIC II within the meaning of
Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class R Certificate, the holder of the greatest Percentage Interest in the Class R Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.1(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

     Transfer:  As defined in Section 5.1(b).

     Transferee:  As defined in Section 5.1(b).

     Transferee Affidavit and Agreement:  As defined in Section 5.1(c)(i)(B).

     Trust Fund: The corpus of the trust created pursuant to Section 2.1 of this Agreement. The Trust Fund consists of (i) the Mortgage Loans and all rights pertaining thereto; (ii) such assets as from time to time may be held by the Trustee (except amounts representing the Servicing Fee); (iii) such assets as from time to time may be held by the Servicer in a Custodial Account for P&I related to the Mortgage Loans (except amounts representing the Servicing Fee);
(iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date; and (v) amounts paid or payable by the insurer under any FHA insurance policy and proceeds of any VA guaranty and any other insurance policy related to any Mortgage Loan or the Mortgage Pool.

     Trustee: Chase Bank of Texas, National Association, or its successor-in-interest as provided in Section 8.9, or any successor trustee appointed as herein provided.

     Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month's interest at the applicable Pass-Through Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

     Uncompensated Interest Shortfall: With respect to a Loan Group, for any Distribution Date, the excess, if any, of (i) the sum of (a) aggregate Uncollected Interest with respect to the Mortgage Loans in the related Loan Group and (b) aggregate Curtailment Shortfall with respect to the Mortgage Loans in the related Loan Group over (ii) Compensating Interest with respect to such Loan Group.

     Underwriters: Donaldson, Lufkin & Jenrette Securities Corporation and ABN AMRO Incorporated.

     U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

     Withdrawal Date: The Business Day immediately preceding the related Distribution Date.

     All references to the origination date or original date in the Mortgage Loan Schedule with respect to a Mortgage Loan shall refer to the date upon which the related Mortgage Note was originated or modified, whichever is later.

                                   ARTICLE II

                           CONVEYANCE OF TRUST FUND;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.1. Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby irrevocably sell, convey and assign to the Trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the Depositor in and to the Trust Fund, including all interest and principal received by the Depositor with respect to the Mortgage Loans after the Cut-Off Date (and including without limitation scheduled payments of principal and interest due after the Cut-Off Date but received by the Depositor on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date). The Depositor, at its own expense, shall file or cause to be filed protective Form UCC-1 financing statements with respect to the Mortgage Loans in the State of Illinois or other applicable jurisdiction, listing itself as "Debtor" under such financing statement and listing the Trustee, for the benefit of the Certificateholders, as "Secured Party" under such financing statement.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) The original Mortgage Note bearing all intervening endorsements endorsed, "Pay to the order of Chase Bank of Texas, National Association, as Trustee, for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 1998-1 Attn: Corporate Trust Department, 600 Travis Street, Houston, TX 77002, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

          (ii) the original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee) a true and correct copy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

          (iii) The originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any;

          (iv) The originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that, if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original Assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee) a true and correct copy of such Assignment, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

          (v) The original mortgage policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Mortgage Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

          (vi)  The mortgage insurance certificate;

          (vii) Hazard insurance certificates and copies of the Hazard Insurance Policy and, if applicable, flood insurance policy; and

          (viii) any and all other documents, opinions and certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage.

     If the Depositor cannot deliver the original Mortgage with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, the Depositor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver to the Trustee such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official.

     The Depositor shall, at its own expense, promptly record or cause to be recorded in the appropriate public real property or other records each assignment referred to in Section 2.1(ii), unless the Depositor delivers to the Trustee an Independent opinion of counsel admitted to practice law in the state in which such Mortgaged Property is located to the effect that such recordation is not necessary to secure the interest in the related Mortgaged Properties against any other transferee or creditor of the Depositor, in which case such assignments shall be delivered to the Trustee for the benefit of the Certificateholders in recordable form. If the Depositor cannot deliver the original assignment concurrently with the execution and delivery of this Agreement solely because it is in the process of being prepared and recorded or because of a delay caused by the public recording office where such original assignment has been delivered for recordation, the Depositor shall deliver a blanket Officer's Certificate covering all such assignments stating that such original assignment is in the process of being prepared and recorded or it has been delivered to the appropriate public recording official for recordation and a photocopy of such assignment. Any such original recorded assignment shall be delivered to the Trustee within 180 days following the execution of this Agreement.

     If the Depositor cannot deliver the original title insurance policy concurrently with the execution and delivery of this Agreement, the Depositor shall promptly deliver each such original title insurance policy as soon as such policy becomes available but in no event later than 120 days following the execution of this Agreement.

     All rights arising out of Mortgage Loans including, without limitation, all funds received on or in connection with a Mortgage Loan shall be held by the Depositor in trust for the benefit of the Certificateholders. The Depositor shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Certificateholders.

     It is the express intent of this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.1 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee and that the sale of the Certificates to the Certificateholders, if they are sold, be, and be construed as, a sale of a 100% interest in the Mortgage Loans and the Trust Fund to such Certificateholders. It is, further, not the intention of this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of this Agreement, the Mortgage Loans are held to be property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interest unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to under (i) through (viii) above, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

     Section 2.2. Acceptance by Trustee. The Trustee acknowledges, subject to the provisions of Section 2.1 and to any document exceptions reported pursuant to the Trustee's reviews as described below, receipt of the Mortgage Notes, the Mortgages, the assignments of the Mortgages and the Officer's Certificates referred to in Section 2.1 above, and declares that it holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it as Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee acknowledges that, as of the date of the execution of this Agreement, the Mortgage Files have been delivered to the Trustee and the Trustee has conducted a preliminary review of the Mortgage Files. The Trustee further acknowledges that such review included a review of the Mortgage Notes to determine that the appropriate Mortgage Notes have been delivered and endorsed in the manner set forth in Section 2.1(i). In connection with such review, the Trustee shall have delivered an exceptions report indicating any discrepancies relating to such review. In addition, the Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days, or with respect to assignments which must be recorded, within 180 days, after execution of this Agreement to ascertain that all required documents set forth in items (i), (ii), (v), (vi) and, to the extent delivered to the Trustee, items (iii), (iv), (vii) and (viii) of Section 2.1 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit D annexed hereto, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. The Trustee shall have no duty to verify or determine whether any Mortgage File should contain documents described in Sections 2.1 (iii), (iv), (vii) and (viii). The Trustee shall be under no duty or obligation to inspect, review or make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the

Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. If at the conclusion of such 45-day period or 180-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Exhibit D (each such finding, a "material defect"), the Trustee shall promptly notify the Depositor, which shall have a period of 90 days after such notice within which to correct or cure any such material defect; provided, however, that if the Trustee shall not have received a document by reason of the fact that such document shall not have been returned by the appropriate recording office then the Depositor shall have until a date one year later from the Cut-Off Date to correct or cure such defect. The Depositor hereby covenants and agrees that, if any such material defect as defined above is not corrected or cured, the Depositor will, not later than 90 days in the case of repurchase referred to below or not later than 75 days in the case of a substitution referred to below after the Trustee's notice to it respecting such defect either (i) repurchase the related Mortgage Loan at a price equal to 100% of the Principal Balance of such Mortgage Loan (or any property acquired in respect thereof) plus accrued interest on such Principal Balance at the applicable Pass-Through Rate to the next scheduled Due Date of such Mortgage Loan, less any Nonrecoverable Advances made with respect to any such Mortgage Loan or (ii) substitute for any Mortgage Loan to which such material defect relates a different mortgage loan (a "Substitute Mortgage Loan") maturing no later than and not more than two years earlier than the Mortgage Loan being substituted for and having a principal balance equal to or less than and a Mortgage Interest Rate equal to or greater than the Mortgage Interest Rate of the Mortgage Loan being substituted for, a Loan-to-Value Ratio equal to or less than the Loan-to-Value Ratio of the Mortgage Loan being substituted for and otherwise having such characteristics so that the representations and warranties of the Depositor set forth in Section 2.3 hereof would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan; provided, however, that if the Principal Balance of the original Mortgage Loan exceeds the principal balance of the Substitute Mortgage Loan, an amount equal to that difference shall be deposited by the Depositor in the Certificate Account; provided, further, however, that no such substitution may occur after 90 days of the Closing Date unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that the Mortgage Loan to be replaced is "defective" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and, if applicable, within the meaning of the REMIC Provisions of the particular State, if any, which would impose a tax on the Trust Fund. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution are not a part of the Trust Fund and will be retained by the Servicer. The Depositor shall notify the Rating Agency of any such substitution. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the Mortgage Loan being substituted for in such month. The purchase price for the repurchased Mortgage Loan or property shall be deposited by the Depositor in the Certificate Account and in the case of a Substitute Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee or the Custodian. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or the new Mortgage File, as the case may be, and an Officer's Certificate that such repurchase or substitution is in accordance with this Agreement, the Trustee shall release or cause to be released to the Depositor the related Mortgage File for the Mortgage Loan being repurchased or substituted for, as the case may be, and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to transfer to the Depositor the Trustee's interest in such original or repurchased Mortgage Loan or property and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Depositor to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders, but such obligation shall survive termination of this Agreement. Neither the Trustee nor the Custodian shall be responsible for determining whether any assignment or mortgage delivered pursuant to Section 2.1(ii) is in recordable form or, if recorded, has been properly recorded.

     Section 2.3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee:

          (i) that the information set forth in the Mortgage Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (ii) that the information relating to the Mortgage Loans set forth in the Prospectus, Prospectus Supplement and the Form 8-K filed pursuant to the Securities Exchange Act of 1934 relating to offering of the Certificates is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (iii) that as of the date of the transfer of the Mortgage Loans to the Trustee, the Depositor is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

          (iv) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 days or more past due from the Due Date of such Mortgage Loan;

          (v) that to the best of the Depositor's knowledge, as of the date of the transfer of the Mortgage Loans to the Trustee, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

          (vi) that as of the date of the initial issuance of the Certificates, there is, to the best of the Depositor's knowledge, no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (vii) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Mortgage Loan was not usurious at the time of origination;

          (viii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all taxes, governmental assessments and insurance premiums previously due and owing with respect to the Mortgaged Property have been paid;

          (ix) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

          (x) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

          (xi) that as of the initial issuance of the Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

          (xii) that each Mortgaged Property consists of a fee simple estate or a leasehold estate condominium form of ownership in real property;

          (xiii) the condominium projects that include the condominiums that are the subject of any condominium loan are generally acceptable to FNMA or FHLMC;

          (xiv) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to the Mortgage Loan; and except for payment delinquencies not in excess of 30 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

          (xv) that each Mortgage Loan was originated on FNMA or FHLMC uniform instruments;

          (xvi) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, 97.67% of the Mortgage Loans measured by Principal Balance were to be secured by a primary, owner-occupied residence and no more than 2.33% of the Mortgage Loans measured by Principal Balance were to be secured by non-owner-occupied residences;

          (xvii) that an appraisal of each Mortgaged Property was conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

          (xviii) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95%;

          (xix) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

          (xx) each Mortgage Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above; and

          (xxi) each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code without regard to (S) 1.860G-2(f) of the REMIC Provisions or any similar rule.

     It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be. Upon discovery by the Depositor, Servicer, the Trustee or any Custodian of a breach of any of the foregoing representations and warranties (referred to herein as a "breach"), without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and to the Rating Agency.

     Within 90 days of its discovery or its receipt or the Seller's receipt of notice of breach, the Depositor shall or shall cause the Seller to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a repurchase price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest on such Principal Balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan or remove such Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan or Loans with the characteristics set forth in Section 2.2 above for Substitute Mortgage Loans, provided such substitution is effected not later than 90 days after the Closing Date (or not later than two years of the Closing Date provided that the Trustee shall receive from the Depositor an Opinion of Counsel to the effect that the Mortgage Loan to be replaced is "defective" within the meaning of Section 860G(4)(B)(ii) of the Code and, if applicable, the REMIC provisions of the relevant State). It is understood and agreed that the obligation of the Depositor to repurchase or substitute or cause the Seller to repurchase or substitute any Mortgage Loan or property as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive as the obligation of ABN AMRO Mortgage Corporation or its successors.

     Section 2.4. Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests.

          (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

          (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I and REMIC II be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of Component IA-1-1, Component IA-1-2, Component IA-1-3, Component IA-1-4, Component IA-1-5, and Component IA-1-6 of the Class IA-1 Certificates, and the Class IA-2 Certificates, the Class IA-3 Certificates, the Class IA-4 Certificates, the Class IA-5 Certificates, the Class IA-6 Certificates, the Class IA-X Certificates, the Class IIA-1 Certificates, the Class IIA-X Certificates, the Class IIA-P Certificates, the Class M Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Class B-5 Certificates. The "residual interest" (within the meaning of
     Section 860(G)(a)(2) of the Code) in REMIC II shall consist of Component R-2 of the Class R Certificate. The "regular interests" (within the meaning of Section 860(G)(a)(1) of the Code) of REMIC I shall consist of the Component IA-1-1 Regular Interest, the Component IA-1-2 Regular Interest, the Component IA-1-3 Regular Interest, the Component IA-1-4 Regular Interest, the Component IA-1-5 Regular Interest, the Component IA-1-6 Regular Interest, the Class IA-2 Regular Interest, the Component IA-1-2 Regular Interest, the Class IA-3 Regular Interest, the Class

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

     IA-4 Regular Interest, the Class IA-5 Regular Interest, the Class IA-6 Regular Interest, the Class IA-X Regular Interest, the Class IIA-1 Regular Interest, the Class IIA-X Regular Interest, the Class IIA-P Regular Interest, the Class I Subordinated Regular Interest, and the Class II Subordinated Regular Interest. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1 of the Class R Certificate.

          (c) All payments with respect to Component IA-1-2 of the Class IA-1 Certificate and the Class IA-2, IA-5 and IA-6 Certificates of REMIC II shall be considered to have been made solely from the Class IA-2, IA-5, and IA-6 Regular Interests of REMIC I. All payments with respect to the Class M, B-1, B-2, B-3, B-4 and B-5 Certificates of REMIC II shall be considered to have been made solely from the Class I Subordinate Regular Interest and the Class II Subordinate Regular Interest. All payments with respect to each other Component or Certificate of REMIC II described in paragraph (b) above which constitutes a regular interest in REMIC II shall be considered to have been made solely from the REMIC I Regular Interest described in paragraph (b) above which has the same designation.

          The original principal balance of the Class I Subordinate Regular Interest is equal to the original Group I Subordinate Amount. The original principal balance of the Class II Subordinate Regular Interest is equal to the original Group II Subordinate Amount. The original principal balance of each of the principal-bearing Class I and Class II Regular Interests other than the Class I and II Subordinate Regular Interests is equal to the original principal balance of the principal-bearing Component or Certificate of REMIC II which has the same designation. The notional principal balance of each non-principal-bearing Class I or Class II Regular Interest is equal to the Notional Amount of the Component or Certificate of REMIC II which has the same designation.

          The interest rate on the Class IA-2, IA-5 and IA-6 Regular interests is 7.000% per annum. The interest rates on the Class I Subordinate Interest and on the Class II Subordinate Interest are 6.750% per annum and 6.500% per annum, respectively.

     Section 2.5. Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

     Section 2.6. No Contributions. The Trustee shall not accept or make any contribution of cash to the Trust Fund after 90 days of the Closing Date, and shall not accept or make any contribution of other assets to the Trust Fund unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Class A or Subordinate Certificates are outstanding or subject the Trust Fund to any tax on contributions to the REMIC under Section 860G(d) of the Code.

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     Section 2.7. Representations and Warranties of the Servicer.  The
Servicer hereby represents, warrants and covenants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (a) the Servicer is a corporation duly formed and validly existing under the laws of the State of Illinois;

          (b) the execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (c) this Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (d) the Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder;

          (e) no litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

          (f) as long as the Servicer has any obligations to service the Mortgage Loans hereunder (and it has not assigned such obligations pursuant to Section 3.1(c)), it shall be a FNMA or a FHLMC-qualified servicer.

     It is understood and agreed that the representations and warranties set forth in this Section 2.7 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be.

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                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.1. Servicer to Act as Servicer; Administration of the Mortgage Loans.

          (a) The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) and the Trustee (as trustee for Certificateholders) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders and loan servicers, and taking into account its other obligations hereunder, but without regard to:

               (i) any relationship that the Servicer, any sub-servicer, any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer may have with the related Mortgagor;

               (ii) the ownership of any Certificate by the Servicer, any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer;

               (iii) the Servicer's, any sub-servicer's or any special servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

               (iv) the ownership, or servicing or management for others, by the Servicer, any sub-servicer or any special servicer, of any other mortgage loans or property.

          To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer of the collectability of the Mortgage Loans. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more subservicers, special servicers or agents (subject to paragraph (c) of this Section 3.1), to do any and all things in connection with such servicing and administration which it may deem necessary or desirable for the purpose of conserving the assets of the Trust Fund. Without limiting the generality of the foregoing, the Servicer shall and is hereby authorized and empowered by the Trustee to continue to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers, consents or amendments to or with respect to

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

     any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties. Notwithstanding the foregoing, the Servicer shall not modify, amend, waive or otherwise consent to the change of the terms of any of the Mortgage Loans (including without limitation extending the stated maturity date of any Mortgage Loan or forgiving principal of or interest on any Mortgage
     Loan), except as permitted by Section 3.2 hereof. The Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby. To enable the Servicer to carry out its servicing and administrative duties hereunder, upon the Servicer's written request accompanied by the forms of any documents requested, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents necessary or appropriate and the Trustee shall not be responsible for releasing such powers of attorney. The Trustee shall not be responsible for, and the Servicer shall indemnify the Trustee for, any action taken by the Servicer pursuant to the application of any such power of attorney. The relationship of the Servicer (and of any successor thereto) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (b) The Servicer, Trustee and Depositor, intend that REMIC I and REMIC II formed hereunder shall constitute, and that the Servicer shall perform its duties and obligation hereunder so as to qualify each of them as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. The Tax Matters Person, or the Person acting as attorney-in-fact and agent therefor, shall: (a) prepare and file, or cause to be prepared and filed, federal tax returns (as well as any other federal and state information and other returns) using a calendar year as the taxable year when and as required by the REMIC Provisions; (b) make (or cause to be made) an election, on behalf of each of REMIC I and REMIC II, to be treated as a REMIC on the Federal tax return and any applicable state or local returns for the first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports (including, without limitation, the information required in connection with the computation of the present value of anticipated excess inclusions as required by
     (S) 1.860E-2(a)(5) of the REMIC Provisions) as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust Fund at all times that REMIC I Regular Interests or REMIC II Certificates are outstanding so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC I or REMIC II.

          (c) The Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements

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

     or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.1(c).

          Any sub-servicing agreement entered into by the Servicer with a Person other than the Depositor shall provide that it may be assumed or terminated by the Trustee if the Trustee has assumed the duties of the Servicer, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer pursuant to Section 7.5.

          Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, including (if applicable) the Depositor in its capacity as sub-servicer under a sub-servicing agreement and not in its capacity as a party to this Agreement, shall be deemed to be between the Servicer and such sub-servicer (including the Depositor) alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.1(d).

          In the event that the Trustee assumes the servicing obligations of the Servicer, upon request of the Trustee, the Servicer shall at its own expense deliver to the Trustee all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee.

          (d) Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the Mortgaged Property securing a Mortgage Note shall be recoverable by the Servicer pursuant to Section 3.3. The Servicer shall ensure all such taxes and assessments are timely paid.

          The Servicer, as initial servicer, shall pay all of its costs and proven damages incurred with respect to or arising out of any allegation of impropriety in its servicing of the Mortgage Loans. Further, the Servicer shall not be entitled to reimbursement or indemnification from either the Trust Fund or the Certificateholders with respect to any such costs, claims and damages.

          (e) Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person (including the Depositor) acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person (including the Depositor) acting as sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be

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

     entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer by such sub-servicer (including the Depositor), and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     Section 3.2. Collection of Certain Mortgage Loan Payments; Certificate Account.

          (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans it services for itself and any of its Affiliates; provided, however, that the Servicer agrees not to permit any modification with respect to any Mortgage Loan that would change the manner in which the Mortgage Interest Rate is computed, forgive any principal or interest or change the term of such Mortgage Loan. Consistent with the foregoing, the Servicer may in its discretion (i) waive any assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and
     (ii) arrange a schedule, running for no more than 180 days after the scheduled Due Date for payment of any installment on any Mortgage Note or after the due date of any other payment due under the related Mortgage Note for the liquidation of delinquent items, provided that the Servicer shall continue to be obligated to make Advances in accordance with Section 4.3 during the continuance of such period. With respect to any Mortgage Loans which provide for the right of the holder thereof to call for early repayment thereof at times specified therein, neither the Trustee nor the Servicer shall exercise any such right, except that the Trustee shall exercise such right at the written direction of the Servicer set forth in an Officer's Certificate in connection with a default under the related Note. Notwithstanding anything herein to the contrary, neither the Servicer nor any other party may take any action that would cause a "significant modification" of any Mortgage Loan within the meaning of the REMIC Provisions that would cause REMIC I or REMIC II to fail to qualify as a REMIC at any time or cause a tax to be imposed on the Trust Fund under REMIC Provisions.

          (b) The Servicer shall establish and maintain a separate account as set forth in Article I (the "Custodial Account for P&I"), and shall on the Closing Date credit any amounts representing scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter on a daily basis the following payments and collections received or made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

               (i) All Mortgagor payments on account of principal, including Principal Prepayments on the Mortgage Loans;

               (ii) All Mortgagor payments on account of interest on the Mortgage Loans, which may be net of that portion thereof which the Servicer is entitled to retain as Servicing Fees (adjusted for any amounts related to compensating Interest) pursuant to Section 3.9, as adjusted pursuant to Section 4.6;

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

               (iii) All net Liquidation Proceeds;

               (iv) All Insurance Proceeds received by the Servicer, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, and all amounts deposited by the Servicer with respect to the failure to maintain flood or fire and hazard insurance policies, pursuant to
          Section 3.5;

               (v) All Advances made by the Servicer pursuant to Section 4.3;

               (vi) All repurchase proceeds from the repurchase of a Mortgage Loan pursuant to a Purchase Obligation;

               (vii) any amounts required to be deposited pursuant to Section 3.2(c) in connection with net losses realized on Eligible Investments with respect to funds held in the Custodial Account for P&I;

               (viii) all income and gain realized from any investment of the funds in the Custodial Account for P&I in Eligible Investments;

               (ix) all net income from the renting of REO Property pursuant to
          Section 3.7(c); and

               (x) All other amounts required to be deposited in the Custodial Account for P&I pursuant to this Agreement.

          (c) The Servicer may invest the funds in the Custodial Account for P&I in Eligible Investments which shall mature not later than the second Business Day preceding the next Distribution Date unless the Custodial Account for P&I is maintained with the Trustee in which case they may mature one Business Day prior to the Distribution Date. The Eligible Investments may not be sold or disposed of prior to their maturity. All such Eligible Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer, and shall be payable to the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account for P&I by the Servicer, out of its own funds immediately as realized without right to reimbursement therefor.

          (d) The foregoing requirements for deposit in the Custodial Account for P&I shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of this Section 3.2 and payments in the nature of late payment charges or assumption fees need not be deposited by the Servicer in the Custodial Account for P&I. All funds deposited by the Servicer in the Custodial Account for P&I shall be held by it in trust in the Custodial Account for P&I until disbursed in accordance with Section
     4.1 or withdrawn in accordance with Section 3.3;

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

     provided, however, that the Servicer shall withdraw such funds and deposit them in such manner as to not result in a downgrading or withdrawal of the rating then assigned to the Certificates by the Rating Agency. If the Servicer deposits in the Custodial Account for P&I any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account for P&I pursuant to Section 3.3(i) of this Agreement.

     Certain of the Mortgage Loans may provide for payment by the Mortgagor of amounts to be used for payment of taxes, assessments, hazard or other insurance premiums or comparable items for the account of the Mortgagor. The Servicer may deal with these amounts in accordance with its normal servicing procedures.

     Section 3.3. Permitted Withdrawals from the Custodial Account for P&I. The Servicer may, from time to time, make withdrawals from the Custodial Account for P&I for the following purposes:

          (a) to reimburse itself for Advances made by it pursuant to Section
     3.4 or 4.3, the Servicer's right to reimburse itself pursuant to this subclause (a) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds which represent late recoveries of payments of principal and/or interest respecting which any such Advance was made and any net income received from the renting of REO Property pursuant to
     Section 3.7(c)) or to reimburse itself for Advances from funds in the Custodial Account for P&I held for future distribution or withdrawal, such funds to be replaced by the Servicer to the extent that funds in the Custodial Account for P&I on a future Withdrawal Date are less than the payment required to be made to the Certificate Account therefrom as of such future Distribution Date;

          (b) (i) to reimburse itself from Liquidation Proceeds for Liquidation Expenses, (ii) for amounts expended by it pursuant to Section 3.7 in good faith in connection with the restoration of damaged property and (iii) to the extent that Liquidation Proceeds after such reimbursement are in excess of the Principal Balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the date of such liquidation, net of any related Advances which were unreimbursed prior to the receipt of such Liquidation Proceeds, to pay to itself any unpaid Servicing Fees, and any assumption fees, late payment charges or other Mortgage charges on the related Mortgage Loan;

          (c) to pay to itself from any Mortgagor payment as to interest or other recovery with respect to a particular Mortgage Loan, to the extent permitted by this Agreement, that portion of any payment as to interest in excess of interest at the applicable Pass-Through Rate which the Servicer is entitled to retain as Servicing Fees pursuant to Section 3.9 or otherwise;

          (d) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 3.1 or 3.5 after the related Mortgagor has reimbursed the Trust Fund for such expenses or following liquidation of the related Mortgage Loan, or pursuant to Section 6.3;

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

          (e) to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to Section
     2.2 or 2.3 or purchased by the Class R Certificateholder pursuant to
     Section 9.1 all amounts received thereon and not distributed as of the date on which the related Principal Balance is determined;

          (f) to reimburse itself for any Nonrecoverable Advances;

          (g) to disburse to the Trustee in order that the Trustee may make payments to Certificateholders in the amounts and in the manner provided for in Section 4.1;

          (h) to pay the Servicer any net interest or other income earned and received on or investment income received with respect to funds in the Custodial Account for P&I; and

          (i) to make payments to itself or others pursuant to any provision of this Agreement and to remove any amounts not required to be deposited therein and to clear and terminate the Custodial Account for P&I pursuant to Section 9.1.

     Since in connection with withdrawals pursuant to subclauses (a), (b), (c) and (e) the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Custodial Account for P&I pursuant to such subclauses.

     The Servicer shall make the withdrawal referred to in subclause (g) above and shall deposit the amount so withdrawn into the Certificate Account prior to 4:00 P.M. New York City time on each related Withdrawal Date.

     Section 3.4. Taxes, Assessments and Similar Items. With respect to each Mortgage Loan, the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. The Servicer shall require that payments for taxes, assessments, insurance premiums and other similar items be made by the Mortgagor at the time they first become due. If a Mortgagor fails to make any such payment on a timely basis, the Servicer shall advance the amount of any shortfall unless the Servicer determines in its good faith judgment that such advance would not be ultimately recoverable from future payments and collections on the related Mortgage Loan (including without limitation Insurance Proceeds and Liquidation Proceeds), or otherwise. The Servicer shall be entitled to reimbursement of advances it makes pursuant to the preceding sentence, together with interest thereon at the Prime Rate, from amounts received on or in respect of the related Mortgage Loan respecting which such advance was made or if such advance has become nonrecoverable, in either case to the extent permitted by Section 3.3 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

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     Section 3.5. Maintenance of Insurance. The Servicer shall also cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the Principal Balance of such Mortgage Loan or (ii) the replacement value costs of improvements securing such Mortgage Loan. The Servicer shall cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy or (ii) the replacement cost of the improvements which are a part of such property. The Servicer shall also cause to be maintained for each Mortgage Loan with a Loan-to-Value Ratio greater than 80% a primary mortgage insurance policy which will cover at least 75% of the original fair market value of the related Mortgaged Property until such time as the principal balance of such Mortgage Loan is reduced to 80% of the current fair market value or otherwise in accordance with applicable law. The Servicer on behalf of the Trustee as Mortgagee shall maintain or cause the related Mortgagor to maintain for each Mortgage Loan such other insurance on the related Mortgaged Property as may be required by the terms of the related Mortgage Note. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the full insurable value, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, and (iii) the Principal Balance of the related Mortgage Loan. The Servicer shall also maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. If an REO Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentence. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the Custodial Account for P&I from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in Section 3.1. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations or policies of the Servicer as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 3.2, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 3.5 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.3. Any cost incurred by the Servicer in maintaining any such insurance shall be recoverable by the Servicer pursuant to Section 3.3. In

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

the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that qualifies under the guidelines set forth for the Servicer by FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the unpaid principal balance on the Mortgage Loans without co-insurance and otherwise complies with all other requirements set forth in the first paragraph of this Section 3.5, it shall conclusively be deemed to have satisfied its obligation as set forth in such first paragraph, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first paragraph of this Section 3.5 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Custodial Account for P&I or apply to the restoration of the property the amount not otherwise payable under the blanket policy because of such deductible clause.

     The Servicer shall obtain and maintain at its own expense throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy with broad coverage with responsible companies covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. Any such fidelity bond and errors and omissions insurance shall provide an amount of coverage and will maintain such coverage at a level which will permit the Servicer to continue to be a FNMA or a FHLMC-qualified Servicer and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 3.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.

     Section 3.6. Enforcement of Due-on-Sale Clauses; Assumption and Substitution Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Servicer reserves the right to enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. The Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it or any of its Affiliates. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the interest rate of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

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

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.7. Realization upon Defaulted Mortgage Loans.

          (a) Consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer shall foreclose upon or otherwise comparably convert (which may include acquisition of an REO Property) the Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine (i) that such foreclosure and/or restoration will increase the Liquidation Proceeds to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawal from the Custodial Account for P&I pursuant to
     Section 3.3). Any gain on foreclosure or other conversion of a Liquidated Mortgage Loan shall be distributed to the Class R Certificateholder. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as any Servicing Fees and other amounts due it, if any), to the extent, but only to the extent, that withdrawals from the Custodial Account for P&I with respect thereto are permitted under
     Section 3.3. Within 30 days after receipt of Liquidation Proceeds in respect of a Liquidated Mortgage Loan, the Servicer shall provide to the Trustee a statement of accounting for the related Liquidated Mortgage Loan, including without limitation (i) the Mortgage Loan number, (ii) the date the Mortgage Loan was acquired in foreclosure or deed in lieu, and the date the Mortgage Loan became a Liquidated Mortgage Loan, (iii) the gross sales price and the related selling and other expenses, (iv) accrued interest calculated from the foreclosure date to the liquidation date, and (v) such other information as the Trustee may reasonably specify.

          (b) Prior to any such foreclosure, the Servicer may, at its option, repurchase any Mortgage Loan which is 90 days or more delinquent and which the Servicer determines in good faith would otherwise become subject to foreclosure proceedings or any Mortgage Loan as to which the Mortgagor tenders a deed in lieu of foreclosure at a price equal to the outstanding Principal Balance of the Mortgage Loan plus accrued interest at the applicable Pass-Through Rate to the next Due Date. Any such repurchase shall be deemed a Principal Prepayment for purposes of this Agreement and all amounts in respect thereof shall be deposited into the Custodial Account for P&I pursuant to Section 3.2(b).

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

          (c) The Trust Fund shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. Based on a report prepared by an Independent Person who regularly conducts environmental audits that the Mortgaged Property for which foreclosure proceedings are contemplated is in compliance with applicable environmental laws, and there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or that it would be in the best economic interest of the Trust Fund to acquire title to such Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the Servicer will not conduct such foreclosure proceedings. If the Servicer otherwise becomes aware, under its customary servicing procedures, of an environmental hazard with respect to a Mortgage Loan for which foreclosure proceedings are contemplated, the Servicer will not conduct such foreclosure proceedings unless it determines in good faith that the liability associated with the environmental hazard will be less than the Liquidation Proceeds to be realized from the sale of the related Mortgaged Property. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such REO Property shall be disposed of by the Trust Fund within three years after its acquisition by the Trust Fund unless the Trustee shall have received from the Servicer an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not cause either REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions at any time that any REMIC I Regular Interests or Certificates are outstanding, in which case such REO Property shall be disposed of as soon as possible by the Trust Fund but in no event shall be held longer than the maximum period of time during which the Trust Fund is then permitted to hold such REO Property and allow REMIC I and REMIC II to remain qualified as REMICs under the REMIC Provisions. The Servicer shall manage, conserve, protect and operate each such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. All proceeds from the renting of such REO Property shall, net of any costs or expenses of the Servicer in connection therewith, be deposited into the Custodial Account for P&I pursuant to Section 3.3(b)(ix).

          (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until

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

     such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect.

          (e) The Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.7 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Servicer for the benefit of the Trust Fund; or

               (ii) the Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     Section 3.8. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that the payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by an Officer's Certificate (which Officer's Certificate shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account for P&I pursuant to Section 3.2 have been or will be so deposited) and shall by such Officer's Certificate request delivery to it of the Mortgage File. Upon receipt of such Officer's Certificate and request, the Trustee shall promptly release or cause to be released the related Mortgage File to the Servicer. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Servicer and shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer by delivery to a Servicing Officer and the Trustee shall have no further responsibility with respect to such Mortgage Files.

     Section 3.9. Servicing Compensation. The Servicer shall be entitled to retain or, if not retained, to withdraw from the Certificate Account as servicing compensation its Servicing Fee out of each payment on account of interest on each Mortgage Loan, subject to adjustment as provided in Section
4.6. The Servicer shall also be entitled to payment of unpaid Servicing Fees with respect to a delinquent Mortgage Loan out of Liquidation Proceeds with respect to such Mortgage Loan, to


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

the extent permitted by Section 3.3(b). Servicing compensation in the form of assumption fees, late payment charges or otherwise shall be retained by the Servicer and need not be deposited in the Custodial Account for P&I. The Servicer shall also be entitled to additional servicing compensation out of Liquidation Proceeds to the extent provided in Section 3.3(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the blanket hazard insurance policy and the blanket fidelity bond and errors and omissions policy required by Section 3.5) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.1, 3.3, 3.5 and 3.7.

     On each Distribution Date, the Servicer shall pay to the Certificate Administrator and the Trustee the Certificate Administration and Trustee Fee out of the Servicing Fee retained by the Servicer on such Distribution Date. Such amounts shall be compensation for the activities of the Certificate Administrator and the Trustee hereunder. The Certificate Administrator and the Trustee shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

     Section 3.10. Reports to the Trustee; Custodial Account for P&I Statements. On or before each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee or its designee a statement in electronic or written form as may be agreed upon by the Servicer and the Trustee containing the information described in Section 4.2 and such other information as may be necessary for the Trustee to compute the amounts to be distributed to the Certificateholders by the Trustee (the "Servicer's Section 3.10 Report"). Not later than 25 days after each Distribution Date, the Servicer shall forward or cause to be forwarded to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account for P&I as of the close of business on the related Distribution Date, stating that all distributions from the Custodial Account for P&I required to be made by this Agreement have been made for the period covered by such statement (or if any required distribution has not been made, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Custodial Account for P&I for each category of deposit specified in Section 3.2 and each category of withdrawal specified in Section 3.3. Such statement shall also include information as to the aggregate Principal Balance of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided to any Certificateholder upon request by the Servicer, or by the Trustee so long as the Trustee has received the report as stipulated above at the Servicer's expense if the Servicer shall fail to provide such copies.

     Section 3.11. Annual Statement as to Compliance. The Servicer will deliver to the Trustee, on or before April 30 of each year, beginning April 30, 1999, an Officer's Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to the Rating Agency and to any Certificateholder upon request by the Servicer, or by the Trustee at the Servicer's expense if the


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Servicer shall fail to provide such copies and the Trustee is aware that the
Servicer has not so provided copies and so long as the Trustee shall have received the report as stipulated above.

     Section 3.12. Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning April 30, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in agreements substantially similar to this Agreement except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement or, (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in records relating to mortgage loans serviced for others that in their opinion are material and that Paragraph 4 of that program requires them to report. Copies of such statement shall be provided to Certificateholders upon request by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies and the Trustee is aware that the Servicer has not so provided copies and so long as the Trustee shall have received the report as stipulated above.

     Section 3.13. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide access to the Trustee or to its designees at its request, and to Certificateholders which are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the Supervisory Agents and examiners of the OTS and the FDIC or examiners of any other federal or state banking or insurance regulatory authority to the documentation regarding the Mortgage Loans if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. The Trustee or its designee may without charge copy any document or electronic record maintained by the Servicer hereunder.

     Section 3.14.  [Reserved].

     Section 3.15.  Sale of Defaulted Mortgage Loans and REO Properties.

          (a) With respect to any Defaulted Mortgage Loan or REO Property which the Servicer has determined to sell in accordance with the standards set forth in Section 3.7, the Servicer shall deliver to the Trustee an Officer's Certificate to the effect that no satisfactory arrangements can be made for collection of delinquent payments thereon pursuant to Section 3.2, and, consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer has determined to sell such Mortgage Loan or REO Property in accordance with this Section 3.15. The Servicer may then offer to sell to any Person any Defaulted Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Defaulted Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to


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

     result in the sale of such REO Property within the period specified in
     Section 3.7(c). The Servicer shall accept the highest bid received from any Person for any Defaulted Mortgage Loan or any REO Property in an amount at least equal to the Purchase Price therefor or, at its option, if it has received no bid at least equal to the Purchase Price therefor, purchase the Defaulted Mortgage Loan or REO Property at the Purchase Price.

          In the absence of any such bid or purchase by the Servicer, the Servicer shall accept the highest bid received from any Person that is determined by the Servicer to be a fair price for such Defaulted Mortgage Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

          The Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest bid if the Servicer determines, in accordance with the servicing standard stated in Section 3.1, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in Section 3.1, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable). In the event that the Servicer determines with respect to any REO Property that the bids being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.7(c) with respect to such REO Property is approaching, the Servicer shall seek an extension of such period in the manner described in Section 3.7(c).

          (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee the expense of which shall be an expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, the Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.7(c).

          (c) The Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance


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

     documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if consummated in accordance with the terms of this Agreement, neither the Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Servicer or the Trustee.

          (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Custodial Account for P&I in accordance with Section 3.2(b).

     Section 3.16. Delegation of Duties. In the ordinary course of business, the Servicer or the Trustee may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable terms of this Agreement. In case of such delegation, the Servicer or the Trustee shall supervise, administer, monitor and oversee the activities of such Person hereunder to insure that such Person performs such duties in accordance herewith and shall be responsible for the acts and omissions of such Person to the same extent as it is responsible for its own actions or omissions hereunder. Any such delegations shall not relieve the Servicer or the Trustee of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.4 hereof and shall be revocable by any successor Servicer or the Trustee.

     Section 3.17.  [Reserved].

     Section 3.18.  [Reserved].

     Section 3.19. Appointment of a Special Servicer. The Servicer may enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of a Subordinate Certificate or a holder of a class of securities representing interests in such Subordinate Certificate and/or other subordinate mortgage pass-through certificates, such agreement to be (i) substantially in the form of Exhibit R hereto or (ii) subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.20. Allocation of Realized Losses. Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Mortgage Loan. The amount of Realized Losses shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein), will be allocated as follows: (i) for losses allocable to principal (a) first, to the Class B-5 Certificates, until the Class Principal


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

Balance thereof has been reduced to zero, (b) second, to the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero, (c) third, to the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero, (d) fourth, to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, (e) fifth, to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero, (f) sixth, to the Class M Certificates, until the Class Principal Balance thereof has been reduced to zero, and (g) seventh, to the Senior Certificates related to such Mortgage Loan (other than the Class IA-X, Class IIA-X Certificates, Class IIA-P Certificates, and Components IA-1-2, IA-1-4 and IA-1-6 of the Class IA-1 Certificates), pro rata, according to their Class or Component Principal Balances in reduction of their respective Class or Component Principal Balances, as applicable; provided, however, that if the loss is recognized with respect to a Group I Discount Mortgage Loan, the applicable Component IA-1-4 Fraction of such loss will first be allocated to Component IA-1-4 of the Class IA-1 Certificates and the remainder of such loss will be allocated as described above in this clause (i) and if the loss is recognized with respect to a Group II Discount Mortgage Loan, the Class IIA-P Fraction of such loss will first be allocated to Class IIA-P and the remainder of such loss will be allocated as described above in this clause
(i); and (ii) for losses allocable to interest (a) first, to the Class B-5 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (b) second, to the Class B-4 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (c) third, to the Class B-3 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (d) fourth, to the Class B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (e) fifth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (f) sixth, to the Class M Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, and (g) seventh, to the applicable Senior Certificates related to such Mortgage Loan (other than the Class IIA-P Certificates and Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates), pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances (or Component Principal Balances, in the case of Components IA-1-3 and IA-1-5 of the Class IA-1 Certificates) in reduction of their respective Class or Component Principal Balances, as applicable.

     Special Hazard Losses in excess of the Special Hazard Coverage, Fraud Losses in excess of the Fraud Coverage and Bankruptcy Losses in excess of the Bankruptcy Coverage shall be allocated among the related Senior Certificates and the Subordinate Certificates by Pro Rata Allocation.

     On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Aggregate Certificate Principal Balance of all outstanding Classes of Certificates exceeds the aggregate principal balance of the Mortgage Loans in both Loan Groups, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Mortgage Loan whether or not paid and (ii) all amounts of principal in respect of each such Mortgage Loan that have been received or advanced and included in the related Available Distribution Amount, and all losses in respect of such Mortgage Loans that have been allocated to the Certificates, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most


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junior Class of Subordinate Certificates then outstanding, in reduction of the
Certificate Principal Balance thereof.


                                  ARTICLE IV

                   PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

     Section 4.1. Distributions to Certificateholders. (a) The Trustee shall establish and maintain a separate account as set forth in Article I (the "Certificate Account"), the purpose of which is to accept deposits from the Servicer and to make distributions to the Certificateholders of the amounts set forth in this Section 4.1.

          (b) On each Distribution Date, the Trustee or the Paying Agent, if any, shall (i) withdraw from the Certificate Account the Available Distribution Amount for each Loan Group for such Distribution Date and shall distribute to each Certificateholder, from the amount so withdrawn and to the extent of the Available Distribution Amount for each Loan Group, such Certificateholder's share (based on the aggregate Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in the definition of "Certificate Distribution Amount", and (ii) distribute Excess Liquidation Proceeds to the Class R Certificateholders by wire transfer in immediately available funds for the account of each Certificateholder, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register; provided that if the Trustee has appointed a Certificate Administrator, such distributions in (i) and (ii) above shall be made in accordance with written statements received from the Certificate Administrator pursuant to Section 4.3.

          (c) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Mortgage Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class R Certificate upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee or Certificate Administrator, if any, specified in the notice delivered pursuant to Section 4.1(d) or Section 9.1.

          (d) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Trustee believes, or the Certificate Administrator, if any, has notified the Trustee that it believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become

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     distributable on the next Distribution Date, the Trustee or the Certificate
     Administrator, if any, shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriters and to each Rating Agency a notice to the effect that:

               (i) it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

               (ii) if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

     Section 4.2.  Statements to Certificateholders.  (a) Not later than three
(3) days prior to each Distribution Date, the Servicer shall forward to the Trustee or the Certificate Administrator, if any, the Servicer's Section 3.10 Report setting forth certain information with respect to the Mortgage Loans. With each distribution from the Certificate Account on a Distribution Date, the Trustee or the Certificate Administrator, if any, shall, based on the information set forth in the Servicer's Section 3.10 Report, prepare and forward to each Certificateholder, a statement setting forth, to the extent applicable, the amount of the distribution payable to the applicable Class that represents principal and the amount that represents interest, and the applicable Class Principal Balance after giving effect to such distribution.

     In addition, not later than each Distribution Date, the Certificate Administrator or Trustee, as applicable, shall forward to such Certificateholder, the Trustee (if the Trustee has appointed a Certificate Administrator) and the Depositor an additional report which sets forth with respect to the Mortgage Loans:

               (i) The number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more;

               (ii) The (A) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans;

               (iii) The amount of Special Hazard Coverage available to the Senior Certificates remaining as of the close of business on the applicable Determination Date;

               (iv) The amount of Bankruptcy Coverage available to the Certificateholders remaining as of the close of business on the applicable Determination Date;

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

               (v) The amount of Fraud Coverage available to the Certificateholders remaining as of the close of business on the applicable Determination Date; and

               (vi) The amount of Realized Losses incurred in respect of each Loan Group allocable to the related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred in respect of each Loan Group allocated to such Certificates since the Cut-Off Date.

     Upon request by any Certificateholder, the Trustee or the Certificate Administrator (if so appointed by the Trustee), as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in Trustee's or the Certificate Administrator's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

     (b) Upon request to the Trustee or Certificate Administrator (if so appointed by the Trustee) by any Certificateholder who is a Holder thereof at the time of making such request (an "Eligible Certificateholder"), the Trustee shall provide in electronic format loan by loan data with respect to the payment experience of the Mortgage Loans containing at least the fields of information listed on Exhibit E hereto (based on information provided by the Servicer). In addition, upon the written request of any Eligible Certificateholder, the Trustee or the Certificate Administrator shall provide similar loan by loan data with respect to any prior monthly remittance report to the Certificateholders pursuant to this Agreement (as and when such information becomes available).
The expense of providing any tape or disk pursuant to this subsection shall be an expense of the Eligible Certificateholder. The Trustee or the Certificate Administrator shall include in each monthly remittance report delivered pursuant to Section 4.2(a) a statement that the monthly loan by loan information described in this subsection is available upon request and at the expense of any Eligible Certificateholder directed to the Trustee or the Certificate Administrator.

     Section 4.3. Advances by the Servicer; Distribution Reports to the Trustee. To the extent described below, the Servicer is obligated to advance its own funds to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of Mortgage Loans serviced by such Servicer, and (ii) the amounts actually deposited in the Certificate Account on account of such payments. The Servicer's obligation to make any Advance or Advances described in this Section 4.3 is effective only to the extent that such Advance is, in the good faith judgment of the Servicer, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise.

     Prior to the close of business on each Determination Date, the Servicer shall determine whether or not it will make an Advance on the next Withdrawal Date and shall furnish a statement to the Certificate Administrator, if any, the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be distributed on the next succeeding Distribution Date on account of principal and interest in respect of the Mortgage Loans, stated separately. In the event that full scheduled amounts of principal and interest in respect of the related Mortgage Loans shall not have been received by or on behalf of the Servicer prior to the Withdrawal Date preceding such Distribution Date and the Servicer shall have determined that an Advance shall be made in accordance with this Section 4.3, the Servicer shall so specify and shall specify the aggregate amount of such Advance.

     In the event that the Servicer shall be required to make an Advance, it shall on the Withdrawal Date either (i) deposit in the Certificate Account an amount equal to such Advance, (ii) direct the Trustee or the Certificate Administrator (if so appointed by the Trustee) to make an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.3, used by such Servicer to make such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the related Servicer by deposit in the Certificate Account on any future Withdrawal Date to the extent that funds in the Certificate Account on the related Distribution Date with respect to the related Mortgage Loans shall be less than payments to Certificateholders required to be made on such date with respect to such Mortgage Loans. The Servicer is entitled to receive from the Custodial Accounts for P&I established by the Servicer under its supervision amounts received by the Servicer on particular Mortgage Loans as late payments of principal and interest or as Liquidation or Insurance Proceeds and respecting which the Servicer has made an unreimbursed Advance of principal and interest. The Servicer is also entitled to receive other amounts from the related Custodial Accounts for P&I established by the Servicer under its supervision to reimburse the Servicer for prior Nonrecoverable Advances.

     In accordance with Section 3.3, Advances are reimbursable to the Servicer from cash in the Custodial Account for P&I to the extent that the Servicer shall determine that any such advances previously made are Nonrecoverable Advances pursuant to Section 4.4.

     In the event that the Trustee has appointed a Certificate Administrator, prior to 5:00 P.M. New York City time on the Withdrawal Date, the Certificate Administrator shall provide the Trustee with a statement regarding the amount of principal and interest, the Residual Distribution Amount and the Excess Liquidation Proceeds to be distributed to each Class of Certificates on such Distribution Date (such amounts to be determined in accordance with the definition of "Certificate Distribution Amount", Section 4.1 hereof and other related definitions set forth in Article I hereof).

     Section 4.4. Nonrecoverable Advances. Any Advance previously made by the Servicer with respect to a Mortgage Loan that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan shall be a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage Loans, or any other agreement relating to the Mortgage Loans to which the Depositor or the Servicer is a party, (a) the Depositor and the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Depositor or the Servicer shall determine would be a Nonrecoverable Advance, and (b) the Depositor and the Servicer shall be entitled to reimbursement for any advance as provided in Section 3.5 of this Agreement.

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

     Section 4.5. Foreclosure Reports. Each year beginning in 1999 the Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, commencing with 1999, shall provide to the Internal Revenue Service, the Trustee and the Certificate Administrator, if any, reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

     Section 4.6. Adjustment of Servicing Fees with Respect to Payoffs. The aggregate amount of the Servicing Fee subject to retention from deposit into or withdrawal from the Certificate Account by the Servicer, in any month of distribution shall be decreased by any Compensating Interest due and owing with respect to any Mortgage Loan with respect to which a Payoff has occurred in the related Prepayment Period. The Servicer shall include the amount of any such Compensating Interest with the deposits into the Certificate Account on the related Withdrawal Date. Notwithstanding the foregoing, the amount by which the Servicing Fee may be reduced with respect to the related Prepayment Period pursuant to this Section 4.6 shall not exceed an amount greater than the amount described in clause (i) of the definition of Compensating Interest for all Mortgage Loans as to which Payoffs have occurred and the rights of the Certificateholders to such portion of the Servicing Fee shall not be cumulative.

     Section 4.7.  Prohibited Transactions Taxes and Other Taxes.

          (a) In the event that any tax (including a tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and including any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) is imposed on the Trust Fund and is not otherwise paid pursuant to Section 4.7(b) hereof, the Servicer shall pay such taxes when and as the same shall be due and payable (but such obligation shall not prevent the Servicer, the Trustee, the Certificate Administrator, if any, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Servicer shall be entitled to be indemnified for any such taxes (excluding taxes referred to in Section 4.7(b)) to the extent set forth in Section 6.3 hereof so long as the Servicer's failure to exercise reasonable care with respect to the performance of its duties hereunder was not the primary cause of the imposition of such taxes. If the Servicer is indemnified for such taxes pursuant to this Section 4.7(a), such amount shall be first charged against amounts otherwise distributable to the Holders of Component R-1 of the Class R Certificate (or, if the tax relates to REMIC II, Component R-2 of the Class R Certificate) on a pro rata basis, then against amounts otherwise distributable with respect to the REMIC I Regular Interests (or, if the tax relates to REMIC II, to the Holders of the REMIC II Certificates) on a pro rata basis. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Certificateholders sufficient funds to

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

     reimburse the Servicer for the payment of such tax for which the Servicer is entitled to indemnification.

          (b) The Servicer shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes imposed on the Trust Fund (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax).

     Section 4.8.  Tax Administration.

          (a) The Trustee is hereby appointed as attorney-in-fact and agent for the initial Tax Matters Person; provided, that the Trustee may appoint, and hereby does so appoint, the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person. The Trustee may, by written notice delivered to the Certificate Administrator, revoke the appointment of the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person, in which case the Trustee shall act in such capacity.

          (b) In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and
     Section 3.1(b), the Servicer agrees to provide any tax forms, instruments or other documents related thereto, as the Trustee or the Certificate Administrator, as applicable, may reasonably request, including, without limitation, any tax forms, instruments or other documents prepared by the Servicer pursuant to this Section 4.8. In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b), the Servicer shall use its best efforts to cause to be delivered to the Trustee or the Certificate Administrator, as applicable, within ten (10) days after the Closing Date all information or data that the Trustee or the Certificate Administrator, as applicable, determines to be relevant for tax purposes to the valuations and offering prices of the Components and Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows. Thereafter, the Servicer shall use its best efforts to provide to the Trustee or the Certificate Administrator, as applicable, promptly upon request therefor, any such additional information or data that the Trustee or the Certificate Administrator, as applicable, may, from time to time, request in order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and
     Section 3.1(b).

     Section 4.9. Equal Status of Servicing Fee. The right of the Servicer to receive its Servicing Fee will be equal and not subordinate to the right of the Certificateholders to receive principal and interest payments based on their interests as provided herein. The Servicer's Servicing Fee may be collected from Monthly Payments as received pursuant to Section 3.2 without deposit into the Certificate Account, whereas the Certificateholders' distributions shall be made on a delayed basis as set forth in the terms of the Certificates.

     Section 4.10. Appointment of Paying Agent and Certificate Administrator. The Trustee may appoint an Eligible Institution to act as a paying agent (the "Paying Agent") or a certificate administrator (the "Certificate
Administrator"), as the case may be, in order to delegate to such

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

Eligible Institution any of its duties under this Agreement to administer the issuance, transfer and exchange of the Certificates, administer payments to Certificateholders or prepare information related to the Certificates; provided, that the Trustee shall remain primarily responsible for any duties so delegated; provided, further, that the Trustee shall receive no additional compensation in connection with such appointment and delegation. The Trustee shall send written notice to each other and to all Certificateholders of any appointment pursuant to this Section 4.10.

                                   ARTICLE V

                                THE CERTIFICATES

     Section 5.1.  The Certificates.

          (a) The Certificates shall be substantially in the forms set forth in Exhibits A and B attached hereto, and shall be executed by the Trustee, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.1. The Certificates shall be issuable in Authorized Denominations evidencing Percentage Interests. Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates, shall be dated the date of their authentication.

          (b)  The following definitions apply for purposes of this Section 5.1:
     "Disqualified Organization" means any Person which is not a Permitted Transferee, but does not include any "Pass-Through Entity" which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer" means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual Certificate; and "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

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

          (c) Restrictions on Transfers of the Residual Certificate to Disqualified Organizations are set forth in this Section 5.1(c).

               (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
               Section 5.1(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

                    (C) Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person

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

               to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Depositor prior to any transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion; and (iii) to provide a certificate to the Trustee in the form attached hereto as Exhibit I.

               (ii) The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

               (iii) (A) If any "disqualified organization" (as defined in
          Section 860E(e)(5) of the Code) shall become a holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a holder of a Residual Certificate, then the last preceding holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.1(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of the
               Residual Certificate in violation of the restrictions in this
               Section 5.1(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported Transferee shall promptly endorse and deliver the Residual Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the

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               Depositor, and the Depositor shall not be liable to any
               Person having an Ownership Interest in the Residual Certificate as a result of its exercise of such discretion.

               (iv) The Depositor, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in the Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Depositor from such Person.

               (v) The provisions of this Section 5.1 set forth prior to this
          Section 5.1(v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                    (A) written notification from each Rating Agency to the
               effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Depositor (as evidenced by a certificate of the Depositor), to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (1) the Trust Fund may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

               (vi) The following legend shall appear on all Residual
          Certificates:

                     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY

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                     OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A
                     COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

               (vii) The Holder of the Class R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

          (d) In the case of any Subordinate or Class R Certificate presented for registration in the name of an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or
     Section 4975 of the Code (or comparable provisions of any subsequent enactments) (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition, the Trustee shall require such transferee to provide an Officer's Certificate signed by a Responsible Officer of such transferee stating that the transferee is an insurance company using assets of a "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Trustee, the Certificate Administrator, if any, or the Depositor.

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          (e) No transfer, sale, pledge or other disposition of a Junior
     Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.1(e) or Section 5.1(f). Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with this Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, which establishes or establish to the Trustee's satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee in writing, in substantially the form attached hereto as Exhibit F, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Fund or the Depositor. Such Opinion of Counsel shall allow for the forwarding, and the Trustee shall forward, a copy thereof to the Rating Agency. Notwithstanding the foregoing, any Class of Junior Subordinate Certificate may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in
     Section 5.1(f).

          (f) No transfer of the Class IA-1 Certificates may be made unless in accordance with this Section 5.1(f). In addition, transfers of the Junior Subordinate Certificates may be made in accordance with this Section 5.1(f). To effectuate a Certificate transfer in accordance with this
     Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee and the Depositor with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Depositor with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this
     Section 5.1(f); provided, however, that the initial transfer of the Class IA-1 Certificates by the Depositor to Teachers Insurance and Annuity Association of America shall be deemed to comply with this Section 5.1(f) without

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

     such investment letter being executed. The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the Certificate Administrator, if any, the Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

          (g) The Trustee shall have no liability to the Trust Fund arising from a registration or transfer of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Section 5.1.

     Section 5.2. Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Remittance Rates, initial Class Principal Balances, initial Component Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

     Section 5.3. Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be maintained at one of its offices or at its designated agent, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.5. The Trustee hereby appoints itself as the initial Certificate Registrar. The Trustee may appoint an Eligible Institution to act as its agent in order to delegate to such Eligible Institution its duties as Certificate Registrar under this Agreement.

     Upon surrender for registration of transfer of any Certificate to the Trustee at the office of First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Glenn Anderson, or such other address or agency as may hereafter be provided to the Certificate Administrator, if any, and the Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations of like Percentage Interest. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

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

     A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

     All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

     Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

     Section 5.5. Persons Deemed Owners. The Depositor, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator, if any, the Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Certificate Administrator, if any, the Servicer or the Trustee shall be affected by notice to the contrary.

     Section 5.6. Temporary Certificates. Upon the initial issuance of the Certificates, the Trustee may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the Certificates set forth as Exhibits A and B hereto as the Trustee's officers executing such Certificates may determine, as evidenced by their execution of the Certificates. Notwithstanding the foregoing, the Certificates may remain in the form set forth in this definition of "Temporary Certificates."

     If temporary Certificates are issued, the Trustee shall cause definitive Certificates to be prepared within ten Business Days of the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee to be maintained as provided in Section 5.10 hereof, without charge to the holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by

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the Depositor. Upon surrender for cancellation of any one or more temporary
Certificates, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

     Section 5.7. Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.9. Each Book-Entry Certificate shall bear the following legend:

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the "Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 5.9:

          (a) the provisions of this Section 5.7 shall be in full force and effect with respect to the Book-Entry Certificates;

          (b) the Certificate Administrator, if any, and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

          (c) to the extent that the provisions of this Section 5.7 conflict with any other provisions of this Agreement, the provisions of this Section
     5.7 shall control; and

          (d) the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.9, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

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

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

     Section 5.8. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

     Section 5.9. Definitive Certificates. If (a) the Clearing Agency notifies the Certificate Administrator, if any, or the Trustee that it is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Certificate Administrator is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66% of the aggregate Class Principal Balance of such Certificates advise the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Depositor, Certificate Administrator, if any, nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

     Section 5.10. Office for Transfer of Certificates. The Trustee shall maintain in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange. First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005,
Attention: Glenn Anderson, is initially designated for said purposes.


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                                  ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     Section 6.1. Liability of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

     Section 6.2. Merger or Consolidation of the Depositor or the Servicer. Subject to the following paragraph, the Depositor and the Servicer each will keep in full effect its existence, rights and franchises as corporations, each under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.3. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any director, officer, employee or agent of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, nor shall this provision protect the Servicer against any liability that would otherwise be imposed by reason of negligence in the performance of duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense, in the case of the Servicer and any director, officer, employee or agent of the Servicer, incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Servicer, as Servicer, incurred by reason of negligence in the performance of any duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and

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

the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account for P&I as provided by Section 3.3.

     Section 6.4. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Servicer shall notify the Rating Agency of any such resignation. No such resignation shall become effective until a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 7.5 hereof.

     Notwithstanding the limitations stated above, the Servicer may transfer its obligations, duties and rights hereunder without the consent of the Certificateholders, provided that (i) the Servicer obtains the prior written consent of the Rating Agency, (ii) the transferee is a FNMA- or FHLMC-approved servicer having a net worth of not less than $15,000,000, (iii) the successor servicer assumes all of the Servicer's responsibilities and obligations (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) in accordance with Section 7.5 hereof, and
(iv) the then-current rating of the Class A Certificates will not be reduced as a result of such transfer, and (v) has, in the reasonable opinion of the Trustee, the qualifications, resources and experience to properly carry out, observe and perform the duties, obligations and responsibilities of Servicer hereunder; provided that the foregoing clause (v) is intended solely for the benefit of (and may be exercised or waived at the sole discretion of) the Trustee, to enable the Trustee to assure itself that any successor Servicer has such acceptable qualifications, resources and experience, and such clause (v) is not intended to be for the benefit of, and shall not be relied upon or enforced by, any Certificateholder, and provided, further that, any consent to such transfer will not be unreasonably withheld by the Trustee.

                                  ARTICLE VII

                                    DEFAULT


     Section 7.1. Events of Default. In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Servicer to distribute or cause to be distributed to the Trustee on the Withdrawal Date any payment required to be made to the Trustee under the terms of this Agreement.

          (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after

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

     the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any class of certificates;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) any failure of the Servicer to make any Advance required to be made from its own funds pursuant to Section 4.3 which continues unremedied for a period of one Business Day after the date upon which such Advance was to have been made;

then, if an Event of Default described in clauses (i)-(v) of this Section 7.1 shall occur, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement, but without prejudice to any rights it may have to reimbursement of expenses, Advances and other advances of its own funds as Servicer to the extent permitted by this Agreement, other than the Depositor's (or its successors') obligation to repurchase any Mortgage Loans pursuant to
Section 2.2 or 2.3 shall survive any such termination. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, which shall be telecopied to the Servicer, immediately terminate all of the rights and obligations of the Servicer, under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.1 (subject to the provisions of Section 7.5); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related

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documents or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records whether in written or electronic form reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee of this Agreement all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Mortgage Loans as well as any escrowed funds held by it or in connection with its servicing activities hereunder. The Servicer and the Trustee shall give the Rating Agency notice of any Event of Default.

     Section 7.2. Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.3. Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and; provided further, that, subject to the provisions of Section 8.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders or if the Trustee has received contrary directions pursuant to this Section 7.3.

     Section 7.4. Action upon Certain Failures of Servicer and upon Event of Default. In the event that the Trustee shall have knowledge of any failure of the Servicer specified in Section 7.1(i) or (ii) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. In the event that the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the

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Certificateholders and to the Rating Agency. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 7.1(i) and (ii) or any Event of Default unless notified thereof in writing by the Servicer or by a Certificateholder.

     Section 7.5.   Appointment of Successor Servicer.

          (a) When the Servicer receives a notice of termination pursuant to
     Section 7.1 or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 6.4, the Trustee shall become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, provided however, that the Trustee's obligation to make any Advances shall be no greater than set forth in Section 4.3 of this Agreement, and the Trustee shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except those contained in Sections 2.2 and 2.3) and in its capacity as such successor shall have the same limitation of liability herein granted to the Servicer and provided further that the Trustee shall not be required to make an Advance from its own funds if such Advance would be prohibited by law. As compensation therefor, the Trustee shall be entitled to receive monthly an amount not to exceed the Servicing Fee as agreed by the Trustee and the Servicer, together with such other servicing compensation in the form of assumption fees, late charges, prepayment fees or otherwise as provided in Section 3.9. If the agreed amount is less than the Servicing Fee, the excess shall be paid to the Class R Certificateholder. If the Trustee and the Servicer shall not agree on the amount of such compensation, the Trustee shall solicit bids for a successor servicer as described in Section 7.5(b), provided, however, if no successor servicer is obtained through the bidding process, the Trustee may act as such, or may pursuant to Section 7.5(b) appoint a successor servicer to act as such, for the Servicing Fee together with such other servicing compensation as provided in Section 3.9. In no event shall the Trustee's assumption of or succession to the obligations of the Servicer make the Trustee liable for any actions or omissions of the Servicer in its capacity as Servicer.

          (b) Notwithstanding the above, the Trustee may and shall, if it is unable (or unwilling due to disagreement on compensation as provided in Section 7.5(a)) to act as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or mortgage servicing institution which is an approved FNMA or FHLMC servicer having a net worth of not less than $15,000,000 and meeting such other standards as are set forth in Section 6.4 hereof for a successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor); provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Agreement (and until such time shall be entitled to receive the Servicing Fees pursuant to Section 3.9). The compensation of any successor servicer so appointed shall be equal to the Servicing Fees specified in Section 3.9 together with such other compensation as is provided in said Section 3.9. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids

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     from housing and home finance institutions, banks and mortgage servicing institutions acceptable to the Trustee and meeting the qualifications set forth above in this Section 7.5(b) for the purchase of the servicing functions. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee on the aggregate unpaid principal balance of the Mortgage Loans as servicing compensation for servicing the Mortgage Loans, together with the other servicing compensation in the form of assumption fees, late payment charges, prepayment fees or otherwise as provided in Section 3.9. Within 45 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder (except the repurchase obligations set forth in Section 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Class R Certificateholder at the time of such sale, transfer and assignment to the Servicer's successor.

          (c) The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it.

     Section 7.6. Notification to Certificateholders. Upon any termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Rating Agency.


                                  ARTICLE VII

                             CONCERNING THE TRUSTEE


     Section 8.1. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.1, 7.3, 7.4 and 7.5, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use

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under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     Subject to Sections 8.2(i), 8.3 and 8.4, the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any party hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Rating Agency.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or in the event the Trustee is acting as successor servicer pursuant to Section 7.5, to the standard imposed on the Servicer pursuant to Section 6.3 of this Agreement; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Certificateholders holding Certificates which have an aggregate Principal Balance not less than 25% of the aggregate Principal Balance of all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

          (iv) The Trustee shall not be liable for any act or omission of the Depositor or the Servicer (except for its own acts or omissions as Servicer hereunder) or for any but its own acts or omissions;

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          (v) The Trustee shall not be deemed to take notice or be deemed to have knowledge of any matter, including without limitation any default or Event of Default, unless written notice thereof, referring to the Certificates, the Depositor, the Trust Fund or this Agreement is received by a Responsible Officer of the Trustee at its Corporate Trust Office; and

          (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.1, the Trustee shall have no duty
     (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, and (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 8.2. Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.1:

          (i) Before acting or refraining from acting the Trustee may request or require an Officer's Certificate; the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

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          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (v) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with care. Any such agents, attorneys or custodians shall be entitled to all indemnities and protection afforded to the Trustee. Any designee of the Trustee shall be considered its "agent" hereunder whether performing it as an independent contractor or otherwise.

     Section 8.3. Trustee Not Required to Make Investigation. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Mortgage, Mortgage Note or other paper or document, unless requested in writing so to do by Holders of Certificates having a Percentage Interest not less than 51% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be repaid by the Depositor upon demand.

     Section 8.4. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account for P&I by the Servicer or for investment of any such amounts. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office

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

at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment while an Event of Default exists; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense, including reasonable attorneys' fees, incurred in connection with or related to the Trustee's performance of its powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof), or any action relating to this Agreement or the Certificates, or the performance of the Trustee's duties hereunder, other than any loss, liability or expense incurred by any such Person by reason of willful misfeasance, bad faith or negligence in the performance of duties. Any such losses, liabilities and expenses resulting therefrom shall be losses, liabilities and expenses of the Depositor. The indemnification provided hereunder shall survive termination of this Agreement.

     Section 8.5 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner of or a pledgee of the Certificates with the same rights it would have if it were not Trustee or such agent, and may otherwise deal with the parties hereto.

     Section 8.6 Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee monthly (or as otherwise agreed), and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Tax Matters Person (or Person acting as its attorney-in-fact or agent) shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any tax or tax information returns prepared or caused to be prepared by such Person. In the event that (i) the Servicer does not pay to the Trustee any compensation owed to the Trustee pursuant to this Agreement or (ii) the Trustee is not reimbursed for any expense, disbursement or advance incurred or made by the Trustee pursuant to this Agreement, the Trustee shall be entitled to withdraw and retain such amount from the Certificate Account. In the event the Trustee incurs expenses or renders services in any proceedings which result from an Event of Default under Section 7.1, subsections
(iii), (iv) or (v) of this Agreement, or from any default which, with the passage of time, would become an Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

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     Section 8.7.  Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state of the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not control the Servicer nor be a parent of or a subsidiary of the Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.7 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.

     Section 8.8. Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Servicer. Such notice shall also be furnished to the Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Servicer.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.7 and shall fail to resign after written request for the Trustee's resignation by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates having a Percentage Interest aggregating not less than 51% of the aggregate Denomination of all Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.8 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.9.

     Section 8.9. Successor Trustee. Any successor trustee appointed as provided in Section 8.8 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the


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predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver or cause to be delivered to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by the Custodian, if it shall agree to become the agent of any successor trustee hereunder), and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.7.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.9, the Servicer shall mail notice of the succession of such trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 8.10. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 8.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.11. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Each co-trustee or separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 8.7 hereunder but no notice to holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.9 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or a portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     The Trustee may appoint one or more Eligible Institutions to act as its agent or agents to perform any or all of its duties and obligations under this Agreement. Each such agent shall be subject to all of the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

     Section 8.1 Appointment of Custodians. The Trustee may, with the consent of the Servicer, appoint one or more Custodians, not affiliated with the Servicer, to review, pursuant to Section 2.2 hereof, and hold all or a portion of the Mortgage Files as agent for the Trustee. Any Custodian appointed shall be an institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $50,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     Section 8.1  Authenticating Agent.

          (a) The Trustee may appoint from time to time an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to the Servicer and have a principal office and place of business in New York, New York or Chicago, Illinois, have a combined capital and surplus of at least $50,000,000, and be authorized to do a trust business and subject to supervision or examination by federal or state authorities.

          (b) Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee promptly shall appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.13.

          (d) The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.6.

     Section 8.1 Bloomberg. As soon as practicable after the Closing Date, the Trustee will arrange with Bloomberg to have the Depositor set up on Bloomberg to provide the information set forth on Exhibit Q (the "Data") with respect to the Mortgage Loans on a monthly basis in a format acceptable to Bloomberg and acceptable to the Underwriters. During the term of this Agreement, the Trustee will provide updated Data to Bloomberg on or before each Distribution Date.

                                  ARTICLE IX

                                  TERMINATION

     Section 9.1 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. The respective obligations and responsibilities of the Servicer and the Trustee created hereby (other than the obligation to make payments to Certificateholders as hereafter set forth in this Section 9.1 and obligations to the Trustee in Sections 8.4 and 8.6) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Mortgage Loan or (ii) the purchase by the Depositor of all Mortgage Loans at a price equal to the sum of
(a) the principal balance of each Mortgage Loan plus accrued interest thereon at the applicable Pass-Through Rate to the next scheduled Installment Due Date, less any Nonrecoverable Advances made with respect to any such Mortgage Loans and (b) the fair market value of all acquired property in respect of Mortgage Loans, less any Nonrecoverable Advances made with respect to any such Mortgage Loans, such fair market value to be determined by an appraiser selected by the Trustee or (iii) the purchase by the Servicer, so long as the Servicer is the Depositor, of all outstanding Certificates and delivery of such Certificates to the Trustee; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided further, that a "plan of liquidation" of each of REMIC I and II in accordance with Section 860F of the Code must be adopted in conjunction with any termination effected pursuant to subclauses (i), (ii), or (iii) of this Section 9.1.

     The Depositor is hereby granted the right to purchase the Mortgage Loans pursuant to clause (ii) above, provided however that such right shall be conditioned upon the Principal Balances of such Mortgage Loans, at the time of any such purchase, aggregating an amount less than 5% of the aggregate Principal Balance of the Mortgage Loans on the Cut-off Date, after deduction of payments due on or before such date.

     Notice of any termination pursuant to clause (i) or (ii) above, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer no less than 10 days prior to the date such notice is to be mailed) by letter to Certificateholders and the Rating Agency mailed by first class mail no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar and the Rating Agency at the time such notice is given to the Certificateholders. Upon any such notice, the duties of the Certificate Registrar shall terminate. In the event such notice is given in connection with the Depositor's election to purchase, the Depositor shall deposit in the Certificate Account on the related Withdrawal Date an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates pursuant to any termination under this Section 9.1, the Trustee shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Depositor elected to so purchase, the purchase price calculated as above provided. Upon any termination pursuant to clause (iii) above, or upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee and any Custodians shall promptly release to the Servicer the Mortgage Files for the remaining Mortgage

Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall take appropriate and reasonable steps as directed by the Servicer, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     Section 9.2 Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

     Section 9.3  Additional Termination Requirements.

          (a) In the event the Depositor exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II of the Trust Fund as described in Section 860F(a)(2) of the Code, or (ii) cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (A) Within 90 days prior to the final Distribution Date set forth in the notice given by the Depositor under Section 9.1, the Tax Matters Person shall prepare the documents associated with and shall adopt a plan of complete liquidation of each of REMIC I and REMIC II of the Trust Fund; and

               (B) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with such plan of liquidation; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Servicer shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

          (b) The Tax Matters Person hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Servicer.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.1 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, or (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Class A or Subordinate Certificates are outstanding, provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification, provided that such action under clauses (a) and (b) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in (a) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates; (c) adversely affect in any material respect the interest of the Holders of the Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holders of the Class R Certificate; (e) change in any material respect the rights and obligations of the Servicer or successor Servicer under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC I Regular Interests or REMIC II Certificates are outstanding.

     As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agency.

     It shall not be necessary for the consent of the Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Section 10.2 Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.4 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested
(a) in the case of the Depositor, to ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602, Attention: Maria Fregosi -- Director - ABN AMRO Mortgage Operations, or such other address as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, to LaSalle Home Mortgage Corporation, 4242 North Harlem Avenue, Norridge, Illinois 60634, Attention: Servicer or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer and (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, in each case Attention:
Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided that any demand, notice or communication to or upon the Depositor, the Servicer or the Trustee shall not be effective until received.

     Section 10.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       ABN AMRO MORTGAGE CORPORATION, as
                                         Depositor


                                       By /s/
                                         ---------------------------------
                                       Its
                                          --------------------------------



                                       CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee


                                       By /s/
                                         ---------------------------------
                                       Its
                                          --------------------------------


                                       LASALLE HOME MORTGAGE CORPORATION,
                                         as Servicer


                                       By /s/
                                         ---------------------------------
                                       Its
                                          --------------------------------

STATE OF ___________  )
                       : ss.:
COUNTY OF _________   )


          On ________________, 199__ before me, ____________________________, personally appeared _______________________, a ___________________ of ABN AMRO
Mortgage Corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


          WITNESS my hand and official seal



     Signature  ____________________________ (Seal)

STATE OF _________    )
                       : ss.:
COUNTY OF ________    )


          On the ___ of ______, 199__ before me, personally appeared _______________ known to me to be ____________ of _________________________, one
of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       ______________________________
                                       Notary Public


[NOTARIAL SEAL]

STATE OF _________    )
                       : ss.:
COUNTY OF ________    )


          On this ___ day of ______, 199__, before me, personally appeared ______________, known to me to be _______________ of
_______________________________ and one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       ______________________________
                                       Notary Public


[NOTARIAL SEAL]

                                   EXHIBIT A
                                   ---------

                             FORMS OF CERTIFICATES

                                                                     Exhibit A-1
                                                               CUSIP 00077B AN 3


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents beneficial ownership of "regular interests" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]


Series 1998-1
     Portion of the Class IA-1 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class IA-1 Remittance Rate: Variable                                        $__

Cut-Off Date: March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-1 Principal Balance as of the Cut-Off Date:
$78,344,523.04


                     --------------------
                       Registered Owner                       Certificate No.__



                                     A-1-1

                                                                     Exhibit A-2
                                                               CUSIP 00077B AA 1


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IA-2 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class IA-2 Remittance Rate: 6.50%                                            $__

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-2 Principal Balance as of the Cut-Off Date:
$23,789,603.00


                     --------------------
                       Registered Owner                        Certificate No.__


                                     A-2-1

                                                                     Exhibit A-3
                                                               CUSIP 00077B AB 9

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-3


Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 7.00% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IA-3 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class I-A-1 Remittance Rate: 7.00%                                $

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-3 Principal Balance as of the Cut-Off Date:
$63,730,000.00


                     --------------------
                       Registered Owner                        Certificate No.__


                                     A-3-1

                                                                     Exhibit A-4
                                                               CUSIP 00077B AC 7

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 7.00% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IA-4 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class IA-4 Remittance Rate: 7.00%                                $

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-4 Principal Balance as of the Cut-Off Date:
$10,043,000.00


                     --------------------
                       Registered Owner                        Certificate No.__

                                     A-4-1

                                                                     Exhibit A-5
                                                               CUSIP 00077B AD 5

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IA-5 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class IA-5 Remittance Rate: 6.50%                                $

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-5 Principal Balance as of the Cut-Off Date:
$37,632,681.00


                     --------------------
                       Registered Owner                        Certificate No.__


                                     A-5-1

                                                                     Exhibit A-6
                                                               CUSIP 00077B AE 3

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-6

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IA-6 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

Class IA-6 Remittance Rate: 6.50%                                $

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-6 Principal Balance as of the Cut-Off Date:
$14,254,582.00


                     --------------------
                       Registered Owner                        Certificate No.__


                                     A-6-1

                                                                     Exhibit A-7
                                                               CUSIP 00077B AW 3

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-X

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 235% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


Series 1998-1                                                     Portion of the Class IA-X Notional Amount as of the Cut-Off
                                                                  Date evidenced by this Certificate:

Class IA-X Remittance Rate:  6.75% applied to                     $
the Class IA-X Notional Amount                                     -------------------------------------------------------------

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date: April 25, 2028

Class IA-X Principal Balance as of the Cut-Off
Date:
$0.00
IA-X Notional Amount as of the Cut-Off
Date:
$7,010,057.70

                          --------------------
                            Registered Owner                 Certificate No. ___


                                     A-7-1

                                                                     Exhibit A-8
                                                               CUSIP 00077B AF 0


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IIA-1 Principal Balance as of the Cut-Off Date evidenced by this Certificate:
Class IIA-1 Remittance Rate: 6.50%                                           $__

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2013

Class IIA-1 Principal Balance as of the Cut-Off Date:
$45,850,628.00

                        ------------------------
                        Registered Owner                      Certificate No. __


                                     A-8-1

                                                                     Exhibit A-9
                                                               CUSIP 00077B AG 8


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIA-X

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 235% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with original issue
discount ("OID") of no more than $           per $100,000 of initial Certificate
Principal Balance, the yield to maturity is        %, and the amount of OID
attributable to the short period is not more than $              per $100,000 of
initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


Series 1998-1                                Portion of the Class IIA-X Notional
                                             Amount as of the Cut-Off Date
                                             evidenced by this Certificate:

Class IIA-X Remittance Rate:                 $__________________________________
6.50% applied to the Class IIA-X
Notional Amount

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2013

Class IIA-X Principal Balance as of the Cut-Off
Date:
$0.00

Class IIA-X Notional Amount as of the Cut-Off
Date:
$1,828,335.94


                      Registered Owner                        Certificate No. __


                                     A-9-1

                                                                    Exhibit A-10
                                                               CUSIP 00077B AH 6


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIA-P

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is March 30, 1998. Interest is not payable with respect to this Certificate. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been
issued with original issue discount ("OID") of no more than $           per
$100,000 of initial Certificate Principal Balance, the yield to maturity is
  %, and the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1998-1
     Portion of the Class IIA-P Principal Balance as of the Cut-Off Date evidenced by this Certificate:
Class IIA-P Remittance Rate:  0.00%                                          $__

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2013

Class I-P Principal Balance as of the Cut-Off Date:
$333,045.14



                          ----------------------------
                          Registered Owner                    Certificate No. __


                                    A-10-1

                                                                    Exhibit A-11
                                                               CUSIP 00077B AJ 2


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class M

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with
original issue discount ("OID") of no more than $           per $100,000 of
initial Certificate Principal Balance, the yield to maturity is        %, and
the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     IN THE CASE OF ANY CLASS M CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class M Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class M Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $

Class M Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate

                                    A-11-1

Certificates will be approximately 6.708% per annum.

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2028

Class M Principal Balance as of the Cut-Off Date:
$5,416,841.00

                          ----------------------------
                          Registered Owner                    Certificate No. __



                                    A-11-2

                                                                    Exhibit A-12
                                                                CUSIP 00077B AK9

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class B-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is Variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with
original issue discount ("OID") of no more than $           per $100,000 of
initial Certificate Principal Balance, the yield to maturity is        %, and
the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     IN THE CASE OF ANY CLASS B-1 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class B-1 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $
Class B-1 Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate


                                    A-12-1

Certificates will be approximately 6.708% per annum.

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2028

Class B-1 Principal Balance as of the Cut-Off Date:
$2,280,777.00

                           -------------------------
                           Registered Owner                   Certificate No. __


                                    A-12-2

                                                                    Exhibit A-13
                                                               CUSIP 00077B AL 7
                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class B-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with
original issue discount ("OID") of no more than $           per $100,000 of
initial Certificate Principal Balance, the yield to maturity is        %, and
the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     IN THE CASE OF ANY CLASS B-2 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class B-2 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $
Class B-2 Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate


                                    A-13-1

Certificates will be approximately 6.708% per annum.

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2028

Class B-2 Principal Balance as of the Cut-Off Date:
$1,140,388.00

                             ------------------------------
                             Registered Owner                  Certificate No.__


                                    A-13-2

                                                                    Exhibit A-14
                                                  CUSIP [00077B AP8 [Rule 144A]]
                                                             [00077B AT 0 [ACC]]

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class B-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with
original issue discount ("OID") of no more than $           per $100,000 of
initial Certificate Principal Balance, the yield to maturity is        %, and
the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

     IN THE CASE OF ANY CLASS B-3 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class B-3 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $
Class B-3 Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate Certificates will be approximately 6.708% per annum.

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998



                                    A-14-1

Last Scheduled Distribution Date: April 25, 2028

Class B-3 Principal Balance as of the Cut-Off Date:
$1,140,387.00

                            ------------------------------
                            Registered Owner                  Certificate No. __


                                    A-14-2

                                                                    Exhibit A-15
                                                  CUSIP [00077B AQ6 [Rule 144A]]
                                                              [00077B AU7[ ACC]]

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class B-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable. [Assuming that the Mortgage Loans underlying the Certificates prepay at the prepayment assumption used by the issuer in pricing this Certificate (i.e., 100% of the Basic Prepayment Assumption as described in the Prospectus Supplement), this Certificate has been issued with
original issue discount ("OID") of no more than $           per $100,000 of
initial Certificate Principal Balance, the yield to maturity is        %, and
the amount of OID attributable to the short period is not more than $ per $100,000 of initial Certificate Principal Balance, computed under the exact method. No representation is made that the Mortgage Loans will prepay at a rate based on the Basic Prepayment Rate or any other rate.]

     IN THE CASE OF ANY CLASS B-4 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class B-4 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $
Class B-4 Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate Certificates will be approximately 6.708% per annum.



                                    A-15-1

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2028

Class B-4 Principal Balance as of the Cut-Off Date:
$570,194.00

                             ------------------------------
                             Registered Owner                 Certificate No. __



                                    A-15-2

                                                                    Exhibit A-16
                                                  CUSIP [00077B AR4 [Rule 144A]]
                                                              [00077B AV5 [ACC]]

                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class B-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is March 30, 1998. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.
     IN THE CASE OF ANY CLASS B-5 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1998-1
     Portion of the Class B-5 Principal Balance as of the Cut-Off Date evidenced by this Certificate:

     $
Class B-5 Remittance Rate: The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of
(i) the product of (x) 6.75% and (y) the Group I Subordinate Amount (as defined herein) and (ii) the product of (x) 6.50% and (y) the Group II Subordinate Amount (as defined herein), over (b) the sum of (i) the Group I Subordinate Amount
and (ii) the Group II Subordinate Amount.   The initial
Remittance Rate for each Class of the Senior Subordinate Certificates will be approximately 6.708% per annum.

Cut-Off Date:  March 1, 1998

First Distribution Date:  April 27, 1998

Last Scheduled Distribution Date:  April 25, 2028

Class B-5 Principal Balance as of the Cut-Off Date:
$570,194.64



                                    A-16-1

                             -----------------------------
                             Registered Owner                 Certificate No. __




                                    A-16-2

                                   EXHIBIT B
                                   ---------
                         FORM OF RESIDUAL CERTIFICATE
                                                                CUSIP 00077B AM5
                       MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class R
Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                         ABN AMRO MORTGAGE CORPORATION

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

Solely for U.S. federal income tax purposes, this Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.


Series 1998-1                                         Percentage Interest evidenced by this Class
                                                      R Certificate in the distributions to be
                                                      made with respect to the Class R
                                                      Certificate: ____%
Class R Remittance Rate: 6.75%.
Additionally, the Class R Certificates are
entitled to Excess Liquidation Proceeds
and the Residual Distribution Amount as
defined in the Pooling Agreement.

Cut-Off Date: March 1, 1998

First Distribution Date: April 27, 1998

Last Scheduled Distribution Date: April
25, 2028

Class R Principal Balance as of the Cut-
Off Date:
$100.00


                           -------------------------
                           Registered Owner                        Certificate No. ___


                                   EXHIBIT C
                                   ---------

                                  [RESERVED]

                                   EXHIBIT D
                                   ---------

                          SCHEDULE OF MORTGAGE LOANS

----------------------------------------------------------------------------------
LOAN_ID                 ADDRESS                    CITY          STATE     ZIPCODE
----------------------------------------------------------------------------------
206976245  9307 21ST AVE NW                SEATTLE                 WA       98117
600015727  46 GLEN RD                      GREENWICH               CT        6830
600710741  1315 W MOUNTIAN VIEW DR         MESA                    AZ       85201
600744364  127 WINDY HILL DR               CHERRYVILLE             NC       28021
600784216  7 FRUIT TREE RD                 RANCHO PALOS VERDES     CA       92677
600807451  4423 FOREST PARK CT             RAPID CITY              SD       57702
600871187  632 EL PATIO DR                 CAMPBELL                CA       95008
600875205  1895 BROOK TREE CT              THOUSAND OAKS           CA       91362
600995028  4490 TONAWANDA CREEK RD         EAST AMHERST            NY       14051
601131764  159983 S STEP MOUNTAIN RD       HERRIMAN                UT       84065
601187248  20254 E LAKE CIR                AURORA                  CO       80016
601221718  65 BALFOUR LN                   RAMSEY                  NJ        7446
601262956  20234 E LAKE CIRCLE             AURORA                  CO       80016
601295659  10412 RAINIER AVE S             SEATTLE                 WA       98178
601346912  5822 CHESTERFIELD COURT         SAN JOSE                CA       95138
601366644  125 HOLLYCREST DR               LOS GATOS               CA       95032
601377885  5815 CHERSTERFIELD CT           SAN JOSE                CA       95138
601378988  970 W 145TH WAY                 WESTMINSTER             CO       80234
601386181  892 SHORELINE ROAD              LAKE BARRINGTON         IL       60010
601431142  15 THE DRAWBRIDGE               WOODBURY                NY       11797
601433451  22545 PARKFIELD                 MISSION VIEJO           CA       92692
601450885  1009 MT CARMEL DR               SAN JOSE                CA       95120
601491782  473 MAIN ST                     WESTPORT                CT        6880
601506040  1002 PEBBLE BEACH CT            GENEVA                  IL       60134
601522482  #200 PUTTER LN                  CABOT                   AR       72023
601524144  22930 CRESPI ST                 WOODLAND HILLS          CA       91364
601545354  7100 SW 119TH ST                PINECREST               FL       33156
601549314  425 BUCHANAN AVE  507           CAPE CANAVERAL          FL       32920
601564939  30932 MAUNA KEA                 LAGUNA NIGUEL           CA       92677
601585171  213 BELDEN DR                   SAN JOSE                CA       95123
601611253  20 ANDOVER RD                   ROCKVILLE CENTR        NY       11570
601628673  2085 MASSACHUSETTS AVE NE       SAINT PETERSBURG        FL       33703
601628684  6 JAMES NECK ROAD               NISSEQUOQUE             NY       11780
601635967  21 CASTAWAYS  N                 NEWPORT BEACH           CA       92660
601638447  31 RANDOPLH DRIVE               DIX HILLS               NY       11746
601646891  1831 LINCOLN                    EVANSTON                IL       60201
601647767  24255 DRY CANYON COLD CREEK RD  CALABASAS               CA       91302
601663450  46700 PICKFORD                  NORTHVILLE              MI       48167
601664100  16002 LUGGER WOOD CT            ST. LOUIS               MO       63021
601674022  3048 JONATHON                   OXFORD                  MI       48371
601677957  1043 EASTWOOD DR                LOS ALTOS               CA       94024

--------------------------------------------
INT_RATE LOANTERM     ORIGINAL      PYMTDATE
--------------------------------------------
7.375      360        $280,000.00  01-Mar-98
7.250      360        $250,000.00  01-Mar-98
8.500      360        $247,500.00  01-Apr-97
7.375      360        $272,000.00  01-Mar-98
8.000      360        $303,000.00  01-Apr-97
7.375      360        $358,500.00  01-Feb-98
8.000      360        $259,200.00  01-May-97
8.000      360        $227,500.00  01-May-97
8.000      360        $285,000.00  01-Jan-98
7.625      360        $247,500.00  01-Mar-98
7.875      360        $249,450.00  01-Feb-98
7.750      360        $273,000.00  01-Feb-98
7.250      360        $236,700.00  01-Mar-98
7.375      360        $315,000.00  01-Mar-98
7.375      360        $290,000.00  01-Feb-98
7.500      360        $286,000.00  01-Oct-97
7.125      360        $476,800.00  01-Feb-98
7.750      360        $234,450.00  01-Feb-98
8.250      360        $331,200.00  01-Oct-97
7.625      360        $465,000.00  01-Nov-97
7.500      360        $300,000.00  01-Oct-97
7.375      360        $287,300.00  01-Feb-98
7.375      360        $304,000.00  01-Apr-98
7.250      360        $300,000.00  01-Mar-98
7.375      360        $250,000.00  01-Mar-98
8.000      360        $248,000.00  01-Jan-98
7.250      360        $252,000.00  01-Apr-98
7.250      360        $237,000.00  01-Mar-98
7.625      360        $392,000.00  01-Jan-98
7.875      360        $225,000.00  01-Jan-98
7.875      360        $307,000.00  01-Jan-98
7.500      360        $239,700.00  01-Jan-98
7.250      360        $359,000.00  01-Dec-97
7.625      360        $597,700.00  01-Dec-97
7.125      360        $260,000.00  01-Dec-97
7.875      360        $233,300.00  01-Dec-97
7.500      360        $370,000.00  01-Mar-98
7.625      360        $445,000.00  01-Feb-98
8.000      360        $262,000.00  01-Feb-98
7.875      360        $255,000.00  01-Mar-98
7.875      360        $740,000.00  01-Jan-98

-------------------------------------------------------------------------------------
PI_PAY    PAID_THRU    BALANCE         LTV   PROPTYPE      OCCUPANCY   POOL  NOTEDATE
-------------------------------------------------------------------------------------
$1,933.89  01-Mar-98    $279,786.94     65.20 SFD           PRIMARY      1   30-Jan-98
$1,705.44  01-Mar-98    $249,804.98     51.10 SFD           PRIMARY      1   16-Jan-98
$1,903.06  01-Mar-98    $245,628.98     90.00 SFD           PRIMARY      1   20-Feb-97
$1,878.64  01-Mar-98    $271,793.03     80.00 SFD           PRIMARY      1   07-Jan-98
$2,223.31  01-Mar-98    $298,269.03     67.40 SFD           PRIMARY      1   24-Feb-97
$2,476.07  01-Mar-98    $357,952.74     80.00 SFD           PRIMARY      1   22-Dec-97
$1,901.92  01-Mar-98    $257,215.66     80.00 TOWNHOUSE     PRIMARY      1   05-Mar-97
$1,669.31  01-Mar-98    $225,046.05     89.60 SFD           PRIMARY      1   14-Mar-97
$2,091.23  01-Mar-98    $284,422.38     77.10 SFD           PRIMARY      1   17-Nov-97
$1,751.79  01-Mar-98    $247,247.33     75.00 SFD           PRIMARY      1   09-Jan-98
$1,808.69  01-Mar-98    $249,104.53     77.60 PUD           PRIMARY      1   31-Dec-97
$1,955.81  01-Mar-98    $272,613.38     74.90 SFD           PRIMARY      1   26-Dec-97
$1,614.71  01-Mar-98    $236,515.35     80.00 SFD           PRIMARY      1   30-Jan-98
$2,175.63  01-Mar-98    $314,760.31     69.30 SFD           PRIMARY      1   30-Jan-98
$2,002.96  01-Mar-98    $289,557.31     46.30 PUD           PRIMARY      1   26-Dec-97
$1,999.75  01-Mar-98    $284,706.43     71.50 SFD           PRIMARY      1   15-Aug-97
$3,212.29  01-Mar-98    $476,035.16     80.00 PUD           PRIMARY      1   18-Dec-97
$1,679.63  01-Mar-98    $234,117.99     90.00 SFD           PRIMARY      1   16-Dec-97
$2,488.19  01-Mar-98    $293,207.15     90.00 CONDO         PRIMARY      1   22-Aug-97
$3,291.24  01-Mar-98    $463,295.72     77.50 SFD           PRIMARY      1   08-Sep-97
$2,097.64  01-Mar-98    $298,643.12     70.60 SFD           PRIMARY      1   21-Aug-97
$1,984.31  01-Mar-98    $286,629.34     73.70 SFD           PRIMARY      1   15-Dec-97
$2,099.65  01-Mar-98    $304,000.00     80.00 SFD           PRIMARY      1   10-Feb-98
$2,046.53  01-Mar-98    $299,765.97     79.20 SFD           PRIMARY      1   30-Jan-98
$1,726.69  01-Mar-98    $249,809.77     71.50 SFD           PRIMARY      1   23-Jan-98
$1,819.74  01-Mar-98    $247,497.44     70.50 SFD           PRIMARY      1   31-Oct-97
$1,719.08  01-Mar-98    $252,000.00     90.00 SFD           PRIMARY      1   09-Feb-98
$1,616.76  01-Mar-98    $236,787.47     95.00 SFD           PRIMARY      1   28-Jan-98
$2,774.55  01-Mar-98    $391,143.43     80.00 SFD           PRIMARY      1   21-Nov-97
$1,631.41  01-Mar-98    $224,532.40     75.00 SFD           PRIMARY      1   30-Oct-97
$2,225.96  01-Mar-98    $306,362.02     67.50 SFD           PRIMARY      1   14-Nov-97
$1,676.02  01-Mar-98    $238,819.17     88.90 SFD           PRIMARY      1   17-Nov-97
$2,449.01  01-Mar-98    $357,869.60     56.10 SFD           PRIMARY      1   17-Oct-97
$4,230.48  01-Mar-98    $595,953.07     80.00 PUD           PRIMARY      1   30-Oct-97
$1,751.67  01-Mar-98    $259,160.88     59.80 SFD           PRIMARY      1   15-Oct-97
$1,691.59  01-Mar-98    $232,651.42     84.90 SFD           PRIMARY      1   31-Oct-97
$2,587.09  01-Mar-98    $369,712.50     43.80 SFD           PRIMARY      1   30-Jan-98
$3,149.68  01-Mar-98    $444,353.80     80.00 SFD           PRIMARY      1   23-Dec-97
$1,922.46  01-Mar-98    $261,647.24     87.40 SFD           PRIMARY      1   24-Dec-97
$1,848.93  01-Mar-98    $254,824.51     78.50 SFD           PRIMARY      1   09-Jan-98
$5,365.51  01-Mar-98    $738,462.07     61.20 SFD           PRIMARY      1   12-Nov-97


-----------------------------------------------------------------------------------------
LOAN_ID              ADDRESS                          CITY              STATE    ZIP CODE
-----------------------------------------------------------------------------------------
601679276  753 JAMES RIVER RD.               NATURAL BRIDGE STATION      VA       24579
601683682  2867 E NEWCASTLE DR               SANDY                       UT       84093
601688095  2820 HEMLOCK AVE                  SAN JOSE                    CA       95128
601692763  5433 MARINE AVE                   HAWTHORNE                   CA       90250
601696723  10185 240TH ST E                  LAKEVILLE                   MN       55044
601698985  9118 W LAKE HIGHLANDS DR          DALLAS                      TX       75218
601702583  1140 GREACEN  POINT RD            MAMARONECK                  NY       10543
601702607  378 TERRACE VIEW DRIVE            STATELINE                   NV       89449
601705906  48 SEA TERRACE                    NEWPORT COAST               CA       92657
601711163  2106 E COLLEGE                    ROSWELL                     NM       88201
601722053  4N019 COUNTRY VIEW LANE           ELBURN                      IL       60119
601725136  541 SW ASHDOWN CIR                WEST LINN                   OR       97068
601725773  14015 HARDING AVE                 SAN MARTIN                  CA       95046
601730428  330 E 38TH STREET APT 39 E        NEW YORK                    NY       10016
601738153  11 LONGVIEW PLACE                 MORRISTOWN                  NJ        7960
601738357  6 SUGAR HILL                      NYACK                       NY       10960
601741432  10 W COUNTRY RD W                 GOLF                        FL       33436
601743684  100 ALEXANDER OVERLOOK            TELLURIDE                   CO       81435
601744446  13732 S TOM SHOEMAKER RD          DRAPER                      UT       84020
601745835  6537 ASHBURY CIR                  HUNTINGTON BEACH            CA       92648
601752107  15 LINDALL STREET                 LAGUNA NIGUEL               CA       92677
601753391  2534 S ANDERSON ROAD              CATAWBA                     SC       29704
601759262  7726 AUTUMN TRAIL                 SUGAR LAND                  TX       77479
601764076  22 UPPER BROOK RD                 NORTH BRUNSWICK             NJ        8902
601764474  713 CRANDON BLVD #304             KEY BISCAYNE                FL       33149
601764588  19274 BECKONRIDGE LN              HUNTINGTON BEAC             CA       92648
601773044  6336 NE 138TH PLACE               KIRKLAND                    WA       98034
601773099  799 RACHELLE                      WHITE LAKE                  MI       48386
601778298  622 DENAIN DR                     CORPUS CHRISTIE             TX       78414
601782795  5 KERWIN CT                       ENGLISHTOWN                 NJ        7726
601783514  10627 ASHTON AVE  #202            LOS ANGELES                 CA       90024
601783990  4808 TANNEN HILL TRAIL            HOLLY SPRINGS               NC       27540
601787346  26 CAPE ANDOVER                   NEWPORT BEACH               CA       92660
601788713  125 COLKET LANE                   DEVON                       PA       19333
601793220  228 N WIND CT                     PONTE VEDRA BEA             FL       32082
601794506  36 ZANDER LN                      RANDOLPH                    NJ        7869
601796289  9318 CRESTA DR                    LOS ANGELES                 CA       90035
601796508  9 CAPE DANBURY                    NEWPORT BEACH               CA       92660
601796575  11 CAPE DANBURY                   NEWPORT BEACH               CA       92660
601798247  44532 MIDWAY DRIVE                NOVI                        MI       48375
601799419  30570 FOX CLUB DR                 FARMINGTON HILLS            MI       48331
601800504  1629 ARCH BAY                     NEWPORT BEACH               CA       92660


-------------------------------------------------
INT_RATE    LOAN TERM     ORIGINAL     PYMT DATE
-------------------------------------------------
  7.375        360       $284,000.00   01-Dec-97
  7.750        360       $227,400.00   01-Jan-98
  7.500        360       $365,800.00   01-Dec-97
  7.625        360       $228,000.00   01-Dec-97
  7.500        360       $244,000.00   01-Jan-98
  7.875        360       $236,550.00   01-Dec-97
  7.125        360       $740,000.00   01-Apr-98
  7.875        360       $315,000.00   01-Jan-98
  7.625        360       $517,500.00   01-Dec-97
  7.375        360       $317,000.00   01-Jan-98
  8.000        360       $263,000.00   01-Jan-98
  7.250        360       $575,000.00   01-Feb-98
  7.875        360       $290,000.00   01-Jan-98
  7.875        360       $440,000.00   01-Jan-98
  7.750        360       $315,000.00   01-Feb-98
  8.000        360       $373,500.00   01-Jan-98
  7.625        360       $294,000.00   01-Mar-98
  7.875        360       $273,750.00   01-Dec-97
  7.750        360       $272,700.00   01-Feb-98
  7.250        360       $350,000.00   01-Apr-98
  7.375        360       $287,500.00   01-Jan-98
  7.625        360       $260,000.00   01-Jan-98
  7.625        360       $308,000.00   01-Feb-98
  7.875        360       $244,000.00   01-Jan-98
  7.750        360       $236,000.00   01-Feb-98
  7.000        360       $360,000.00   01-Feb-98
  7.875        360       $409,000.00   01-Jan-98
  7.875        360       $250,000.00   01-Feb-98
  7.625        360       $440,000.00   01-Feb-98
  7.875        360       $232,000.00   01-Mar-98
  8.000        360       $241,000.00   01-Jan-98
  7.375        360       $259,000.00   01-Jan-98
  7.500        360       $650,000.00   01-Jan-98
  7.625        360       $319,200.00   01-Feb-98
  7.375        360       $350,000.00   01-Feb-98
  7.750        360       $400,000.00   01-Mar-98
  7.625        360       $508,000.00   01-Jan-98
  7.500        360       $551,200.00   01-Feb-98
  7.125        360       $500,000.00   01-Feb-98
  7.875        360       $233,100.00   01-Jan-98
  7.875        360       $368,000.00   01-Feb-98
  7.625        360       $455,000.00   01-Feb-98


-----------------------------------------------------------------------------------
PI_PAY PAID_THRU        BALANCE LTV PROPTYPE        OCCUPANCY         POOL NOTEDATE
-----------------------------------------------------------------------------------
$1,961.52  01-Mar-98    $280,338.52  80.00 SFD        PRIMARY           1 31-Oct-97
$1,629.12  01-Mar-98    $226,915.40  69.00 SFD        PRIMARY           1 07-Nov-97
$2,557.73  01-Mar-98    $364,703.86  90.00 SFD        PRIMARY           1 24-Oct-97
$1,613.77  01-Mar-98    $227,333.60  95.00 CONDO      PRIMARY           1 28-Oct-97
$1,706.08  01-Mar-98    $243,453.33  80.00 SFD        PRIMARY           1 13-Nov-97
$1,715.15  01-Mar-98    $235,892.40  95.00 SFD        PRIMARY           1 06-Oct-97
$4,985.52  01-Mar-98    $740,000.00  42.30 SFD        PRIMARY           1 03-Feb-98
$2,283.97  01-Mar-98    $314,289.75  90.00 SFD        PRIMARY           1 04-Nov-97
$3,662.83  01-Mar-98    $515,987.47  71.40 SFD        PRIMARY           1 23-Oct-97
$2,189.44  01-Mar-98    $314,765.11  65.40 SFD        PRIMARY           1 04-Nov-97
$1,929.80  01-Mar-98    $262,467.06  76.30 SFD        PRIMARY           1 10-Nov-97
$3,922.51  01-Mar-98    $574,100.19  65.80 SFD        PRIMARY           1 26-Dec-97
$2,102.70  01-Mar-98    $289,397.35  74.40 SFD        PRIMARY           1 24-Nov-97
$3,190.31  01-Mar-98    $439,085.59  80.00 SFD        PRIMARY           1 19-Nov-97
$2,256.70  01-Mar-98    $314,553.91  73.30 SFD        PRIMARY           1 05-Dec-97
$2,740.61  01-Mar-98    $372,743.15  90.00 SFD        PRIMARY           1 17-Nov-97
$2,080.91  01-Mar-98    $293,787.22  65.40 PUD        PRIMARY           1 30-Jan-98
$1,984.88  01-Mar-98    $272,988.96  75.00 SFD        PRIMARY           1 10-Oct-97
$1,953.66  01-Mar-98    $272,313.81  78.60 SFD        PRIMARY           1 08-Dec-97
$2,387.62  01-Mar-98    $350,000.00  79.60 PUD        PRIMARY           1 12-Feb-98
$1,985.69  01-Mar-98    $286,839.67  68.90 SFD        PRIMARY           1 04-Nov-97
$1,840.26  01-Mar-98    $259,431.87  80.80 SFD        PRIMARY           1 04-Nov-97
$2,180.00  01-Mar-98    $307,552.75  80.00 SFD        PRIMARY           1 08-Dec-97
$1,769.17  01-Mar-98    $243,492.93  80.00 SFD        PRIMARY           1 19-Nov-97
$1,690.73  01-Mar-98    $235,665.80  80.00 CONDO      PRIMARY           1 23-Dec-97
$2,395.09  01-Mar-98    $359,408.10  68.00 PUD        PRIMARY           1 17-Dec-97
$2,965.53  01-Mar-98    $408,150.05  66.00 SFD        PRIMARY           1 07-Nov-97
$1,812.67  01-Mar-98    $249,654.77  71.90 SFD        PRIMARY           1 19-Dec-97
$3,114.29  01-Mar-98    $439,361.06  80.00 SFD        PRIMARY           1 16-Dec-97
$1,682.16  01-Mar-98    $231,840.34  71.20 SFD        PRIMARY           1 09-Jan-98
$1,768.37  01-Mar-98    $240,511.65  74.20 CONDO      PRIMARY           1 08-Nov-97
$1,788.85  01-Mar-98    $258,405.12  79.50 SFD        PRIMARY           1 21-Nov-97
$4,544.89  01-Mar-98    $648,543.77  76.50 PUD        PRIMARY           1 18-Nov-97
$2,259.28  01-Mar-98    $318,736.47  80.00 SFD        PRIMARY           1 15-Dec-97
$2,417.36  01-Mar-98    $349,465.72  50.00 SFD        PRIMARY           1 23-Dec-97
$2,865.65  01-Mar-98    $399,717.67  57.90 SFD        PRIMARY           1 30-Jan-98
$3,595.59  01-Mar-98    $506,889.96  80.00 SFD        PRIMARY           1 26-Nov-97
$3,854.07  01-Mar-98    $550,379.30  79.90 PUD        PRIMARY           1 11-Dec-97
$3,368.59  01-Mar-98    $499,197.95  61.80 PUD        PRIMARY           1 18-Dec-97
$1,690.14  01-Mar-98    $232,110.78  90.00 SFD        PRIMARY           1 21-Nov-97
$2,668.26  01-Mar-98    $365,832.64  80.00 SFD        PRIMARY           1 04-Dec-97
$3,220.46  01-Mar-98    $454,339.28  73.40 SFD        PRIMARY           1 11-Dec-97

----------------------------------------------------------------------------------------------------------
LOAN_ID                                 ADDRESS                          CITY             STATE    ZIPCODE
----------------------------------------------------------------------------------------------------------
601800899                         123 GLEZEN ST                     WAYLAND                 MA        1778
601805133                         17512 HILLTOP VIEW DR             NORTHVILLE              MI       48167
601805872                         1418 E LAKESHORE DR               LAKE STEVENS            WA       98258
601807282                         2528 APPLETREE DR                 PITTSBURGH              PA       15241
601808103                         15006 FOX BRANCH LN               MIDLOTHIAN              VA       23112
601808831                         9312 POWER DR                     HUNTINGTON BEACH        CA       92646
601809035                         5 BIG TREE ROAD                   WOODSIDE                CA       94062
601809080                         4910 163RD AVE NE                 REDMOND                 WA       98052
601809661                         104 MONASTERIO CT                 SAN RAMON               CA       94583
601809683                         824 HILBERRY CT                   LA GRANGE               IL       60525
601809707                         114 HILLTOP LN                    WYCKOFF                 NJ        7481
601809809                         3821 HOUNDSTOOTH CT               RICHMOND                VA       23233
601809876                         422 ALBERT ST                     RAMSEY                  NJ        7446
601809887                         1064 EAST 500 SOUTH               SALT LAKE CITY          UT       84102
601810686                         612 LYNBROOK RD                   NASHVILLE               TN       37215
601810755                         3673 MARCY STREET                 MOHEGAN LAKE            NY       10547
601810891                         7115 W RIVERVIEW DR               COEUR D ALENE           ID       83814
601810904                         4980 CRABAPPLE CT                 WEST BLOOMFIELD         MI       48322
601811654                         45 HARDING DR                     SOUTH ORANGE            NJ        7079
601812575                         38428 KINGSWAY CT                 FARMINGTON HILLS        MI       48331
601813473                         8 SWALLOW LN                      HUNTINGTON              NY       11743
601816352                         10069 GRUBBS RD                   WEXFORD                 PA       15090
601816579                         127 S HOME                        PARK RIDGE              IL       60068
601817718                         4574 WALKER RD                    TOCCOA                  GA       30577
601818504                         7581 W 128TH ST                   SAINT PAUL              MN       55124
601820063                         16 WELLESLEY COURT                COTO DE CAZA            CA       92679
601820074                         2727 CARRIAGEDALE                 LA JOLLA                CA       92037
601820096                         31291 VIA DEL VERDE               SAN JUAN CAPISTRANO     CA       92675
601820198                         456 BEACH 145TH ST                FAR ROCKAWAY            NY       11694
601820290                         6727 CONDOR RUN                   LITTLETON               CO       80125
601821100                         550 COLGATE DR                    IRVINE                  CA       92714
601821428                         18754 STRATTON LN                 HUNTINGTON BEAC         CA       92648
601822010                         46 SEAWALL RD                     RANCHO PALOS VE         CA       90275
601822101                         626 BARON DEKALB RD               WAYNE                   PA       19087
601822156                         140 CEDAR GROVE                   DAVIDSON                NC       28036
601823293                         4901 GULFSHORE BLVD               NAPLES                  FL       34103
601824385                         4853 DOWNING RD                   LAKELAND                MI       48143
601825898                         156 TAMARAC RD                    BOLTON                  CT        6043
601826376                         10311 NORTH BOYD AVENUE           FRESNO                  CA       93720
601828016                         16600 PEQUENO PL                  PACIFIC PALISAD         CA       90272
601828072                         34 ROYAL OAKS CIR                 DENTON                  TX       76205
601830511                         13230 STABLE BROOK                HERNDON                 VA       20171

-----------------------------------------------------
INT_RATE   LOANTERM      ORIGINAL           PYMTDATE
-----------------------------------------------------
7.875        360        $280,000.00         01-Feb-98
7.750        360        $291,000.00         01-Mar-98
7.625        360        $443,500.00         01-Jan-98
7.500        360        $265,000.00         01-Mar-98
7.750        360        $266,000.00         01-Mar-98
7.000        360        $366,850.00         01-Feb-98
7.250        360        $350,000.00         01-Jan-98
7.500        360        $379,000.00         01-Mar-98
7.500        360        $233,500.00         01-Feb-98
7.625        360        $279,000.00         01-Feb-98
7.625        360        $372,300.00         01-Feb-98
7.750        360        $297,800.00         01-Feb-98
7.625        360        $265,000.00         01-Feb-98
7.500        360        $238,500.00         01-Jan-98
7.625        360        $255,000.00         01-Feb-98
7.000        360        $294,500.00         01-Jan-98
7.250        360        $264,000.00         01-Feb-98
7.750        360        $279,800.00         01-Feb-98
7.500        360        $270,000.00         01-Mar-98
7.875        360        $316,000.00         01-Feb-98
7.000        360        $236,000.00         01-Feb-98
7.500        360        $448,000.00         01-Feb-98
7.750        360        $380,000.00         01-Feb-98
7.500        360        $320,400.00         01-Feb-98
7.625        360        $310,000.00         01-Feb-98
7.750        360        $276,000.00         01-Feb-98
7.500        360        $421,750.00         01-Feb-98
7.625        360        $330,000.00         01-Feb-98
7.750        360        $244,000.00         01-Feb-98
6.875        360        $311,500.00         01-Mar-98
7.625        360        $228,000.00         01-Jan-98
7.625        360        $282,350.00         01-Feb-98
7.875        360        $409,100.00         01-Jan-98
7.750        360        $270,750.00         01-Feb-98
7.375        360        $335,000.00         01-Feb-98
7.250        360        $432,000.00         01-Jan-98
7.875        360        $240,000.00         01-Feb-98
7.500        360        $240,000.00         01-Feb-98
7.375        360        $299,250.00         01-Mar-98
7.500        360        $476,000.00         01-Feb-98
7.500        360        $267,900.00         01-Feb-98
7.500        360        $271,200.00         01-Feb-98

-------------------------------------------------------------------------------------
PI_PAY PAID_THRU       BALANCE       LTV PROPTYPE      OCCUPANCY       POOL NOTEDATE
-------------------------------------------------------------------------------------
$2,030.19 01-Mar-98    $279,613.35       80.00 SFD         PRIMARY         1 12-Dec-97
$2,084.76 01-Mar-98    $290,794.61       66.20 SFD         PRIMARY         1 30-Dec-97
$3,139.07 01-Mar-98    $442,530.87       72.80 SFD         PRIMARY         1 21-Nov-97
$1,852.92 01-Mar-98    $264,803.33       78.90 SFD         PRIMARY         1 05-Jan-98
$1,905.66 01-Mar-98    $265,812.26       95.00 SFD         PRIMARY         1 23-Jan-98
$2,440.66 01-Mar-98    $366,246.84       60.70 SFD         PRIMARY         1 17-Dec-97
$2,387.62 01-Mar-98    $349,175.92       78.70 SFD         PRIMARY         1 21-Nov-97
$2,650.02 01-Mar-98    $378,718.73       76.60 SFD         PRIMARY         1 14-Jan-98
$1,632.67 01-Mar-98    $233,152.33       73.00 PUD         PRIMARY         1 12-Dec-97
$1,974.74 01-Mar-98    $278,594.86       90.00 SFD         PRIMARY         1 23-Dec-97
$2,635.12 01-Mar-98    $371,759.36       80.00 SFD         PRIMARY         1 31-Dec-97
$2,133.48 01-Mar-98    $297,378.26       95.00 SFD         PRIMARY         1 23-Dec-97
$1,875.65 01-Mar-98    $264,615.19       68.00 SFD         PRIMARY         1 15-Dec-97
$1,667.63 01-Mar-98    $237,965.67       88.40 SFD         PRIMARY         1 01-Dec-97
$1,804.87 01-Mar-98    $254,629.71       54.90 SFD         PRIMARY         1 15-Dec-97
$1,959.32 01-Mar-98    $293,771.56       95.00 SFD         PRIMARY         1 17-Nov-97
$1,800.95 01-Mar-98    $263,586.86       80.00 SFD         PRIMARY         1 19-Dec-97
$2,004.52 01-Mar-98    $279,403.75       90.00 SFD         PRIMARY         1 17-Dec-97
$1,887.88 01-Mar-98    $269,799.62       69.30 SFD         PRIMARY         1 21-Jan-98
$2,291.22 01-Mar-98    $315,562.04       80.00 SFD         PRIMARY         1 05-Dec-97
$1,570.11 01-Mar-98    $235,611.99       76.20 SFD         PRIMARY         1 09-Dec-97
$3,132.48 01-Mar-98    $447,332.96       74.00 SFD         PRIMARY         1 19-Dec-97
$2,722.37 01-Mar-98    $379,461.86       69.10 SFD         PRIMARY         1 08-Dec-97
$2,240.28 01-Mar-98    $319,922.95       89.90 SFD         PRIMARY         1 15-Dec-97
$2,194.16 01-Mar-98    $309,532.32       74.10 SFD         PRIMARY         1 15-Dec-97
$1,977.30 01-Mar-98    $275,609.14       80.00 SFD         PRIMARY         1 16-Dec-97
$2,948.94 01-Mar-98    $421,122.04       80.00 PUD         PRIMARY         1 22-Dec-97
$2,335.72 01-Mar-98    $329,520.80       80.00 SFD         PRIMARY         1 17-Dec-97
$1,748.05 01-Mar-98    $243,654.45       74.00 SFD         PRIMARY         1 09-Dec-97
$2,046.33 01-Mar-98    $311,238.31       77.90 SFD         PRIMARY         1 09-Jan-98
$1,613.77 01-Mar-98    $227,501.79       80.00 SFD         PRIMARY         1 15-Nov-97
$1,998.46 01-Mar-98    $281,939.98       80.00 SFD         PRIMARY         1 19-Dec-97
$2,966.26 01-Mar-98    $408,249.82       78.70 SFD         PRIMARY         1 24-Nov-97
$1,939.69 01-Mar-98    $270,366.57       95.00 SFD         PRIMARY         1 15-Dec-97
$2,313.76 01-Mar-98    $333,284.93       78.70 SFD         PRIMARY         1 19-Dec-97
$2,947.00 01-Mar-98    $430,982.88       80.00 CONDO       PRIMARY         1 21-Nov-97
$1,740.17 01-Mar-98    $239,267.26       71.70 SFD         PRIMARY         1 03-Dec-97
$1,678.11 01-Mar-98    $239,642.67       74.60 SFD         PRIMARY         1 15-Dec-97
$2,066.85 01-Mar-98    $299,022.29       95.00 SFD         PRIMARY         1 30-Jan-98
$3,328.26 01-Mar-98    $475,291.27       80.00 SFD         PRIMARY         1 31-Dec-97
$1,873.20 01-Mar-98    $267,501.11       95.00 SFD         PRIMARY         1 03-Dec-97
$1,896.27 01-Mar-98    $270,796.20       80.00 SFD         PRIMARY         1 23-Dec-97

----------------------------------------------------------------------------------
LOAN_ID                 ADDRESS                    CITY          STATE     ZIPCODE
----------------------------------------------------------------------------------
601831727          6711 WEST MERCER WAY       MERCER ISLAND        WA        98040
601832911          88A BEACH ST               COHASSET             MA         2025
601833353          19268 BRECKORIDGE LN       HUNTINGTON BEACH     CA        92648
601834504          RT 11 BOX 72A              HARRISONBURG         VA        22801
601836005          12577 NW HARTFORD ST       PORTLAND             OR        97229
601836937          23658 WINTERGREEN CIR      NOVI                 MI        48374
601838347          11246 FITZSIMMONS LN       UNION                KY        41091
601840535          1328 BULRUSH CT            CARLSBAD             CA        92009
601840568          6568 ASHBURY CIR           HUNTINGTON BEACH     CA        92648
601840706          19250 BECKONRIDGE LN       HUNTINGTON BEAC      CA        92648
601842786          14 DOGWOOD LN              BOONTON              NJ         7005
601843798          912 HIDDEN OAK PLACE       BRENTWOOD            TN        37027
601845255          3396 LAKESIDE DR           EUGENE               OR        97401
601849384          14601 THICKET LN           DAYTON               MN        55327
601855203          33 HEIGHTS ROAD            MANHASSET            NY        11030
601855407          6455 WESTCHESTER PL        CUMMING              GA        30041
601859423          4200 CHURCHILL DOWNS       AUSTIN               TX        78746
601863418          #VALUE!                    FORT MYERS           FL        33908
601866411          122 SCOTT HILL RD  1404    BEAVER CREEK         CO        81620
601870861          1970 WOODSMAN              GROVELAND TWP.       MI        48462
601873717          4811 ISLAND POND CT  304   BONITA SPRINGS       FL        34134
601874013          8545 35 MILE RD            ROMEO                MI        48065
601875252          1116 GRAY FOX LN           FRANKLIN             TN        37069
601875731          16816 GRAYS BAY BLVD       WAYZATA              MN        55391
601875946          16896 WILDERNESS WAY       JACKSON              CA        95642
601876607          15 BISHOPS CT              SUGAR LAND           TX        77479
601876652          6132 MT RUSHMORE CIR       CASTRO VALLEY        CA        94552
601882729          31272 VIA DEL VERDE        SAN JUAN CAPISTRANO  CA        92675
601882901          170 GILBERT AVE            SANTA CLARA          CA        95051
601883731          21 SAINT JOHN DR           LAKE ZURICH          IL        60047
601883899          731 YUROK CT               FREMONT              CA        94539
601889851          1911 VISTA GRANDE RD       EL CAJON             CA        92019
601889908          3516 N SHEFFIELD   #IFS    CHICAGO              IL        60657
601890499          1912 FALLING STAR AVE      THOUSAND OAKS        CA        91362
601890650          16401 OTSEGO AVE           ENCINO               CA        91316
601890729          38 CYPRESS NECK RD         LINCROFT             NJ         7738
601890785          3745 SW 48TH PL            PORTLAND             OR        97221
601892139          9180 COUNTRY RD  #116      CORCORAN             MN        55374
601893700          520 WEST 110TH ST APT 4B   NEW YORK             NY        10025
601893777          1145 EDGEWATER DR          ATLANTA              GA        30328
601895110          7845 SW 165 ST             MIAMI                FL        33157
601896770          24 NEW DAWN                IRVINE               CA        92720

--------------------------------------------
INT_RATE LOANTERM     ORIGINAL      PYMTDATE
--------------------------------------------
  7.625    360      $227,550.00    01-Feb-98
  8.000    360      $436,500.00    01-Feb-98
  7.500    360      $455,900.00    01-Feb-98
  7.500    360      $250,000.00    01-Feb-98
  7.125    360      $292,500.00    01-Feb-98
  7.750    360      $335,000.00    01-Feb-98
  7.500    360      $322,500.00    01-Feb-98
  7.000    360      $362,700.00    01-Apr-98
  7.375    360      $416,100.00    01-Feb-98
  7.375    360      $300,000.00    01-Feb-98
  7.625    360      $270,000.00    01-Mar-98
  7.500    360      $260,000.00    01-Feb-98
  7.750    360      $260,000.00    01-Feb-98
  8.125    360      $546,000.00    01-Feb-98
  6.750    360      $500,000.00    01-Apr-98
  7.625    360      $473,000.00    01-Feb-98
  7.375    360      $815,000.00    01-Feb-98
  7.625    360      $300,000.00    01-Feb-98
  8.000    360      $740,000.00    01-Feb-98
  7.625    360      $256,500.00    01-Apr-98
  7.625    360      $304,000.00    01-Feb-98
  7.875    360      $320,000.00    01-Feb-98
  7.625    360      $280,000.00    01-Feb-98
  7.750    360      $600,000.00    01-Feb-98
  7.750    360      $329,600.00    01-Feb-98
  7.250    360      $289,100.00    01-Feb-98
  8.000    360      $237,500.00    01-Feb-98
  7.375    360      $298,300.00    01-Feb-98
  7.750    360      $292,600.00    01-Feb-98
  7.750    360      $420,000.00    01-Feb-98
  7.375    360      $504,400.00    01-Mar-98
  7.750    360      $252,000.00    01-Feb-98
  8.000    360      $236,600.00    01-Feb-98
  7.250    360      $544,000.00    01-Mar-98
  7.500    360      $294,000.00    01-Feb-98
  7.250    360      $236,500.00    01-Feb-98
  7.250    360      $296,250.00    01-Mar-98
  7.750    360      $267,550.00    01-Feb-98
  7.875    360      $232,000.00    01-Mar-98
  7.250    360      $375,000.00    01-Mar-98
  7.750    360      $300,000.00    01-Feb-98
  7.625    360      $588,800.00    01-Feb-98

----------------------------------------------------------------------------------------
PI_PAY    PAID_THRU     BALANCE         LTV   PROPTYPE        OCCUPANCY   POOL  NOTEDATE
----------------------------------------------------------------------------------------
$1,610.58 01-Mar-98   $226,818.28      45.70    SFD            PRIMARY     1   19-Dec-97
$3,202.88 01-Mar-98   $435,912.29      62.90    SFD            PRIMARY     1   30-Dec-97
$3,187.72 01-Mar-98   $455,221.20      80.00    PUD            PRIMARY     1   26-Dec-97
$1,748.04 01-Mar-98   $249,627.76      79.90    SFD            PRIMARY     1   23-Dec-97
$1,970.63 01-Mar-98   $292,030.79      75.00    PUD            PRIMARY     1   24-Dec-97
$2,399.98 01-Mar-98   $331,724.48      66.40    SFD            PRIMARY     1   19-Dec-97
$2,254.97 01-Mar-98   $320,525.10      73.30    SFD            PRIMARY     1   17-Dec-97
$2,413.05 01-Mar-98   $362,700.00      80.00    PUD            PRIMARY     1   10-Feb-98
$2,873.90 01-Mar-98   $415,464.82      80.00    PUD            PRIMARY     1   26-Dec-97
$2,072.03 01-Mar-98   $298,538.96      65.30    PUD            PRIMARY     1   17-Dec-97
$1,911.04 01-Mar-98   $269,804.59      62.80    SFD            PRIMARY     1   02-Feb-98
$1,817.96 01-Mar-98   $259,311.94      69.40    SFD            PRIMARY     1   23-Dec-97
$1,862.67 01-Mar-98   $259,631.79      80.00    SFD            PRIMARY     1   05-Dec-97
$4,054.03 01-Mar-98   $545,283.27      78.00    SFD            PRIMARY     1   24-Dec-97
$3,242.99 01-Mar-98   $500,000.00      53.00    SFD            PRIMARY     1   04-Feb-98
$3,347.86 01-Mar-98   $472,313.15      78.90    SFD            PRIMARY     1   16-Dec-97
$5,629.00 01-Mar-98   $813,755.89      57.90    SFD            PRIMARY     1   23-Dec-97
$2,123.38 01-Mar-98   $298,200.54      79.00    CONDO          SECOND-HOME 1   29-Dec-97
$5,429.86 01-Mar-98   $739,003.63      67.90    CONDO          PRIMARY     1   29-Dec-97
$1,815.49 01-Mar-98   $256,500.00      76.60    SFD            PRIMARY     1   06-Feb-98
$2,151.69 01-Mar-98   $303,558.56      80.00    CONDO          SECOND-HOME 1   23-Dec-97
$2,320.22 01-Mar-98   $319,045.98      88.90    SFD            PRIMARY     1   19-Dec-97
$1,981.82 01-Mar-98   $279,593.41      79.60    SFD            PRIMARY     1   04-Dec-97
$4,298.47 01-Mar-98   $599,150.30      75.00    SFD            PRIMARY     1   18-Dec-97
$2,361.29 01-Mar-98   $328,894.54      80.00    SFD            PRIMARY     1   17-Dec-97
$1,972.17 01-Mar-98   $288,647.57      75.40    SFD            PRIMARY     1   18-Dec-97
$1,742.69 01-Mar-98   $237,180.22      95.00    SFD            PRIMARY     1   18-Dec-97
$2,060.28 01-Mar-98   $297,844.65      80.00    PUD            PRIMARY     1   30-Dec-97
$2,096.22 01-Mar-98   $292,185.64      80.00    SFD            PRIMARY     1   30-Dec-97
$3,008.93 01-Mar-98   $419,405.23      84.00    SFD            PRIMARY     1   10-Dec-97
$3,483.77 01-Mar-98   $504,016.19      80.00    SFD            PRIMARY     1   13-Jan-98
$1,805.36 01-Mar-98   $251,643.13      75.45    SFD            PRIMARY     1   29-Dec-97
$1,736.09 01-Mar-98   $236,281.40      90.40    CONDO          PRIMARY     1   19-Dec-97
$3,711.04 01-Mar-98   $540,286.67      80.00    SFD            PRIMARY     1   09-Jan-98
$2,055.69 01-Mar-98   $293,562.26      70.00    PUD            PRIMARY     1   26-Dec-97
$1,613.35 01-Mar-98   $236,129.89      76.30    SFD            PRIMARY     1   18-Dec-97
$2,020.95 01-Mar-98   $296,018.89      75.00    SFD            PRIMARY     1   02-Jan-98
$1,916.76 01-Mar-98   $267,171.12      78.20    SFD            PRIMARY     1   19-Dec-97
$1,682.16 01-Mar-98   $231,840.34      80.00    SFD            PRIMARY     1   08-Jan-98
$2,558.16 01-Mar-98   $374,707.47      64.90    SFD            PRIMARY     1   12-Jan-98
$2,149.24 01-Mar-98   $299,575.15      92.40    SFD            PRIMARY     1   29-Dec-97
$4,167.49 01-Mar-98   $587,939.55      80.00    PUD            PRIMARY     1   22-Dec-97

----------------------------------------------------------------------------------
LOAN_ID             ADDRESS                       CITY            STATE     ZIPCODE
----------------------------------------------------------------------------------
601897361 7515 NE WEST PORT MADISON RD      BAINBRIDGE ISLAND       WA       98110
601897828 4918 FREDRICK AVE                 LA CRESCENTA            CA       91214
601898749 8463 ABBINGTON CIRCLE             NAPLES                  FL       34103
601899795 4 MEADOWS END                     WEBSTER                 NY       14580
601899988 42643 ARJAY DR                    MURRIETA                CA       92562
601902120 7005 CATTAIL PL                   CARLSBAD                CA       92009
601902676 106 LAUREL DR                     HURRICANE               WV       25526
601902825 307 MACLAREN LANE                 LAKE BLUFF              IL       60044
601910803 32623 DEEP FOREST RD              EVERGREEN               CO       80439
601911392 17503 CYPRESS GLEN                CYPRESS                 TX       77429
601911699 731 BURMA RD                      FALLBROOK               CA       92028
601911995 4310 ST MICHAELS CT               SUGAR LAND              TX       77479
601912020 11664 WILLS CREEK RD              SAN DIEGO               CA       92131
601915318 102 FOX RUN DR                    MANDEVILLE              LA       70471
601916730 495 HOYT ST                       DARIEN                  CT        6820
601916774 70 ST GEORGE PLACE                PALM BEACH GARDENS      FL       33418
601916821 11 NEW DAWN                       IRVINE                  CA       92720
601919049 1393 BURNSIDE CT                  LONG GROVE              IL       60047
601919130 20072 GREEN SPRING RD             ABINGDON                VA       24211
601919152 7440 W SHORE DR                   EDINA                   MN       55435
601919196 1509 E CATAMARAN DR               GILBERT                 AZ       85234
601919232 2400 SUGARLOAF CLUB DR            DULUTH                  GA       30096
601919265 202 RIVER BROOK CIR               NORRISTOWN              PA       19403
601919287 6 MEASOW BROOK CIR                SHREWSBURY              MA        1545
601919298 1307 WOODHEAD STREET              HOUSTON                 TX       77019
601919356 7665 TREE RIDGE CT                ATLANTA                 GA       30350
601919378 2508 HATCHER MOUNTAIN RD          SEVIERVILLE             TN       37862
601920678 146 NASSAU BLVD                   GARDEN CITY             NY       11530
601922384 5005 BRUCE AVE                    MINNEAPOLIS             MN       55424
601924832 30191 KINGS VALLEY EAST DR        CONIFER                 CO       80433
601924854 6812 DAKOTA TRAIL                 EDINA                   MN       55435
601926300 11808 DOROTHY ST  301             LOS ANGELES             CA       90049
601926399 68 RIVERVIEW RD                   IRVINGTON               NY       10533
601926561 119 PINACLE RIDGE CT              DANVILLE                CA       94506
601926572 1145 ABERDEEN DR                  ANN ARBOR               MI       48104
601932525 4841 SHEARWATER LN                NAPLES                  FL       34119
601934435 47363 ADAMS CT                    PLYMOUTH                MI       48170
601934572 730 PIERCY RD                     SAN JOSE                CA       95138
601935697 19631 VISTA DEL VALLE             SANTA ANA               CA       92705
601936756 16681 BARUNA LN                   HUNTINGTON BEAC         CA       92649
601936814 1308 ECHO VALLEY DRIVE            SAN JOSE                CA       95120
601937483 6430 REGENT ST                    OAKLAND                 CA       94606

---------------------------------------------
INT_RATE    LOANTERM      ORIGINAL   PYMTDATE
---------------------------------------------
7.500         360       $290,400.00 01-Feb-98
7.625         360       $254,000.00 01-Feb-98
7.500         360       $295,000.00 01-Mar-98
7.750         360       $243,950.00 01-Feb-98
7.375         360       $528,000.00 01-Feb-98
7.375         360       $345,950.00 01-Feb-98
7.500         360       $292,550.00 01-Feb-98
7.500         360       $250,000.00 01-Feb-98
7.500         360       $412,500.00 01-Mar-98
7.375         360       $318,000.00 01-Feb-98
7.625         360       $370,000.00 01-Feb-98
7.375         360       $290,000.00 01-Feb-98
7.875         360       $336,000.00 01-Feb-98
7.500         360       $288,000.00 01-Feb-98
7.625         360       $365,000.00 01-Apr-98
7.500         360       $616,000.00 01-Mar-98
7.250         360       $418,300.00 01-Feb-98
7.250         360       $286,000.00 01-Mar-98
7.750         360       $297,500.00 01-Feb-98
7.250         360       $256,000.00 01-Feb-98
7.875         360       $301,500.00 01-Feb-98
7.625         360       $504,000.00 01-Feb-98
7.875         360       $247,000.00 01-Feb-98
7.750         360       $320,000.00 01-Feb-98
7.500         360       $242,250.00 01-Feb-98
7.500         360       $381,000.00 01-Mar-98
7.250         360       $236,000.00 01-Mar-98
7.375         360       $430,000.00 01-Mar-98
7.375         360       $275,400.00 01-Feb-98
7.625         360       $299,250.00 01-Feb-98
7.875         360       $318,000.00 01-Feb-98
7.750         360       $312,000.00 01-Feb-98
7.750         360       $440,000.00 01-Feb-98
7.875         360       $290,000.00 01-Feb-98
8.000         360       $250,000.00 01-Feb-98
7.875         360       $236,000.00 01-Feb-98
7.500         360       $325,000.00 01-Feb-98
7.375         360       $374,400.00 01-Feb-98
7.750         360       $470,700.00 01-Feb-98
7.500         360       $367,000.00 01-Feb-98
7.250         360       $520,000.00 01-Feb-98
7.750         360       $266,000.00 01-Mar-98

-------------------------------------------------------------------------------------------
PI_PAY    PAID_THRU      BALANCE       LTV PROPTYPE         OCCUPANCY        POOL  NOTEDATE
-------------------------------------------------------------------------------------------
$2,030.52 01-Mar-98    $289,093.88      80.00 SFD            PRIMARY          1 24-Dec-97
$1,797.80 01-Mar-98    $253,631.15      72.60 SFD            PRIMARY          1 11-Dec-97
$2,062.68 01-Mar-98    $294,781.07      93.70 CONDO          PRIMARY          1 30-Jan-98
$1,747.69 01-Mar-98    $243,604.53      84.20 SFD            PRIMARY          1 18-Dec-97
$3,646.76 01-Mar-98    $527,194.01      80.00 SFD            PRIMARY          1 15-Dec-97
$2,389.39 01-Mar-98    $345,421.90      80.00 PUD            PRIMARY          1 30-Dec-97
$2,045.55 01-Mar-98    $292,114.42      79.30 SFD            PRIMARY          1 23-Dec-97
$1,748.04 01-Mar-98    $249,226.51      83.40 SFD            PRIMARY          1 16-Dec-97
$2,884.26 01-Mar-98    $412,193.87      75.00 SFD            PRIMARY          1 08-Jan-98
$2,196.35 01-Mar-98    $317,514.56      80.00 SFD            PRIMARY          1 22-Dec-97
$2,618.84 01-Mar-98    $369,462.70      67.30 SFD            PRIMARY          1 19-Dec-97
$2,002.96 01-Mar-98    $289,557.31      74.40 SFD            PRIMARY          1 29-Dec-97
$2,436.23 01-Mar-98    $335,536.02      75.90 SFD            PRIMARY          1 24-Dec-97
$2,013.74 01-Mar-98    $287,571.18      64.50 SFD            PRIMARY          1 24-Dec-97
$2,583.45 01-Mar-98    $365,000.00      66.40 SFD            PRIMARY          1 03-Feb-98
$4,307.16 01-Mar-98    $615,350.00      72.50 PUD            PRIMARY          1 12-Jan-98
$2,853.54 01-Mar-98    $417,645.41      63.80 PUD            PRIMARY          1 19-Dec-97
$1,951.02 01-Mar-98    $285,776.90      58.40 PUD            PRIMARY          1 16-Jan-98
$2,131.33 01-Mar-98    $297,003.41      85.00 SFD            PRIMARY          1 31-Dec-97
$1,746.37 01-Mar-98    $255,599.37      80.00 SFD            PRIMARY          1 30-Dec-97
$2,186.08 01-Mar-98    $301,082.16      90.00 SFD            PRIMARY          1 04-Dec-97
$3,567.28 01-Mar-98    $503,268.12      80.00 SFD            PRIMARY          1 08-Dec-97
$1,790.92 01-Mar-98    $246,658.90      95.00 SFD            PRIMARY          1 29-Dec-97
$2,292.52 01-Mar-98    $319,546.84      64.00 SFD            PRIMARY          1 22-Dec-97
$1,693.85 01-Mar-98    $237,193.45      95.00 TOWNHOUSE      PRIMARY          1 16-Dec-97
$2,664.01 01-Mar-98    $380,717.24      75.00 SFD            PRIMARY          1 05-Jan-98
$1,609.94 01-Mar-98    $235,815.89      80.00 SFD            SECOND-HOME      1 05-Jan-98
$2,969.90 01-Mar-98    $429,672.81      79.20 SFD            PRIMARY          1 30-Jan-98
$1,902.12 01-Mar-98    $274,979.59      90.00 SFD            PRIMARY          1 12-Dec-97
$2,118.07 01-Mar-98    $298,815.45      95.00 SFD            PRIMARY          1 22-Dec-97
$2,305.72 01-Mar-98    $317,560.88      89.60 SFD            PRIMARY          1 17-Dec-97
$2,235.21 01-Mar-98    $311,558.16      80.00 CONDO          PRIMARY          1 09-Dec-97
$3,152.21 01-Mar-98    $439,376.91      80.00 SFD            PRIMARY          1 29-Dec-97
$2,102.70 01-Mar-98    $289,599.55      78.40 SFD            PRIMARY          1 24-Dec-97
$1,834.41 01-Mar-98    $249,663.38      64.30 SFD            PRIMARY          1 23-Dec-97
$1,711.16 01-Mar-98    $235,674.11      75.00 SFD            PRIMARY          1 19-Dec-97
$2,272.45 01-Mar-98    $324,516.09      58.20 SFD            PRIMARY          1 24-Dec-97
$2,585.89 01-Mar-98    $373,828.47      80.00 SFD            PRIMARY          1 23-Dec-97
$3,372.15 01-Mar-98    $468,773.68      76.60 SFD            PRIMARY          1 21-Dec-97
$2,566.12 01-Mar-98    $366,453.56      77.30 SFD            PRIMARY          1 19-Dec-97
$3,547.32 01-Mar-98    $519,186.25      80.00 SFD            PRIMARY          1 19-Dec-97
$1,905.66 01-Mar-98    $265,812.26      62.60 SFD            PRIMARY          1 09-Jan-98

-----------------------------------------------------------------------------------
LOAN_ID             ADDRESS                       CITY            STATE     ZIPCODE
-----------------------------------------------------------------------------------
601937699 5233 W RIVER BEND DRIVE           LIBERTYVILLE            IL       60048
601937768 15725 LAKE ST                     OMAHA                   NE       68116
601937939 12425 STRATFORD RIDGE             CREVE COEUR             MO       63141
601937973 157 HERWORTH DR                   CHESTERFIELD            MO       63005
601937984 1044 ALDERBROOK LN                SAN JOSE                CA       95129
601938042 901 SAGE CT                       CUPERTINO               CA       95014
601938075 3948 SW ARROYO DR                 SEATTLE                 WA       98146
601938122 58 RANDLETT PARK                  NEWTON                  MA        2165
601938235 5257 MILTON RD.                   CARLSBAD                CA       92008
601938280 10116 NEDRA DR                    GREAT FALLS             VA       22066
601938360 4139 FISHER RD                    GREEN BAY               WI       54311
601938587 1781 S STONEBRIDGE                ANN ARBOR               MI       48108
601938736 3600 TORREY VIEW CT               SAN DIEGO               CA       92130
601938758 5220 ST ALBANS BAY RD             SHOREWOOD               MN       55331
601938883 20021 NE 188TH PL                 WOODINVILLE             WA       98072
601938974 3592 TORREY VIEW CT               SAN DIEGO               CA       92130
601939101 513 STRATFORD RD                  FALLSTON                MD       21047
601939225 LOT 7 BLUEBONNET RIDGE            ROCKWALL                TX       75087
601939577 406 S LINCOLN LN                  ARLINGTON HEIGHTS       IL       60005
601939588 1464 23RD AVE                     SAN FRANCISCO           CA       94122
601939657 8011-13 VENETIAN DR               CLAYTON                 MO       63105
601939680 14257 MANDERLEIGH WOODS DR        CHESTERFIELD            MO       63017
601939782 3570 AVOCADO AVE                  MIAMI                   FL       33133
601940547 229 NELLS ROCK ROAD               SHELTON                 CT        6484
601944610 50 CHESTNUT  ST                   CLARENDON HILLS         IL       60514
601944632 915 S MONROE                      HINSDALE                IL       60521
601944836 12 SAGELAND CT                    SCOTTS VALLEY           CA       95008
601945438 4991 CHARA CT                     SAN JOSE                CA       95124
601945472 6043 MEADOW POINTE ROW            LA JOLLA                CA       92037
601945597 129 HILLTOP WAY                   SCOTTS VALLEY           CA       95066
601948603 47A POCONO RIDGE RD               BROOKFIELD              CT        6804
601949114 15 CASSADAY COURT                 LIVERMORE               CA       94550
601949410 244 FOREST AVE                    PALO ALTO               CA       94301
601949487 3971 LAKE WA BLVD S               SEATTLE                 WA       98118
601949498 12 GETNER TR                      NORWALK                 CT        6854
601949524 1315 CHOSSINGTON DR               SAN JOSE                CA       95131
601949784 6 BACON ST                        WINCHESTER              MA        1890
601950016 26691 WARWICK CT                  LAKE FOREST             CA       92630
601950027 239 DEVONSHIRE RD                 DEVON                   PA       19333
601950050 730 S LAKE DAVIS DR               ORLANDO                 FL       32806
601950061 2275 SW 105TH TERR                DAVIE                   FL       33324
601950425 1551 W EAST FORT RD               PARK CITY               UT       84098

---------------------------------------------
INT_RATE    LOANTERM    ORIGINAL    PYMTDATE
---------------------------------------------
7.750       360         $465,000.00 01-Feb-98
7.625       360         $337,500.00 01-Mar-98
7.500       360         $374,000.00 01-Feb-98
7.500       360         $375,600.00 01-Feb-98
7.000       360         $310,000.00 01-Mar-98
7.750       360         $397,000.00 01-Feb-98
7.000       360         $247,000.00 01-Feb-98
7.500       360         $245,000.00 01-Mar-98
7.375       360         $251,100.00 01-Feb-98
6.875       360         $496,000.00 01-Feb-98
7.625       360         $251,500.00 01-Feb-98
7.875       360         $277,300.00 01-Feb-98
7.750       360         $375,700.00 01-Feb-98
7.250       360         $357,000.00 01-Feb-98
7.625       360         $285,000.00 01-Feb-98
7.250       360         $236,650.00 01-Feb-98
7.750       360         $260,700.00 01-Mar-98
7.500       360         $330,000.00 01-Mar-98
7.750       360         $242,250.00 01-Feb-98
7.500       360         $239,600.00 01-Feb-98
7.750       360         $285,500.00 01-Feb-98
7.625       360         $488,000.00 01-Feb-98
7.625       360         $243,000.00 01-Feb-98
7.875       360         $264,950.00 01-Mar-98
7.625       360         $320,000.00 01-Feb-98
7.625       360         $290,000.00 01-Feb-98
6.875       360         $400,000.00 01-Mar-98
7.875       360         $236,000.00 01-Feb-98
7.500       360         $393,250.00 01-Feb-98
7.625       360         $237,500.00 01-Feb-98
7.750       360         $246,000.00 01-Feb-98
7.875       360         $240,000.00 01-Feb-98
7.750       360         $382,000.00 01-Feb-98
6.625       360         $496,000.00 01-Mar-98
7.750       360         $320,000.00 01-Feb-98
7.875       360         $280,000.00 01-Feb-98
7.750       360         $348,000.00 01-Feb-98
7.875       360         $250,000.00 01-Feb-98
7.625       360         $229,400.00 01-Mar-98
7.625       360         $337,500.00 01-Mar-98
7.625       360         $325,000.00 01-Feb-98
7.500       360         $369,000.00 01-Feb-98

-----------------------------------------------------------------------------------
PI_PAY    PAID_THRU      BALANCE     LTV PROPTYPE    OCCUPANCY        POOL NOTEDATE
-----------------------------------------------------------------------------------
$3,331.32 01-Mar-98    $464,341.49    76.90 SFD       PRIMARY          1 19-Dec-97
$2,388.80 01-Mar-98    $337,255.73    80.00 SFD       PRIMARY          1 02-Jan-98
$2,615.06 01-Mar-98    $373,443.15    79.00 PUD       PRIMARY          1 17-Dec-97
$2,626.25 01-Mar-98    $375,040.76    79.10 SFD       PRIMARY          1 26-Dec-97
$2,062.44 01-Mar-98    $309,745.89    68.90 SFD       PRIMARY          1 27-Jan-98
$2,844.16 01-Mar-98    $394,431.33    79.90 SFD       PRIMARY          1 19-Dec-97
$1,643.30 01-Mar-98    $245,739.77    73.80 SFD       PRIMARY          1 18-Dec-97
$1,713.08 01-Mar-98    $244,818.17    74.30 SFD       PRIMARY          1 23-Jan-98
$1,734.29 01-Mar-98    $250,716.68    80.00 SFD       PRIMARY          1 26-Dec-97
$3,258.37 01-Mar-98    $495,164.21    80.00 SFD       PRIMARY          1 30-Dec-97
$1,780.10 01-Mar-98    $251,134.79    69.90 SFD       PRIMARY          1 26-Dec-97
$2,010.62 01-Mar-98    $276,417.07    71.20 SFD       PRIMARY          1 19-Dec-97
$2,691.56 01-Mar-98    $375,167.96    80.00 SFD       SECOND-HOME      1 20-Dec-97
$2,435.37 01-Mar-98    $356,441.33    64.40 SFD       PRIMARY          1 23-Dec-97
$2,017.21 01-Mar-98    $284,586.15    79.20 SFD       PRIMARY          1 15-Dec-97
$1,614.37 01-Mar-98    $236,279.67    58.70 SFD       PRIMARY          1 16-Dec-97
$1,867.69 01-Mar-98    $260,345.77    95.00 PUD       PRIMARY          1 19-Jan-98
$2,307.41 01-Mar-98    $329,755.09    80.00 SFD       PRIMARY          1 03-Feb-98
$1,735.51 01-Mar-98    $241,906.94    95.00 SFD       PRIMARY          1 19-Dec-97
$1,675.32 01-Mar-98    $239,243.25    80.00 SFD       PRIMARY          1 22-Dec-97
$2,045.36 01-Mar-98    $285,095.68    75.20 SFD       PRIMARY          1 18-Dec-97
$3,454.03 01-Mar-98    $487,291.36    71.00 SFD       PRIMARY          1 24-Dec-97
$1,719.94 01-Mar-98    $242,647.13    90.00 SFD       PRIMARY          1 29-Dec-97
$1,921.07 01-Mar-98    $264,767.66    95.00 SFD       PRIMARY          1 23-Jan-98
$2,264.94 01-Mar-98    $319,529.53    61.00 SFD       PRIMARY          1 30-Dec-97
$2,052.60 01-Mar-98    $289,578.86    64.50 SFD       PRIMARY          1 30-Dec-97
$2,627.72 01-Mar-98    $399,663.95    88.90 SFD       PRIMARY          1 06-Jan-98
$1,711.16 01-Mar-98    $235,272.80    72.70 SFD       PRIMARY          1 15-Dec-97
$2,749.66 01-Mar-98    $392,664.48    75.00 SFD       PRIMARY          1 22-Dec-97
$1,681.01 01-Mar-98    $236,955.11    70.70 SFD       PRIMARY          1 30-Dec-97
$1,762.37 01-Mar-98    $245,651.64    72.40 SFD       PRIMARY          1 24-Dec-97
$1,740.17 01-Mar-98    $239,668.58    80.00 SFD       PRIMARY          1 16-Dec-97
$2,736.69 01-Mar-98    $381,332.01    69.50 CONDO     PRIMARY          1 29-Dec-97
$3,175.94 01-Mar-98    $495,562.39    79.36 SFD       PRIMARY          1 20-Jan-98
$2,292.52 01-Mar-98    $319,546.84    80.00 SFD       PRIMARY          1 29-Dec-97
$2,030.19 01-Mar-98    $279,613.36    80.00 SFD       PRIMARY          1 16-Dec-97
$2,493.11 01-Mar-98    $347,507.19    80.00 SFD       PRIMARY          1 18-Dec-97
$1,812.67 01-Mar-98    $249,466.23    58.90 SFD       PRIMARY          1 05-Dec-97
$1,623.68 01-Mar-98    $229,233.97    95.00 SFD       PRIMARY          1 23-Jan-98
$2,388.80 01-Mar-98    $337,255.71    90.00 SFD       PRIMARY          1 07-Jan-98
$2,300.33 01-Mar-98    $324,528.05    56.40 SFD       PRIMARY          1 23-Dec-97
$2,580.10 01-Mar-98    $368,450.58    90.00 SFD       PRIMARY          1 29-Dec-97

---------------------------------------------------------------------------------------------
LOAN_ID                    ADDRESS                           CITY           STATE     ZIPCODE
---------------------------------------------------------------------------------------------
601950506           9270 KESWICK AVE N                GRANT TWP              MN        55082
601950528           6488 LITTLE FALLS DR              SAN JOSE               CA        95120
601950551           110 JAVA ST                       MORRO BAY              CA        93442
601950573           18 MYSTIC VALLEY PKY              WINCHESTER             MA         1890
601950595           15788 IZORAH WAY                  LOS GATOS              CA        95032
601950620           5241 GOULD AVE                    LA CANADA-FLINTRIDGE   CA        91011
601950631           1310 CRESTVIEW AVE                SEAL BEACH             CA        90740
601950653           1867 LIMEREE LN                   MOUNTAIN VIEW          CA        94040
601950697           1649 CHERLY WAY                   APTOS                  CA        95003
601950711           107 LOMA PL                       APTOS                  CA        95003
601950733           224 WILDHORSE WAY                 CHESTERFIELD           MO        63005
601950813           428 WAWONA ST                     SAN FRANCISCO          CA        94116
601950824           11692 WILLS CREEK RD              SAN DIEGO              CA        92131
601954418           1843 SEADRIFT DR                  CORONA DEL MAR         CA        92625
601954430           2378 PANORAMA TERRACE             LOS ANGELES            CA        90039
601954635           468 HELEN DR                      MILLBRAE               CA        94030
601955954           729 JOYCE LN                      INCLINE VILLAGE        NV        89451
601956023           604 WESTON LANE                   AUSTIN                 TX        78733
601956045           9118 MCDONALD DR                  BETHESDA               MD        20817
601956056           3211 BRADBURY RD                  LOS ALAMITOS           CA        90720
601956067           9829 MCBROOM ST                   SUNLAND                CA        91040
601956089           972 E CROSSWINDS DR               SPANISH FORK           UT        84660
601956090           2213 COPPERFIELD DR               SAINT PAUL             MN        55120
601956103           754 MACKLIN CT                    SAN JOSE               CA        95133
601956125           12 SPYGLASS CT                    TIMONIUM               MD        21093
601956147           14600 GOLDEN LEAF PL              LOUISVILLE             KY        40245
601956158           1106 BARTLETT CREEK CT            SAN JOSE               CA        95120
601956169           11769 TREADWELL DR                POWAY                  CA        92064
601956170           27205 STAGEWOOD CT                LAGUNA HILLS           CA        92653
601956205           2804 FOREST BROOK CT              ELLICOTT CITY          MD        21042
601956227           11231 BRUNSWICK WAY               SANTA ANA              CA        92705
601956250           3540 S MEADOWS DR                 MESA                   AZ        85240
601956283           743 FAIRVIEW                      BARTLETT               IL        60103
601956307           681 CEDAR VIEW CT                 SHOREVIEW              MN        55126
601956318           224 LIGHTHOUSE TERRACE            FRANKLIN               TN        37064
601956329           1067 N MEADS AVE                  ORANGE                 CA        92869
601956330           4569 WESLEY CT                    MASON                  OH        45040
601956363           16925 5TH AVE N                   PLYMOUTH               MN        55447
601956374           160 PLEASANT ST                   BIRMINGHAM             MI        48009
601956385           908 PROSPECT                      HERMOSA BEACH          CA        90254
601956396           223 W ISLIP RD                    WEST ISLIP             NY        11795
601956410           583 REDSTONE DR                   BROOMFIELD             CO        80020

--------------------------------------------------
INT_RATE   LOANTERM       ORIGINAL        PYMTDATE
--------------------------------------------------
7.750       360          $300,000.00     01-Mar-98
7.750       360          $302,000.00     01-Feb-98
7.750       360          $312,000.00     01-Feb-98
7.625       360          $305,600.00     01-Mar-98
7.500       360          $283,000.00     01-Feb-98
7.625       360          $487,000.00     01-Feb-98
7.750       360          $293,000.00     01-Feb-98
7.625       360          $396,000.00     01-Feb-98
7.375       360          $296,000.00     01-Feb-98
7.750       360          $304,000.00     01-Mar-98
7.500       360          $282,500.00     01-Feb-98
7.500       360          $275,000.00     01-Apr-98
7.750       360          $300,000.00     01-Feb-98
7.750       360          $546,000.00     01-Feb-98
7.750       360          $272,000.00     01-Feb-98
7.875       360          $298,000.00     01-Mar-98
7.375       360          $244,000.00     01-Feb-98
7.000       360          $465,700.00     01-Feb-98
7.500       360          $418,000.00     01-Feb-98
7.750       360          $275,000.00     01-Feb-98
7.750       360          $400,000.00     01-Feb-98
7.500       360          $353,000.00     01-Mar-98
7.750       360          $238,000.00     01-Mar-98
7.500       360          $328,000.00     01-Feb-98
7.250       360          $239,000.00     01-Mar-98
7.500       360          $330,000.00     01-Feb-98
7.750       360          $314,000.00     01-Mar-98
7.250       360          $372,200.00     01-Feb-98
7.750       360          $343,400.00     01-Mar-98
7.625       360          $257,000.00     01-Feb-98
7.875       360          $290,400.00     01-Feb-98
7.125       360          $233,900.00     01-Feb-98
7.625       360          $243,000.00     01-Mar-98
7.250       360          $450,000.00     01-Mar-98
7.625       360          $235,300.00     01-Feb-98
7.875       360          $380,000.00     01-Feb-98
7.750       360          $256,500.00     01-Feb-98
7.250       360          $280,000.00     01-Mar-98
7.625       360          $278,250.00     01-Feb-98
7.875       360          $250,000.00     01-Mar-98
7.750       360          $320,000.00     01-Feb-98
7.625       360          $265,000.00     01-Mar-98

---------------------------------------------------------------------------------------------
 PI_PAY      PAID_THRU     BALANCE          LTV      PROPTYPE    OCCUPANCY      POOL NOTEDATE
---------------------------------------------------------------------------------------------
$2,149.24    01-Mar-98    $299,788.26      75.00       SFD       PRIMARY           1 09-Jan-98
$2,163.56    01-Mar-98    $301,572.34      63.60       SFD       PRIMARY           1 23-Dec-97
$2,235.21    01-Mar-98    $311,558.16      80.00       SFD       SECOND-HOME       1 17-Dec-97
$2,163.02    01-Mar-98    $305,378.81      80.00       SFD       PRIMARY           1 08-Jan-98
$1,978.78    01-Mar-98    $282,578.63      54.00       SFD       PRIMARY           1 17-Dec-97
$3,446.96    01-Mar-98    $486,292.80      75.00       SFD       PRIMARY           1 25-Dec-97
$2,099.09    01-Mar-98    $292,385.07      75.20       SFD       PRIMARY           1 31-Dec-97
$2,802.86    01-Mar-98    $395,224.96      59.20       SFD       PRIMARY           1 30-Dec-97
$2,044.40    01-Mar-98    $295,548.15      80.00       SFD       PRIMARY           1 24-Dec-97
$2,177.89    01-Mar-98    $303,785.44      71.60       SFD       SECOND-HOME       1 31-Dec-97
$1,975.28    01-Mar-98    $281,656.14      77.20       PUD       PRIMARY           1 26-Dec-97
$1,922.84    01-Mar-98    $275,000.00      71.50       SFD       PRIMARY           1 05-Feb-98
$2,149.24    01-Mar-98    $299,575.15      79.60       SFD       PRIMARY           1 21-Dec-97
$3,911.61    01-Mar-98    $545,226.79      72.80       SFD       PRIMARY           1 24-Dec-97
$1,948.64    01-Mar-98    $271,614.82      80.00       SFD       PRIMARY           1 23-Dec-97
$2,160.71    01-Mar-98    $297,794.92      70.20       SFD       PRIMARY           1 09-Jan-98
$1,685.25    01-Mar-98    $242,998.66      68.80       SFD       PRIMARY           1 18-Dec-97
$3,098.31    01-Mar-98    $464,934.32      71.10       SFD       PRIMARY           1 15-Dec-97
$2,922.72    01-Mar-98    $413,803.89      78.20       SFD       PRIMARY           1 17-Dec-97
$1,970.13    01-Mar-98    $274,574.33      79.80       SFD       PRIMARY           1 27-Dec-97
$2,865.65    01-Mar-98    $399,433.54      77.00       SFD       PRIMARY           1 30-Dec-97
$2,468.23    01-Mar-98    $352,738.02      79.40       SFD       PRIMARY           1 07-Jan-98
$1,705.06    01-Mar-98    $237,656.63      74.40       SFD       PRIMARY           1 02-Jan-98
$2,293.42    01-Mar-98    $327,511.64      80.00       SFD       PRIMARY           1 26-Dec-97
$1,630.40    01-Mar-98    $238,813.56      62.10       PUD       PRIMARY           1 22-Jan-98
$2,307.41    01-Mar-98    $329,508.65      75.00       SFD       PRIMARY           1 02-Jan-98
$2,249.53    01-Mar-98    $313,778.39      55.10       SFD       PRIMARY           1 09-Jan-98
$2,539.06    01-Mar-98    $371,617.54      85.00       SFD       PRIMARY           1 15-Dec-97
$2,460.16    01-Mar-98    $343,157.63      57.30       SFD       PRIMARY           1 07-Jan-98
$1,819.03    01-Mar-98    $255,961.75      79.50       SFD       PRIMARY           1 26-Dec-97
$2,105.60    01-Mar-98    $289,998.99      78.50       SFD       PRIMARY           1 31-Dec-97
$1,575.83    01-Mar-98    $233,523.67      90.00       SFD       PRIMARY           1 22-Dec-97
$1,719.94    01-Mar-98    $242,670.26      79.70       SFD       PRIMARY           1 09-Jan-98
$3,069.79    01-Mar-98    $449,648.96      75.00       SFD       PRIMARY           1 14-Jan-98
$1,665.44    01-Mar-98    $234,958.31      95.00       SFD       PRIMARY           1 30-Dec-97
$2,755.26    01-Mar-98    $379,475.26      78.90       SFD       PRIMARY           1 24-Dec-97
$1,837.60    01-Mar-98    $256,136.75      75.30       SFD       PRIMARY           1 31-Dec-97
$1,910.09    01-Mar-98    $279,781.57      80.00       SFD       PRIMARY           1 21-Jan-98
$1,969.44    01-Mar-98    $277,845.94      62.90       SFD       PRIMARY           1 18-Dec-97
$1,812.67    01-Mar-98    $249,789.33      78.90       SFD       PRIMARY           1 02-Jan-98
$2,292.52    01-Mar-98    $319,500.99      59.30       SFD       PRIMARY           1 22-Dec-97
$1,875.65    01-Mar-98    $264,808.20      73.70       SFD       PRIMARY           1 13-Jan-98

------------------------------------------------------------------------------------------------
LOAN_ID                 ADDRESS                        CITY                    STATE     ZIPCODE
------------------------------------------------------------------------------------------------
601956432               710 BERKELEY AVE               MENLO PARK              CA        94025
601956443               600 S CLIFTON                  PARK RIDGE              IL        60068
601956454               14315 WAINRIDGE                CHESTERFIELD            MO        63017
601956487               145 CRESTVIEW AVE              CAMARILLO               CA        93010
601956502               46457 PASEO PADRE PKY          FREMONT                 CA        94539
601956535               3465 BARRISTERS KEEPE CIR      FAIRFAX                 VA        22031
601956897               3117 BLOOMFIELD SHORE          WEST BLOOMFIELD         MI        48323
601957503               28 BARNEY LN                   MONTVILLE               NJ         7082
601958116               22948 CRICKET HILL RD          CUPERTINO               CA        95014
601958888               3608 TORREY VIEW COURT         SAN DIEGO               CA        92130
601959048               7956 STEEPLECHASE DR           PALM BEACH GARDENS      FL        33418
601959106               2705 REDDING DRIVE             PLANO                   TX        75093
601959516               10195 HARMONY CIR              EDEN PRAIRIE            MN        55347
601959845               1815 W SCHOOL                  CHICAGO                 IL        60657
601960121               39710 COVEY CT                 HAMILTON                VA        20111
601960848               21 LOVERS LN                   MADISON                 CT         6443
601961656               22479 HAVERGALE                NOVI                    MI        48374
601961689               17851 S QUIVIRA RD             OLATHE                  KS        66062
601964329               93 BRIGHTON AVE                BOLINAS                 CA        94924
601964396               475 GLENRIDGE                  KEY BISCAYNE            FL        33149
601964432               6 MENLO AISLE                  IRVINE                  CA        92612
601964739               3763 CENTURY DR                CAMPBELL                CA        95008
601964900               19256 BECKONRIDGE LN           HUNTINGTON BEACH        CA        92648
601966991               2 PRINCETON AVENUE             FORT MITCHELL           KY        41017
601968196               78 ESTATE DR                   DEERFIELD               IL        60015
601968367               105 PASEO DE GRANADA           TORRANCE                CA        90277
601968620               9075 S CANYON GATE CIR         SANDY                   UT        84093
601968802               1587 FIFTH AVE                 BELMONT                 CA        94002
601969017               310 WOOD ST                    PACIFIC GROVE           CA        93950
601969643               3559 KIPLING                   HOWELL                  MI        48843
601970203               3521 WILLIAMSBURG RD           DAVIDSONVILLE           MD        21035
601970270               4088 SUGAR MAPLE DR            DANVILLE                CA        94506
601970394               49 ANDOVER RD                  ROSLYN HEIGHTS          NY        11577
601970533               1005 LIVE OAK TERRACE          SUNNYVALE               CA        94086
601970566               99 PLAINFIELD STREET           NEWTON                  MA         2168
601970624               826 PARKWOOD CT                MC KINNEY               TX        75070
601970679               701 PEBBLE BEACH DR            SILVER SPRING           MD        20904
601970726               4112 GREENWAY                  BALTIMORE               MD        21218
601970884               5490 CHAMPION CREEK BLVD       MEDINA                  OH        44256
601970895               14350 OAK AVE                  LAKE FOREST             IL        60045
601970942               44973 COUGAR CIRCLE            FREMONT                 CA        94539
601970964               3510 E SCHUBER PL              SEATTLE                 WA        98122

---------------------------------------------------
INT_RATE    LOANTERM     ORIGINAL          PYMTDATE
---------------------------------------------------
7.750       360          $437,000.00      01-Feb-98
7.500       360          $334,000.00      01-Mar-98
7.500       360          $405,000.00      01-Mar-98
7.500       360          $364,000.00      01-Feb-98
7.625       360          $476,700.00      01-Feb-98
6.875       360          $236,000.00      01-Feb-98
7.875       360          $230,000.00      01-Feb-98
7.875       360          $260,000.00      01-Mar-98
7.250       360          $240,000.00      01-Mar-98
7.500       360          $300,050.00      01-Feb-98
7.625       360          $264,800.00      01-Feb-98
7.250       360          $417,200.00      01-Feb-98
7.875       360          $279,500.00      01-Feb-98
7.500       360          $400,000.00      01-Feb-98
7.500       360          $245,000.00      01-Mar-98
7.375       360          $420,000.00      01-Mar-98
7.250       360          $271,500.00      01-Feb-98
7.500       360          $373,500.00      01-Mar-98
7.625       360          $341,600.00      01-Feb-98
7.500       360          $280,000.00      01-Feb-98
7.250       360          $251,100.00      01-Mar-98
7.875       360          $245,700.00      01-Feb-98
7.500       360          $335,000.00      01-Feb-98
7.625       360          $253,800.00      01-Feb-98
7.625       360          $460,000.00      01-Mar-98
7.875       360          $305,500.00      01-Feb-98
7.375       360          $450,000.00      01-Feb-98
7.875       360          $255,000.00      01-Feb-98
7.500       360          $336,000.00      01-Mar-98
7.625       360          $263,500.00      01-Mar-98
7.375       360          $249,600.00      01-Feb-98
7.500       360          $265,500.00      01-Feb-98
7.375       360          $338,250.00      01-Apr-98
7.500       360          $250,000.00      01-Mar-98
7.250       360          $650,000.00      01-Mar-98
7.750       360          $280,050.00      01-Feb-98
7.625       360          $240,000.00      01-Mar-98
7.625       360          $540,000.00      01-Feb-98
7.750       360          $414,350.00      01-Feb-98
7.875       360          $285,000.00      01-Mar-98
7.875       360          $497,000.00      01-Mar-98
7.625       360          $332,500.00      01-Feb-98

--------------------------------------------------------------------------------------------------
PI_PAY         PAID_THRU     BALANCE          LTV        PROPTYPE    OCCUPANCY    POOL   NOTEDATE
--------------------------------------------------------------------------------------------------
$3,130.72      01-Mar-98      $436,381.15      26.60      SFD         PRIMARY      1      14-Dec-97
$2,335.38      01-Mar-98      $333,652.12      73.50      SFD         PRIMARY      1      23-Jan-98
$2,831.82      01-Mar-98      $404,699.43      73.00      SFD         PRIMARY      1      09-Jan-98
$2,545.14      01-Mar-98      $362,958.03      75.90      SFD         PRIMARY      1      29-Dec-97
$3,374.05      01-Mar-98      $475,306.71      79.50      SFD         PRIMARY      1      22-Dec-97
$1,550.35      01-Mar-98      $235,602.33      80.00      SFD         PRIMARY      1      30-Dec-97
$1,667.66      01-Mar-98      $229,682.40      73.40      SFD         PRIMARY      1      19-Dec-97
$1,885.18      01-Mar-98      $259,821.07      74.30      SFD         PRIMARY      1      12-Jan-98
$1,637.22      01-Mar-98      $239,812.00      63.20      SFD         PRIMARY      1      23-Jan-98
$2,097.99      01-Mar-98      $299,603.25      80.00      SFD         PRIMARY      1      22-Dec-97
$1,874.24      01-Mar-98      $264,415.47      80.00      PUD         PRIMARY      1      23-Dec-97
$2,846.04      01-Mar-98      $416,547.12      80.00      SFD         PRIMARY      1      30-Dec-97
$2,026.57      01-Mar-98      $279,114.04      76.60      SFD         PRIMARY      1      15-Dec-97
$2,796.86      01-Mar-98      $399,404.42      80.00      SFD         PRIMARY      1      02-Jan-98
$1,713.08      01-Mar-98      $244,818.17      61.30      SFD         PRIMARY      1      28-Jan-98
$2,900.84      01-Mar-98      $419,057.77      72.50      SFD         PRIMARY      1      13-Jan-98
$1,852.11      01-Mar-98      $271,075.12      90.00      SFD         PRIMARY      1      15-Dec-97
$2,611.57      01-Mar-98      $373,222.81      90.00      SFD         PRIMARY      1      09-Jan-98
$2,417.82      01-Mar-98      $341,103.95      79.10      SFD         SECOND-HOME  1      18-Dec-97
$1,957.80      01-Mar-98      $279,583.10      80.00      SFD         PRIMARY      1      26-Dec-97
$1,712.94      01-Mar-98      $250,904.12      90.00      CONDO       PRIMARY      1      09-Jan-98
$1,781.50      01-Mar-98      $245,360.71      76.80      SFD         PRIMARY      1      20-Dec-97
$2,342.37      01-Mar-98      $334,501.21      63.00      SFD         PRIMARY      1      29-Dec-97
$1,796.38      01-Mar-98      $253,431.45      89.10      SFD         PRIMARY      1      23-Dec-97
$3,255.85      01-Mar-98      $459,667.07      60.60      SFD         PRIMARY      1      15-Jan-98
$2,215.09      01-Mar-98      $305,078.12      79.40      SFD         PRIMARY      1      14-Dec-97
$3,108.04      01-Mar-98      $449,313.06      75.00      SFD         PRIMARY      1      31-Dec-97
$1,848.93      01-Mar-98      $254,647.87      63.80      SFD         PRIMARY      1      19-Dec-97
$2,349.36      01-Mar-98      $335,750.64      78.90      SFD         PRIMARY      1      31-Dec-97
$1,865.04      01-Mar-98      $263,167.58      79.90      SFD         PRIMARY      1      02-Feb-98
$1,723.93      01-Mar-98      $249,218.97      80.00      SFD         PRIMARY      1      02-Jan-98
$1,856.41      01-Mar-98      $265,104.70      52.10      SFD         PRIMARY      1      14-Dec-97
$2,336.21      01-Mar-98      $338,250.00      75.00      SFD         PRIMARY      1      02-Feb-98
$1,748.04      01-Mar-98      $249,814.46      72.50      PUD         PRIMARY      1      12-Jan-98
$4,434.15      01-Mar-98      $649,492.93      74.00      SFD         PRIMARY      1      15-Jan-98
$2,006.31      01-Mar-98      $279,653.42      95.00      SFD         PRIMARY      1      23-Dec-97
$1,698.70      01-Mar-98      $239,826.30      70.30      SFD         PRIMARY      1      22-Jan-98
$3,822.09      01-Mar-98      $539,215.84      77.60      SFD         PRIMARY      1      31-Dec-97
$2,968.45      01-Mar-98      $413,325.76      69.70      SFD         PRIMARY      1      26-Dec-97
$2,066.45      01-Mar-98      $284,803.86      82.70      SFD         PRIMARY      1      30-Jan-98
$3,603.59      01-Mar-98      $496,657.97      75.90      SFD         PRIMARY      1      16-Jan-98
$2,353.41      01-Mar-98      $332,017.17      75.60      SFD         PRIMARY      1      22-Dec-97

---------------------------------------------------------------------------------
LOAN_ID                 ADDRESS                    CITY          STATE    ZIPCODE
---------------------------------------------------------------------------------
601970986   1131 RUNNYMEDE DR              SAN JOSE              CA        95117
601970997   5906 DEERLAND CT               SAN JOSE              CA        95124
601972637   1324 N CALIFORNIA ST           BURBANK               CA        91505
601973718   1940 S CHEST DR                LOS ANGELES           CA        90034
601973785   2420 TAPESTRY WAY              PLEASANTON            CA        94588
601973810   13636 E CAMILLA                WHITTIER              CA        90601
601974047   36 CREST ROAD                  PIEDMONT              CA        94611
601974105   2754 ALDWORTH DR               SAN JOSE              CA        95148
601974138   12 SHARP PL                    SAN FRANCISCO         CA        94109
601974149   26132 HITCHING RAIL RD         LAGUNA HILLS          CA        92653
601975093   4041 N LOWELL                  CHICAGO               IL        60641
601976551   2 HEWLETT LANE                 PORT WASHINGTON       NY        11050
601976915   493 W WESTFORD ST              CARLISLE              MA         1741
601978600   795 HILMAR ST                  SANTA CLARA           CA        95050
601978859   23322 DESERTWOOD ST            LAKE FOREST           CA        92630
601978871   6634 E MAPLEGROVE              AGOURA HILLS          CA        91301
601978951   19547 ANADALE DR               TARZANA               CA        91356
601978984   18 BAYLEAF DR                  IRVINE                CA        92720
601979122   3981 NW STARVIEW PL            PORTLAND              OR        97229
601979554   1109 COLONIAL LN               SAN JOSE              CA        95132
601979667   4920 WHISPERING GROVE LN       BILLINGS              MT        59106
601979827   215 SILVER SAGE DR W           CRESTED BUTTE         CO        81224
601980933   422 FARMINGTON DR              LAFAYETTE             LA        70503
601980999   25660 SW KIMBERLY DR           WEST LINN             OR        97068
601981295   1212 SUMMIT OAKS DRIVE         BURNSVILLE            MN        55337
601981397   3692 KEMPTON DR                LOS ALAMITOS          CA        90720
601981488   3628 MICHELLE DR               TORRANCE              CA        90503
601981672   8914 FALLS FARM DR             POTOMAC               MD        20854
601981694   6330 NORTH SHORT CT            WEST BLOOMFIELD       MI        48324
601984016   3542 EDGEMAN CT                SAN JOSE              CA        95148
601984107   130 ESTRELLA RD                FREMONT               CA        94539
601984196   970 WALLACE DR                 SAN JOSE              CA        95120
601985814   18005 34TH AVE N               PLYMOUTH              MN        55447
601988281   45 E MADISON AVE               FLORHAM PARK          NJ         7932
601993357   2732 LARAMIE GATE CIR          PLEASANTON            CA        94566
601993380   16688 ANNA'S WAY               CHESTERFIELD          MO        63005
601993448   1954 ROCHAMBEAU DR             MALVERN               PA        19355
601993529   9820 LAKE DR   C-15            MYRTLE BEACH          SC        29572
601993541   151 PEBBLE LN                  ALAMO                 CA        94507
601993552   985 CARTIER LN                 FOSTER CITY           CA        94404
601993563   5453 S HAVEN LN                SALT LAKE CITY        UT        84117
601993609   1019 WAGNER RD                 BALTIMORE             MD        21204

--------------------------------------------
INT_RATE LOANTERM       ORIGINAL   PYMTDATE
--------------------------------------------
7.875    360          $246,000.00  01-Feb-98
7.875    360          $415,000.00  01-Feb-98
7.625    360          $257,500.00  01-Mar-98
7.875    360          $328,000.00  01-Feb-98
7.750    360          $313,650.00  01-Apr-98
7.250    360          $233,600.00  01-Mar-98
7.500    360          $363,000.00  01-Feb-98
7.875    360          $275,000.00  01-Feb-98
7.500    360          $400,000.00  01-Mar-98
7.875    360          $310,000.00  01-Feb-98
7.625    360          $252,000.00  01-Feb-98
7.500    360          $360,000.00  01-Apr-98
7.125    360          $337,000.00  01-Feb-98
7.500    360          $280,000.00  01-Feb-98
7.750    360          $234,500.00  01-Feb-98
7.875    360          $263,000.00  01-Feb-98
7.375    360          $450,000.00  01-Mar-98
7.375    360          $428,000.00  01-Feb-98
7.375    360          $279,900.00  01-Feb-98
7.875    360          $260,000.00  01-Feb-98
7.875    360          $400,000.00  01-Feb-98
7.750    360          $315,000.00  01-Mar-98
7.125    360          $258,000.00  01-Feb-98
7.375    360          $311,200.00  01-Feb-98
7.500    360          $305,800.00  01-Mar-98
7.750    360          $254,400.00  01-Mar-98
7.875    360          $247,300.00  01-Mar-98
7.625    360          $264,400.00  01-Feb-98
7.875    360          $250,000.00  01-Feb-98
7.750    360          $330,000.00  01-Mar-98
7.875    360          $315,000.00  01-Feb-98
7.875    360          $274,000.00  01-Mar-98
7.375    360          $240,000.00  01-Feb-98
7.625    360          $240,000.00  01-Feb-98
7.750    360          $244,600.00  01-Mar-98
7.375    360          $496,000.00  01-Mar-98
7.000    360          $300,000.00  01-Mar-98
7.500    360          $234,800.00  01-Mar-98
7.500    360          $448,000.00  01-Mar-98
7.875    360          $241,000.00  01-Mar-98
7.500    360          $525,000.00  01-Apr-98
7.625    360          $350,000.00  01-Mar-98

--------------------------------------------------------------------------------------
PI_PAY PAID_THRU     BALANCE         LTV   PROPTYPE        OCCUPANCY   POOL  NOTEDATE
--------------------------------------------------------------------------------------
$1,783.67   01-Mar-98    $245,660.30     56.00 SFD            PRIMARY     1    23-Dec-97
$3,009.04   01-Mar-98    $414,426.92     63.90 SFD            PRIMARY     1    29-Dec-97
$1,822.57   01-Mar-98    $257,313.63     87.30 SFD            PRIMARY     1    13-Jan-98
$2,378.23   01-Mar-98    $327,543.51     80.00 SFD            PRIMARY     1    23-Dec-97
$2,247.03   01-Mar-98    $313,650.00     80.00 SFD            PRIMARY     1    12-Feb-98
$1,593.56   01-Mar-98    $233,417.77     76.10 SFD            PRIMARY     1    21-Jan-98
$2,538.15   01-Mar-98    $362,459.52     47.80 SFD            PRIMARY     1    30-Dec-97
$1,993.94   01-Mar-98    $274,613.85     67.60 SFD            PRIMARY     1    24-Dec-97
$2,796.86   01-Mar-98    $399,703.14     56.80 CONDO          PRIMARY     1    08-Jan-98
$2,247.72   01-Mar-98    $309,571.91     63.30 SFD            PRIMARY     1    18-Dec-97
$1,783.64   01-Mar-98    $251,634.06     68.20 SFD            PRIMARY     1    19-Dec-97
$2,517.17   01-Mar-98    $360,000.00     78.30 SFD            PRIMARY     1    11-Feb-98
$2,270.43   01-Mar-98    $336,459.42     74.90 SFD            PRIMARY     1    24-Dec-97
$1,957.80   01-Mar-98    $279,583.10     80.00 SFD            PRIMARY     1    29-Dec-97
$1,679.99   01-Mar-98    $234,167.91     84.90 SFD            PRIMARY     1    19-Dec-97
$1,906.93   01-Mar-98    $262,227.25     78.60 SFD            PRIMARY     1    24-Dec-97
$3,108.04   01-Mar-98    $449,657.58     80.00 SFD            PRIMARY     1    30-Jan-98
$2,956.09   01-Mar-98    $427,346.66     79.30 SFD            PRIMARY     1    18-Dec-97
$1,933.20   01-Mar-98    $279,472.73     80.00 SFD            PRIMARY     1    23-Dec-97
$1,885.18   01-Mar-98    $259,640.97     69.40 SFD            PRIMARY     1    15-Dec-97
$2,900.28   01-Mar-98    $399,447.63     88.90 SFD            PRIMARY     1    26-Dec-97
$2,256.70   01-Mar-98    $314,529.69     67.10 SFD            PRIMARY     1    02-Jan-98
$1,738.19   01-Mar-98    $257,586.15     74.80 SFD            PRIMARY     1    30-Dec-97
$2,149.38   01-Mar-98    $310,724.95     80.00 SFD            PRIMARY     1    26-Dec-97
$2,138.20   01-Mar-98    $305,573.05     78.50 SFD            PRIMARY     1    08-Jan-98
$1,822.55   01-Mar-98    $254,042.45     80.00 SFD            PRIMARY     1    08-Jan-98
$1,793.10   01-Mar-98    $247,129.81     78.60 SFD            PRIMARY     1    05-Jan-98
$1,871.41   01-Mar-98    $264,016.05     80.00 SFD            PRIMARY     1    23-Dec-97
$1,812.67   01-Mar-98    $249,654.77     67.60 SFD            PRIMARY     1    19-Dec-97
$2,364.16   01-Mar-98    $329,767.09     77.00 SFD            PRIMARY     1    07-Jan-98
$2,283.97   01-Mar-98    $301,858.69     70.00 SFD            PRIMARY     1    22-Dec-97
$1,986.69   01-Mar-98    $273,811.44     68.50 TOWNHOUSE      PRIMARY     1    07-Jan-98
$1,657.62   01-Mar-98    $239,633.64     78.70 SFD            PRIMARY     1    19-Dec-97
$1,698.70   01-Mar-98    $239,651.50     75.00 SFD            PRIMARY     1    31-Dec-97
$1,752.34   01-Mar-98    $244,427.37     76.70 SFD            PRIMARY     1    09-Jan-98
$3,425.75   01-Mar-98    $495,622.58     68.50 SFD            PRIMARY     1    08-Jan-98
$1,995.91   01-Mar-98    $299,754.09     57.70 SFD            PRIMARY     1    05-Jan-98
$1,641.76   01-Mar-98    $234,625.74     80.00 CONDO          SECOND-HOME 1    30-Jan-98
$3,132.48   01-Mar-98    $447,667.52     80.00 SFD            PRIMARY     1    16-Jan-98
$1,747.42   01-Mar-98    $240,581.56     72.00 SFD            PRIMARY     1    07-Jan-98
$3,670.88   01-Mar-98    $525,000.00     59.00 SFD            PRIMARY     1    13-Feb-98
$2,477.28   01-Mar-98    $349,746.68     74.10 SFD            PRIMARY     1    15-Jan-98

----------------------------------------------------------------------------
LOAN_ID              ADDRESS                    CITY         STATE   ZIPCODE
----------------------------------------------------------------------------
601993610  3594 TORREY VIEW CT            SAN DIEGO            CA     92130
601994018  1823 MILFORD AVE               HOUSTON              TX     77098
601994132  24414 MALIBU RD                MALIBU               CA     90265
601994860  17 SIROS                       LAGUNA NIGUEL        CA     92677
601994893  13308 JONATHAN PARK LANE       POWAY                CA     92064
601995246  1003 GILBERT PL                BRENTWOOD            TN     37027
601997099  2011 GEDDES AVE                ANN ARBOR            MI     48104
601997340  5 SCARBOROUGH RD               SIMSBURY             CT      6070
601997669  48 EASTOVER RD                 STAMFORD             CT      6905
601998604  585 W CEDAR ST                 ZIONSVILLE           IN     46077
602000085  3 PICCADILLY SQ                PENFIELD             NY     14625
602000962  1517 NC 97 HWY                 ZEBULON              NC     27597
602001941  108 WAHWAHTAYSEE WAY           BATTLE CREEK         MI     49015
602002361  675 N HUNDLEY ST               HOFFMAN ESTATES      IL     60194
602002533  5857 VIA CUESTA                EL PASO              TX     79912
602002828  17312 MADERA LN                HUNTINGTON BEACH     CA     92647
602002862  0658 HOMESTEAD DR              EDWARDS              CO     81632
602002920  171 CASTRO LN                  FREMONT              CA     94539
602004706  3462 ASHBOURNE PL              ROWLAND HEIGHTS      CA     91748
602004819  3558 WALTON WAY                SAN JOSE             CA     95117
602005057  23 CANTERBURY ST               ANDOVER              MA      1810
602006047  1301 NORTH DEARBORN UNIT 505   CHICAGO              IL     60611
602006183  21571 DAKAR LN                 HUNTINGTON BEACH     CA     92646
602006285  10427 ORANGE GROVE DR          TAMPA                FL     33618
602006354  5210 RESERVE DR                DUBLIN               OH     43017
602006593  11645 PETENWELL RD             SAN DIEGO            CA     92131
602006640  1329 OBERON WAY                MC LEAN              VA     22102
602006720  2525 ANNE LANE                 NORTHBROOK           IL     60062
602006844  67 WHISPERING WOODS RD         GUILFORD             CT      6437
602008016  321 GINGER CT                  SAN RAMON            CA     94583
602008049  300 LAUDERDALE RD              NASHVILLE            TN     37205
602009585  3114 BARTON POINT DRIVE        AUSTIN               TX     78733
602010726  2 SEAVER ST                    WELLESLEY            MA      2181
602011113  4028 BYRON ST                  HOUSTON              TX     77005
602011420  18586 GARNET LN                HUNTINGTON BEACH     CA     92648
602011716  906 BELLIS ST                  NEWPORT BEACH        CA     92660
602011727  26139 N TWAINE PL              #VALUE!              CA     91381
602012487  1930 NORFOLK                   HOUSTON              TX     77098
602013934  12701 W 129TH ST               OVERLAND PARK        KS     66213
602014387  564 EAST SPRUCE GLEN RD        SALT LAKE CITY       UT     84107
602014855  28 N BAYLIS AVE                PORT WASHINGTON      NY     11050
602014968  2747 N SEMINARY AVE            CHICAGO              IL     60614

---------------------------------------------
INT_RATE   LOANTERM     ORIGINAL     PYMTDATE
---------------------------------------------
7.250       360       $293,000.00   01-Feb-98
7.375       360       $255,200.00   01-Feb-98
7.625       360       $800,000.00   01-Feb-98
7.500       360       $296,000.00   01-Mar-98
7.625       360       $256,500.00   01-Feb-98
7.750       360       $254,000.00   01-Feb-98
8.000       360       $235,000.00   01-Mar-98
7.500       360       $315,000.00   01-Feb-98
7.750       360       $292,000.00   01-Mar-98
7.500       360       $275,000.00   01-Mar-98
7.750       360       $247,000.00   01-Mar-98
7.875       360       $240,000.00   01-Feb-98
7.625       360       $247,500.00   01-Apr-98
7.625       360       $230,000.00   01-Mar-98
7.000       360       $256,500.00   01-Mar-98
7.625       360       $260,000.00   01-Mar-98
7.375       360       $300,000.00   01-Feb-98
7.625       360       $320,000.00   01-Mar-98
7.375       360       $249,400.00   01-Feb-98
6.875       360       $285,000.00   01-Mar-98
7.750       360       $244,000.00   01-Mar-98
7.375       360       $261,200.00   01-Mar-98
7.875       360       $258,000.00   01-Mar-98
7.500       360       $243,000.00   01-Mar-98
7.500       360       $355,000.00   01-Mar-98
7.750       360       $268,000.00   01-Feb-98
7.500       360       $347,900.00   01-Mar-98
8.000       360       $418,000.00   01-Feb-98
7.500       360       $272,000.00   01-Mar-98
7.250       360       $340,000.00   01-Mar-98
7.375       360       $240,000.00   01-Feb-98
7.250       360       $333,600.00   01-Mar-98
6.875       360       $295,000.00   01-Mar-98
7.250       360       $259,100.00   01-Feb-98
7.250       360       $296,000.00   01-Mar-98
7.500       360       $280,000.00   01-Mar-98
6.875       360       $285,050.00   01-Feb-98
7.500       360       $242,400.00   01-Feb-98
8.000       360       $349,000.00   01-Mar-98
7.750       360       $250,000.00   01-Mar-98
7.625       360       $288,000.00   01-Mar-98
7.625       360       $397,000.00   01-Mar-98

------------------------------------------------------------------------------------
PI_PAY      PAID_THRU    BALANCE        LTV     PROPTYPE  OCCUPANCY   POOL  NOTEDATE
------------------------------------------------------------------------------------
$1,998.78   01-Mar-98  $292,541.48     80.00      SFD      PRIMARY     1   26-Dec-97
$1,762.60   01-Mar-98  $254,810.44     80.00      SFD      PRIMARY     1   30-Dec-97
$5,662.35   01-Mar-98  $798,838.28     53.40      SFD      PRIMARY     1   31-Dec-97
$2,069.67   01-Mar-98  $295,780.33     80.00      PUD      PRIMARY     1   13-Jan-98
$1,815.49   01-Mar-98  $256,127.52     90.00      SFD      PRIMARY     1   18-Dec-97
$1,819.69   01-Mar-98  $253,640.30     79.90      SFD      PRIMARY     1   18-Dec-97
$1,724.35   01-Mar-98  $234,842.32     67.20      SFD      PRIMARY     1   02-Jan-98
$2,202.53   01-Mar-98  $314,530.98     65.00      SFD      PRIMARY     1   23-Dec-97
$2,091.92   01-Mar-98  $291,793.91     77.90      SFD      PRIMARY     1   09-Jan-98
$1,922.84   01-Mar-98  $274,795.91     78.60      SFD      PRIMARY     1   22-Jan-98
$1,769.54   01-Mar-98  $246,603.29     95.00      SFD      PRIMARY     1   09-Jan-98
$1,740.17   01-Mar-98  $239,518.58     80.00      SFD      PRIMARY     1   19-Dec-97
$1,751.79   01-Mar-98  $247,500.00     75.00      SFD      PRIMARY     1   04-Feb-98
$1,627.93   01-Mar-98  $229,833.53     71.50      SFD      PRIMARY     1   30-Dec-97
$1,706.50   01-Mar-98  $256,272.80     95.00      SFD      PRIMARY     1   05-Jan-98
$1,840.26   01-Mar-98  $259,811.82     62.70      PUD      PRIMARY     1   13-Jan-98
$2,072.03   01-Mar-98  $299,542.04     34.80      SFD      PRIMARY     1   29-Dec-97
$2,264.94   01-Mar-98  $319,768.39     59.80      SFD      PRIMARY     1   02-Jan-98
$1,722.54   01-Mar-98  $249,019.29     80.00      SFD      PRIMARY     1   29-Dec-97
$1,872.25   01-Mar-98  $284,760.56     75.00      SFD      PRIMARY     1   20-Jan-98
$1,748.05   01-Mar-98  $243,827.78     80.00      SFD      PRIMARY     1   09-Jan-98
$1,804.04   01-Mar-98  $261,001.23     80.00      SFD      PRIMARY     1   20-Jan-98
$1,870.68   01-Mar-98  $257,822.45     74.80      SFD      PRIMARY     1   13-Jan-98
$1,699.09   01-Mar-98  $241,111.72     86.80      SFD      PRIMARY     1   09-Jan-98
$2,482.21   01-Mar-98  $354,736.54     72.50      SFD      PRIMARY     1   07-Jan-98
$1,919.98   01-Mar-98  $267,620.48     80.00      SFD      PRIMARY     1   23-Dec-97
$2,432.57   01-Mar-98  $347,641.81     77.40      SFD      PRIMARY     1   30-Jan-98
$3,067.14   01-Mar-98  $417,437.19     79.90      SFD      PRIMARY     1   26-Dec-97
$1,901.86   01-Mar-98  $271,798.14     63.30      SFD      PRIMARY     1   26-Jan-98
$2,319.40   01-Mar-98  $339,554.17     66.70      SFD      PRIMARY     1   20-Jan-98
$1,657.62   01-Mar-98  $239,633.64     80.00      SFD      PRIMARY     1   31-Dec-97
$2,275.74   01-Mar-98  $333,339.76     80.00      SFD      PRIMARY     1   20-Jan-98
$1,937.94   01-Mar-98  $294,752.16     69.50      SFD      PRIMARY     1   22-Jan-98
$1,767.52   01-Mar-98  $258,694.53     65.30      SFD      PRIMARY     1   23-Dec-97
$2,019.24   01-Mar-98  $295,768.99     80.00      SFD      PRIMARY     1   27-Jan-98
$1,957.80   01-Mar-98  $279,792.20     54.40      SFD      PRIMARY     1   13-Jan-98
$1,872.58   01-Mar-98  $284,569.67     80.00      SFD      PRIMARY     1   30-Dec-97
$1,694.90   01-Mar-98  $242,039.08     80.00      SFD      PRIMARY     1   30-Dec-97
$2,560.84   01-Mar-98  $348,765.83     87.30      SFD      PRIMARY     1   07-Jan-98
$1,791.03   01-Mar-98  $249,623.55     73.10      SFD      PRIMARY     1   12-Jan-98
$2,038.45   01-Mar-98  $287,791.55     80.00      SFD      PRIMARY     1   16-Jan-98
$2,809.94   01-Mar-98  $396,712.66     74.30      SFD      PRIMARY     1   21-Jan-98

--------------------------------------------------------------------------------------------
LOAN_ID                   ADDRESS                        CITY              STATE     ZIPCODE
--------------------------------------------------------------------------------------------
602015026          31 FIELDSTONE COURT               NEW CITY                NY       10956
602015117          11 WEIRS LN                       LOCUST VALLEY           NY       11560
602016061          1836 ISLAND CT                    GREEN BAY               WI       54303
602016367          13731 BEAUMONT AVE                SARATOGA                CA       95070
602016788          1325 WINDRIDGE RD                 FRIENDSVILLE            TN       37737
602017905          157 N TAYLOR POINT DR             THE WOODLANDS           TX       77382
602018757          3049 BELIZE WAY                   UNION CITY              CA       94587
602018779          110 CARLTON BLVD                  RIDGELAND               MS       39157
602018859          33521 5TH PLACE SW                FEDERAL WAY             WA       98023
602019406          2835 N HWY A1A                    INDIALANTIC             FL       32903
602022673          4229 FAIR AVE                     LOS ANGELES             CA       91602
602022695          6400 DRY BEND COVE                AUSTIN                  TX       78731
602023208          4081 INDIAN BAYOU NORTH           DESTIN                  FL       32541
602023958          230 UNION ST                      BROOKLYN                NY       11231
602024675          112 CLIFF ROAD                    PORT JEFFERSON          NY       11777
602025836          2620 HYDRANGEA PL                 WILMINGTON              NC       28403
602026041          917 E DRYDEN ST                   GLENDALE                CA       91207
602026121          1249 PIEMONTE DR                  PLEASANTON              CA       94566
602026165          27 ASA STREET                     MONTVILLE               NJ        7045
602026370          11729 CONCORD CT                  CHINO                   CA       91710
602027758          4090 RIVERDALE RD S               SALEM                   OR       97302
602029077          29 QUINCY ST                      CHEVY CHASE             MD       20815
602031765          33 CHANNING                       BURLINGAME              CA       94010
602031890          2000 LEXINGTON DR                 FULLERTON               CA       92835
602032232          2709 MILANI AVE                   PLEASANTON              CA       94588
602032948          3678 HERON RIDGE RD               ROCHESTER HILLS         MI       48309
602037603          206 SEDGEMOOR DR                  CARY                    NC       27513
602038056          15 AURIEMMA CT                    LANDING                 NJ        7850
602039024          5224 PROVINCIAL DR                BLOOMFIELD HILLS        MI       48302
602039115          21206 KELLIWOOD GREENS DR         HOUSTON                 TX       77450
602039206          14 BALDWIN RD                     WESTFORD                MA        1886
602039228          20337 SUMMERCREST DR              CASTRO VALLEY           CA       94552
602040733          3415 HAROLD ST                    OCEANSIDE               NY       11572
602040744            19 MEADOW RD                    BRONXVILLE              NY       10708
602040766          8 FRANCINE CT                     WHITE PLAINS            NY       10607
602044316          6502 N PLACITA ALTA REPOSA        TUCSON                  AZ       85718
602044657          5990 NE TOLO RD                   BAINBRIDGE ISLAND       WA       98110
602051691          320 N MAPLE DR  #601              BEVERLY HILLS           CA       90210
602052339          6781 GASLIGHT DRIVE               HUNTINGTON BEACH        CA       92647
602054843          34331 AMBER LANTERN               DANA POINT              CA       92629
602057210          31 PETER LYNAS CT                 TENAFLY                 NJ        7670
602057517          5000 WHISPERING HOLLOW            WEST PALM BEACH         FL       33410

---------------------------------------------------------
INT_RATE     LOANTERM     ORIGINAL              PYMTDATE
---------------------------------------------------------
7.625          360       $480,000.00            01-Mar-98
7.750          360       $335,000.00            01-Apr-98
7.750          360       $257,150.00            01-Mar-98
7.750          360       $515,000.00            01-Mar-98
7.375          360       $313,000.00            01-Mar-98
7.250          360       $302,500.00            01-Feb-98
7.875          360       $253,000.00            01-Mar-98
6.750          360       $325,000.00            01-Mar-98
6.750          360       $270,000.00            01-Mar-98
7.750          360       $340,000.00            01-Mar-98
7.875          360       $340,000.00            01-Mar-98
7.375          360       $300,250.00            01-Feb-98
7.500          360       $352,000.00            01-Mar-98
7.750          360       $476,000.00            01-Mar-98
7.500          360       $460,000.00            01-Mar-98
7.500          360       $300,000.00            01-Feb-98
7.500          360       $318,000.00            01-Mar-98
7.250          360       $324,000.00            01-Mar-98
7.500          360       $290,000.00            01-Apr-98
7.875          360       $407,500.00            01-Feb-98
7.625          360       $388,200.00            01-Mar-98
7.625          360       $756,000.00            01-Feb-98
7.875          360       $436,000.00            01-Feb-98
7.375          360       $272,000.00            01-Mar-98
7.625          360       $244,900.00            01-Mar-98
7.375          360       $324,800.00            01-Mar-98
7.000          360       $379,000.00            01-Mar-98
7.125          360       $700,000.00            01-Apr-98
7.625          360       $263,000.00            01-Mar-98
7.375          360       $275,500.00            01-Feb-98
7.250          360       $272,000.00            01-Mar-98
7.750          360       $241,000.00            01-Mar-98
7.750          360       $247,500.00            01-Mar-98
7.250          360       $350,000.00            01-Mar-98
7.875          360       $238,500.00            01-Mar-98
7.625          360       $368,350.00            01-Feb-98
7.250          360       $241,500.00            01-Mar-98
7.625          360       $248,000.00            01-Mar-98
7.750          360       $276,000.00            01-Mar-98
7.625          360       $800,000.00            01-Mar-98
7.375          360       $299,500.00            01-Mar-98
7.625          360       $255,000.00            01-Mar-98

--------------------------------------------------------------------------------------------
PI_PAY    PAID_THRU     BALANCE      LTV PROPTYPE        OCCUPANCY         POOL     NOTEDATE
--------------------------------------------------------------------------------------------
$3,397.41 01-Mar-98    $479,369.00      78.70 SFD           PRIMARY         1      21-Jan-98
$2,399.98 01-Mar-98    $335,000.00      87.10 SFD           PRIMARY         1      10-Feb-98
$1,842.25 01-Mar-98    $256,968.51      65.30 SFD           PRIMARY         1      09-Jan-98
$3,689.52 01-Mar-98    $514,636.52      45.80 SFD           PRIMARY         1      20-Jan-98
$2,161.81 01-Mar-98    $312,761.84      74.60 SFD           SECOND-HOME     1      26-Jan-98
$2,063.58 01-Mar-98    $302,026.60      73.50 SFD           PRIMARY         1      30-Dec-97
$1,834.43 01-Mar-98    $252,825.88      72.80 SFD           PRIMARY         1      20-Jan-98
$2,107.94 01-Mar-98    $324,720.19      79.30 SFD           PRIMARY         1      30-Jan-98
$1,751.21 01-Mar-98    $269,767.54      67.10 PUD           PRIMARY         1      23-Jan-98
$2,435.80 01-Mar-98    $339,760.02      80.00 CONDO         SECOND-HOME     1      15-Jan-98
$2,465.24 01-Mar-98    $339,766.01      85.30 SFD           PRIMARY         1      15-Jan-98
$2,073.75 01-Mar-98    $299,719.93      90.00 SFD           PRIMARY         12      2-Dec-97
$2,461.24 01-Mar-98    $351,475.89      67.10 SFD           PRIMARY         1      07-Jan-98
$3,410.12 01-Mar-98    $475,664.05      80.00 SFD           PRIMARY         1      15-Jan-98
$3,216.39 01-Mar-98    $459,658.61      75.50 SFD           PRIMARY         1      21-Jan-98
$2,097.64 01-Mar-98    $299,553.31      67.80 SFD           PRIMARY         1      02-Jan-98
$2,223.50 01-Mar-98    $317,764.00      76.70 SFD           PRIMARY         1      16-Jan-98
$2,210.25 01-Mar-98    $323,747.25      34.20 PUD           PRIMARY         1      15-Jan-98
$2,027.72 01-Mar-98    $290,000.00      73.80 SFD           PRIMARY         1      11-Feb-98
$2,954.66 01-Mar-98    $406,937.28      78.40 SFD           PRIMARY         1      23-Dec-97
$2,747.66 01-Mar-98    $387,919.03      80.00 SFD           PRIMARY         1      26-Jan-98
$5,350.92 01-Mar-98    $754,902.18      70.00 SFD           PRIMARY         1      30-Dec-97
$3,161.30 01-Mar-98    $435,397.93      80.00 SFD           PRIMARY         1      29-Dec-97
$1,878.64 01-Mar-98    $271,793.03      80.00 PUD           PRIMARY         1      12-Jan-98
$1,733.39 01-Mar-98    $244,722.75      79.80 SFD           PRIMARY         1      22-Jan-98
$2,243.31 01-Mar-98    $324,552.86      80.00 SFD           PRIMARY         1      30-Jan-98
$2,521.50 01-Mar-98    $378,689.33      80.00 SFD           PRIMARY         1      21-Jan-98
$4,716.03 01-Mar-98    $700,000.00      71.10 SFD           PRIMARY         1      12-Feb-98
$1,861.50 01-Mar-98    $262,809.65      79.80 SFD           PRIMARY         1      28-Jan-98
$1,902.81 01-Mar-98    $274,877.12      95.00 SFD           PRIMARY         1      29-Dec-97
$1,855.52 01-Mar-98    $271,787.81      75.60 SFD           PRIMARY         1      30-Jan-98
$1,726.55 01-Mar-98    $240,477.50      95.00 SFD           PRIMARY         1      15-Jan-98
$1,773.12 01-Mar-98    $247,325.32      90.00 SFD           PRIMARY         1      15-Jan-98
$2,387.62 01-Mar-98    $349,726.96      73.00 SFD           PRIMARY         1      29-Jan-98
$1,729.29 01-Mar-98    $238,335.87      75.00 SFD           PRIMARY         1      23-Jan-98
$2,607.16 01-Mar-98    $367,815.10      80.00 SFD           SECOND-HOME     1      02-Jan-98
$1,647.46 01-Mar-98    $241,311.60      71.10 SFD           PRIMARY         1      31-Dec-97
$1,755.33 01-Mar-98    $247,820.50      63.60 CONDO         PRIMARY         1      23-Jan-98
$1,977.30 01-Mar-98    $275,805.20      80.00 SFD           PRIMARY         1      14-Jan-98
$5,662.35 01-Mar-98    $799,383.33      40.00 SFD           PRIMARY         1      16-Jan-98
$2,068.57 01-Mar-98    $299,272.11      74.90 SFD           PRIMARY         1      22-Jan-98
$1,804.87 01-Mar-98    $254,615.44      83.70 PUD           PRIMARY         1      19-Jan-98

--------------------------------------------------------------------------------------------
LOAN_ID                      ADDRESS                   CITY                STATE     ZIPCODE
--------------------------------------------------------------------------------------------
602059085          4432 SW CHESAPEAKE AVENUE         PORTLAND                OR       97201
602062785          144 SOUTHFIELD DR                 VERNON HILLS            IL       60061
602063161          4282 S AKRON CT                   ENGLEWOOD               CO       80111
602064275          1800 CREEK CROSSING DR            RENO                    NV       89511
602064630          1301 N DEARBORN   1305            CHICAGO                 IL       60610
602067198          33 NOEL RD                        ANDOVER                 MA        1810
602071593          5515 CAMINO CALUROSO              YORBA LINDA             CA       92687
602071640          2248 HAWES DR                     HEBRON                  KY       41048
602072834          1118 OXFORD CT                    OAKBROOK TERRACE        IL       60181
602072936          47548 DENTON RD                   VAN BUREN TWP.          MI       48111
602074153          6174 DALECREST AVE                WOODLAND HILLS          CA       91367
602074847          10404 BUTTON WILLOW DR            LAS VEGAS               NV       89134
602075449          1227 LAKESHORE BLVD               LAKE ORION              MI       48362
602076440          6314 IVERSON TERR                 FREDERICK               MD       21701
602077190          13611 CHERRYDALE DR               ROCKVILLE               MD       20850
602078113          2297 TRILLIUM WOODS DR            ANN ARBOR               MI       48105
602078146          12941 INSHORE DR                  PALM BEACH GARDENS      FL       33410
602083677          24645 ROYAL RIDGE                 LAGUNA NIGUEL           CA       92677
602083688          1139 STRADA ALMADEN               SAN JOSE                CA       95120
602083702          1633 S SHENANDOAH                 LOS ANGELES             CA       90035
602085577          40906 VIA TRANQUILO               PALMDALE                CA       93551
602085635          98 VILLA POINT DR                 NEWPORT BEACH           CA       92660
602085668          12419 MISTYGROVE ST               MOORPARK                CA       93021
602085680          1724 GALAXY DR                    NEWPORT BEACH           CA       92660
602087238          4850 COUCIL ROCK LN               CINCINNATI              OH       45243
602087988          2031 LONG LAKE SHORES             WEST BLOOMFIELD         MI       48323
602092188          11942 RIVER OAKS DR               LOVELAND                OH       45140
602092473          7422 S IRELAND CT                 AURORA                  CO       80016
602093032          6825 GRENADIER BLVD  #1002        NAPLES                  FL       34108
602094464          86 DAVIDSON ROAD                  BOXBOROUGH              MA        1719
602094896          7717 CURTIS ST                    CHEVY CHASE             MD       20815
602095795          29 HILLCREST RD                   WOODCLIFF LAKE          NJ        7675
602096148          18 PARSONAGE                      LEBANON                 NJ        8833
602099072          200 NE 14TH AVE  #20              FORT LAUDERDALE         FL       33301
602100359          16515 RUSTLING OAK CT             MORGAN HILL             CA       95037
602100861          129 POTOMAC DR                    LOS GATOS               CA       95032
602100872          10490 FLORENCE DR                 CUPERTINO               CA       95014
602101350          4240 ADMIRABLE DR                 RANCHO PALOS VERDE      CA       90275
602101646          2056 ELBERON                      RANCHO PALOS VE         CA       90275
602102066          505 FERNRIDGE CT                  SUNNYVALE               CA       94087
602107481          1257 LAKE SHORE BLVD              LAKE ORION              MI       48362
602107631          6937 S OWENS ST                   LITTLETON               CO       80127

--------------------------------------------------
INT_RATE   LOANTERM     ORIGINAL         PYMTDATE
--------------------------------------------------
7.250        360        $418,500.00     01-Mar-98
7.625        360        $280,200.00     01-Mar-98
7.375        360        $275,000.00     01-Mar-98
7.500        360        $350,000.00     01-Mar-98
7.375        360        $327,700.00     01-Mar-98
7.875        360        $252,000.00     01-Apr-98
7.250        360        $304,000.00     01-Mar-98
7.625        360        $238,000.00     01-Mar-98
7.750        360        $273,000.00     01-Mar-98
7.875        360        $237,500.00     01-Apr-98
7.250        360        $243,500.00     01-Mar-98
7.250        360        $300,000.00     01-Mar-98
7.750        360        $326,200.00     01-Mar-98
7.250        360        $252,000.00     01-Mar-98
7.375        360        $322,500.00     01-Mar-98
7.750        360        $259,000.00     01-Mar-98
7.250        360        $265,000.00     01-Mar-98
6.875        360        $320,000.00     01-Mar-98
7.250        360        $343,200.00     01-Mar-98
7.250        360        $297,350.00     01-Mar-98
7.250        360        $279,000.00     01-Apr-98
7.625        360        $237,000.00     01-Apr-98
7.500        360        $236,000.00     01-Apr-98
7.750        360        $401,850.00     01-Mar-98
7.250        360        $473,000.00     01-Mar-98
7.750        360        $519,350.00     01-Mar-98
7.625        360        $308,100.00     01-Mar-98
7.250        360        $233,100.00     01-Mar-98
7.500        360        $252,000.00     01-Mar-98
7.375        360        $245,600.00     01-Mar-98
7.375        360        $408,000.00     01-Mar-98
7.375        360        $250,000.00     01-Mar-98
7.375        360        $320,000.00     01-Apr-98
7.500        360        $287,000.00     01-Mar-98
7.250        360        $498,000.00     01-Mar-98
7.500        360        $384,000.00     01-Apr-98
7.250        360        $471,750.00     01-Mar-98
7.250        360        $300,000.00     01-Mar-98
7.750        360        $234,400.00     01-Mar-98
7.250        360        $328,000.00     01-Apr-98
7.375        360        $352,000.00     01-Apr-98
7.250        360        $256,000.00     01-Mar-98

-----------------------------------------------------------------------------------------------------
PI_PAY    PAID_THRU         BALANCE        LTV     PROPTYPE        OCCUPANCY        POOL    NOTEDATE
-----------------------------------------------------------------------------------------------------
$2,854.91 01-Mar-98    $418,173.53       90.00       SFD            PRIMARY           1    15-Jan-98
$1,983.24 01-Mar-98    $279,834.52       83.70       SFD            PRIMARY           1    23-Jan-98
$1,899.36 01-Mar-98    $274,790.74       61.20       SFD            PRIMARY           1    23-Jan-98
$2,447.25 01-Mar-98    $349,740.25       63.70       SFD            PRIMARY           1    13-Jan-98
$2,263.34 01-Mar-98    $327,199.77       80.00       CONDO          PRIMARY           1    15-Jan-98
$1,827.17 01-Mar-98    $252,000.00       80.00       SFD            PRIMARY           1    05-Feb-98
$2,073.82 01-Mar-98    $303,690.52       80.00       SFD            PRIMARY           1    22-Jan-98
$1,684.55 01-Mar-98    $237,577.74       74.40       SFD            PRIMARY           1    10-Jan-98
$1,955.81 01-Mar-98    $272,750.06       71.90       CONDO          PRIMARY           1    20-Jan-98
$1,722.04 01-Mar-98    $237,500.00       95.00       SFD            PRIMARY           1    06-Feb-98
$1,661.10 01-Mar-98    $243,110.05       79.90       SFD            PRIMARY           1    22-Jan-98
$2,046.51 01-Mar-98    $299,765.97       76.10       PUD            PRIMARY           1    30-Jan-98
$2,336.94 01-Mar-98    $325,969.71       75.20       SFD            PRIMARY           1    29-Jan-98
$1,719.08 01-Mar-98    $251,803.42       90.00       SFD            PRIMARY           1    19-Jan-98
$2,227.43 01-Mar-98    $322,254.60       75.00       SFD            PRIMARY           1    23-Jan-98
$1,855.51 01-Mar-98    $258,472.71       64.60       SFD            PRIMARY           1    28-Jan-98
$1,807.77 01-Mar-98    $264,793.27       72.70       SFD            PRIMARY           1    15-Jan-98
$2,102.17 01-Mar-98    $319,731.16       80.00       PUD            PRIMARY           1    14-Jan-98
$2,341.22 01-Mar-98    $342,932.27       80.00       SFD            PRIMARY           1    23-Jan-98
$2,028.45 01-Mar-98    $297,118.04       95.00       SFD            PRIMARY           1    20-Jan-98
$1,903.27 01-Mar-98    $279,000.00       75.00       SFD            PRIMARY           1    23-Feb-98
$1,677.47 01-Mar-98    $237,000.00       66.80       SFD            PRIMARY           1    17-Feb-98
$1,650.15 01-Mar-98    $236,000.00       75.00       PUD            PRIMARY           1    18-Feb-98
$2,878.90 01-Mar-98    $401,566.38       55.90       SFD            PRIMARY           1    29-Jan-98
$3,226.69 01-Mar-98    $472,631.01       63.10       SFD            PRIMARY           1    14-Jan-98
$3,720.69 01-Mar-98    $518,983.45       60.50       SFD            PRIMARY           1    12-Jan-98
$2,180.71 01-Mar-98    $307,877.01       90.00       SFD            PRIMARY           1    26-Jan-98
$1,590.15 01-Mar-98    $232,918.16       90.00       SFD            PRIMARY           1    22-Jan-98
$1,762.02 01-Mar-98    $251,812.98       80.00       SFD            SECOND-HOME       1    15-Jan-98
$1,696.30 01-Mar-98    $245,413.12       80.00       SFD            PRIMARY           1    20-Jan-98
$2,817.95 01-Mar-98    $407,689.54       64.80       SFD            PRIMARY           1    16-Jan-98
$1,726.69 01-Mar-98    $249,809.77       69.50       SFD            PRIMARY           1    02-Feb-98
$2,210.16 01-Mar-98    $320,000.00       55.20       SFD            PRIMARY           1    04-Feb-98
$2,006.75 01-Mar-98    $286,787.00       78.70       SFD            PRIMARY           1    12-Jan-98
$3,397.24 01-Mar-98    $497,611.51       80.00       PUD            PRIMARY           1    20-Jan-98
$2,684.98 01-Mar-98    $384,000.00       75.00       SFD            PRIMARY           1    06-Feb-98
$3,218.17 01-Mar-98    $471,381.99       75.00       SFD            PRIMARY           1    30-Jan-98
$2,046.53 01-Mar-98    $299,765.97       68.20       SFD            PRIMARY           1    22-Jan-98
$1,679.27 01-Mar-98    $234,213.83       80.00       SFD            PRIMARY           1    27-Jan-98
$2,237.54 01-Mar-98    $328,000.00       80.00       SFD            PRIMARY           1    19-Feb-98
$2,431.18 01-Mar-98    $352,000.00       80.00       SFD            PRIMARY           1    30-Jan-98
$1,746.37 01-Mar-98    $255,800.30       80.00       SFD            PRIMARY           1    30-Jan-98

-----------------------------------------------------------------------------------
LOAN_ID         ADDRESS                            CITY            STATE    ZIPCODE
-----------------------------------------------------------------------------------
602107664       1N657 WENTWORTH CT                 WINFIELD         IL      60190
602107711       324 WOODMERE WAY                   PHOENIXVILLE     PA      19460
602107777       75 LOMA VISTA DR                   BURLINGAME       CA      94010
602108039       123 DIAMOND CT                     HARRISONBURG     VA      22801
602108062       761 GATEHOUSE LN                   COLUMBUS         OH      43235
602108142       18417 TWIN CREEKS RD               MONTE SERENO     CA      95030
602108698       483 CUMBERLAND RD                  BURLINGAME       CA      94010
602108803       2931 E WYECLIFF WAY                LITTLETON        CO      80126
602108983       848 SANDY COVE LN                  FORT COLLINS     CO      80525
602109121       1229 PAR VIEW PL                   LA FOLLETTE      TN      37766
602109223       2615 N HALSTEAD ST                 CHICAGO          IL      60614
602109234       9020 FALLS CHAPEL WAY              POTOMAC          MD      20854
602109303       3439 PIPING ROCK LN                HOUSTON          TX      77027
602109427       147 BRIGHTON CLOSE                 NASHVILLE        TN      37205
602109508       1033 S CREEK VIEW LN               ANAHEIM          CA      92808
602109519       35042 SELLERS CT                   FREMONT          CA      94536
602109520       2309 N COMMONWEALTH AVE #1W        CHICAGO          IL      60601
602109575       301 GREYFRIARS LN                  CARY             NC      27511
602109597       8690 160TH CT NW                   RAMSEY           MN      55303
602109666       104500 OVERSEAS HIGHWAY 201A       KEY LARGO        FL      33037
602109848       14911 LARGO VISTA DR               HAYMARKET        VA      20166
602110328       245 COTTON FIELD CT                ALPHARETTA       GA      30202
602110523       5564 RED FERN RUN                  LITTLETON        CO      80125
602110830       71 WEED AVENUE                     NORWALK          CT       6850
602111136       43404 LAUREL GLENN COMMON          FREMONT          CA      94539
602111329       714 S DEARBORN 6                   CHICAGO          IL      60605
602111374       372 W 1950 N                       CENTERVILLE      UT      84014
602111498       4040 262ND PL SE                   ISSAQUAH         WA      98029
602111557       144 BORDERS RD                     BEAVER CREEK     CO      81620
602111637       26586 SE 15 ST                     ISSAQUAH         WA      98029
602111728       1703 ARNOLD PALMER BLVD            LOUISVILLE       KY      40245
602111842       2521 AUDREY LANE                   NORTHBROOK       IL      60062
602111944       1800 HAWKWEED WAY                  MALVERN          PA      19355
602112137       2312 MAGNOLIA BLVD WEST            SEATTLE          WA      98199
602112364       1854 W 152ND PL                    BROOMFIELD       CO      80020
602112672       11507 SOUTH WEST OAKS              AUSTIN           TX      78737
602113537       517 KING ST                        LAFAYETTE        CO      80026
602113606       4714 192ND DR NE                   REDMOND          WA      98053
602113888       4662 GOODHEART CT                  NEW ALBANY       OH      43054
602114479       2213 CHAMPLAIN CT                  UNION CITY       CA      94587
602116574       725 LAWTON ST                      MC LEAN          VA      22101
602116767       6 CHERRYGATE LN                    TRUMBULL         CT       6611

---------------------------------------------
INT_RATE    LOANTERM  ORIGINAL      PYMTDATE
---------------------------------------------
 7.250      360       $338,900.00   01-Mar-98
 6.875      360       $248,800.00   01-Mar-98
 7.500      360       $305,000.00   01-Mar-98
 7.500      360       $242,000.00   01-Apr-98
 7.375      360       $273,000.00   01-Mar-98
 7.500      360       $638,170.00   01-Mar-98
 7.500      360       $344,000.00   01-Mar-98
 7.250      360       $272,000.00   01-Apr-98
 7.375      360       $327,300.00   01-Mar-98
 7.500      360       $236,000.00   01-Apr-98
 7.500      360       $263,000.00   01-Apr-98
 7.250      360       $337,000.00   01-Mar-98
 7.250      360       $557,050.00   01-Mar-98
 7.250      360       $390,000.00   01-Mar-98
 7.500      360       $234,000.00   01-Mar-98
 7.750      360       $289,000.00   01-Mar-98
 7.500      360       $241,500.00   01-Mar-98
 7.000      360       $383,000.00   01-Mar-98
 7.125      360       $350,000.00   01-Mar-98
 7.375      360       $232,000.00   01-Mar-98
 7.250      360       $302,000.00   01-Mar-98
 7.000      360       $300,000.00   01-Apr-98
 7.250      360       $259,650.00   01-Mar-98
 7.000      360       $262,100.00   01-Mar-98
 7.500      360       $300,000.00   01-Mar-98
 7.375      360       $286,000.00   01-Apr-98
 7.750      360       $275,000.00   01-Mar-98
 7.750      360       $284,700.00   01-Mar-98
 6.875      360       $700,000.00   01-Apr-98
 7.250      360       $353,850.00   01-Mar-98
 7.250      360       $400,000.00   01-Mar-98
 7.375      360       $310,000.00   01-Mar-98
 7.000      360       $265,000.00   01-Apr-98
 7.375      360       $450,000.00   01-Mar-98
 7.375      360       $313,000.00   01-Mar-98
 7.500      360       $300,600.00   01-Mar-98
 7.250      360       $269,800.00   01-Mar-98
 7.250      360       $247,000.00   01-Mar-98
 7.250      360       $430,000.00   01-Apr-98
 6.625      360       $292,450.00   01-Apr-98
 6.625      360       $307,000.00   01-Apr-98
 7.500      360       $388,000.00   01-Apr-98

---------------------------------------------------------------------------------------
PI_PAY      PAID_THRU   BALANCE       LTV     PROPTYPE   OCCUPANCY     POOL   NOTEDATE
---------------------------------------------------------------------------------------
$2,311.90   01-Mar-98   $338,635.62   73.90   SFD        PRIMARY        1     30-Jan-98
$1,634.44   01-Mar-98   $248,590.98   80.00   SFD        PRIMARY        1     30-Jan-98
$2,132.60   01-Mar-98   $304,773.65   63.60   SFD        PRIMARY        1     23-Jan-98
$1,692.10   01-Mar-98   $242,000.00   74.50   SFD        PRIMARY        1     11-Feb-98
$1,885.54   01-Mar-98   $272,792.27   78.00   SFD        PRIMARY        1     22-Jan-98
$4,462.18   01-Mar-98   $637,696.38   55.50   SFD        PRIMARY        1     29-Jan-98
$2,405.30   01-Mar-98   $343,744.70   65.00   SFD        PRIMARY        1     23-Jan-98
$1,855.52   01-Mar-98   $272,000.00   85.00   SFD        PRIMARY        1     12-Feb-98
$2,260.58   01-Mar-98   $327,050.95   75.30   SFD        PRIMARY        1     26-Jan-98
$1,650.15   01-Mar-98   $236,000.00   76.20   SFD        SECOND-HOME    1     19-Feb-98
$1,838.93   01-Mar-98   $263,000.00   77.00   SFD        PRIMARY        1     05-Feb-98
$2,298.93   01-Mar-98   $336,237.11   88.50   SFD        PRIMARY        1     30-Jan-98
$3,800.06   01-Mar-98   $556,615.45   63.70   SFD        PRIMARY        1     26-Jan-98
$2,660.49   01-Mar-98   $389,610.43   89.70   CONDO      PRIMARY        1     30-Jan-98
$1,636.16   01-Mar-98   $233,826.34   72.00   SFD        PRIMARY        1     29-Jan-98
$2,070.43   01-Mar-98   $288,796.03   78.20   SFD        PRIMARY        1     26-Jan-98
$1,688.60   01-Mar-98   $241,320.78   79.50   SFD        PRIMARY        1     29-Jan-98
$2,548.11   01-Mar-98   $382,686.06   73.70   SFD        PRIMARY        1     20-Jan-98
$2,358.01   01-Mar-98   $349,720.11   64.30   SFD        PRIMARY        1     26-Jan-98
$1,602.37   01-Mar-98   $231,823.46   80.00   CONDO      SECOND-HOME    1     21-Jan-98
$2,060.17   01-Mar-98   $301,764.41   75.50   SFD        PRIMARY        1     02-Feb-98
$1,995.91   01-Mar-98   $300,000.00   80.00   SFD        PRIMARY        1     03-Feb-98
$1,771.27   01-Mar-98   $259,447.45   54.10   SFD        PRIMARY        1     26-Jan-98
$1,743.76   01-Mar-98   $261,885.16   95.00   SFD        PRIMARY        1     23-Jan-98
$2,097.64   01-Mar-98   $299,777.36   54.60   SFD        PRIMARY        1     22-Jan-98
$1,975.33   01-Mar-98   $286,000.00   80.00   CONDO      PRIMARY        1     03-Feb-98
$1,970.13   01-Mar-98   $274,805.91   69.10   SFD        PRIMARY        1     26-Jan-98
$2,039.63   01-Mar-98   $284,499.06   85.00   SFD        PRIMARY        1     15-Jan-98
$4,598.50   01-Mar-98   $700,000.00   23.40   SFD        SECOND-HOME    1     30-Jan-98
$2,413.88   01-Mar-98   $353,573.95   80.00   SFD        PRIMARY        1     28-Jan-98
$2,728.71   01-Mar-98   $399,687.96   61.60   SFD        PRIMARY        1     30-Jan-98
$2,141.09   01-Mar-98   $309,564.12   59.70   SFD        PRIMARY        1     30-Jan-98
$1,763.05   01-Mar-98   $265,000.00   63.10   SFD        PRIMARY        1     06-Feb-98
$3,108.04   01-Mar-98   $449,657.58   58.50   SFD        PRIMARY        1     30-Jan-98
$2,161.81   01-Mar-98   $312,761.84   74.20   SFD        PRIMARY        1     02-Feb-98
$2,101.84   01-Mar-98   $300,376.91   77.50   SFD        PRIMARY        1     16-Jan-98
$1,840.51   01-Mar-98   $269,589.53   95.00   SFD        PRIMARY        1     30-Jan-98
$1,684.98   01-Mar-98   $246,807.31   65.00   SFD        PRIMARY        1     19-Jan-98
$2,933.36   01-Mar-98   $430,000.00   78.20   SFD        PRIMARY        1     06-Feb-98
$1,872.59   01-Mar-98   $292,450.00   80.00   SFD        PRIMARY        1     20-Feb-98
$1,965.75   01-Mar-98   $307,000.00   76.80   SFD        PRIMARY        1     18-Feb-98
$2,712.95   01-Mar-98   $388,000.00   80.00   SFD        PRIMARY        1     06-Feb-98

--------------------------------------------------------------------------------
LOAN_ID      ADDRESS                        CITY                STATE    ZIPCODE
--------------------------------------------------------------------------------
602117314    170 WALTER HAYS                PALO ALTO            CA       94303
602117622    6662 CHEROKEE TRL W            EDEN PRAIRIE         MN       55344
602117746    8035 SE 33RD PL#1              MERCER ISLAND        WA       98040
602119511    210 E ORCHARD ST               ARLINGTON HEIGH      IL       60005
602120901    293 FOX RIDGE DR               THOUSAND OAKS        CA       91361
602121490    22414 DARDENNE STREET          CALABASAS            CA       91302
602122685    4146 SHOREBREAK DR             HUNTINGTON BEACH     CA       92649
602122798    3630 LAWSON RD                 GLENVIEW             IL       60025
602123301    750 7TH AVE                    SAN FRANCISCO        CA       94118
602123608    300 SOUTH POINT DR             MIAMI BEACH          FL       33139
602124404    411 BIRKHAVEN PL               SAN JOSE             CA       95138
602124643    7385 CROMPTON CT N             DUNWOODY             GA       30350
602125187    4 AARON DR                     LONG HILL            NJ        7946
602125336    1440 N STATE PARKWAY ST  7C    CHICAGO              IL       60610
602125370    22 FERN VALLEY RD              WESTON               CT        6883
602125724    15897 SE 56TH PL               BELLEVUE             WA       98006
602126246    3339 CTY HWY C                 PULASKI              WI       54162
602126406    14707 S BRUNNER RD             OREGON CITY          OR       97045
602126565    38 BROADVIEW AVE               MADISON              NJ        7940
602127156    1416 GORDON DR                 NAPA                 CA       94558
602128794    2541 VIBURG CT                 MIDLOTHIAN           VA       23113
602128841    1872 HARDIN LN                 POWELL               OH       43065
602128954    5650 CASTLEBAY DR              SPRINGFIELD          MO       65809
602129089    9635 GOTTEN WAY                GERMANTOWN           TN       38139
602130184    5710 COVE VIEW  E              LAKELAND             FL       33813
602131425    36955 ALDGATE CT               FARMINGTON           MI       48335
602131539    1723 N BISSELL ST              CHICAGO              IL       60614
602131664    880 GATENHOUSE LN              COLUMBUS             OH       43235
602131788    1210 RIDGELEY                  HOUSTON              TX       77055
602131835    2585 TAMPA RD                  WOLVERINE LAKE       MI       48390
602132302    2960 BUCCANEER ROAD            VIRGINIA BEACH       VA       23451
602132313    1117 KILLARNEY LN              BURLINGAME           CA       94010
602132404    3740 WATERFORD DR              MYRTLE BEACH         SC       29577
602132767    2868 FRANKLIN OAKS DRIVE       HERNDON              VA       20171
602133110    18 THACKERAY ROAD              WELLESLEY            MA        2181
602133223    100 WOODBINE                   WILMETTE             IL       60091
602133303    75 NAVAJO ROAD EAST            MEDINA               MN       55340
602133508    16820 41ST AVE N               PLYMOUTH             MN       55416
602133519    1006 EVE LANE                  LIVERMORE            CA       94550
602134598    2560 WESTERN ROW RD            MAINEVILLE           OH       45039
602135566    3803 DEER TRAIL DR             DANVILLE             CA       94506
602136113    35 BELLEVUE RD                 ANDOVER              MA        1810

----------------------------------------------
INT_RATE   LOANTERM    ORIGINAL      PYMTDATE
----------------------------------------------
7.500        360      $548,000.00    01-Mar-98
7.125        360      $255,000.00    01-Mar-98
7.375        360      $288,500.00    01-Apr-98
7.625        360      $276,000.00    01-Mar-98
7.750        360      $313,000.00    01-Apr-98
7.250        360      $317,000.00    01-Apr-98
7.250        360      $290,000.00    01-Apr-98
7.250        360      $337,000.00    01-Apr-98
7.750        360      $263,000.00    01-Mar-98
7.500        360      $520,000.00    01-Mar-98
7.500        360      $246,600.00    01-Mar-98
7.500        360      $263,000.00    01-Mar-98
7.375        360      $334,500.00    01-Apr-98
7.625        360      $252,000.00    01-Apr-98
7.375        360      $595,000.00    01-Apr-98
7.250        360      $300,000.00    01-Mar-98
7.250        360      $254,000.00    01-Mar-98
6.625        360      $266,250.00    01-Mar-98
6.750        360      $274,500.00    01-Apr-98
7.500        360      $241,600.00    01-Mar-98
7.250        360      $250,000.00    01-Apr-98
6.875        360      $330,000.00    01-Mar-98
7.375        360      $649,800.00    01-Apr-98
7.250        360      $249,800.00    01-Mar-98
7.375        360      $250,000.00    01-Apr-98
7.250        360      $277,500.00    01-Apr-98
7.375        360      $252,000.00    01-Apr-98
7.375        360      $344,700.00    01-Apr-98
7.250        360      $264,700.00    01-Mar-98
6.875        360      $244,000.00    01-Apr-98
7.250        360      $327,000.00    01-Mar-98
6.875        360      $270,000.00    01-Mar-98
7.250        360      $286,000.00    01-Apr-98
7.000        360      $320,000.00    01-Apr-98
7.250        360      $275,000.00    01-Mar-98
7.375        360      $325,000.00    01-Mar-98
7.250        360      $266,000.00    01-Mar-98
7.250        360      $323,600.00    01-Mar-98
7.375        360      $259,000.00    01-Mar-98
7.375        360      $363,750.00    01-Apr-98
6.750        360      $425,000.00    01-Apr-98
7.500        360      $280,000.00    01-Apr-98

---------------------------------------------------------------------------------------------
PI_PAY       PAID_THRU      BALANCE       LTV     PROPTYPE     OCCUPANCY    POOL    NOTEDATE
---------------------------------------------------------------------------------------------
$3,831.70    01-Mar-98    $547,593.30    60.30    SFD          PRIMARY       1      14-Jan-98
$1,717.98    01-Mar-98    $254,796.08    74.00    SFD          PRIMARY       1      23-Jan-98
$1,992.60    01-Mar-98    $288,500.00    54.50    SFD          PRIMARY       1      12-Feb-98
$1,953.51    01-Mar-98    $275,800.24    80.00    SFD          PRIMARY       1      26-Jan-98
$2,242.37    01-Mar-98    $313,000.00    79.30    SFD          PRIMARY       1      06-Feb-98
$2,162.50    01-Mar-98    $317,000.00    77.00    SFD          PRIMARY       1      16-Feb-98
$1,978.31    01-Mar-98    $290,000.00    42.70    SFD          PRIMARY       1      06-Feb-98
$2,298.93    01-Mar-98    $337,000.00    74.90    SFD          PRIMARY       1      02-Feb-98
$1,884.16    01-Mar-98    $262,814.38    77.40    SFD          PRIMARY       1      10-Jan-98
$3,635.92    01-Mar-98    $519,614.08    80.00    CONDO        PRIMARY       1      30-Jan-98
$1,724.26    01-Mar-98    $246,416.99    80.00    SFD          PRIMARY       1      30-Jan-98
$1,838.93    01-Mar-98    $262,804.82    73.90    SFD          PRIMARY       1      26-Jan-98
$2,310.31    01-Mar-98    $334,500.00    75.00    SFD          PRIMARY       1      10-Feb-98
$1,783.64    01-Mar-98    $252,000.00    80.00    CONDO        PRIMARY       1      16-Feb-98
$4,109.52    01-Mar-98    $595,000.00    58.10    SFD          PRIMARY       1      05-Feb-98
$2,046.53    01-Mar-98    $297,765.97    55.30    SFD          PRIMARY       1      28-Jan-98
$1,732.73    01-Mar-98    $253,801.85    71.00    SFD          PRIMARY       1      30-Jan-98
$1,704.83    01-Mar-98    $266,015.09    75.00    SFD          PRIMARY       1      22-Jan-98
$1,780.40    01-Mar-98    $274,500.00    65.60    SFD          PRIMARY       1      13-Feb-98
$1,689.30    01-Mar-98    $241,420.70    80.00    SFD          PRIMARY       1      02-Feb-98
$1,705.44    01-Mar-98    $250,000.00    71.70    SFD          PRIMARY       1      09-Feb-98
$2,167.87    01-Mar-98    $329,722.76    71.80    SFD          PRIMARY       1      22-Jan-98
$4,488.01    01-Mar-98    $649,800.00    68.80    SFD          PRIMARY       1      11-Feb-98
$1,704.08    01-Mar-98    $249,605.13    70.40    SFD          PRIMARY       1      26-Jan-98
$1,726.69    01-Mar-98    $250,000.00    36.50    SFD          PRIMARY       1      06-Feb-98
$1,893.04    01-Mar-98    $277,500.00    75.00    SFD          PRIMARY       1      02-Feb-98
$1,740.50    01-Mar-98    $252,000.00    80.00    TOWNHOUSE    PRIMARY       1      02-Feb-98
$2,380.76    01-Mar-98    $344,700.00    79.30    SFD          PRIMARY       1      12-Feb-98
$1,805.72    01-Mar-98    $264,493.51    80.00    SFD          PRIMARY       1      28-Jan-98
$1,602.91    01-Mar-98    $244,000.00    81.40    SFD          PRIMARY       1      06-Feb-98
$2,230.72    01-Mar-98    $326,438.84    79.40    SFD          PRIMARY       1      26-Jan-98
$1,773.71    01-Mar-98    $269,773.17    67.50    SFD          PRIMARY       1      21-Jan-98
$1,951.02    01-Mar-98    $286,000.00    69.80    SFD          PRIMARY       1      02-Feb-98
$2,128.97    01-Mar-98    $320,000.00    78.90    SFD          PRIMARY       1      16-Feb-98
$1,875.98    01-Mar-98    $274,785.47    46.40    SFD          PRIMARY       1      30-Jan-98
$2,244.69    01-Mar-98    $324,752.71    72.30    SFD          PRIMARY       1      29-Jan-98
$1,814.59    01-Mar-98    $265,792.49    51.70    SFD          PRIMARY       1      27-Jan-98
$2,207.52    01-Mar-98    $323,347.56    68.20    SFD          PRIMARY       1      29-Jan-98
$1,788.85    01-Mar-98    $258,802.92    73.60    SFD          PRIMARY       1      30-Jan-98
$2,512.33    01-Mar-98    $363,750.00    75.00    SFD          PRIMARY       1      19-Feb-98
$2,756.54    01-Mar-98    $425,000.00    68.55    PUD          PRIMARY       1      12-Feb-98
$1,957.80    01-Mar-98    $280,000.00    73.70    SFD          PRIMARY       1      02-Feb-98

----------------------------------------------------------------------------------------------------------
LOAN_ID      ADDRESS                           CITY                   STATE    ZIPCODE
----------------------------------------------------------------------------------------------------------
602136497    5441 NASSAU CIR E                 ENGLEWOOD               CO       80110      7.250       360
602136545    1509 EDGWOOD LN                   WINNETKA                IL       60093      7.500       360
602136590    386 CHERRY HILLS CT               THOUSAND OAKS           CA       91320      7.500       360
602137067    1626 ROBIN HOOD PL                HIGHLAND PARK           IL       60035      7.375       360
602137443    17 ATLANTIC BEACH CT              KIAWAH ISLAND           SC       29455      6.625       360
602138752    3800 ISLAND PARK DR               WATERFORD TWP.          MI       48329      7.750       360
602138912    2505 DEKOVEN                      BELMONT                 CA       94002      7.375       360
602140277    2619 OAK AVE                      NORTHBROOK              IL       60062      7.250       360
602141461    22185 W CUBA RD                   KILDEER                 IL       60047      7.500       360
602142100    4977 EVANS AVE                    FREMONT                 CA       94538      7.750       360
602143544    8906 PEORIA COURT                 SPRINGFIELD             VA       22153      7.625       360
602143782    2100 LLAGAS RD                    MORGAN HILL             CA       95037      6.625       360
602144339    333 W 71ST ST                     NEW YORK                NY       10023      7.375       360
602144625    9611 ELENA DR NE                  ALBUQUERQUE             NM       87122      7.375       360
602145125    1787 CARRIAGE PARK CIR            SALT LAKE CITY          UT       84121      7.500       360
602145136    210 W ELSMERE PLACE               SAN ANTONIO             TX       78212      6.625       360
602145307    46907 BUSHWOOD CT                 STERLING                VA       20164      7.500       360
602145409    5519 CORN MILL LN                 POWDER SPRINGS          GA       30073      7.500       360
602145557    2308 OCEAN POINT DR               WILMINGTON              NC       28405      7.375       360
602147456    2062 STRATTON RD                  WALNUT CREEK            CA       94598      7.250       360
602151179    6714 E YOSEMITE AVE.              ORANGE                  CA       92867      7.375       360
602152443    3831 W BLACKSMITH RD              PARK CITY               UT       84098      7.250       360
602152498    1015 LAKE PARK                    BIRMINGHAM              MI       48009      7.375       360
602152546    235 SUNSET DR                     NORTHFIELD              IL       60093      7.375       360
602154161    11851 S OCTOBER COVE              SANDY                   UT       84094      7.625       360
602158531    2052 CAROLINA AVE NE              ST. PETERSBURG          FL       33703      7.375       360
602162434    513 PINNACLE HEIGHTS LN           LAS VEGAS               NV       89134      7.375       360
602162467    9831 ORCHARD CLUB DR              CINCINNATI              OH       45242      7.625       360
602162640    4802 WILLOW ST                    BELLAIRE                TX       77401      7.250       360
602162888    2627 NE THOMPSON ST               PORTLAND                OR       97212      6.625       360
602163060    20 WHITE DEER LANE                WEST HARRISON           NY       10604      7.375       360
602167406    2120 PELHAM                       HOUSTON                 TX       77019      7.000       360
602167451    14182 SOBEY MEADOWS COURT         SARATOGA                CA       95070      7.375       360
602167667    7240 FISHBACK HILL LN             INDIANAPOLIS            IN       46278      7.375       360
602168782    6053 OAKGATE ROW                  LA JOLLA                CA       92037      7.125       360
602170695    425 PRAIRIE AVE                   WILMETTE                IL       60091      7.625       360
602171710    890 WALNUT RIDGE DR               WAUKEE                  IA       50263      7.250       360
602171992    4 WINCHESTER                      IRVINE                  CA       92720      7.625       360
602172664    212 BORDEAUX LANE                 CARY                    NC       27511      7.250       360
602173803    1854 N FREMONT                    CHICAGO                 IL       60614      7.250       360
602176737    3130 MILL CT                      ANN ARBOR               MI       48104      7.375       360
602180016    4670 BRAFFERTON                   BLOOMFIELD              MI       48302      7.500       360

  PI_PAY PAID THRU             BALANCE              LTV        PROPTYPE        OCCUPANCY         POOL NOTEDATE
$372,800.00 01-Mar-98    $2,543.15 01-Mar-98    $372,509.18    72.40SFD         PRIMARY           1 30-Jan-98
$400,000.00 01-Apr-98    $2,796.86 01-Mar-98    $400,000.00    80.00SFD         PRIMARY           1 05-Feb-98
$343,000.00 01-Mar-98    $2,398.31 01-Mar-98    $342,745.44    76.60SFD         PRIMARY           1 27-Jan-98
$248,500.00 01-Mar-98    $1,716.33 01-Mar-98    $248,310.91    79.70SFD         PRIMARY           1 23-Jan-98
$357,500.00 01-Apr-98    $2,289.11 01-Mar-98    $357,500.00    63.30SFD         SECOND-HOME       1 09-Feb-98
$234,000.00 01-Apr-98    $1,676.40 01-Mar-98    $234,000.00    90.00SFD         PRIMARY           1 12-Feb-98
$285,000.00 01-Mar-98    $1,968.42 01-Mar-98    $284,783.14    73.10SFD         PRIMARY           1 30-Jan-98
$270,000.00 01-Apr-98    $1,841.88 01-Mar-98    $270,000.00    72.00SFD         PRIMARY           1 06-Feb-98
$500,000.00 01-Mar-98    $3,496.07 01-Mar-98    $499,628.92    77.10SFD         PRIMARY           1 29-Jan-98
$250,000.00 01-Mar-98    $1,791.03 01-Mar-98    $249,823.55    60.40SFD         PRIMARY           1 21-Jan-98
$242,900.00 01-Apr-98    $1,719.23 01-Mar-98    $242,900.00    78.40SFD         PRIMARY           1 13-Feb-98
$292,000.00 01-Apr-98    $1,869.71 01-Mar-98    $292,000.00    66.40SFD         PRIMARY           1 20-Feb-98
$550,000.00 01-Apr-98    $3,798.71 01-Mar-98    $550,000.00    41.60SFD         PRIMARY           1 19-Feb-98
$370,000.00 01-Apr-98    $2,555.50 01-Mar-98    $370,000.00    73.30SFD         PRIMARY           1 02-Feb-98
$300,000.00 01-Mar-98    $2,097.64 01-Mar-98    $299,777.36    70.00SFD         PRIMARY           1 30-Jan-98
$313,700.00 01-Apr-98    $2,008.66 01-Mar-98    $313,700.00    76.80SFD         PRIMARY           1 03-Feb-98
$241,000.00 01-Mar-98    $1,685.11 01-Mar-98    $240,821.14    79.90SFD         PRIMARY           1 30-Jan-98
$308,000.00 01-Mar-98    $2,153.58 01-Mar-98    $307,771.42    73.40SFD         PRIMARY           1 26-Jan-98
$643,000.00 01-Apr-98    $4,441.04 01-Mar-98    $643,000.00    64.80SFD         PRIMARY           1 02-Feb-98
$268,000.00 01-Apr-98    $1,828.23 01-Mar-98    $268,000.00    73.50SFD         PRIMARY           1 13-Feb-98
$316,800.00 01-Mar-98    $2,188.06 01-Mar-98    $316,558.94    80.00SFD         PRIMARY           1 29-Jan-98
$326,250.00 01-Apr-98    $2,225.60 01-Mar-98    $326,250.00    75.00SFD         PRIMARY           1 02-Feb-98
$404,000.00 01-Apr-98    $2,790.33 01-Mar-98    $404,000.00    60.80SFD         PRIMARY           1 02-Feb-98
$300,000.00 01-Apr-98    $2,072.03 01-Mar-98    $300,000.00    42.90SFD         PRIMARY           1 06-Feb-98
$517,600.00 01-Mar-98    $3,663.54 01-Mar-98    $517,225.38    80.00SFD         PRIMARY           1 26-Jan-98
$250,000.00 01-Mar-98    $1,726.69 01-Mar-98    $249,809.77    71.90SFD         PRIMARY           1 30-Jan-98
$478,700.00 01-Mar-98    $3,306.26 01-Mar-98    $478,335.74    80.00SFD         PRIMARY           1 19-Jan-98
$252,300.00 01-Apr-98    $1,785.76 01-Mar-98    $252,300.00    77.70SFD         PRIMARY           1 04-Feb-98
$460,800.00 01-Mar-98    $3,143.47 01-Mar-98    $460,440.53    80.00SFD         PRIMARY           1 22-Jan-98
$315,200.00 01-Apr-98    $2,018.26 01-Mar-98    $315,200.00    63.10SFD         PRIMARY           1 20-Feb-98
$475,000.00 01-Mar-98    $3,280.71 01-Mar-98    $474,638.56    70.00SFD         PRIMARY           1 23-Jan-98
$332,000.00 01-Mar-98    $2,208.80 01-Mar-98    $331,727.87    80.00SFD         PRIMARY           1 23-Jan-98
$490,000.00 01-Mar-98    $3,384.31 01-Mar-98    $489,592.62    51.60SFD         PRIMARY           1 15-Jan-98
$398,500.00 01-Mar-98    $2,752.34 01-Mar-98    $398,196.77    60.40SFD         PRIMARY           1 02-Feb-98
$359,000.00 01-Mar-98    $2,418.65 01-Mar-98    $358,712.91    80.00SFD         PRIMARY           1 30-Jan-98
$237,500.00 01-Mar-98    $1,681.01 01-Mar-98    $237,328.10    73.10SFD         PRIMARY           1 30-Jan-98
$234,000.00 01-Apr-98    $1,596.29 01-Mar-98    $234,000.00    76.80SFD         PRIMARY           1 05-Feb-98
$320,000.00 01-Apr-98    $2,264.94 01-Mar-98    $320,000.00    88.90SFD         PRIMARY           1 20-Feb-98
$442,300.00 01-Apr-98    $3,017.27 01-Mar-98    $442,300.00    80.00SFD         PRIMARY           1 12-Feb-98
$335,000.00 01-Mar-98    $2,285.29 01-Mar-98    $334,738.67    54.10SFD         PRIMARY           1 22-Jan-98
$246,000.00 01-Apr-98    $1,699.06 01-Mar-98    $246,000.00    56.60SFD         PRIMARY           1 06-Feb-98
$310,000.00 01-Mar-98    $2,167.56 01-Mar-98    $309,769.94    85.00SFD         PRIMARY           1 23-Jan-98


--------------------------------------------------------------------------------
LOAN ID               ADDRESS                        CITY        STATE   ZIPCODE
--------------------------------------------------------------------------------
602180982      206 EMERSON ST                    PALO ALTO        CA       94301
602181119      10 CARRINGTON COURT               WESTWOOD         NJ        7675
602181120      4309 LAKE MICHIGAN DR             CORPUS CHRISTI   TX       78413
602181153      2906 TURPIN WOODS CT              CINCINNATI       OH       45244
602181164      2637 38TH AVE W                   SEATTLE          WA       98199
602181277      285409 NE 63RD WAY                CARNATION        WA       98014
602187876      3013 CHATELAINE DRIVE             AUSTIN           TX       78746
602188434      1 OAKWOOD CT                      CEDAR GROVE      NJ        7009
602189082      2201 N RIVER HILLS RD             AUSTIN           TX       78733
602189093      271 LOGAN RANCH ROAD              GEORGETOWN       TX       78628
602191473      201 BAHAMA LANE                   PALM BEACH       FL       33480
602193033      17836 JOHN CONNER RD              CORNELIUS        NC       28031
602193226      2120 DELPOND LN                   CHARLOTTE        NC       28226
602194103      6460 E TRAILRIDGE CIRCLE   #15    MESA             AZ       85215
602198118      6351 NORTHFIELD                   WEST BLOOMFIELD  MI       48322
602198653      34226 KENWOOD DRIVE               FREMONT          CA       94555
602199142      17689 SHEFFIELD LANE              EDEN PRAIRIE     MN       55346
602199665      3801 E ALEXANDER AVE              LITTLETON        CO       80121
602200748      654 THORNCROFT DR                 WEST CHESTER     PA       19380
602200771      5165 E SERENA AVE                 CLOVIS           CA       93611
602203137      6219 MIDSUMMER LN                 ROANOKE          VA       24018
602203683      1607 N WOODLAWN ST                WHEATON          IL       60187
602204014      864 MEDEA WAY                     DENVER           CO       80209
602204069      1911 LEXINGTON AVE                SAN MATEO        CA       94402
602205480      7405 QUARTZ CIRCLE                DUBLIN           CA       94568
602205685      2780 THOMAS GRADE RD              MORGAN HILL      CA       95037
602207471      11563 BURR OAK LANE               BURR RIDGE       IL       60525
602208893      2102 E SAHUARO DR                 PHOENIX          AZ       85028
602209861      3870 S 176 AVE                    OMAHA            NE       68130
602213549      9640 SE 61ST PLACE                MERCER ISLAND    WA       98040
602214210      621 UPPER VINTNERS CIRCLE         FREMONT          CA       94539
602216154      7001 TOPAZ LN                     BAKERSFIELD      CA       93308
602220230      9425 QUAIL RIDGE RUN              BRIGHTON         MI       48114
602220456      2075 SUMMIT ST                    FRANKTOWN        CO       80116
602220478      12865 CLAYTON RD                  SAN JOSE         CA       95127
602223847      525 BOBBY'S LANE                  HOLLISTER        CA       95023
602224644      6631 BUTLER OAKS CT               SPRING           TX       77389
602224699      2616 HAWTHORN RD                  ANN ARBOR        MI       48104
602225667      3164 PURDUE AVE                   LOS ANGELES      CA       90066
602228648      81 DANADA DR                      WHEATON          IL       60187
602232768      2358 INDIAN PAINTBRUSH CIR        HIGHLANDS RANCH  CO       80126
602232859      14009 SOUTHEAST SOMERSET BLVD.    BELLEVUE         WA       98006


----------------------------------------------
INT_RATE   LOANTERM     ORIGINAL     PYMTDATE
----------------------------------------------
7.500        360       $329,000.00   01-Mar-98
7.375        360       $340,000.00   01-Apr-98
6.625        360       $271,950.00   01-Apr-98
7.500        360       $275,000.00   01-Apr-98
7.250        360       $312,000.00   01-Mar-98
7.250        360       $294,400.00   01-Apr-98
7.250        360       $250,000.00   01-Mar-98
7.250        360       $336,000.00   01-Apr-98
7.250        360       $339,300.00   01-Mar-98
7.250        360       $320,000.00   01-Mar-98
7.750        360       $400,000.00   01-Apr-98
7.375        360       $565,000.00   01-Apr-98
7.625        360       $385,000.00   01-Apr-98
7.500        360       $240,000.00   01-Mar-98
7.500        360       $261,250.00   01-Apr-98
7.375        360       $264,000.00   01-Mar-98
7.500        360       $297,000.00   01-Apr-98
7.250        360       $332,000.00   01-Apr-98
6.625        360       $284,050.00   01-Mar-98
7.625        360       $273,800.00   01-Mar-98
7.250        360       $242,000.00   01-Apr-98
7.375        360       $239,950.00   01-Apr-98
7.375        360       $245,000.00   01-Apr-98
7.250        360       $288,500.00   01-Apr-98
7.625        360       $244,800.00   01-Mar-98
7.625        360       $272,250.00   01-Mar-98
6.875        360       $336,000.00   01-Mar-98
7.250        360       $240,000.00   01-Mar-98
7.875        360       $435,000.00   01-Mar-98
7.375        360       $434,000.00   01-Apr-98
7.250        360       $550,000.00   01-Mar-98
6.750        360       $227,500.00   01-Mar-98
7.375        360       $400,000.00   01-Mar-98
7.000        360       $318,750.00   01-Apr-98
7.500        360       $445,000.00   01-Apr-98
7.875        360       $299,000.00   01-Mar-98
7.000        360       $282,400.00   01-Apr-98
7.750        360       $287,000.00   01-Apr-98
7.625        360       $394,000.00   01-Mar-98
7.375        360       $257,500.00   01-Apr-98
7.250        360       $250,800.00   01-Mar-98
7.250        360       $303,200.00   01-Apr-98

---------------------------------------------------------------------------------
PI_PAY      PAID_THRU     BALANCE      LTV    PROPTYPE  OCCUPANCY  POOL  NOTEDATE
---------------------------------------------------------------------------------
$2,300.42   01-Mar-98   $328,755.83   65.80     SFD      PRIMARY    1   30-Jan-98
$2,348.30   01-Mar-98   $340,000.00   41.80     SFD      PRIMARY    1   06-Feb-98
$1,741.33   01-Mar-98   $271,950.00   95.00     SFD      PRIMARY    1   10-Feb-98
$1,922.84   01-Mar-98   $275,000.00   72.40     SFD      PRIMARY    1   17-Feb-98
$2,128.39   01-Mar-98   $311,756.61   80.00     SFD      PRIMARY    1   26-Jan-98
$2,008.33   01-Mar-98   $294,400.00   75.00     SFD      PRIMARY    1   06-Feb-98
$1,705.44   01-Mar-98   $249,804.98   72.70     SFD      PRIMARY    1   16-Jan-98
$2,292.11   01-Mar-98   $336,000.00   78.20     CONDO    PRIMARY    1   23-Feb-98
$2,314.62   01-Mar-98   $339,035.32   40.00     SFD      PRIMARY    1   30-Jan-98
$2,182.96   01-Mar-98   $319,750.37   80.00     SFD      PRIMARY    1   19-Jan-98
$2,865.65   01-Mar-98   $400,000.00   62.40     SFD      PRIMARY    1   02-Feb-98
$3,902.31   01-Mar-98   $565,000.00   74.90     SFD      PRIMARY    1   06-Feb-98
$2,725.01   01-Mar-98   $385,000.00   54.30     SFD      PRIMARY    1   06-Feb-98
$1,678.11   01-Mar-98   $239,821.89   75.00     SFD      PRIMARY    1   22-Jan-98
$1,826.70   01-Mar-98   $261,250.00   95.00     SFD      PRIMARY    1   12-Feb-98
$1,823.38   01-Mar-98   $263,799.12   78.90     SFD      PRIMARY    1   28-Jan-98
$2,076.67   01-Mar-98   $297,000.00   73.40     SFD      PRIMARY    1   06-Feb-98
$2,264.83   01-Mar-98   $332,000.00   50.40     SFD      PRIMARY    1   10-Feb-98
$1,818.80   01-Mar-98   $283,799.39   95.00     SFD      PRIMARY    1   29-Jan-98
$1,937.94   01-Mar-98   $273,501.83   79.40     SFD      PRIMARY    1   01-Feb-98
$1,650.87   01-Mar-98   $242,000.00   66.20     SFD      PRIMARY    1   09-Feb-98
$1,657.28   01-Mar-98   $239,950.00   71.70     SFD      PRIMARY    1   06-Feb-98
$1,692.15   01-Mar-98   $245,000.00   53.30     SFD      PRIMARY    1   04-Feb-98
$1,968.08   01-Mar-98   $288,500.00   71.30     SFD      PRIMARY    1   02-Feb-98
$1,732.68   01-Mar-98   $244,622.82   80.00     SFD      PRIMARY    1   22-Jan-98
$1,926.97   01-Mar-98   $272,052.95   68.10     PUD      PRIMARY    1   20-Jan-98
$2,207.28   01-Mar-98   $335,717.72   80.00     PUD      PRIMARY    1   30-Jan-98
$1,637.22   01-Mar-98   $239,812.77   80.00     SFD      PRIMARY    1   16-Jan-98
$3,154.05   01-Mar-98   $434,700.64   66.50     SFD      PRIMARY    1   28-Jan-98
$2,997.53   01-Mar-98   $434,000.00   51.10     SFD      PRIMARY    1   13-Feb-98
$3,751.97   01-Mar-98   $549,570.95   74.60     SFD      PRIMARY    1   29-Jan-98
$1,475.56   01-Mar-98   $227,304.13   77.20     SFD      PRIMARY    1   29-Jan-98
$2,762.70   01-Mar-98   $399,695.63   87.00     SFD      PRIMARY    1   30-Jan-98
$2,120.65   01-Mar-98   $318,750.00   75.00     SFD      PRIMARY    1   06-Feb-98
$3,111.50   01-Mar-98   $445,000.00   72.40     SFD      PRIMARY    1   20-Feb-98
$2,167.96   01-Mar-98   $298,760.76   90.00     SFD      PRIMARY    1   30-Jan-98
$1,878.81   01-Mar-98   $282,400.00   80.00     SFD      PRIMARY    1   06-Feb-98
$2,056.10   01-Mar-98   $287,000.00   71.80     SFD      PRIMARY    1   09-Feb-98
$2,788.71   01-Mar-98   $393,714.83   73.00     SFD      PRIMARY    1   28-Jan-98
$1,778.49   01-Mar-98   $257,500.00   69.60     SFD      PRIMARY    1   06-Feb-98
$1,710.90   01-Mar-98   $250,604.35   71.60     SFD      PRIMARY    1   29-Jan-98
$2,068.36   01-Mar-98   $303,200.00   80.00     SFD      PRIMARY    1   11-Feb-98

------------------------------------------------------------------------------------
LOAD_ID       ADDRESS                       CITY                    STATE    ZIPCODE
------------------------------------------------------------------------------------
602232917 6083 OAKGATE ROW                  LA JOLLA                CA       92037
602237887 4240 CORDOBES COVE                SAN DIEGO               CA       92130
602238467 7108 EDGEVALE ST                  CHEVY CHASE             MD       20815
602238866 42555 WOODWIND LN                 CANTON                  MI       48188
602239300 6010 REINHARDT                    FAIRWAY                 KS       66205
602239958 104 LUDGATE CT                    MORRISVILLE             NC       27560
602240223 12303 NE 293RD CIRCLE             BATTLE GROUND           WA       98604
602248492 8947 MOUNTAIN ASH CT              SPRINGFIELD             VA       22153
602248528 1653 FRANCIS HAMMOND PKY          ALEXANDRIA              VA       22302
602248744 11323 BROADVIEW DR                MOORPARK                CA       93021
602248846 1500 CAMDEN WAY                   OKLAHOMA CITY           OK       73116
602249073 17 SPRINGSIDE                     DOVE CANYON             CA       92679
602249916 1239 TOWNSEND TERRACE             SUNNYVALE               CA       94087
602250340 545 CYPRESS POINT CT              RIVERWOODS              IL       60015
602251034 535 WHITEGATE COURT               BARRINGTON              IL       60010
602252605 102 JESSICA COURT                 CORNWALL                NY       12518
602254890 1337 LAKE CREEK RD                EDWARDS                 CO       81632
602258257 11600 SE 207TH AVE                ISSAQUAH                WA       98027
602258406 2819 OAK POINT LN                 RICHMOND                VA       23233
602264665 9405 WOODINGTON DR                POTOMAC                 MD       20854
602265165 20 NORTHFIELD DR                  NORTHPORT               NY       11768
602271868 3900 E ST ROUTE 73                WAYNESVILLE             OH       45068
602277739 104 WOODCLIFF AVE                 WODDCLIFF LAKE          NJ        7675
602279606 20 LOCH LLOYD PKWY                BELTON                  MO       64012
602280482 14 THORNEWOOD RD                  ARMONK                  NY       10504
602281586 7910 W SUSSEX CT                  LONGMONT                CO       80501
602284431 972 SHEM DR                       MOUNT PLEASANT          SC       29464
602284670 41 BRUIN HILL RD                  NORTH ANDOVER           MA        1845
602286239 9762 BRIER LANE                   SANTA ANA               CA       92705
602286477 12283 BRIDGEWATER RD              INDIANAPOLIS            IN       46256
602286785 59 LAKE FOREST DR                 ST. LOUIS               MO       63117
602287296 500 WAVERLY WAY                   KIRKLAND                WA       98033
602292373 24622 MONITA CIR                  LAGUNA NIGUEL           CA       92677
602298380 1121 PALO ALTO WAY                SALINAS                 CA       93901
602309657 6107 BRYAN PLACE                  BRENTWOOD               TN       37027
602311559 2795 E FALCON WAY                 SANDY                   UT       84093
602326419 1366 JAYHAWK LN                   LIVERMORE               CA       94550
602327739 18 CEDAR HILL RD                  ALBUQUERQUE             NM       87122
602329401 6530 SE 30TH AVE                  PORTLAND                OR       97202
602337548 4603 WESTERDALE DR                FULSHEAR                TX       77441
602341258 138 SOUNDVIEW DRIVE               PORT WASHINGTON         NY       11050
602343808 19117 194TH AVE NE                WOODINVILLE             WA       98072


-----------------------------------------------
INT_RATE    LOANTERM     ORIGINAL     PYMTDATE
-----------------------------------------------
7.375       360          $353,000.00  01-Mar-98
7.250       360          $296,000.00  01-Apr-98
7.375       360          $265,000.00  01-Apr-98
7.875       360          $232,000.00  01-Mar-98
7.250       360          $240,000.00  01-Apr-98
7.250       360          $265,000.00  01-Apr-98
7.000       360          $262,250.00  01-Apr-98
7.625       360          $272,000.00  01-Apr-98
7.500       360          $399,000.00  01-Apr-98
7.250       360          $265,000.00  01-Apr-98
6.750       360          $331,700.00  01-Apr-98
7.750       360          $263,000.00  01-Apr-98
7.625       360          $348,000.00  01-Apr-98
7.375       360          $316,300.00  01-Mar-98
7.625       360          $399,000.00  01-Apr-98
7.875       360          $265,000.00  01-Mar-98
7.250       360          $290,000.00  01-Apr-98
7.250       360          $276,000.00  01-Apr-98
6.750       360          $308,000.00  01-Apr-98
7.375       360          $332,000.00  01-Mar-98
7.625       360          $250,000.00  01-Apr-98
7.250       360          $272,000.00  01-Apr-98
7.250       360          $360,000.00  01-Apr-98
7.500       360          $352,000.00  01-Apr-98
6.875       360          $325,000.00  01-Apr-98
7.375       360          $292,000.00  01-Apr-98
7.250       360          $269,800.00  01-Apr-98
7.375       360          $265,900.00  01-Mar-98
7.750       360          $650,000.00  01-Apr-98
7.250       360          $394,000.00  01-Apr-98
7.375       360          $502,000.00  01-Apr-98
7.500       360          $330,000.00  01-Apr-98
7.750       360          $288,000.00  01-Apr-98
7.375       360          $250,400.00  01-Apr-98
7.625       360          $246,600.00  01-Mar-98
6.750       360          $256,000.00  01-Apr-98
7.750       360          $280,250.00  01-Apr-98
7.250       360          $314,910.00  01-Apr-98
7.250       360          $275,000.00  01-Apr-98
7.250       360          $250,000.00  01-Apr-98
7.500       360          $328,000.00  01-Apr-98
7.750       360          $300,000.00  01-Apr-98


----------------------------------------------------------------------------------
PI_PAY    PAID_THRU     BALANCE       LTV   PROPTYPE    OCCUPANCY   POOL NOTEDATE
----------------------------------------------------------------------------------
$2,438.08 01-Mar-98    $352,731.40    80.00 SFD         PRIMARY        1 30-Jan-98
$2,019.24 01-Mar-98    $296,000.00    80.00 SFD         PRIMARY        1 17-Feb-98
$1,830.29 01-Mar-98    $265,000.00    79.90 SFD         PRIMARY        1 06-Feb-98
$1,682.16 01-Mar-98    $231,840.34    95.00 SFD         PRIMARY        1 30-Jan-98
$1,637.22 01-Mar-98    $240,000.00    71.70 SFD         PRIMARY        1 11-Feb-98
$1,807.77 01-Mar-98    $265,000.00    65.60 SFD         PRIMARY        1 05-Feb-98
$1,744.76 01-Mar-98    $262,250.00    70.00 SFD         PRIMARY        1 18-Feb-98
$1,925.20 01-Mar-98    $272,000.00    76.90 SFD         PRIMARY        1 20-Feb-98
$2,789.87 01-Mar-98    $399,000.00    84.90 SFD         PRIMARY        1 20-Feb-98
$1,807.77 01-Mar-98    $265,000.00    67.10 SFD         PRIMARY        1 06-Feb-98
$2,151.40 01-Mar-98    $331,700.00    62.90 SFD         PRIMARY        1 09-Feb-98
$1,884.16 01-Mar-98    $263,000.00    72.90 SFD         PRIMARY        1 10-Feb-98
$2,463.12 01-Mar-98    $348,000.00    74.90 SFD         PRIMARY        1 13-Feb-98
$2,184.61 01-Mar-98    $316,059.32    80.00 PUD         PRIMARY        1 30-Jan-98
$2,824.10 01-Mar-98    $399,000.00    73.90 SFD         PRIMARY        1 05-Feb-98
$1,921.43 01-Mar-98    $264,817.63    93.40 SFD         PRIMARY        1 30-Jan-98
$1,978.31 01-Mar-98    $290,000.00    39.00 SFD         PRIMARY        1 05-Feb-98
$1,882.81 01-Mar-98    $276,000.00    79.00 SFD         PRIMARY        1 12-Feb-98
$1,997.68 01-Mar-98    $308,000.00    68.50 SFD         PRIMARY        1 09-Feb-98
$2,293.04 01-Mar-98    $331,747.18    79.10 SFD         PRIMARY        1 29-Jan-98
$1,769.48 01-Mar-98    $250,000.00    75.80 SFD         PRIMARY        1 26-Feb-98
$1,855.52 01-Mar-98    $272,000.00    57.90 SFD         PRIMARY        1 06-Feb-98
$2,455.83 01-Mar-98    $360,000.00    60.60 SFD         PRIMARY        1 13-Feb-98
$2,461.24 01-Mar-98    $352,000.00    56.80 SFD         PRIMARY        1 06-Feb-98
$2,135.02 01-Mar-98    $325,000.00    71.80 SFD         PRIMARY        1 10-Feb-98
$2,016.77 01-Mar-98    $292,000.00    80.00 SFD         PRIMARY        1 11-Feb-98
$1,840.51 01-Mar-98    $269,800.00    95.00 SFD         PRIMARY        1 20-Feb-98
$1,836.51 01-Mar-98    $265,697.67    95.00 SFD         PRIMARY        1 29-Jan-98
$4,656.68 01-Mar-98    $650,000.00    52.00 SFD         PRIMARY        1 13-Feb-98
$2,687.77 01-Mar-98    $394,000.00    68.00 PUD         PRIMARY        1 13-Feb-98
$3,467.19 01-Mar-98    $502,000.00    74.40 PUD         PRIMARY        1 13-Feb-98
$2,307.41 01-Mar-98    $330,000.00    66.00 SFD         PRIMARY        1 10-Feb-98
$2,063.27 01-Mar-98    $288,000.00    79.60 SFD         PRIMARY        1 03-Feb-98
$1,729.45 01-Mar-98    $250,400.00    80.00 SFD         PRIMARY        1 24-Feb-98
$1,745.42 01-Mar-98    $246,421.52    90.00 SFD         PRIMARY        1 30-Jan-98
$1,660.41 01-Mar-98    $256,000.00    80.00 SFD         PRIMARY        1 12-Feb-98
$2,007.75 01-Mar-98    $280,250.00    95.00 SFD         PRIMARY        1 24-Feb-98
$2,148.24 01-Mar-98    $314,910.00    90.00 SFD         SECOND-HOME    1 12-Feb-98
$1,875.98 01-Mar-98    $275,000.00    56.80 SFD         PRIMARY        1 24-Feb-98
$1,705.44 01-Mar-98    $250,000.00    78.20 SFD         PRIMARY        1 16-Feb-98
$2,293.42 01-Mar-98    $328,000.00    80.00 SFD         PRIMARY        1 26-Feb-98
$2,149.24 01-Mar-98    $300,000.00    88.50 SFD         PRIMARY        1 06-Feb-98

------------------------------------------------------------------------------------
LOAD_ID       ADDRESS                       CITY                    STATE    ZIPCODE
------------------------------------------------------------------------------------
602345720 31608 GALLERY LANE                EVERGREEN               CO       80439
602346867 750 PARSONS ROAD                  RIDGEWOOD               NJ        7450
602348346 448 CUMULUS AVE                   SUNNYVALE               CA       94087
602348701 332 KITETAIL ST                   SIMI VALLEY             CA       93065
602358522 623 PANTERA DR                    DIAMOND BAR             CA       91765
602360844 6810 44TH PL NE                   SEATTLE                 WA       98115
602361685 1210 WYNGATE RD                   WYNNEWOOD               PA       19096
602381439 235 E LAKE SAMMAMISH PKY SE       REDMOND                 WA       98053
602388993 1603 TREASURE OAKS                KATY                    TX       77450
602392125 2449 HAYMARKET ST                 THOUSAND OAKS           CA       91362
602399634 1338 E LAIRD AVENUE               SALT LAKE CITY          UT       84105
602404982 5951 S CIMARRON WAY               LITTLETON               CO       80123
602409099 203 CALLE SALIDA                  SAN CLEMENTE            CA       92672
602417841 23 SORBONNE                       LAGUNA NIGUEL           CA       92677
602428241 3225 E FOX                        MESA                    AZ       85213
602428434 1049 SHOAL CREEK CT               SIMI VALLEY             CA       93065

------------------------------------------------------------------------------------
LOAN COUNT = 729
------------------------------------------------------------------------------------


----------------------------------------------
INT_RATE    LOANTERM     ORIGINAL    PYMTDATE
----------------------------------------------
7.375       360          $320,000.00 01-Apr-98
7.375       360          $455,200.00 01-Apr-98
7.250       360          $333,000.00 01-Apr-98
7.250       360          $297,500.00 01-Apr-98
7.375       360          $265,400.00 01-Apr-98
7.250       360          $293,400.00 01-Apr-98
7.000       360          $711,000.00 01-Apr-98
7.250       360          $250,000.00 01-Apr-98
7.125       360          $231,200.00 01-Apr-98
7.250       360          $325,000.00 01-Apr-98
7.250       360          $262,500.00 01-Apr-98
6.750       360          $250,000.00 01-Apr-98
7.625       360          $250,000.00 01-Apr-98
7.750       360          $256,300.00 01-Apr-98
7.750       360          $252,000.00 01-Apr-98
7.250       360          $252,000.00 01-Apr-98

----------------------------------------------

----------------------------------------------


----------------------------------------------------------------------------------
PI_PAY    PAID_THRU     BALANCE       LTV   PROPTYPE    OCCUPANCY   POOL NOTEDATE
----------------------------------------------------------------------------------
$2,210.16 01-Mar-98    $320,000.00    80.00 SFD         PRIMARY       1 13-Feb-98
$3,143.95 01-Mar-98    $455,200.00    80.00 SFD         PRIMARY       1 17-Feb-98
$2,271.65 01-Mar-98    $333,000.00    61.70 SFD         PRIMARY       1 20-Feb-98
$2,029.47 01-Mar-98    $297,500.00    80.00 SFD         PRIMARY       1 20-Feb-98
$1,833.05 01-Mar-98    $265,400.00    90.00 SFD         PRIMARY       1 13-Feb-98
$2,001.51 01-Mar-98    $293,400.00    90.00 SFD         PRIMARY       1 21-Feb-98
$4,730.30 01-Mar-98    $711,000.00    71.10 SFD         PRIMARY       1 20-Feb-98
$1,705.44 01-Mar-98    $250,000.00    23.90 SFD         PRIMARY       1 19-Feb-98
$1,557.64 01-Mar-98    $231,200.00    80.00 SFD         PRIMARY       1 10-Feb-98
$2,217.07 01-Mar-98    $325,000.00    75.20 SFD         PRIMARY       1 23-Feb-98
$1,790.71 01-Mar-98    $262,500.00    75.00 SFD         PRIMARY       1 27-Feb-98
$1,621.50 01-Mar-98    $250,000.00    70.20 PUD         PRIMARY       1 25-Feb-98
$1,769.48 01-Mar-98    $250,000.00    78.20 SFD         PRIMARY       1 24-Feb-98
$1,836.16 01-Mar-98    $256,300.00    72.20 SFD         PRIMARY       1 20-Feb-98
$1,805.36 01-Mar-98    $252,000.00    90.00 SFD         PRIMARY       1 25-Feb-98
$1,719.08 01-Mar-98    $252,000.00    80.00 SFD         PRIMARY       1 24-Feb-98

----------------------------------------------------------------------------------
                   $237,039,011.22
----------------------------------------------------------------------------------

                             ABN AMRO 98-1-GROUP 2
                            MORTGAGE LOAN SCHEDULE


----------------------------------------------------------------------------------------------------------------------
 LOAN_ID           ADDRESS                    CITY         STATE  ZIPCODE  INT_RATE   LOANTERM   ORIGINAL     PYMTDATE
----------------------------------------------------------------------------------------------------------------------
600696594   515 TOPS'L BEACH BLVD #805      DESTIN           FL    32541     8.250       180     $257,600.00 01-Apr-97
601060291   2489 COULEE CROSSING            WOODWORTH        LA    71485     6.625       180     $300,000.00 01-Mar-98
601644332   6 KETCHAM COURT                 EAST NORTHPORT   NY    11731     7.500       180     $232,000.00 01-Jan-98
601699533   2635 FAIRWAYS DR                HOMESTEAD        FL    33035     7.500       180     $247,450.00 01-Dec-97
601736402   18899 KABOT COVE                LAKEVILLE        MN    55044     7.000       180     $285,600.00 01-Feb-98
601746277   13590 E CEDARPINE LN            MOORPARK         CA    93021     7.500       180     $252,000.00 01-Feb-98
601773362   19476 TOWERING OAKS TRL         PRIOR LAKE       MN    55372     7.375       180     $467,200.00 01-Jan-98
601808374   7001 DUBLIN RD                  EDINA            MN    55439     7.000       180     $275,000.00 01-Jan-98
601837028   5901 N SANTA FE AVE             EDMOND           OK    73003     7.125       180     $440,000.00 01-Mar-98
601849794   42 SKYVIEW TERRACE              NORTH ANDOVER    MA     1845     6.750       180     $343,200.00 01-Feb-98
601873933   18 NORFOLK ST                   REHOBOTH BEACH   DE    19971     7.125       180     $400,000.00 01-Mar-98
601939759   3716 RICE BLVD                  HOUSTON          TX    77005     6.875       180     $243,000.00 01-Feb-98
601945702   1411 WASHO DRIVE                FREMONT          CA    94539     7.000       180     $420,000.00 01-Feb-98
601950744   5308 HOLLY                      BELLAIRE         TX    77401     6.625       180     $400,000.00 01-Feb-98
601956001   10313 THORNBUSH LN              BETHESDA         MD    20814     7.375       180     $365,000.00 01-Feb-98
601965616   940 E HIGHWAY 98, UNIT 127      DESTIN           FL    32541     7.500       180     $240,000.00 01-Mar-98
601970862   2951 MARTIN AVE                 PLEASANTON       CA    94588     7.750       180     $252,000.00 01-Feb-98
601974081   21 KENDALL COURT                PACIFICA         CA    94044     7.875       180     $238,000.00 01-Apr-98
601993437   607 HAWKS BILL PL               SIMI VALLEY      CA    93065     6.500       180     $284,000.00 01-Apr-98
602000951   5 SPANISH OAK                   WACO             TX    76710     7.125       180     $529,600.00 01-Feb-98
602004205   2120 POTOMAC #C                 HOUSTON          TX    77057     7.125       180     $292,000.00 01-Feb-98
602004568   5330 NAVARRO ST                 HOUSTON          TX    77056     7.000       180     $274,000.00 01-Feb-98
602005616   62 INDIGO WAY                   CASTLE ROCK      CO    80104     7.000       180     $607,500.00 01-Feb-98
602011317   4149 W BERRIDALE CIR            SOUTH JORDAN     UT    84095     7.375       180     $277,500.00 01-Mar-98
602014720   5007 GERALD AVENUE              ENCINO AREA      CA    91436     7.125       180     $413,000.00 01-Mar-98
602019166   190 CLEVELAND ST N              ARLINGTON        VA    22201     6.375       180     $311,250.00 01-Mar-98
602020158   497 RIVARD                      GROSSE POINTE    MI    48236     6.875       180     $356,000.00 01-Feb-98
602023060   2367 BROOKSHIRE LANE            LOS ANGELES      CA    90077     6.875       180     $505,000.00 01-Mar-98
602025983   277 SCYAMORE GLEN               PASADENA         CA    91105     6.500       180     $244,100.00 01-Mar-98
602033197   155 N HARBOR DR                 CHICAGO          IL    60601     7.250       180     $364,500.00 01-Mar-98
602039080   75 THE OVAL                     SUGAR LAND       TX    77479     6.875       180     $314,000.00 01-Mar-98
602041734   8 CENTRAL CT                    LOS GATOS        CA    95030     6.750       180     $359,000.00 01-Mar-98
602054774   4602 S QUINIMOSE                LIBERTY LAKE     WA    99019     7.000       180     $287,000.00 01-Mar-98
602077349   223 S 42ND ST                   PHILADELPHIA     PA    19104     7.000       180     $324,000.00 01-Apr-98
602089628   3498 LAKESHORE DR               WATERFORD        MI    48329     7.625       180     $244,000.00 01-Apr-98
602096843   3782 NW BRONSON CREST LOOP      PORTLAND         OR    97229     6.875       180     $293,000.00 01-Mar-98
602098765   2439 CENTURY HILL               LOS ANGELES      CA    90067     7.375       180     $392,000.00 01-Mar-98
602099926   10263 LA CANADA WAY ST          SUNLAND          CA    91040     7.250       180     $325,000.00 01-Apr-98
602103487   310 WAVERLEY ST                 PALO ALTO        CA    94301     6.875       180     $350,000.00 01-Apr-98
602108836   5209 WAPAKONETA RD              BETHESDA         MD    20816     6.500       180     $360,000.00 01-Mar-98
602108881   600 BUCKEYE                     AUSTIN           TX    78746     6.875       180     $337,600.00 01-Apr-98
602108892   257 CHANDLER                    ANDOVER          MA     1810     7.250       180     $262,000.00 01-Apr-98
602108927   10802 DENVER DR                 COOPER CITY      FL    33026     7.125       180     $256,000.00 01-Mar-98
602109018   3134 PLUM ISLAND                NORTHBROOK       IL    60062     7.375       180     $250,000.00 01-Mar-98
602109063   10328 CHERRYWOOD LANE           MUNSTER          IN    46321     7.125       180     $321,200.00 01-Mar-98
602109392   2824 E ORION ST                 GILBERT          AZ    85234     6.750       180     $250,000.00 01-Mar-98
602109472   44 GOLF RD                      PLEASANTON       CA    94566     6.750       180     $500,000.00 01-Apr-98
602113218   2409 DRYDEN RD                  HOUSTON          TX    77030     6.875       180     $291,200.00 01-Mar-98
602113708   43910 S MORAY ST                FREMONT          CA    94539     7.000       180     $251,000.00 01-Apr-98
602114388   8845 SW 113 TERRACE             MIAMI            FL    33176     7.125       180     $396,000.00 01-Mar-98
602115982   726 GOULDMAN LN                 GREAT FALLS      VA    22066     6.625       180     $496,000.00 01-Apr-98
602120160   6 BELMONT LN                    NORTH READING    MA     1864     7.375       180     $288,000.00 01-Apr-98
602121241   1960 WOODSON LOOP               EUGENE           OR    97405     6.750       180     $460,000.00 01-Apr-98
602123506   25 TOWER RD                     LEXINGTON        MA     2173     7.375       180     $294,000.00 01-Apr-98
602123675   1005 LYONS HEAD                 VIRGINIA BEACH   VA    23452     6.875       180     $280,000.00 01-Apr-98
602124676   4626 HOLBORN AVE                ANNANDALE        VA    22003     7.000       180     $272,300.00 01-Apr-98
602125860   109 CAMELOT DR                  HUNTINGTON       WV    25701     7.000       180     $292,000.00 01-Mar-98
602126816   7007 N HIGHFIELD DR             BIRMINGHAM       AL    35242     6.375       180     $492,500.00 01-Mar-98


--------------------------------------------------------------------------------------------
 LOAN_ID    PI_PAY   PAID_THRU      BALANCE     LTV   PROPTYPE   OCCUPANCY    POOL  NOTEDATE
--------------------------------------------------------------------------------------------
600696594 $2,499.08 01-Mar-98 $248,524.99 80.00 CONDO SECOND-HOME 2 18-Feb-97
601060291 $2,633.98 01-Mar-98 $299,022.27 79.00 SFD PRIMARY 2 04-Feb-98
601644332 $2,150.67 01-Mar-98 $229,875.89 80.00 SFD PRIMARY 2 13-Nov-97
601699533 $2,293.89 01-Mar-98 $244,432.54 90.00 SFD SECOND-HOME 2 31-Oct-97
601736402 $2,567.05 01-Mar-98 $283,792.62 80.00 SFD PRIMARY 2 31-Dec-97
601746277 $2,336.07 01-Mar-98 $250,085.90 78.80 SFD PRIMARY 2 17-Dec-97
601773362 $4,297.88 01-Mar-98 $462,851.36 80.00 SFD PRIMARY 2 01-Dec-97
601808374 $2,471.78 01-Mar-98 $272,381.95 73.80 SFD PRIMARY 2 01-Dec-97
601837028 $3,985.66 01-Mar-98 $438,626.84 73.40 SFD PRIMARY 2 19-Jan-98
601849794 $3,037.01 01-Mar-98 $340,980.76 80.00 SFD PRIMARY 2 18-Dec-97
601873933 $3,623.32 01-Mar-98 $398,751.68 80.00 SFD SECOND-HOME 2 09-Jan-98
601939759 $2,167.21 01-Mar-98 $241,445.52 71.90 SFD PRIMARY 2 24-Dec-97
601945702 $3,775.08 01-Mar-98 $417,342.11 56.00 SFD PRIMARY 2 23-Dec-97
601950744 $3,511.98 01-Mar-98 $397,385.51 52.70 SFD PRIMARY 2 24-Dec-97
601956001 $3,357.72 01-Mar-98 $362,764.17 76.90 SFD PRIMARY 2 18-Dec-97
601965616 $2,224.83 01-Mar-98 $239,275.17 80.00 CONDO SECOND-HOME 2 02-Jan-98
601970862 $2,372.01 01-Mar-98 $250,506.17 74.20 SFD PRIMARY 2 18-Dec-97
601974081 $2,257.31 01-Mar-98 $238,000.00 67.10 SFD PRIMARY 2 07-Feb-98
601993437 $2,473.94 01-Mar-98 $284,000.00 80.00 PUD PRIMARY 2 13-Feb-98
602000951 $4,797.28 01-Mar-98 $526,284.63 80.00 SFD PRIMARY 2 31-Dec-97
602004205 $2,645.03 01-Mar-98 $290,172.03 80.00 SFD PRIMARY 2 29-Dec-97
602004568 $2,462.79 01-Mar-98 $272,266.04 80.00 SFD PRIMARY 2 29-Dec-97
602005616 $5,460.38 01-Mar-98 $603,442.26 75.00 SFD PRIMARY 2 29-Dec-97
602011317 $2,552.79 01-Mar-98 $276,652.68 75.00 SFD PRIMARY 2 09-Jan-98
602014720 $3,741.08 01-Mar-98 $411,711.11 79.60 SFD PRIMARY 2 16-Jan-98
602019166 $2,689.98 01-Mar-98 $310,213.54 75.00 SFD PRIMARY 2 30-Jan-98
602020158 $3,175.00 01-Mar-98 $353,722.66 80.00 SFD PRIMARY 2 22-Dec-97
602023060 $4,503.86 01-Mar-98 $503,389.37 59.50 SFD PRIMARY 2 14-Jan-98
602025983 $2,126.37 01-Mar-98 $243,295.84 61.10 SFD PRIMARY 2 27-Jan-98
602033197 $3,327.39 01-Mar-98 $363,374.80 79.30 CONDO PRIMARY 2 23-Jan-98
602039080 $2,800.42 01-Mar-98 $309,798.53 46.60 SFD PRIMARY 2 05-Jan-98
602041734 $3,176.82 01-Mar-98 $357,819.38 66.80 SFD PRIMARY 2 12-Jan-98
602054774 $2,579.64 01-Mar-98 $286,094.53 79.10 SFD PRIMARY 2 20-Jan-98
602077349 $2,912.20 01-Mar-98 $324,000.00 80.00 SFD PRIMARY 2 05-Feb-98
602089628 $2,279.28 01-Mar-98 $244,000.00 50.40 SFD PRIMARY 2 12-Feb-98
602096843 $2,613.13 01-Mar-98 $292,065.52 53.80 SFD PRIMARY 2 30-Jan-98
602098765 $3,606.10 01-Mar-98 $390,803.07 80.00 SFD PRIMARY 2 12-Jan-98
602099926 $2,966.80 01-Mar-98 $325,000.00 56.60 SFD PRIMARY 2 05-Feb-98
602103487 $3,121.49 01-Mar-98 $350,000.00 41.20 SFD PRIMARY 2 11-Feb-98
602108836 $3,135.99 01-Mar-98 $358,814.01 80.00 SFD PRIMARY 2 28-Jan-98
602108881 $3,010.90 01-Mar-98 $337,600.00 80.00 SFD PRIMARY 2 03-Feb-98
602108892 $2,391.71 01-Mar-98 $262,000.00 72.80 SFD PRIMARY 2 13-Feb-98
602108927 $2,318.93 01-Mar-98 $255,201.07 72.40 SFD PRIMARY 2 30-Jan-98
602109018 $2,299.81 01-Mar-98 $249,236.65 62.50 SFD PRIMARY 2 02-Feb-98
602109063 $2,909.53 01-Mar-98 $320,197.60 80.00 SFD PRIMARY 2 30-Jan-98
602109392 $2,212.27 01-Mar-98 $249,193.98 60.30 SFD PRIMARY 2 30-Jan-98
602109472 $4,424.55 01-Mar-98 $500,000.00 75.10 SFD PRIMARY 2 09-Feb-98
602113218 $2,597.08 01-Mar-98 $290,271.25 80.00 SFD PRIMARY 2 30-Jan-98
602113708 $2,256.06 01-Mar-98 $251,000.00 58.40 SFD PRIMARY 2 26-Jan-98
602114388 $3,587.09 01-Mar-98 $394,764.16 73.80 SFD PRIMARY 2 30-Jan-98
602115982 $4,354.85 01-Mar-98 $496,000.00 70.90 SFD PRIMARY 2 10-Feb-98
602120160 $2,649.38 01-Mar-98 $288,000.00 68.60 SFD PRIMARY 2 18-Feb-98
602121241 $4,070.58 01-Mar-98 $460,000.00 75.50 SFD PRIMARY 2 16-Feb-98
602123506 $2,704.57 01-Mar-98 $294,000.00 57.80 SFD PRIMARY 2 05-Feb-98
602123675 $2,497.19 01-Mar-98 $280,000.00 48.70 SFD PRIMARY 2 09-Feb-98
602124676 $2,447.51 01-Mar-98 $272,300.00 63.20 SFD PRIMARY 2 13-Feb-98
602125860 $2,624.58 01-Mar-98 $291,078.75 80.00 SFD PRIMARY 2 23-Jan-98
602126816 $4,256.43 01-Mar-98 $490,494.07 80.00 SFD PRIMARY 2 16-Jan-98

                                                       ABN AMRO 98-1-GROUP 2
                                                      MORTGAGE LOAN SCHEDULE

------------------------------------------------------------------------------------------------------------------------------
LOAN_ID     ADDRESS                       CITY              STATE    ZIPCODE  INT_RATE    LOAN TERM   ORIGINAL        PYMTDATE
------------------------------------------------------------------------------------------------------------------------------
602126883   305 WOODLAND LANE             OCONOMOWOC        WI       53066    7.000       180         $429,000.00    01-Apr-98
602127715   6503 LIBERTY RIDGE DR         HAMILTON          OH       45011    7.000       180         $419,100.00    01-Mar-98
602130173   2025 E NEWTON STREET          SEATTLE           WA       98112    7.000       180         $324,000.00    01-Apr-98
602131254   1573 ASHCROFT WAY             SUNNYVALE         CA       94087    6.750       180         $390,000.00    01-Apr-98
602131620   1117 CHALLENGER               AUSTIN            TX       78734    7.000       180         $493,000.00    01-Mar-98
602133611   2704 PEMBERTON DR             HOUSTON           TX       77005    6.875       180         $340,600.00    01-Mar-98
602133917   5280 INFINITY CT              GROVE CITY        OH       43123    7.000       180         $247,500.00    01-Mar-98
602133962   198 RICE MILL DR              PAWLEYS ISLAND    SC       29585    6.875       180         $485,000.00    01-Apr-98
602134031   3662 OVERBROOK LN             HOUSTON           TX       77027    6.750       180         $258,000.00    01-Mar-98
602134484   4204 ALBANS ST                HOUSTON           TX       77005    7.000       180         $298,000.00    01-Mar-98
602134495   21 TOPPER CT                  LAFAYETTE         CA       94549    6.500       180         $303,000.00    01-Mar-98
602134554   HCR 69, BOX 149-1             SUNRISE BEACH     MO       65079    7.250       180         $285,000.00    01-Apr-98
602137272   8425 N. RIVER RD              RIVER HILLS       WI       53217    7.125       180         $370,000.00    01-Apr-98
602137454   2825 E. NEW BERRY BLVD        MILWAUKEE         WI       53217    7.250       180         $284,000.00    01-Apr-98
602139376   W331 N 6220 HIGHWAY C         NASHOTAH          WI       53058    7.000       180         $307,000.00    01-Apr-98
602145089   6446 LAKE MEADOW DR           BURKE             VA       22015    7.375       180         $341,250.00    01-Apr-98
602154069   1027 LINDEN LANE              MOUND             MN       55364    6.875       180         $279,000.00    01-Mar-98
602162775   31 BROOKS RD                  MOORESTOWN        NJ        8057    6.375       180         $259,250.00    01-Apr-98
602170628   1616 BEDFORD                  OKLAHOMA CITY     OK       73116    6.625       180         $400,000.00    01-Apr-98
602171344   103 HOMESTEAD AVE             METAIRIE          LA       70005    6.625       180         $425,000.00    01-Apr-98
602172130   11620 IRISH AVE N             MINNESOTA         MN       55082    6.875       180         $650,000.00    01-Apr-98
602173745   521 GUADALUPE DR              LOS ALTOS         CA       94022    6.875       180         $770,000.00    01-Apr-98
602174779   1029 PARAGON                  BOULDER           CO       80303    6.875       180         $320,000.00    01-Apr-98
602179605   2182 KIRBY LANE               SYOSSET           NY       11791    6.500       180         $345,000.00    01-Mar-98
602180755   7853 S ARGONNE CT             AURORA            CO       80016    6.875       180         $287,400.00    01-Apr-98
602181017   4171 COULOMBE DR              PALO ALTO         CA       94306    7.375       180         $240,000.00    01-Apr-98
602181084   1848 PORT ASHLEY PL           NEWPORT BEACH     CA       92660    7.250       180         $307,500.00    01-Apr-98
602181197   1301 N BEARBORN   605         CHICAGO           IL       60610    7.000       180         $307,200.00    01-Mar-98
602181790   15 MEADOW CREEK               BARBOURSVILLE     WV       25504    7.000       180         $235,000.00    01-Apr-98
602185670   9351 KIOWA TRL                CHANHASSEN        MN       55317    6.500       180         $330,000.00    01-Apr-98
602187342   10024 MOCCASIN GAP RD         TALLAHASSEE       FL       32308    7.000       180         $236,450.00    01-Apr-98
602190325   26040 NEW BRIDGE DR           LOS ALTOS HILLS   CA       94022    7.250       180         $650,000.00    01-Apr-98
602190848   4N558 HIDDEN OAKS RD          SAINT CHARLES     IL       60175    7.000       180         $313,000.00    01-Mar-98
602193442   887 PARKSIDE CIR N            BOCA RATON        FL       33486    6.875       180         $261,000.00    01-Apr-98
602194272   169 FULLER ST                 NEWTON            MA        2165    7.250       180         $565,500.00    01-Apr-98
602195024   174 CHARTERHOUSE CT           POWELL            OH       43065    7.125       180         $400,000.00    01-Apr-98
602198196   116 MONATIQUOT AVE            BRAINTREE         MA        2184    6.375       180         $328,000.00    01-Apr-98
602199654   1501 S VINE                   PARK RIDGE        IL       60068    7.000       180         $255,000.00    01-Apr-98
602199687   18801 MONTEWOOD DR            SARATOGA          CA       95070    7.500       180         $370,000.00    01-Apr-98
602200429   1041 W DICKENS                CHICAGO           IL       60614    6.875       180         $272,000.00    01-Mar-98
602203091   4147 RIGGIN AVENUE            VISALIA           CA       93291    7.125       180         $273,750.00    01-Apr-98
602203160   4690 JUNIPER DR               PALM HARBOR       FL       34685    6.875       180         $279,000.00    01-Apr-98
602204036   467 PENINSULA DR              HOT SPRINGS NAT   AR       71901    6.625       180         $340,000.00    01-Apr-98
602204070   4717 CHESTNUT CORNERS         MEDINA            OH       44256    6.875       180         $330,000.00    01-Apr-98
602204285   105 VILAMOURA WAY             DULUTH            GA       30091    6.750       180         $344,500.00    01-Mar-98
602207938   2815 W DAYBREAKER DR          PARK CITY         UT       84098    7.250       180         $280,000.00    01-Mar-98
602211638   291 SUMMER ST                 NORWELL           MA        2061    6.375       180         $450,000.00    01-Apr-98
602228307   3708 POWDERHORN DR            OKEMOS            MI       48864    6.500       180         $353,500.00    01-Mar-98
602229605   38430 TIMBERLANE DR           UMATILLA          FL       32784    6.875       180         $265,000.00    01-Apr-98
602229876   2575 E CALLE LOS ALTOS        TUCSON            AZ       85718    7.000       180         $286,100.00    01-Apr-98
602230130   304 MALLARD RD                WESTON            FL       33327    6.875       180         $260,000.00    01-Mar-98
602230937   4094 NOBLEMAN POINT           DULUTH            GA       30047    6.750       180         $320,000.00    01-Apr-98
602231482   973 MCDONALD DR               NORTHVILLE        MI       48167    6.500       180         $496,000.00    01-Apr-98
602231610   6100 OLDE HARTLEY PLACE       GLEN ALLEN        VA       23060    6.750       180         $292,000.00    01-Apr-98
602233122   755 LARI DAWN                 SAN ANTONIO       TX       78258    6.750       180         $292,000.00    01-Apr-98
602239344   2805 KIPPS COLONY DR          SAINT PETERSBURG  FL       33707    6.375       180         $640,000.00    01-Apr-98
602239549   8406 FAIRWAY POINT            FAIR OAKS RANCH   TX       78015    6.875       180         $238,100.00    01-Mar-98
602239572   13828 S 31ST PLACE            PHOENIX           AZ       85048    7.000       180         $300,000.00    01-Apr-98

-----------------------------------------------------------------------------------------------------------------
LOAN_ID       PI_PAY        PAID_THRU    BALANCE           LTV       PROPTYPE    OCCUPANCY      POOL     NOTEDATE
-----------------------------------------------------------------------------------------------------------------
602126883     $3,855.97    01-Mar-98     $429,000.00       79.50     SFD         PRIMARY        2        29-Jan-98
602127715     $3,766.99    01-Mar-98     $417,777.76       76.20     SFD         PRIMARY        2        29-Jan-98
602130173     $2,912.20    01-Mar-98     $324,000.00       68.20     SFD         PRIMARY        2        04-Feb-98
602131254     $3,451.15    01-Mar-98     $390,000.00       70.20     SFD         PRIMARY        2        10-Feb-98
602131620     $4,431.22    01-Mar-98     $491,444.61       79.60     SFD         PRIMARY        2        23-Jan-98
602133611     $3,037.66    01-Mar-98     $339,513.69       70.40     SFD         PRIMARY        2        29-Jan-98
602133917     $2,224.60    01-Mar-98     $246,719.15       65.40     SFD         PRIMARY        2        31-Jan-98
602133962     $4,325.49    01-Mar-98     $485,000.00       68.30     SFD         PRIMARY        2        02-Feb-98
602134031     $2,283.07    01-Mar-98     $257,168.18       43.80     SFD         PRIMARY        2        22-Jan-98
602134484     $2,678.51    01-Mar-98     $297,059.82       79.50     SFD         PRIMARY        2        23-Jan-98
602134495     $2,639.46    01-Mar-98     $302,001.79       54.20     SFD         PRIMARY        2        30-Jan-98
602134554     $2,601.66    01-Mar-98     $285,000.00       66.10     SFD         PRIMARY        2        14-Feb-98
602137272     $3,351.58    01-Mar-98     $370,000.00       50.40     SFD         PRIMARY        2        03-Feb-98
602137454     $2,592.53    01-Mar-98     $284,000.00       65.30     SFD         PRIMARY        2        10-Feb-98
602139376     $2,759.40    01-Mar-98     $307,000.00       43.90     SFD         PRIMARY        2        29-Jan-98
602145089     $3,139.24    01-Mar-98     $341,250.00       75.00     PUD         PRIMARY        2        13-Feb-98
602154069     $2,488.27    01-Mar-98     $278,110.16       68.90     SFD         PRIMARY        2        02-Feb-98
602162775     $2,240.57    01-Mar-98     $259,250.00       85.00     SFD         PRIMARY        2        18-Feb-98
602170628     $3,511.98    01-Mar-98     $400,000.00       54.80     SFD         PRIMARY        2        03-Feb-98
602171344     $3,731.47    01-Mar-98     $425,000.00       59.70     SFD         PRIMARY        2        30-Jan-98
602172130     $5,797.05    01-Mar-98     $650,000.00       74.30     SFD         PRIMARY        2        19-Feb-98
602173745     $6,867.28    01-Mar-98     $770,000.00       64.20     SFD         PRIMARY        2        20-Feb-98
602174779     $2,853.93    01-Mar-98     $320,000.00       74.50     SFD         PRIMARY        2        06-Feb-98
602179605     $3,005.32    01-Mar-98     $343,863.43       36.40     SFD         PRIMARY        2        23-Jan-98
602180755     $2,563.19    01-Mar-98     $287,400.00       52.30     SFD         PRIMARY        2        04-Feb-98
602181017     $2,207.82    01-Mar-98     $240,000.00       33.20     SFD         PRIMARY        2        06-Feb-98
602181084     $2,807.05    01-Mar-98     $307,500.00       37.50     SFD         PRIMARY        2        05-Feb-98
602181197     $2,761.20    01-Mar-98     $306,230.80       89.60     CONDO       PRIMARY        2        26-Jan-98
602181790     $2,112.25    01-Mar-98     $235,000.00       78.40     SFD         PRIMARY        2        20-Feb-98
602185670     $2,874.65    01-Mar-98     $330,000.00       62.30     SFD         PRIMARY        2        04-Feb-98
602187342     $2,125.28    01-Mar-98     $236,450.00       72.40     SFD         PRIMARY        2        06-Feb-98
602190325     $5,933.61    01-Mar-98     $650,000.00       40.70     SFD         PRIMARY        2        06-Feb-98
602190848     $2,813.33    01-Mar-98     $311,239.51       50.50     SFD         PRIMARY        2        30-Jan-98
602193442     $2,327.74    01-Mar-98     $261,000.00       73.60     SFD         PRIMARY        2        06-Feb-98
602194272     $5,162.24    01-Mar-98     $565,500.00       53.90     SFD         PRIMARY        2        06-Feb-98
602195024     $3,623.32    01-Mar-98     $400,000.00       80.00     SFD         PRIMARY        2        05-Feb-98
602198196     $2,834.74    01-Mar-98     $328,000.00       77.20     SFD         PRIMARY        2        06-Feb-98
602199654     $2,292.01    01-Mar-98     $255,000.00       67.20     SFD         PRIMARY        2        23-Feb-98
602199687     $3,429.95    01-Mar-98     $370,000.00       24.30     SFD         PRIMARY        2        18-Feb-98
602200429     $2,425.84    01-Mar-98     $271,132.48       80.00     SFD         PRIMARY        2        28-Jan-98
602203091     $2,479.71    01-Mar-98     $273,750.00       75.00     SFD         PRIMARY        2        06-Feb-98
602203160     $2,488.27    01-Mar-98     $279,000.00       79.80     SFD         PRIMARY        2        28-Jan-98
602204036     $2,985.18    01-Mar-98     $340,000.00       77.30     SFD         PRIMARY        2        05-Feb-98
602204070     $2,943.12    01-Mar-98     $330,000.00       76.80     SFD         PRIMARY        2        10-Feb-98
602204285     $3,048.51    01-Mar-98     $343,389.29       71.40     SFD         PRIMARY        2        30-Jan-98
602207938     $2,556.02    01-Mar-98     $279,135.65       51.40     SFD         PRIMARY        2        30-Jan-98
602211638     $3,889.13    01-Mar-98     $450,000.00       67.70     SFD         PRIMARY        2        09-Feb-98
602228307     $3,079.36    01-Mar-98     $352,335.43       75.10     SFD         PRIMARY        2        30-Jan-98
602229605     $2,363.41    01-Mar-98     $265,000.00       60.10     SFD         PRIMARY        2        19-Feb-98
602229876     $2,571.55    01-Mar-98     $286,100.00       73.40     SFD         PRIMARY        2        10-Feb-98
602230130     $2,318.82    01-Mar-98     $258,843.78       64.20     PUD         PRIMARY        2        29-Jan-98
602230937     $2,831.71    01-Mar-98     $320,000.00       75.00     SFD         PRIMARY        2        11-Feb-98
602231482     $4,320.69    01-Mar-98     $496,000.00       76.40     PUD         PRIMARY        2        12-Feb-98
602231610     $2,583.94    01-Mar-98     $292,000.00       83.50     SFD         PRIMARY        2        20-Feb-98
602233122     $2,583.94    01-Mar-98     $292,000.00       77.10     SFD         PRIMARY        2        18-Feb-98
602239344     $5,531.20    01-Mar-98     $640,000.00       74.90     PUD         PRIMARY        2        13-Feb-98
602239549     $2,123.51    01-Mar-98     $234,812.15       89.90     SFD         PRIMARY        2        28-Jan-98
602239572     $2,696.48    01-Mar-98     $300,000.00       89.60     SFD         PRIMARY        2        04-Feb-98

                                                            Page 2 of 3

                             ABN AMRO 98-1-GROUP 2
                            MORTGAGE LOAN SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      LOAN
LOAN_ID         ADDRESS                        CITY         STATE  ZIP CODE  INT_RATE TERM ORIGINAL   PYMDATE    PI_PAY   PAID_THRU
-----------------------------------------------------------------------------------------------------------------------------------
602239685  1012 BAYBERRY CIRCLE          SHREVEPORT          LA     71106    6.625    180 $395,000.00 01-Mar-98 $3,468.08 01-Mar-98
602239743  1011 MCCAULEY RD              DANVILLE            CA     94526    6.875    180 $295,000.00 01-Apr-98 $2,630.97 01-Mar-98
602239856  37274 ASPEN                   FARMINGTON HILLS    MI     48335    7.500    180 $237,400.00 01-Apr-98 $2,200.73 01-Mar-98
602240029  31109 BALTIC LN NE            POULSBO             WA     98370    7.500    180 $337,500.00 01-Apr-98 $3,128.67 01-Mar-98
602249095  1779 E CASTLEBROOK DR         FRESNO              CA     93720    7.500    180 $316,000.00 01-Mar-98 $2,929.36 01-Mar-98
602250590  5321 LONGMONT DR              HOUSTON             TX     77056    6.625    180 $273,900.00 01-Apr-98 $2,404.82 01-Mar-98
602256778  9201 KELLY LAKE ROAD          CLARKSTON           MI     48348    7.000    180 $239,400.00 01-Mar-98 $2,151.79 01-Mar-98
602258929  1098 SAXONY                   HIGHLAND PARK       IL     60035    7.250    180 $543,750.00 01-Apr-98 $4,963.69 01-Mar-98
602267873  751 N 163RD ST                OMAHA               NE     68118    6.750    180 $400,000.00 01-Apr-98 $3,539.64 01-Mar-98
602271232  2071 NACHTMAN                 WHEATON             IL     60187    7.375    180 $396,000.00 01-Mar-98 $3,642.90 01-Mar-98
602284340  8 HARBOR HILL RD              HUNTINGTON          NY     11743    6.875    180 $510,000.00 01-Apr-98 $4,548.46 01-Mar-98
602286514  8332 S 3375 EAST              SALT LAKE CITY      UT     84121    6.875    180 $273,500.00 01-Apr-98 $2,439.22 01-Mar-98
602287105  1686 ASHLAND CT. NW           SALEM               OR     97304    6.875    180 $339,000.00 01-Apr-98 $3,023.39 01-Mar-98
602287241  802 SUGAR CREEK BLVD          SUGAR LAND          TX     77478    6.750    180 $406,000.00 01-Apr-98 $3,592.73 01-Mar-98
602289301  9904 POTOMAC MANORS DRIVE     POTOMAC             MD     20852    6.750    180$1,000,000.0 01-Apr-98 $8,849.09 01-Mar-98
602297447  69 DEER HILL RD               REDDING             CT      6896    7.625    180 $381,000.00 01-Apr-98 $3,559.03 01-Mar-98
602320355  5817 MIMOSA NE                ALBUQUERQUE         NM     87111    6.750    180 $240,800.00 01-Apr-98 $2,130.86 01-Mar-98
602326431  16360 OAKWOOD LANE            MORGAN HILL         CA     95037    7.250    180 $268,000.00 01-Apr-98 $2,446.47 01-Mar-98
602343307  16330 CAMELLIA TERRACE        LOS GATOS           CA     95032    7.375    180 $231,000.00 01-Apr-98 $2,125.02 01-Mar-98
602350078  2520 S CLAYTON ST             DENVER              CO     80210    6.750    180 $335,500.00 01-Apr-98 $2,968.87 01-Mar-98
602355530  5910 GRAY ROAD                FAIRFIELD           OH     45014    7.125    180 $260,000.00 01-Apr-98 $2,355.16 01-Mar-98
602364655  16810 41ST AVE N              PLYMOUTH            MN     55446    7.000    180 $360,000.00 01-Apr-98 $3,235.78 01-Mar-98
602394434  41 MEADOW BLOSSOM CT          DANVILLE            CA     94506    6.875    180 $350,000.00 01-Apr-98 $3,121.49 01-Mar-98

LOAN COUNT = 139

   -------------------------------------------------------------------
                          PROP-
   BALANCE       LTV      TYPE     OCCUPANCY        POOL     NOTEDATE
   -------------------------------------------------------------------
   $392,820.75   79.00    SFD       PRIMARY           2      27-Jan-98
   $295,000.00   44.40    PUD       PRIMARY           2      11-Feb-98
   $237,400.00   72.00    SFD       PRIMARY           2      14-Feb-98
   $337,500.00   71.90    SFD       PRIMARY           2      23-Feb-98
   $315,045.64   80.00    SFD       PRIMARY           2      26-Jan-98
   $273,900.00   57.70    SFD       PRIMARY           2      12-Feb-98
   $238,644.70   66.00    SFD       PRIMARY           2      29-Jan-98
   $543,750.00   75.00    SFD       PRIMARY           2      13-Feb-98
   $400,000.00   64.00    SFD       PRIMARY           2      12-Feb-98
   $394,790.85   79.20    SFD       PRIMARY           2      29-Jan-98
   $510,000.00   51.00    SFD       PRIMARY           2      13-Feb-98
   $273,500.00   57.00    SFD       PRIMARY           2      18-Feb-98
   $339,000.00   85.90    SFD       PRIMARY           2      05-Feb-98
   $406,000.00   79.70    PUD       PRIMARY           2      13-Feb-98
 $1,000,000.00   59.80    SFD       PRIMARY           2      24-Feb-98
   $381,000.00   52.60    SFD       PRIMARY           2      17-Feb-98
   $240,800.00   84.50    SFD       PRIMARY           2      30-Jan-98
   $268,000.00   67.00    SFD       PRIMARY           2      13-Feb-98
   $231,000.00   42.00    SFD       PRIMARY           2      13-Feb-98
   $335,500.00   67.80    SFD       PRIMARY           2      13-Feb-98
   $260,000.00   66.70    SFD       PRIMARY           2      23-Feb-98
   $360,000.00   75.00    SFD       PRIMARY           2      20-Feb-98
   $350,000.00   76.70    SFD       PRIMARY           2      23-Feb-98

$48,057,932.60

                                   EXHIBIT E
                                   ---------

                      FIELDS OF MORTGAGE LOAN INFORMATION
Deal Name
Distribution Date
Loan Number
City
State
Zip Code
Property Type (SFR, CONDO, etc.)
Occupancy Status (Owner, Investor, etc.)
Loan Purpose (Purchase, Refi, etc.)
Loan Type
Loan Status (Current, Foreclosure, REO, Bankruptcy)
Original Term of Loan
Amortization Term
First Payment of Loan
Maturity Date
Appraisal Value
Original LTV
Original Principal Balance
Previous Month's Balance
Current Principal Balance
Prepay Date
Prepay Status (Loan has been prepaid, liquidated or repurchased by the Servicer) Original Scheduled P & I
Current Scheduled P & I
Scheduled Interest Amount
Scheduled Principal Amount
Curtailment
Note Rate
Paid to Date
Payment Date

                                   EXHIBIT F
                                   ---------

                      FORM OF TRANSFEROR CERTIFICATE FOR
                        PRIVATELY OFFERED CERTIFICATES

                                    [Date]

Chase Bank of Texas, National Association, as Trustee
600 Travis
Houston, Texas 77002
Attn: Corporate Trust Group

    Re: Purchase of ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates Series 1998-1, Class [B-3] [B-4] [B-5] (the
         "Certificates")

Ladies and Gentlemen:

     In connection with our disposition of the above Certificates we certify that (a) we understand the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act") and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and
(b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:
                                           ----------------------------
                                                 Authorized Officer

                                   EXHIBIT G
                                   ---------

                     FORM OF TRANSFEREE'S CERTIFICATE FOR
                        PRIVATELY OFFERED CERTIFICATES

                                    [Date]

Chase Bank of Texas, National Association
600 Travis
Houston, Texas 77002
Attn: Corporate Trust Group

AMN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, IL 60602

     The undersigned (the "Purchaser") proposes to purchase [Class B-3] [Class B-4] [Class B-5] Certificates evidencing an undivided interest in ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1998-1 (the "Purchased Certificates") in the principal amount of $____________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 1, 1998, between ABN AMRO Mortgage Corporation ("AMAC"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer") and Chase Bank of Texas, National Association, as trustee (the "Trustee"), of the ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1998-1.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to AMAC, the Servicer and the Trustee that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement;

     (b) The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part;

     (c) The Purchaser is an "accredited investor" as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of Regulation D under the Securities Act of 1933, as amended (the "Act"), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

     (d)  The Purchaser is not affiliated with the Trustee;

     (e) The Purchaser confirms that AMAC has made available to the Purchaser the opportunity to ask questions of, and receive answers from AMAC concerning the Trust, the purchase by the Purchaser of the Purchased Certificates and all matters relating thereto that AMAC possesses or can acquire without unreasonable effort or expense;

     (f) If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System; and

     (g) The Purchaser will provide the Trustee and the Servicer with affidavits substantially in the form of Exhibit A attached hereto.

     Section 3.   Transfer of Purchased Certificates.

     (a) The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither AMAC nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferees each certify to AMAC and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee or AMAC may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee or AMAC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and AMAC against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Purchased Certificate shall be made unless the transferee provides AMAC and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, and (ii) either (a) an affidavit substantially in the form of Exhibit A hereto that the proposed transferee (x) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition or (y) is an insurance company, the source of funds to be used by it to purchase the Purchased Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60, or (b) a Benefit Plan Opinion (as defined in Exhibit A hereto).

     (c) The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [Purchaser]


                                        By:
                                           -------------------------------
                                                Its:

             Exhibit A to Form of Transferee Agreement (Exhibit G)

                            BENEFIT PLAN AFFIDAVIT
                            ----------------------

RE:  ABN AMRO MORTGAGE CORPORATION
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1
     (THE "TRUST") [CLASS B-3] [CLASS B-4] [CLASS B-5] CERTIFICATES (THE "PURCHASED CERTIFICATES")

     Under penalties of perjury, I, ____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

     1.   That I am the _____________ of ___________ (the "Purchaser"), whose taxpayer identification number is____________, and on behalf of which I have the authority to make this affidavit.

     2. That the Purchaser is acquiring a Purchased Certificate representing an interest in Trust.

     3. That the Purchaser (i) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition, or (ii) has provided an Officer's Certificate signed by a Responsible Officer of the Purchaser satisfactory to ABN AMRO Mortgage Corporation (the "Depositor"), and the Trustee of the Trust stating that the Purchaser is an insurance company using assets of a "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Depositor or the Trustee.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ___ day of ___________, 199_.

[Purchaser]

By:
   ---------------------------
   Its:

     Personally appeared before me ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

     SUBSCRIBED and SWORN to before me this day of _____________, 19__.


                                        ----------------------------------
                                                Notary Public

                                   EXHIBIT H
                                   ---------

                                  [RESERVED]

                                   EXHIBIT I
                                   ---------

                         FORM OF TRANSFEROR CERTIFICATE


                                     [Date]


Chase Bank of Texas, National Association, as Trustee
600 Travis
Houston, Texas 77002
Attn: Corporate Trust Group

     Re:  ABN AMRO Mortgage Corporation Mortgage Pass-Through
          Certificates, Series 1998-1 Class R

     This letter is delivered to you in connection with the sale by ____________ (the "Seller") to _________________ (the "Purchaser") of $____________ initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1998-1, Class R (the "Certificate"), pursuant to Section 5.1 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998 among ABN AMRO Mortgage Corporation, as depositor (the "Company"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with the Depositor, the Servicer and the Trustee that:

     1. No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

     2. The Seller understands that the Purchaser has delivered to the Trustee, the Servicer and the Depositor a transferee affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

     3. The Seller has no actual knowledge that the Proposed Transferee is not a Permitted Transferee.

     4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

     5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

     6. The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

                                    Very truly yours,



                                    [Seller]



                                    By:_______________________________
                                       Name:__________________________
                                       Title:_________________________

                                   EXHIBIT J
                                   ---------

                  FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT


STATE OF       )
               )    ss:
COUNTY OF      )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____________________] [the United States], on behalf of which he makes this affidavit and agreement.

     2. That the Owner (i) is not and will not be a "disqualified organization" as of the [date of transfer] within the meaning of Section 860E(e)
(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificate, and (ii) is acquiring the Class R Certificate for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity, or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

     4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificate if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. That the Owner is aware that the Trustee will not register the transfer of the Class R Certificate unless the transferee, or other transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificate and the provisions of Section 5.1 of the Pooling and Servicing Agreement under which the Class R Certificate was issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

     8.   The Owner's Taxpayer Identification Number is _______________________.

     9. That no purpose of the Owner relating to the purchase of the Class R Certificate by the Owner is or will be to enable the transferor to impede the assessment or collection of tax.

     10. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

     11. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

     12. That the purpose of the Owner relating to any sale of the Class R Certificate by the Owner will be to impede the assessment or collection of tax.

     13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     14. The Owner hereby agrees to cooperate with the Depositor and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the REMIC I or the REMIC II.

     15. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMIC I or the REMIC II, as applicable, or result in the imposition of tax on the REMIC I or the REMIC II unless counsel for, or acceptable to, the Depositor has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

     16. The Owner as transferee of the Class R Certificate has represented to their transferor that, if the Class R Certificate constitutes a noneconomic residual interest, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificate as they become due.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _____________, 19__.

                                    [Name of Owner]

                                    By:__________________________
                                            [Name of Officer]
                                            [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved tome to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and free act and deed of the Owner.

     Subscribed and sworn before me this ____ day of _______________, 19__.


                                    NOTARY PUBLIC

                                    COUNTY OF
                                    STATE OF
                                    My Commission expires the ___ day
                                    of ______________, 19__

                                   EXHIBIT K
                                   ---------

                     FORM OF ADDITIONAL MATTER INCORPORATED
                       INTO THE FORM OF THE CERTIFICATES

     This Certificate does not represent an obligation of or interest in ABN AMRO Mortgage Corporation or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

     This certifies that the above-named Registered Owner is the registered owner of certain interests in a trust fund (the "Certificate Trust Fund") whose assets consist of, among other things, of a pool (the "Mortgage Pool") of conventional one- to four-family mortgage loans (the "Mortgage Loans"), formed by ABN AMRO Mortgage Corporation (the "Depositor"). The Mortgage Loans were originated or acquired by Standard Federal Bank and subsequently acquired by the Depositor. The Mortgage Pool was created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the "Pooling Agreement"), between the Depositor, LaSalle Home Mortgage Corporation, as Servicer (the "Servicer"), and Chase Bank of Texas, National Association, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portion of the Certificate Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.1 of the Pooling Agreement.

     Distributions on this Certificate will be made by the Trustee by wire transfer or by other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

     Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, as Trustee


                                       ______________________________
                                       By:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee


By:________________________________

Dated:_____________________________

                         ABN AMRO MORTGAGE CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATE

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the "Certificates") and representing certain interests in the Certificate Trust Fund.

     The Certificates do not represent an obligation of, or an interest in, the Depositor or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. To the extent described in the Pooling Agreement, the Servicer is obligated to advance its own funds to cover certain shortfalls with respect to payments on the Mortgage Loans. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from other cash deposited in the Investment Account to the extent that such advance is not otherwise recoverable.

     As provided in the Pooling Agreement, withdrawals from the Investment Account may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

     The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Servicer, and the rights of the Certificateholders under the Pooling Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of the Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all of the Certificates of the Trust Fund. For the purposes of such provision and except as provided below, voting rights related to 100% of the Aggregate Certificate Principal Balance of any Class will be allocated pro rata (by Certificate Principal Balance) among the Certificates of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

     No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws. No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with Section 5.1(e) or Section 5.1(f) of the Pooling Agreement. Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of such Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with such Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, which establishes or establish to the Trustee's satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee in writing, in substantially the form attached as Exhibit F to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee in writing, in substantially the form attached as Exhibit G to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Fund or the Depositor.

     Transfers of the Junior Subordinate Certificates may also be made in accordance with Section 5.1(f) of the Pooling Agreement. To effectuate a Certificate transfer in accordance with such Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee and the Depositor with an investment letter substantially in the form of Exhibit L attached to the Pooling Agreement, which investment letter shall not be an expense of the Trustee or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Depositor with Annex 1 or Annex 2 to the form of such Exhibit L if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of Section 5.1(f) of the Pooling Agreement. The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the

Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with the Pooling Agreement.

     The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations evidencing the same aggregate interest in the portion of the Available Distribution Amount distributable on this Class of Certificate, as requested by the Holder surrendering the same.

     A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Certificate Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The respective obligations and responsibilities of the Servicer and the Trustee created under the Pooling Agreement (other than the obligation to make payments to Certificateholders as set forth therein) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Mortgage Loan or (ii) the purchase by the Class R Certificateholder of all Mortgage Loans at a price established pursuant to the Pooling Agreement; provided, however, that in no event shall the trust created hereby continue beyond 21 years from the death of the survivor of certain persons identified in the Pooling Agreement.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code of assignee. Please interest social security or other identifying number of assignee.)

the within Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints ___________________________________________________________________
______________________________________________________ Attorney to transfer said
Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:_________________________     ____________________________________________
                                          Signature Guaranteed

                                    ____________________________________________
                                    NOTICE:

                                    The signature to this assignment must
                                    correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                   EXHIBIT L
                                   ---------

                  FORM OF RULE 144A INVESTMENT REPRESENTATION

            Description of Rule 144A Securities, including numbers:

                       ---------------------------------
                       ---------------------------------
                       ---------------------------------
                       ---------------------------------

The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1993 Act"), or that would render the disposition of the Rule 144A Securities in violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1998 between ABN AMRO Mortgage Corporation, as Depositor, LaSalle Home Mortgage Corporation, as Servicer, and Chase Bank of Texas, National Association, as Trustee) pursuant to Section 5.1(f) of the Agreement, as follows:

          (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          (c) The Buyer has received and reviewed the Private Placement Memorandum dated as of March 30, 1998 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Depositor or the Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or
(2) obtained the waiver of the Depositor with respect to Annex 1 and Annex 2 pursuant to Section 5.1(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          (f) The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

          (g) If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

     [Required only in the case of a transfer of a Class A-14, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate] [3. The Buyer warrants and represents to, and covenants with, the Seller, the Servicer and the Depositor that (1) the Buyer is not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to the prohibited transaction provisions of ERISA ("Plan"), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")) subject to Section 4975 of the Code (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of any Plan, or (2) The Buyer has provided the Seller, the Servicer and the

Depositor with an Officer's Certificate signed by a Responsible Officer of the Buyer stating that the Buyer is an insurance company using assets of a "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Servicer or the Depositor.]

     3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

     IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


---------------------------------             ---------------------------------
      Print Name of Seller                           Print Name of Seller

By:                                           By:
   ------------------------------                ------------------------------
      Name:                                          Name:
      Title:                                     Title:

Taxpayer Identification:                      Taxpayer Identification:
                        ---------                                     ----------
No.:                                          No.:
    -----------------------------                 ------------------------------
Date:                                         Date:
     ----------------------------                  -----------------------------

                                                            Annex 1 to Exhibit L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

            [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________/1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ____ Broker-Dealer.  The Buyer is a dealer registered pursuant to Section
          15 of the Securities Exchange Act of 1934.


----------

/1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     L-1-1

     ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is subject to the fiduciary responsibility provisions of ERISA.

     ____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ____ SBIC. The Buyer is a Small Business Investment Company licensed by the
          U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting




                                     L-1-2
principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          _____       ____   Will the Buyer be purchasing the Rule 144A
          Yes          No    Securities only for the Buyer's own account?


     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                             -----------------------------------
                                                        Print Name of Buyer

                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:

                                             Date:
                                                  ------------------------------



                                     L-1-3

                                                            ANNEX 2 TO EXHIBIT L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

             [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is a part of a Family of Investment Companies (as defined below), is such an officer the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements



                                     L-2-1
made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                             -----------------------------------
                                                        Print Name of Buyer

                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:

                                             Date:
                                                  ------------------------------

                                             IF AN ADVISER


                                             -----------------------------------
                                                       Print Name of Buyer


                                             By:
                                                --------------------------------
                                                   Name:
                                                   Title:

                                             Date:
                                                  ------------------------------


(SEAL)


                                     L-2-2

                                   EXHIBIT M
                                   ---------

                                  [RESERVED]

                                   EXHIBIT N
                                   ---------

                                  [RESERVED]

                                   EXHIBIT O
                                   ---------

                          PLANNED PRINCIPAL BALANCES


Distribution Date              Class IA-5       Class IA-6        Class IA-2
-----------------              ----------       ----------        ----------
Initial                      37,632,681.00     14,254,582.00     23,789,603.00
April, 1998                  37,632,681.00     14,254,582.00     23,789,603.00
May, 1998                    37,632,681.00     14,254,582.00     23,789,603.00
June, 1998                   37,632,681.00     14,254,582.00     23,789,603.00
July, 1998                   37,632,681.00     14,254,582.00     23,789,603.00
August, 1998                 37,632,681.00     14,254,582.00     23,789,603.00
September, 1998              37,632,681.00     14,254,582.00     23,789,603.00
October, 1998                37,632,681.00     14,254,582.00     23,789,603.00
November, 1998               37,632,681.00     14,254,582.00     23,789,603.00
December, 1998               37,632,681.00     14,254,582.00     23,789,603.00
January, 1999                37,632,681.00     14,254,582.00     23,789,603.00
February, 1999               37,632,681.00     14,254,582.00     23,789,603.00
March, 1999                  36,962,613.83     14,254,582.00     23,789,603.00
April, 1999                  36,255,789.00     14,254,582.00     23,789,603.00
May, 1999                    35,512,497.45     14,254,582.00     23,789,603.00
June, 1999                   34,733,093.66     14,254,582.00     23,789,603.00
July, 1999                   33,917,941.28     14,254,582.00     23,789,603.00
August, 1999                 33,067,386.30     14,254,582.00     23,789,603.00
September, 1999              32,181,910.32     14,254,582.00     23,789,603.00
October, 1999                31,261,932.43     14,254,582.00     23,789,603.00
November, 1999               30,307,890.52     14,254,582.00     23,789,603.00
December, 1999               29,320,236.67     14,254,582.00     23,789,603.00
January, 2000                28,299,642.48     14,254,582.00     23,789,603.00
February, 2000               27,246,704.76     14,254,582.00     23,789,603.00
March, 2000                  26,161,932.94     14,254,582.00     23,789,603.00
April, 2000                  25,046,166.96     14,254,582.00     23,789,603.00
May, 2000                    23,900,077.98     14,254,582.00     23,789,603.00
June, 2000                   22,725,081.58     14,254,582.00     23,789,603.00
July, 2000                   21,523,795.62     14,254,582.00     23,789,603.00
August, 2000                 20,308,336.68     14,254,582.00     23,789,603.00
September, 2000              19,091,544.02     14,254,582.00     23,789,603.00
October, 2000                17,881,127.73     14,254,582.00     23,789,603.00
November, 2000               16,677,056.77     14,254,582.00     23,789,603.00
December, 2000               15,479,300.29     14,254,582.00     23,789,603.00
January, 2001                14,287,827.57     14,254,582.00     23,789,603.00
February, 2001               13,102,608.10     14,254,582.00     23,789,603.00
March, 2001                  11,923,611.53     14,254,582.00     23,789,603.00
April, 2001                  10,750,807.66     14,254,582.00     23,789,603.00
May, 2001                     9,584,166.48     14,254,582.00     23,789,603.00
June, 2001                    8,423,658.14     14,254,582.00     23,789,603.00
July, 2001                    7,269,252.94     14,254,582.00     23,789,603.00
August, 2001                  6,120,921.38     14,254,582.00     23,789,603.00
September, 2001               4,978,634.08     14,254,582.00     23,789,603.00
October, 2001                 3,842,361.87     14,254,582.00     23,789,603.00
November, 2001                2,712,075.70     14,254,582.00     23,789,603.00
December, 2001                1,587,746.73     14,254,582.00     23,789,603.00
January, 2002                   469,346.23     14,254,582.00     23,789,603.00

February, 2002               0.00       13,611,427.66       23,789,603.00
March, 2002                  0.00       12,504,798.65       23,789,603.00
April, 2002                  0.00       11,404,012.97       23,789,603.00
May, 2002                    0.00       10,309,042.54       23,789,603.00
June, 2002                   0.00        9,219,859.46       23,789,603.00
July, 2002                   0.00        8,136,435.99       23,789,603.00
August, 2002                 0.00        7,058,744.52       23,789,603.00
September, 2002              0.00        5,986,757.62       23,789,603.00
October, 2002                0.00        4,920,448.00       23,789,603.00
November, 2002               0.00        3,859,788.53       23,789,603.00
December, 2002               0.00        2,804,752.24       23,789,603.00
January, 2003                0.00        1,755,312.30       23,789,603.00
February, 2003               0.00          711,442.04       23,789,603.00
March, 2003                  0.00                0.00       23,462,717.94
April, 2003                  0.00                0.00       22,474,832.11
May, 2003                    0.00                0.00       21,492,262.61
June, 2003                   0.00                0.00       20,514,982.75
July, 2003                   0.00                0.00       19,542,965.97
August, 2003                 0.00                0.00       18,576,185.87
September, 2003              0.00                0.00       17,614,616.16
October, 2003                0.00                0.00       16,658,230.72
November, 2003               0.00                0.00       15,707,003.56
December, 2003               0.00                0.00       14,760,908.82
January, 2004                0.00                0.00       13,819,920.79
February, 2004               0.00                0.00       12,884,013.90
March, 2004                  0.00                0.00       11,956,458.40
April, 2004                  0.00                0.00       11,138,049.10
May, 2004                    0.00                0.00       10,350,396.61
June, 2004                   0.00                0.00        9,592,503.93
July, 2004                   0.00                0.00        8,863,404.73
August, 2004                 0.00                0.00        8,162,162.35
September, 2004              0.00                0.00        7,487,868.98
October, 2004                0.00                0.00        6,839,644.78
November, 2004               0.00                0.00        6,216,636.99
December, 2004               0.00                0.00        5,618,019.18
January, 2005                0.00                0.00        5,042,990.42
February , 2005              0.00                0.00        4,490,774.51
March, 2005                  0.00                0.00        3,960,619.26
April, 2005                  0.00                0.00        3,580,963.02
May, 2005                    0.00                0.00        3,217,793.66
June, 2005                   0.00                0.00        2,870,523.22
July, 2005                   0.00                0.00        2,538,583.04
August, 2005                 0.00                0.00        2,221,423.07
September, 2005              0.00                0.00        1,918,511.31
October, 2005                0.00                0.00        1,629,333.28
November, 2005               0.00                0.00        1,353,391.42
December, 2005               0.00                0.00        1,090,204.57
January, 2006                0.00                0.00          839,307.48
February, 2006               0.00                0.00          600,250.30
March, 2006                  0.00                0.00          372,598.06
April, 2006                  0.00                0.00          258,533.30
May, 2006                    0.00                0.00          150,531.75
June, 2006                   0.00                0.00           48,346.77
July, 2006 and thereafter    0.00                0.00                0.00

                                   EXHIBIT P
                                   ---------
                          TARGETED PRINCIPAL BALANCES



Distribution Date               Class IA-3          Component IA-1-3
-----------------               ----------          ----------------
Initial                         63,730,000.00       47,875,996.00
April, 1998                     62,985,040.84       48,155,272.64
May, 1998                       62,142,074.81       48,436,178.40
June, 1998                      61,201,352.47       48,718,722.77
July, 1998                      60,163,149.91       49,002,915.32
August, 1998                    59,027,970.42       49,288,765.66
September, 1998                 57,796,330.87       49,576,283.46
October, 1998                   56,468,870.51       49,865,478.45
November, 1998                  55,046,350.64       50,156,360.41
December, 1998                  53,529,779.91       50,448.939.18
January, 1999                   51,920,156.84       50,743,224.66
February, 1999                  50,218,599.32       51,039,226.80
March, 1999                     49,096,410.50       51,336,955.62
April, 1999                     47,921,633.21       51,636,421.20
May, 1999                       46,695,443.41       51,937,633.65
June, 1999                      45,419,177.65       52,240,603.18
July, 1999                      44,094,246.31       52,545,340.03
August, 1999                    42,722,092.15       52,851,854.52
September, 1999                 41,304,417.58       53,160,157.00
October, 1999                   39,842,882.06       53,470,257.92
November, 1999                  38,339,224.09       53,782,167.76
December, 1999                  36,795,251.49       54,095,897.07
January, 2000                   35,213,136.51       54,411,456.47
February, 2000                  33,594,973.92       54,728,856.63
March, 2000                     31,942,765.28       55,048,108.29
April, 2000                     30,259,021.90       55,369,222.26
May, 2000                       28.546,027.04       55,692,209.39
June, 2000                      26,807,147.61       56,017,080.61
July, 2000                      25,047,441.14       56,343,846.91
August, 2000                    23,285,403.45       56,672,519.35
September, 2000                 21,539,939.20       57,003,109.05
October, 2000                   19,821,987.71       57,335,627.19
November, 2000                  18,131,073.74       57,670,085.01
December, 2000                  16,466,728.53       58,006,493.84
January, 2001                   14,828,489.67       58,344,865.06
February, 2001                  13,215,901.06       58,685,210.10
March, 2001                     11,628,512.76       59,027,540.49
April, 2001                     10,065,880.98       59,371,867.81
May, 2001                        8,527,567.91       59,718,203.71
June, 2001                       7,013,141.71       60,066,559.90
July, 2001                       5,522,176.38       60,416,948.16
August, 2001                     4,054,251.70       60,769,380.36
September, 2001                  2,608,953.14       61,123,868.41
October, 2001                    1,185,871.76       61,480,424.31
November, 2001                           0.00       61,623,664.32
December, 2001                           0.00       60,604,540.48

January, 2002                   0.00                59,608,544.21
February, 2002                  0.00                58,635,300.53
March, 2002                     0.00                57,684,439.77
April, 2002                     0.00                56,755,597.47
May, 2002                       0.00                55,848,414.34
June, 2002                      0.00                54,962,536.17
July, 2002                      0.00                54,097,613.76
August, 2002                    0.00                53,253,302.84
September, 2002                 0.00                52,429,264.04
October, 2002                   0.00                51,625,162.78
November, 2002                  0.00                50,840,669.22
December, 2002                  0.00                50,075,458.21
January, 2003                   0.00                49,329,209.20
February, 2003                  0.00                48,601,606.17
March, 2003                     0.00                47,892,337.62
April, 2003                     0.00                47,273,676.53
May, 2003                       0.00                46,672,166.08
June, 2003                      0.00                46,087,509.46
July, 2003                      0.00                45,519,414.13
August, 2003                    0.00                44,967,591.66
September, 2003                 0.00                44,431,757.79
October, 2003                   0.00                43,911,632.28
November, 2003                  0.00                43,406,938.88
December, 2003                  0.00                42,917,405.31
January, 2004                   0.00                42,442,763.16
February, 2004                  0.00                41,982,747.85
March, 2004                     0.00                41,533,802.89
April, 2004                     0.00                41,031,622.59
May, 2004                       0.00                40,517,106.54
June, 2004                      0.00                39,990,979.84
July, 2004                      0.00                39,453,940.65
August, 2004                    0.00                38,906,661.04
September, 2004                 0.00                38,349,787.83
October, 2004                   0.00                37,783,943.46
November, 2004                  0.00                37,209,726.70
December, 2004                  0.00                36,627,713.48
January, 2005                   0.00                36,038,457.63
February, 2005                  0.00                35,442,491.57
March, 2005                     0.00                34,840,327.04
April, 2005                     0.00                34,171,127.32
May, 2005                       0.00                33,499,730.72
June, 2005                      0.00                32,826,505.71
July, 2005                      0.00                32,151,804.56
August, 2005                    0.00                31,475,963.85
September, 2005                 0.00                30,799,305.06
October, 2005                   0.00                30,122,135.08
November, 2005                  0.00                29,444,746.69
December, 2005                  0.00                28,767,419.10
January, 2006                   0.00                28,090,418.40
February, 2006                  0.00                27,413,998.00
March, 2006                     0.00                26,738,399.12
April, 2006                     0.00                26,021,731.63
May, 2006                       0.00                25,309,525.10
June, 2006                      0.00                24,601,860.01
July, 2006                      0.00                23,850,550.83
August, 2006                    0.00                23,060,927.39

September, 2006                 0.00                22,281,177.08
October, 2006                   0.00                21,511,142.71
November, 2006                  0.00                20,750,669.27
December, 2006                  0.00                19,999,603.88
January, 2007                   0.00                19,257,795.79
February, 2007                  0.00                18,525,096.29
March, 2007                     0.00                17,801,358.75
April, 2007                     0.00                17,138,546.01
May, 2007                       0.00                16,482,972.94
June, 2007                      0.00                15,834,526.56
July, 2007                      0.00                15,193,095.39
August, 2007                    0.00                14,558,569.39
September, 2007                 0.00                13,930,839.93
October, 2007                   0.00                13,309,799.82
November, 2007                  0.00                12,695,343.25
December, 2007                  0.00                12,087,365.79
January, 2008                   0.00                11,485,764.33
February, 2008                  0.00                10,890,437.14
March, 2008                     0.00                10,301,283.77
April, 2008                     0.00                 9,718,205.09
May, 2008                       0.00                 9,141,103.24
June, 2008                      0.00                 8,569,881.62
July, 2008                      0.00                 8,004,444.87
August, 2008                    0.00                 7,444,698.87
September, 2008                 0.00                 6,890.550.69
October, 2008                   0.00                 6,341,908.62
November, 2008                  0.00                 5,798,682.10
December, 2008                  0.00                 5,260,781.74
January, 2009                   0.00                 4,728,119.30
February, 2009                  0.00                 4,200,607.64
March, 2009                     0.00                 3,678,160.77
April, 2009                     0.00                 3,160,693.77
May, 2009                       0.00                 2,648,122.80
June, 2009                      0.00                 2,140,365.10
July, 2009                      0.00                 1,637,338.95
August, 2009                    0.00                 1,138,963.68
September, 2009                 0.00                   645,159.01
October, 2009                   0.00                   155,848.09
November, 2009 and thereafter   0.00                         0.00

                                   EXHIBIT Q
                                   ---------
                                BLOOMBERG DATA

Loan Number
Property Type
Owner Occupied
Loan Purpose
Loan Type
Current Interest Rate
Original Balance
Current Balance
First Payment Date
Maturity Date
Current PNI
Servicing Fee
Loan Term
Foreclosure/REO
Loan to Value Ratio
State Code
Interest Paid to Date
Zip Code
PIF Data
Loan Group
Amortized Remaining Term

                                   EXHIBIT R
                                   ---------

            FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of [DATE], between LaSalle Home Mortgage Corporation (the "Depositor") and ____________________________________ (the "Purchaser").

                             PRELIMINARY STATEMENT

     ___________________(the "Owner") is the holder of the entire interest in ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1998-1, (the "Certificates"). The Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among ABN AMRO Mortgage Corporation, the Depositor, as servicer thereunder (the "Servicer") and Chase Bank of Texas, National Association, as trustee (the "Trustee").

     The Owner intends to resell all of the Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Depositor, as Servicer, will engage in certain special servicing procedures relating to foreclosures for benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Purchaser agree to the following:


                                   ARTICLE I.

                                  DEFINITIONS

     Section 1.01.  Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral Fund:  The fund established and maintained pursuant to
Section 3.01 hereof.

     Collateral Fund Permitted Investments: Either: (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Depositor, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, (v) commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Depositor, having at the time of such investment a rating of at least A-1 by Standard and Poor's Corporation ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") and (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Depositor) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P or (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its expense from an appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Depositor as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Depositor's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the commencement of Foreclosure, made in accordance with Section 2.03(a).

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02.  Definitions Incorporated by Reference.

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                  ARTICLE II.

                          SPECIAL SERVICING PROCEDURES

     Section 2.01.  Reports and Notices.

(a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Depositor, as Servicer, shall provide to the Purchaser the following notices and reports:

          (b) Within five Business Days after each Distribution Date (or included in or with the monthly statement to Certificateholders pursuant to the Pooling and Servicing Agreement), the Depositor shall provide to the Purchaser a report indicating for the Trust the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the outstanding principal balance.

          (c) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Depositor shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan.

          (d) If requested by the Purchaser, the Depositor shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i)(B), (a)(i)(C), (a)(i)(D) or
(a)(ii) which has been given to the Purchaser; provided, that (1) the Depositor shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Depositor shall not be required to provide any written information under this subsection.

          (e) In addition to the foregoing, the Depositor shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided that the Depositor shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

          (f) With respect to all Mortgage Loans which are serviced at any time by the Depositor through a Subservicer, the Depositor shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01 on the accuracy and completeness of any information provided to it by the applicable Subservicer.

     Section 2.02.  Purchaser's Election to Delay Foreclosure Proceedings.

          (a) The Purchaser directs the Depositor that in the event that the Depositor does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Depositor under
Section 2.01(a)(ii), subject to extension as set forth in Section 2.02(b), the Depositor shall proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser, if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Depositor)
(ii) with notice to the Purchaser if the Depositor has reached the terms of a forbearance agreement with the borrower. In such latter case the Depositor may complete such forbearance agreement unless instructed otherwise by the Purchaser within one Business Day of notification.

          (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Depositor to delay the Commencement of Foreclosure until such term as the Purchaser determines that the Depositor may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Depositor under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Depositor from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. If the Depositor's normal foreclosure policy includes acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given one Business Day to respond.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Depositor with a copy of such Current Appraisal.

          (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Depositor, for deposit in the Collateral Fund, an amount, as calculated by the Depositor, equal to the sum of (i) 125% of the greater of the outstanding Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Depositor's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining of such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Depositor for deposit in the Collateral Fund the amount, as calculated by the Depositor, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement shall no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure.

          (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Depositor may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Depositor for all Advances and Liquidation Expenses thereafter made by the Depositor as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Depositor based on estimated costs, and the actual costs are subsequently determined to be higher, the Depositor may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the Mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the Mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

          (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Depositor shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Depositor that it believes that it is appropriate to do so, the Depositor shall proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds to the Depositor or Trustee; or (ii) the Depositor shall proceed with the Commencement of Foreclosure.

          (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Depositor proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Depositor shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Depositor shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e)) shall be released to the Purchaser.

     Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

          (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Depositor to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Depositor by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

          (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Depositor, for deposit in the Collateral Fund, an amount, as calculated by the Depositor, equal to 125% of the current Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan shall be released to the Purchaser. The terms of this Agreement shall no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loans within two Business Days at the Election to Foreclose.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Depositor shall continue to service the Mortgage Loan in accordance with its customary procedures (other than to proceed with the Commencement of Foreclosure as provided herein). In connection therewith, the Depositor shall have the same rights to make withdrawals for Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Depositor shall make reimbursements thereto to the limited extent provided under such subsection. The Depositor shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the Mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with or (ii) the Depositor believes there is a breach of representation or warranties by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Depositor reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Depositor supplies the Purchaser with information supporting such belief). The Depositor will repurchase or substitute a Mortgage Loan pursuant to the preceding clause (ii) within the time period specified in the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Depositor), or (ii) with notice to the Purchaser if the Depositor has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

          (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Depositor proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Depositor shall calculate the amount, if any, by which the Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Depositor shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c)) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04.  Termination.

          (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's rights to make any Election to Delay Foreclosure or any Election to Foreclose and the Depositor's obligations under Section 2.01 shall terminate (i) at such time as the Certificate Principal Balance of the Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentages that represents the Depositor's actual historical loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or if the aggregate amount that the Depositor estimates will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the Outstanding Certificate Principal Balance of the Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Depositor of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Except as set forth above, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Depositor hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten
(10) Business Day's notice.

          (b) Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b).

          (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by an Person respecting any matters arising hereunder.

                                  ARTICLE III.

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01.  Collateral Fund.

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article 11, the Depositor shall establish and maintain with itself as a segregated account on its books and records an account (the "Collateral Fund"), entitled "LaSalle Home Mortgage Corporation, as Servicer, for the benefit of registered holders of ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1998-1." Amounts in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Depositor shall distribute to the

Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon.

     In no event shall the Purchaser (i) take or cause the Trustee or the Depositor to take any action that could cause any REMIC established under the Trust Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Depositor to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02.  Collateral Fund Permitted Investments.

     The Depositor shall, at the written direction of the Purchaser invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Depositor shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund. The Depositor shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03.  Grant of Security Interest.

     The Purchaser grants to the Depositor and the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to:
(1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Depositor or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Depositor for filing of appropriate financing statements in accordance with applicable law. The Depositor shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04.  Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Depositor or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Depositor or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser.

                                  ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

     Section 4.01.  Amendment.

     This Agreement may be amended from time to time by the Depositor and the Purchaser by written agreement signed by the Depositor and the Purchaser.

     Section 4.02.  Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03.  Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04.  Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

          (a)  in the case of the Depositor,

                    LaSalle Home Mortgage Corporation
                    4242 North Harlem Avenue
                    Norridge, Illinois 60634
                    Attn:
                         ---------------------------------
                    Phone:
                          --------------------------------
or such other address as may hereafter be furnished in writing by the Depositor, or

          (b)  in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

                    [Purchaser]
                    [Address]
                    Attn:
                         -------------------------------------------
                    Phone:
                          ------------------------------------------
                    Fax:
                        --------------------------------------------

               with respect to all other notices pursuant to this Agreement,

                    ------------------------------------------------
                    [Address]
                    Attn:
                         -------------------------------------------
                    Phone:
                          ------------------------------------------
                    Fax:
                        --------------------------------------------

or such other address as may hereafter be furnished in writing by the Purchaser.

     Section 4.05.  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06.  Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Depositor.

     Section 4.07.  Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 4.08.  Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Depositor pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Depositor and the Purchaser agrees to hold such information confidential and not to disclose such information.

     IN WITNESS WHEREOF, the Depositor and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                       LASALLE HOME MORTGAGE CORPORATION

                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------



                                       -------------------------------------

                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------

                                     R-13